    As Filed With the Securities And Exchange Commission on January 14, 2002
                                              Registration No. _________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             WESTERN SIERRA BANCORP
             (Exact Name of Registrant as Specified in its Charter)

                            -----------------------

         California                            6712                        68-0390121
-------------------------------     ----------------------------     ----------------------
(State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or Organization)      Classification Code Number)     Identification Number)

                       3350 Country Club Drive, Suite 202
                         Cameron Park, California 95682
                                 (530) 677-5600
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            -----------------------

                                  Gary D. Gall
                     President and Chief Executive Officer
                             Western Sierra Bancorp
                       3350 Country Club Drive, Suite 202
                         Cameron Park, California 95682
                                 (530) 677-5600
                              Fax: (530) 676-2817
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -----------------------

                                With a copy to:

                              S. ALAN ROSEN, Esq.
                     Horgan, Rosen, Beckham & Coren, L.L.P.
                         23975 Park Sorrento, Suite 200
                              Calabasas, CA 91302
                                 (818) 591-2121
                              Fax: (818) 591-3838

                            -----------------------

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC:
            As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Proxy Statement-Prospectus.

                            -----------------------

            If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                     Proposed Maximum  Proposed Maximum
         Title of Each Class           Amount To Be   Offering Price      Aggregate         Amount of
   of Securities To Be Registered       Registered       Per Unit       Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, no par value..........        (1)            (2)        $4,998,000(1)(2)        $1,195
=========================================================================================================

     (1) The registrant has contractually fixed the "Proposed Maximum Aggregate Offering Price" for the securities to be registered at $4,998,000. The registration fee is calculated based on such amount. Accordingly, pursuant to the provisions of Rule 457(o), the "Amount To Be Registered" is omitted from the "Calculation of Registration Fee Table." However, the maximum number of shares to be issued is 420,000.

     (2) Since the registrant has contractually fixed the "Proposed Maximum Aggregate Offering Price" for the securities to be registered, the final "Proposed Maximum Offering Price Per Unit" will not affect the amount of the registration fee. Accordingly, the "Proposed Maximum Offering Price Per Unit" is omitted.

                            -----------------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                             WESTERN SIERRA BANCORP
                             ----------------------
                              CROSS REFERENCE SHEET

                    BETWEEN ITEMS IN FORM S-4 AND PROSPECTUS

ITEM
NUMBER       CAPTION IN FORM S-4                            CAPTION IN PROSPECTUS
------       -------------------                            ---------------------
  1          Forepart of Registration Statement and         Forepart of Registration Statement and Outside Front Cover Page of
             Outside Front Cover Page of Prospectus         Prospectus

  2          Inside Front and Outside Back Cover            Inside Front and Outside Back Cover Pages of Prospectus
             Pages of Prospectus

  3          Risk Factors, Ratio of Earnings to Fixed       QUESTIONS AND ANSWERS ABOUT THE MERGER,
             Charges and Other Information                  SUMMARY, RISK FACTORS, SELECTED FINANCIAL DATA,
                                                            SUMMARY UNAUDITED PRO FORMA COMBINED
                                                            FINANCIAL DATA, SELECTED HISTORICAL PRO FORMA PER
                                                            SHARE DATA; MARKETS; MARKET PRICES AND DIVIDENDS

  4          Terms of the Transaction                       QUESTIONS AND ANSWERS ABOUT THE MERGER,
                                                            SUMMARY, THE MERGER, - Reasons for the Merger, -
                                                            Accounting Treatment, - Certain Federal Income Tax Consequences,
                                                            - Opinion of Financial Advisor, - The Merger Agreement,
                                                            INFORMATION REGARDING WESTERN - Description of Capital
                                                            Stock, COMPARISON OF SHAREHOLDER RIGHTS

  5          Pro Forma Financial Information                UNAUDITED PRO FORMA CONDENSED COMBINED
                                                            FINANCIAL DATA

  6          Material Contracts With the Company            SUMMARY, THE MERGER - Interests of Certain Persons in the
             Being Acquired                                 Merger

  7          Additional Information Required For            Not Applicable
             Reoffering by Persons and Parties
             Deemed to be Underwriters

  8          Interests of Named Experts and Counsel         THE MERGER - Opinion of Financial Advisor, VALIDITY OF
                                                            WESTERN'S COMMON STOCK, EXPERTS

  9          Disclosure of Commission Position on           COMPARISON OF SHAREHOLDER RIGHTS - Indemnification of
             Indemnification For Securities Act             Directors and Officers
             Liabilities

  10         Information With Respect to S-3                Not Applicable
             Registrants

  11         Incorporation of Certain Information by        Not Applicable
             Reference

  12         Information With Respect to S-2 and S-3        Not Applicable
             Registrants

  13         Incorporation of Certain Information by        Not Applicable
             Reference

  14         Information With Respect to Registrants        SUMMARY, INFORMATION REGARDING WESTERN -
             Other Than S-2 or S-3 Registrants              Business of Western, - Properties of Western, - Litigation, -
                                                            Management's Discussion and Analysis of Financial Condition and
                                                            Results of Operations, MARKETS; MARKET PRICES AND
                                                            DIVIDENDS, INDEX TO FINANCIAL STATEMENTS,
                                                            SELECTED FINANCIAL DATA - Western.

  15         Information With Respect to S-3                Not Applicable
             Companies

  16         Information With Respect to S-2 or S-3         Not Applicable
             Companies


  17         Information With Respect to Companies          SUMMARY, INFORMATION REGARDING CENTRAL - Business
             Other Than S-2 or S-3 Companies                of Central, - Properties of Central, - Litigation, - Management's
                                                            Discussion and Analysis of Financial Condition and Results of
                                                            Operations, MARKETS; MARKET PRICES AND DIVIDENDS, INDEX TO
                                                            FINANCIAL STATEMENTS, SELECTED FINANCIAL DATA - Central

  18         Information if Proxies, Consents or            QUESTIONS AND ANSWERS ABOUT THE MERGER,
             Authorizations Are to be Solicited             SUMMARY, THE CENTRAL SPECIAL MEETING - General, - Voting of
                                                            Proxies, - Votes Required, THE MERGER - Dissenters' Rights, -
                                                            Interests of Certain Persons in the Merger, INFORMATION REGARDING
                                                            WESTERN - Certain Information Regarding Western's Management and
                                                            Principal Shareholders, INFORMATION REGARDING CENTRAL - Certain
                                                            Information Regarding Central's Management and Principal
                                                            Shareholders

  19         Information if Proxies, Consents or            Not Applicable
             Authorizations Are Not to be Solicited in
             an Exchange Offer

                             CENTRAL CALIFORNIA BANK
                                 14685 MONO WAY
                            SONORA, CALIFORNIA 95370
                                 (209) 536-9900

                                February 18, 2002
Dear Shareholder:

       The Boards of Directors of Central California Bank, which we refer to as Central, and Western Sierra Bancorp, which we refer to as Western, have agreed to merge Central with a wholly-owned subsidiary of Western. Before we can complete this merger, the merger agreement entered into between Western and Central must be approved by Central shareholders and various regulatory agencies. If Central shareholders and the regulatory agencies approve, Central will become a wholly-owned subsidiary of Western and continue to operate under its current name as a California-chartered commercial bank. WE ARE SENDING YOU THE ATTACHED NOTICE OF A SPECIAL SHAREHOLDERS' MEETING AND PROXY STATEMENT-PROSPECTUS TO ASK YOU TO VOTE IN FAVOR OF THE MERGER.

       If Central's shareholders approve the merger agreement and the merger is completed, you will have the choice to receive either newly issued shares of Western common stock, cash or a combination of both equal to $14.10 for each share of Central common stock that you own. The shares of Western common stock trade on the Nasdaq National Market under the symbol "WSBA." The amount of Western common stock, cash or combination of both that you choose to receive will be based upon a predetermined formula. This formula takes into account Western's average market price per share before closing the merger. These calculations will be made just before the merger takes place. Also, under certain circumstances, the amount of cash, Western common stock or combination of the two that you choose to receive will be subject to proration because of limits placed upon the amount of cash to be paid and the amount of Western common stock to be issued in the merger. The proration will be based upon the aggregate amount of cash and Western common stock chosen by all Central shareholders, relative to the total amount of shares of Western common stock and cash that Western has allocated to pay Central shareholders.

       The merger cannot be completed unless the holders of at least a majority of outstanding shares of Central common stock approve it. Central has scheduled a special meeting of shareholders to vote on the merger. The meeting will be held at 181 S. Washington Street, Sonora, California 95370, on March 19, 2002 at 5:00 p.m.

       The attached proxy statement-prospectus provides you with detailed information about Western, Central and the proposed merger, and includes a copy of the merger agreement which is attached as Appendix A. We strongly encourage you to carefully read the entire proxy statement-prospectus, particularly the section entitled "RISK FACTORS" beginning on page __, as well as the appendices before voting.

       It is important that your shares be represented and voted regardless of the number of shares you own and whether or not you plan to attend the special meeting. Approval of the merger requires that the holders of at least a majority of the outstanding shares of Central common stock affirmatively vote "FOR" approval. Failing to affirmatively vote "FOR" the merger has the same effect as voting against it. Therefore, we strongly urge you to sign, date and mail the enclosed proxy. If you sign, date and mail your proxy without indicating how you want to vote, we will vote your proxy in favor of the merger. If you decide to attend the meeting and wish to vote in person, you have the right to withdraw your proxy at that time.

       We are very enthusiastic about the merger with Western. We urge you to join our directors in voting in favor of the merger.

                                   Sincerely,



    -----------------------------         --------------------------------------
    David G. Thornton,                    C. Frederick Rowden,
    Chairman of the Board of Directors    Director, President and Chief
                                          Executive Officer

                             CENTRAL CALIFORNIA BANK
                                 14685 MONO WAY
                            SONORA, CALIFORNIA 95370

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            To be held March 19, 2002
                                    5:00 p.m.


To the Shareholders of Central California Bank:

       Central California Bank, which we refer to as Central, will hold a special meeting of shareholders at 5:00 p.m. Pacific Standard Time on March 19, 2002, at the Bank's branch office located at 181 S. Washington Street, Sonora, California 95370, for the purpose of considering and voting upon the following matter:

          APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION WITH WESTERN SIERRA BANCORP. At the special shareholders' meeting you will be asked to consider and vote upon the approval and adoption of the principal terms of the Agreement and Plan of Reorganization, entered into on November 15, 2001, between Western Sierra Bancorp, which we refer to as Western, and Central, as well as the transactions contained in the merger agreement. If the merger agreement is approved, Central will merge with New CCB Bank (In Organization), a wholly-owned subsidiary of Western, and become Western's wholly-owned subsidiary. If the merger is completed, each outstanding share of Central common stock that you own will be converted into the right to receive, at your election, $14.10 worth of: (i) newly issued shares of Western common stock; (ii) cash; or (iii) a combination of the two. The amount of Western common stock and/or cash that you will be entitled to receive will be based upon a predetermined formula and subject to proration under certain circumstances. These terms are more fully described in the accompanying proxy statement-prospectus and in the merger agreement, which is included as Appendix A to the accompanying proxy statement-prospectus.

          Record holders of Central common stock at the close of business on January 30, 2002 are entitled to notice of and to vote at the special meeting, including any adjournments or postponements. The merger agreement requires the approval of at least a majority of the outstanding shares of Central common stock.

          CENTRAL'S BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER IS IN CENTRAL'S AND CENTRAL'S SHAREHOLDERS' BEST INTERESTS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER.

          You may be entitled to exercise dissenters' rights as provided by the California Corporations Code, or Corporations Code, and receive cash equal to the fair market value of your shares of Central common stock as of the day before the merger was announced. If you choose to dissent to the merger, you must comply with the procedures specified in the Corporations Code in order to exercise and perfect your rights as a dissenter. A copy of the relevant sections of the Corporations Code is attached as Appendix B to the accompanying proxy statement-prospectus.

          The accompanying proxy statement-prospectus and the appendices, including the merger agreement and other relevant exhibits to the merger agreement, are attached as appendices to the proxy statement-prospectus. These documents form an integral part of this notice.

Dated: February 18, 2002                  By Order of the Board of the Directors
                                          of Central California Bank


                                          --------------------------------------
                                          Lloyd Overholtzer,
                                          Corporate Secretary

          PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO PERSONALLY ATTEND THE SPECIAL MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY CENTRAL'S BOARD OF DIRECTORS. ANY CENTRAL SHAREHOLDER GIVING A PROXY MAY REVOKE IT BEFORE THE TIME IT IS VOTED BY NOTIFYING CENTRAL'S CORPORATE SECRETARY, IN WRITING, OF THE REVOCATION BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

          PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.






                             PROXY STATEMENT                                                   PROSPECTUS
                        CENTRAL CALIFORNIA BANK                                          WESTERN SIERRA BANCORP
                            14685 MONO WAY                                         3350 COUNTRY CLUB DRIVE, SUITE 202
                       SONORA, CALIFORNIA 95370                                      CAMERON PARK, CALIFORNIA 95682
                           (209) 536-9900                                                    (530) 677-5600

     The Board of Directors of Central California Bank,               Western's common stock is quoted on the Nasdaq National
referred to as Central, have scheduled a special                 Market under the symbol "WSBA."
shareholders' meeting for the purpose of approving a
merger transaction. The merger will result in Central                 You may be entitled to dissenters' rights in connection
becoming a wholly-owned subsidiary of Western Sierra             with the merger and in accordance with the provisions of
Bancorp, or Western. Central's special shareholders'             California law. Please read the section entitled
 meeting will be held at 181 S. Washington Street, Sonora,       "THE MERGER - Dissenters' Rights of Central Shareholders"
California 95370, on March 19, 2002, at 5:00 p.m.                and Appendix B for additional information.

     You are cordially invited to attend your special                 SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON
meeting; however, because you may not be able to attend, a       PAGE ___ FOR A DISCUSSION OF CERTAIN FACTORS THAT SHAREHOLDERS
proxy is enclosed, which authorizes someone else to vote for     SHOULD CONSIDER WHEN DECIDING HOW TO VOTE ON THE MERGER.
you in the way that you want to vote.
                                                                      THIS PROXY STATEMENT-PROSPECTUS IS DATED FEBRUARY 18, 2002
     This proxy statement - prospectus provides you with         AND WAS FIRST MAILED TO SHAREHOLDERS ON OR ABOUT FEBRUARY 18, 2002.
detailed information about the merger as well as about
Central and Western. In addition, you may obtain                      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY       .
information about Central from documents it has filed            STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF
with the Federal Deposit Insurance Corporation, or FDIC,         THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF
and you may obtain information about Western from documents      THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO
it has filed with the Securities and Exchange Commission,        THE CONTRARY IS A CRIMINAL OFFENSE.
or SEC.
                                                                      THE SHARES OF WESTERN'S COMMON STOCK OFFERED THROUGH
     Central and Western entered into a merger agreement on      THIS PROXY STATEMENT-PROSPECTUS ARE NOT DEPOSITS AND ARE NOT
November 15, 2001. A copy of that agreement is attached as       INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. WESTERN
Appendix A to this proxy statement - prospectus. Under the       AND CENTRAL DO NOT GUARANTEE THE INVESTMENT VALUE
terms of the merger agreement, Central will become a             OF THE TRANSACTION DESCRIBED IN THIS PROXY
wholly-owned subsidiary of Western. You will have the choice     STATEMENT-PROSPECTUS.
of electing to receive $14.10 per share in:
                                                                      IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO
    -     newly issued shares of Western common stock;           OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR
                                                                 BUY, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS
    -     cash; or                                               OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS
                                                                 UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY
    -     a combination of both;                                 THIS PROXY STATEMENT-PROSPECTUS DOES NOT EXTEND TO YOU.

subject to certain restrictions discussed in this proxy               THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS
statement-prospectus. The actual number of shares of             SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY
Western common stock to be received by Central                   INDICATES THAT ANOTHER DATE APPLIES.
shareholders will be determined by the market value for
Western common stock. Please read the section entitled
"THE MERGER - Calculation of Consideration Paid
to Central Shareholders" for additional information.

                                TABLE OF CONTENTS

                                                            PAGE                                                               PAGE
                                                            ----                                                               ----
A WARNING ABOUT FORWARD LOOKING                                     UNAUDITED PRO FORMA CONDENSED
     STATEMENTS.............................................             COMBINED FINANCIAL DATA................................

QUESTIONS AND ANSWERS ABOUT THE                                     Notes to Unaudited Pro Forma Condensed Combined
     MERGER.................................................             Financial Statements...................................

SUMMARY.....................................................        INFORMATION REGARDING WESTERN...............................
     General................................................             Business of Western....................................
     Parties to the Merger..................................             Properties of Western..................................
     Shareholder Meeting to Approve the Merger..............             Certain Information Regarding Western's
     The Merger.............................................                  Management and Principal Shareholders.............
     Central's Management and Operations After                           Litigation.............................................
          the Merger........................................             Trust Preferred Securities Offerings...................
     Interests of Certain Persons in the Merger That                     Management's Discussion and Analysis of
          are Different From Yours..........................                  Financial Condition and Results of
     Differences in Your Rights as a Shareholder ...........                  Operations........................................
     Dissenters' Rights.....................................             Description of Capital Stock...........................
     Western Stock Repurchase; Stock Dividend...............             Available Information..................................
     Resale of Western Common Stock by Former
          Central Shareholders..............................        INFORMATION REGARDING CENTRAL...............................
                                                                         Business of Central....................................
RISK FACTORS................................................             Properties of Central..................................
     Risks Regarding the Merger.............................             Certain Information Regarding Central's
     Risks Regarding Western Common Stock...................                  Management and Principal Shareholders.............
     Risks Regarding the Businesses of Western                           Litigation.............................................
          and Central.......................................             Management's Discussion and Analysis of
                                                                              Financial Condition and Results of
MARKETS; MARKET PRICES AND                                                    Operations........................................
     DIVIDENDS..............................................             Description of Capital Stock...........................
                                                                         Available Information..................................
SELECTED FINANCIAL DATA.....................................
     Western................................................        COMPARISON OF SHAREHOLDER RIGHTS............................
     Central................................................             Comparison of Corporate Structure......................
                                                                         Voting Rights..........................................
SUMMARY UNAUDITED PRO FORMA                                              Dividends..............................................
     COMBINED FINANCIAL DATA................................             Number of Directors....................................
                                                                         Indemnification of Directors and Officers..............
SELECTED HISTORICAL AND PRO FORMA
     PER SHARE DATA.........................................        SUPERVISION AND REGULATION..................................
                                                                         Introduction...........................................
THE CENTRAL SPECIAL MEETING.................................             Supervision and Regulation - Western...................
     General................................................             Supervision and Regulation - Western's
     Record Date; Stock Entitled to Vote; Quorum............                  Banking Subsidiaries and Central..................
     Number of Votes; Cumulative Voting.....................
     Votes Required.........................................        VALIDITY OF WESTERN'S COMMON STOCK..........................
     Voting of Proxies......................................
                                                                    EXPERTS.....................................................
THE MERGER..................................................
     History of the Merger..................................        INDEX TO FINANCIAL STATEMENTS...............................
     Reasons for the Merger.................................             Western Sierra Bancorp Consolidated Financial
     Recommendation of the Board of Directors...............                  Statements........................................
     Structure of the Merger................................             Central California Bank Financial Statements...........
     Calculation of Consideration Paid to Central
          Shareholders......................................                                       LIST OF APPENDICES
     Certain Federal Income Tax Consequences................
     Regulatory Approvals...................................        Agreement and Plan of Reorganization
     Resale of Western Common Stock.........................        Dated November 15, 2001, by and
     Certain Effects of the Merger..........................        between Western Sierra Bancorp and
     Interests of Certain Persons in the Merger.............        Central California Bank  .........................Appendix A
     Dissenters' Rights of Central Shareholders.............
     Opinion of Financial Advisor...........................        Chapter 13 of the California
     Accounting Treatment...................................        Corporations Code.................................Appendix B
     The Merger Agreement...................................
                                                                    Fairness Opinion of Alex Sheshunoff &
                                                                    Co. Investment Banking, L.P.......................Appendix C


                   A WARNING ABOUT FORWARD LOOKING STATEMENTS



     Western and Central make forward-looking statements in          -     the inability to achieve expected cost savings
this proxy statement-prospectus that are subject to risks                  from the merger, or the inability to achieve those
and uncertainties. These forward-looking statements include                savings as soon as expected;
information about possible or assumed future results after
the merger. These forward-looking statements are based on            -     adverse changes in interest rates and economic
the beliefs and assumptions of Western's and Central's                     or business conditions;
management, as well as on information currently available to
them. While Central and Western believe that the                     -     adverse legislative or regulatory changes
expectations reflected in these forward-looking statements                 affecting Western's and Central's businesses;
are reasonable, and have based these expectations on their
beliefs as well as assumptions they have made, those                 -     unexpected costs and difficulties in adapting to
expectations may ultimately prove to be incorrect.                         technological changes and integrating systems;

     Forward-looking statements include information                  -     adverse changes in the securities markets; and
concerning possible or assumed future results about the
operations of Western and/or Central made throughout this            -     the unknown effects of events flowing from the
proxy statement-prospectus. Also, when any of the words                    terrorist attacks in New York City and Washington,
"anticipates," "believes," "estimates," "seeks," "expects,"                D.C. on September 11, 2001, including the
"plans," "intends" or similar expressions are used,                        reactions of the United States and other
forward-looking statements are being made.                                 governments.

     Many possible events or factors could affect Western's           Due to the uncertainties surrounding these events or
and Central's future results and performance after the           factors, you should not unduly rely on the forward-looking
merger. The events or factors that could cause results or        statements made in this proxy statement- prospectus. Actual
performance to materially differ from those expressed in the     results may materially differ from those currently expected
forward-looking statements include:                              or anticipated.

    -     lower than expected consolidated revenues for               Forward-looking statements are not guarantees of
          Western;                                               performance. Instead, they involve risks, uncertainties and assumptions. The future results and shareholder value of
    -     higher than expected merger related costs;             Western following completion of the merger may materially
                                                                 differ from those expressed in these forward-looking
    -     losses of deposit and loan customers resulting         statements. Many of the factors described under the section
          from the merger;                                       of this proxy statement-prospectus entitled "RISK FACTORS"
                                                                 will determine the results and values of Western, and are
    -     greater than expected operating costs and/or           beyond Western's and Central's ability to control or
          loan losses;                                           predict. As a result, Western and Central claim the
                                                                 protection of the safe harbor provisions contained in the
    -     significant increases in competition;                  Private Securities Litigation Reform Act of 1995 for the
                                                                 forward-looking statements contained in this proxy
    -     unexpected difficulties or delays in obtaining         statement-prospectus.
          regulatory approvals for the merger;

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     THIS QUESTION AND ANSWER SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN OTHER SECTIONS OF THIS PROXY STATEMENT-PROSPECTUS. TO UNDERSTAND THE MERGER MORE FULLY, YOU SHOULD CAREFULLY READ THIS ENTIRE PROXY STATEMENT-PROSPECTUS, INCLUDING ALL APPENDICES AND FINANCIAL STATEMENTS.


Q:  WHAT AM I BEING ASKED TO VOTE ON?    Q:  WHAT WILL I RECEIVE AS A RESULT OF
                                             THE MERGER?
A:  You are being asked to vote on an
    agreement which, if approved, will   A:  For each share of Central that you
    result in Central becoming a             own before the merger, you will
    wholly-owned subsidiary of Western.      have the right to receive $14.10.
                                             You may choose to receive this
Q.  WHAT WILL HAPPEN IF CENTRAL              amount in the form of:
    SHAREHOLDERS APPROVE THE MERGER?
                                             -    newly issued shares of Western
A:  If Central shareholders approve the           common stock, based upon a
    merger, and all regulatory                    fluctuating exchange ratio, as
    approvals are obtained, Central               determined by Western's per
    will merge with a wholly-owned                share stock value;
    bank subsidiary of Western formed
    for this transaction, and continue       -    cash; or
    to operate as a
    California-chartered bank.               -    a combination of cash and
                                                  Western common stock as
Q:  WHY IS CENTRAL MERGING WITH WESTERN?          determined by Western's per
                                                  share stock value.
A:  Western's and Central's respective
    managements believe that their                Western's per share stock
    respective shareholders will             value will be computed at the
    benefit from the merger because the      higher of Western's average per
    business potential for the combined      share closing prices on the Nasdaq
    companies exceeds what each company      National Market for the 20 trading
    could individually accomplish.           days immediately preceding the
    Western and Central believe that         fifth business day before the
    the similar and complementary            merger closes, or $11.90.
    financial products and services
    provided by both Western and                  Due to the amount of cash and
    Central in the Northern California       Western common stock allocated to
    market will contribute to enhanced       exchange for your shares of Central
    future performance, as well as           common stock, the proportion of
    providing a larger shareholder           Western common stock, cash or
    base. Western and Central believe a      combination of both that you will
    larger shareholder base will             actually receive may differ from
    increase shareholder liquidity.          the proportions that you actually
    Please read the section entitled         choose. Please read the section
    "THE MERGER - Reasons for the            entitled "THE MERGER - Calculation
    Merger" for additional information.      of Consideration Paid to Central
                                             Shareholders" for additional
Q:  WHEN AND WHERE WILL CENTRAL'S            information.
    SPECIAL SHAREHOLDERS' MEETING TAKE
    PLACE?                               Q:  HOW DO I ELECT THE FORM OF PAYMENT
                                             THAT I PREFER?
A:  The special meeting will take place
    on March 19, 2002 at 5:00 p.m., at   A:  Within 30 days after the merger
    181 S. Washington Street, Sonora,        becomes effective you will receive
    California 95370.                        a notice and transmittal forms
                                             regarding electing the method of
Q:  HOW MANY VOTES ARE NEEDED TO APPROVE     payment and exchanging your Central
    THE MERGER?                              stock certificates. You should
                                             complete these forms and return
A:  The affirmative vote of 306,370          them in the envelope provided to
    shares of Central's issued and           you by Computershare Investor
    outstanding common stock are needed      Services, LLC, the exchange agent.
    to approve the merger.                   In order to make an effective
                                             election, your properly executed
                                             transmittal form must be received
                                             by the exchange agent within 30
                                             days from the date that it was
                                             mailed to you. You must also
                                             include your Central stock
                                             certificates with your election
                                             form. Please read the instructions
                                             provided with the election form for
                                             information regarding its
                                             completion. These instructions will
                                             also provide you with information
                                             on what to do if your stock
                                             certificates have been lost, stolen
                                             or destroyed.

                                             DO NOT SEND YOUR CENTRAL STOCK
                                             CERTIFICATES IN THE ENVELOPE
                                             PROVIDED FOR USE IN RETURNING YOUR
                                             PROXY. THE STOCK CERTIFICATES
                                             SHOULD ONLY BE FORWARDED TO THE
                                             EXCHANGE AGENT WITH THE LETTERS OF
                                             TRANSMITTAL AND NOTICE.
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                                       3




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


Q:   WHAT HAPPENS IF I DO NOT MAKE AN                    A:   If you do not vote in favor of the merger and
     ELECTION WITHIN THE ALLOTTED TIME                        follow specific steps to perfect your dissenters'
     PERIOD?                                                  rights, you will have the right to seek the fair
                                                              market value of shares in Central which Central has
A:   If you do not make an election within                    determined to be $12.50 per share, the closing price
     the allotted 30 days from the first                      per share on November 15, 2001, the day before
     mailing of the notice and transmittal                    the announcement of the merger. Following these
     forms, you will not be entitled to                       steps will permit you to receive the fair market
     elect the form of payment for your Central               value of your shares in Central, as determined by
     shares. Instead, you will be paid Western                Chapter 13 of the California Corporations Code,
     common stock, cash or a combination                      which is attached as Appendix B to this proxy
     of both, on a pro rata basis, from the                   statement-prospectus.
     remaining available pool of Western common
     stock and cash, after payment has been              Q:   IS THERE A TRADING MARKET FOR WESTERN COMMON STOCK?
     made to the Central shareholders who made
     a timely choice.                                    A:   Yes. Western common stock trades on the Nasdaq
                                                              National Market under the trading symbol "WSBA."
Q:   WHAT ARE THE FEDERAL INCOME TAX
     CONSEQUENCES OF THE MERGER TO ME?                   Q:   IF I RECEIVE WESTERN COMMON STOCK FOR MY SHARES
                                                              OF CENTRAL, WHEN CAN I SELL THEM?
A:   Your federal income tax consequences depend
     upon whether you receive Western common             A:   All shares of Western received by Central
     stock, cash, or a combination of both in the             shareholders will be freely transferable, except
     merger. Your federal income tax consequences             for Western shares received by Central's directors,
     will also depend upon your federal income                executive officers and principal shareholders.
     tax basis for the Central common stock that              Please read the section entitled "THE MERGER -
     you own.                                                 Resale of Western Common Stock" for additional
                                                              information.
     If you receive ONLY Western common stock and
     cash in lieu of a fractional share, then you        Q:   WHAT RISKS SHOULD I CONSIDER BEFORE I VOTE ON
     should not recognize any gain or loss, except            THE MERGER?
     possibly with respect to the cash received in
     lieu of the fractional share.                       A:   You should read the section entitled "RISK
                                                              FACTORS."
     If you receive BOTH Western common stock and
     cash, other than cash in lieu of a fractional       Q:   HOW DO I LEARN MORE ABOUT WESTERN COMMON STOCK?
     share, in exchange for your Central common
     stock, then you should generally recognize          A:   Please refer to the section entitled "INFORMATION
     gain equal to the lesser of the total amount             REGARDING WESTERN - Available Information." Also,
     of cash received or the amount of gain realized          see page __, page ___, and pages __ through
     on the exchange. However, you are not permitted          __ for information about market price, dividends
     to recognize a loss. Any gain recognized may be          and other features about Western common stock.
     treated as a dividend or capital gain, depending
     on your particular circumstances.                   Q:   HOW DO I VOTE?

     If you receive ONLY cash in the merger, you will    A:   Just indicate on your proxy card how you want to
     generally recognize gain and, depending upon your        vote. Sign and mail your proxy card in the
     particular circumstances, likely will be permitted       enclosed envelope as soon as possible so that
     to recognize loss, equal to the difference between       your shares will be represented at the special
     the amount of cash you receive and your federal          shareholders' meeting. Alternatively, you may
     income tax basis in your Central common stock. The       attend the meeting and vote in person.
     character of any gain or loss (capital or ordinary)
     depends upon whether you held your shares of             If you sign and send in your proxy card and do
     Central common stock as a capital assets.                not indicate how you want to vote, your proxy
                                                              will be voted in favor of the merger. If you
     We describe the material federal income tax              do not sign and send in your proxy card or you
     consequences of the merger in more detail in             abstain from voting, it will have the effect of
     the section entitled "THE MERGER - Certain               voting against the merger.
     Federal Income Tax Consequences." Please read this
     section carefully. The tax consequences of the           You may attend the meeting and vote your shares
     merger to you depend upon the facts and                  in person, rather than voting by proxy. In
     circumstances of your own individual situation.          addition, you may withdraw your proxy up to and
     You should, therefore, consult your own tax advisor      including the day of the meeting by following the
     for a full understanding of the tax consequences of      directions
     the merger to you.

Q:   WHAT HAPPENS IF I DO NOT RETURN MY PROXY CARD?

A: If you fail to execute and return your proxy card, it will have the same effect as voting against the merger.

Q:   WHAT WILL I GET IF I DISSENT TO THE MERGER?

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                                       4

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
     on page __ and either change your vote or attend the          Q:   WHEN IS THE MERGER EXPECTED TO BE COMPLETED?
     meeting and vote in person.
                                                                   A:   Western and Central are working to complete the merger
Q:   IF MY SHARES ARE HELD IN MY BROKER'S NAME, WILL MY BROKER          by the end of the first quarter of 2002. Central must
     VOTE THEM FOR ME?                                                  first obtain the approval of its shareholders at the
                                                                        special shareholders' meeting. Additionally, Western
A:   No. Your broker can only vote your shares of Central common        and Central must satisfy other conditions, including
     stock if you provide instructions on how to vote them. You         obtaining regulatory approvals. Neither Western nor
     should, therefore, instruct your broker on how to vote your        Central can assure you as to when or if all the
     shares by following the directions your broker provides            conditions to the merger will be met. Therefore, it is
     when forwarding these proxy materials to you. If you do            possible that the merger may not be completed.
     not provide voting instructions to your broker, your broker
     will not be able to vote your shares. This will have the      Q:   WHO CAN HELP ANSWER MY OTHER QUESTIONS?
     effect of voting against the merger.
                                                                   A:   If you want to ask any additional questions about the
Q:   HOW DO CENTRAL'S DIRECTORS PLAN TO VOTE?                           merger, you should contact Fred Rowden, President and
                                                                        CEO, Central California Bank, 14685 Mono Way, Sonora,
A:   All of Central's directors have committed to vote their            California 95370, telephone (209) 536-9900.
     shares in favor of the merger. Central's directors
     collectively hold, as of the record date for the special
     shareholders' meeting, 274,338 shares, or approximately
     44.8%, of Central common stock.


                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY
STATEMENT-PROSPECTUS. IT MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES. THESE WILL GIVE YOU A MORE COMPLETE DESCRIPTION OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS PROPOSED. YOU SHOULD ALSO REFER TO THE SECTION ENTITLED "INFORMATION REGARDING WESTERN - AVAILABLE INFORMATION."

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
GENERAL  (PAGE __)                     to the maximum legal limits.

This proxy statement-prospectus        At September 30, 2001, Western had
relates to the proposed merger of      consolidated total assets of $522.1
Central California Bank with a         million, net loans of $371.5
wholly-owned subsidiary of Western     million, deposits of $471.2 million
Sierra Bancorp formed for purposes     and shareholders' equity of $39.0
of this transaction. Central and       million.
Western believe that the merger will
create opportunities to apply their    Please read the section entitled
similar community banking              "INFORMATION REGARDING WESTERN" for
philosophies to realize enhanced       additional information about
revenues through asset growth and      Western, Western Sierra and Lake.
market penetration.
                                            CENTRAL CALIFORNIA BANK
PARTIES TO THE MERGER (PAGE __)             14685 MONO WAY
                                            SONORA, CALIFORNIA 95370
     WESTERN SIERRA BANCORP                 (209) 536-9900
     3350 COUNTRY CLUB DRIVE, SUITE
     202                               Central is a California-chartered
     CAMERON PARK, CALIFORNIA 95682    commercial bank which opened for
     (530) 677-5600                    business on April 24, 1998. Central
                                       serves the California communities of
Western is a bank holding company      Sonora and Turlock through three
headquartered in Cameron Park,         full-service branches, and the
California. Western has two            community of Modesto through a loan
subsidiary banks, Western Sierra       production office.
National Bank, or Western Sierra,
and Lake Community Bank, or Lake.      Central is a full-service commercial
Western Sierra serves the California   bank that provides a full compliment
communities of Cameron Park, El        of depository services for
Dorado Hills, Lincoln, Placerville,    businesses and individuals,
Pollock Pines and Sacramento.          including checking, money market,
                                       passbook savings, and certificates
Western Sierra also serves the         of deposit. Central's lending
California communities of Granite      activities provide businesses and
Bay and Roseville through branches     professionals with commercial loans,
operating under the name of            lines of credit, construction, SBA,
Roseville 1st National Bank, and the   business and industrial, real estate
California communities of Columbia,    development and commercial real
Sonora and Twain Harte under the       estate loans. Central is a member of
name of Sentinel Community Bank.       the FDIC, and its deposits are
Western's other subsidiary, Lake,      insured by the FDIC up to the
serves the California communities of   maximum legal limits.
Lakeport and Kelseyville. Western
Sierra intends to file regulatory      Please read the section entitled
applications to sell the Western       "INFORMATION REGARDING CENTRAL" for
Sierra branches operating under the    additional information.
Sentinel Community Bank name to
Central. This sale is expected to           NEW CCB BANK (IN ORGANIZATION)
occur after completion of the               14685 MONO WAY
merger.                                     SONORA, CALIFORNIA 95370

Western's primary business is          New CCB Bank (In Organization), or
servicing the banking needs of the     New CCB, is being organized to help
communities in which its               facilitate the merger. New CCB will
subsidiaries operate. Its marketing    be organized as a
strategy emphasizes its local          California-chartered bank and
ownership and commitment to serve      wholly-owned subsidiary of Western.
the banking needs of the individuals   According to the terms of the merger
working and living in its primary      agreement, Central and New CCB will
service areas, as well as local        merge. New CCB will be the survivor
retail, professional and real estate   and immediately change its name to
businesses in those service areas.     Central California Bank.

Western Sierra and Lake offer a full   SHAREHOLDER MEETING TO APPROVE THE
range of commercial banking            MERGER (PAGE__)
services, including the acceptance
of demand, savings and time            Central will hold a special
deposits, and the origination of       shareholders' meeting on March 19,
commercial, U.S. Small Business        2002 at 5:00 p.m., at 181 S.
Administration, or SBA, accounts       Washington Street, Sonora,
receivable, real estate,               California 95370.  At this important
construction, home improvement, and    meeting, Central shareholders will
other installment and term loans.      consider and vote
They also offer merchant credit card
processing, safe deposit, and other
customary bank services to their
customers.

Western Sierra and Lake are members
of the Federal Deposit Insurance
Corporation, or FDIC, and their
deposits are insured by the FDIC up
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                                       6

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
upon approval of the merger. You may   Market for the 20 trading days
vote at the Central special meeting    immediately before the fifth day
if you owned shares of Central         prior to closing the merger. The
common stock at the close of           exchange ratio will then be
business on January 30, 2002. On       determined by dividing $14.10, the
that date, Central had 612,738         value assigned to each share of
shares of common stock issued and      Central's common stock, by the
outstanding and entitled to be voted   Western per share stock value. You
at the special meeting. Each Central   will also receive cash in lieu of
shareholder is entitled to one vote    any fractional shares of Western
for each share he or she held on       common stock that you would
January 30, 2002. The affirmative      otherwise be entitled to receive.
vote of at least 306,370 shares are
required to approve the merger.             The merger agreement requires
Please read the section entitled       Western to pay Central shareholders
"THE CENTRAL SPECIAL MEETING" for      a total of $9,173,070 in exchange
additional information.                for their shares of Central common
                                       stock. Of that amount, $4,998,000
THE MERGER (PAGE __)                   will be in the equivalent value of
                                       shares of Western common stock,
     The merger will result in         based on the exchange ratio already
Central becoming Western's             described. The remaining $4,175,070
wholly-owned subsidiary. Subject to    will be comprised of cash. The
shareholder and regulatory             allotted amount of cash will be
approvals, as well as other            subject to adjustment for:
customary closing conditions,
Central will merge with New CCB.            -     cash paid in lieu of
Western will form New CCB to                      issuing fractional shares;
facilitate the merger, and New CCB
will be Western's wholly-owned,             -    cash paid by Central to
California-chartered bank                        its officers and directors
subsidiary. After Western forms New              upon cancellation of
CCB and before the merger takes                  outstanding stock options;
place, New CCB will amend its                    and
articles of incorporation to change
its name to Central California Bank         -    cash received by Central
to be effective after the merger                 as a result of the
takes place. Please read the                     exercise of stock options
sections entitled "THE MERGER -                  after November 15, 2001.
Structure of the Merger" and "-
Certain Effects of the Merger" for          Because these are fixed amounts
additional information.                of cash and Western common stock, it
                                       is possible that Central
   THE MERGER AGREEMENT  (PAGE __)     shareholders will choose to receive
                                       more cash and/or Western common
     The merger agreement is the       stock than available. To address
legal document that embodies the       this possibility, the merger
merger's terms and governs Western's   agreement provides for prorations of
and Central's merger process,          the amount of Western common stock
including the issuance of Western      and/or cash payable to Central
common stock and cash to Central's     shareholders. Accordingly, based on
shareholders in connection with the    the aggregate form of payment chosen
merger. On November 15, 2001, both     by all Central shareholders, you may
Central's and Western's Boards of      not receive the exact amount of cash
Directors approved the principal       and/or Western common stock that you
terms of the merger agreement. On      chose. Please read the section
the same date, Western's and           entitled "THE MERGER - Calculation
Central's representatives executed     of Consideration Paid to Central
the merger agreement.                  Shareholders" for additional
                                       information.
     Please read the entire merger
agreement which is attached to this       REGULATORY APPROVALS (PAGE __)
proxy statement-prospectus as
Appendix A. Also, please read the           Western must receive approvals
section entitled "THE MERGER - The     from certain regulatory authorities
Merger Agreement" for additional       to conclude the merger. This
information.                           includes the approval of the Federal
                                       Reserve Board, or FRB, the FDIC and
     CONSIDERATION PAID TO CENTRAL     the California Department of
SHAREHOLDERS (PAGE__)                  Financial Institutions, or the DFI.
                                       Western submitted applications
     You will have the right to        seeking approval of the merger and
receive $14.10 for each share of       related matters to the FRB, the FDIC
Central common stock that you own.     and the DFI on January 2, 2002. The
You may choose to receive this         three approvals are currently
amount in the form of:                 pending. Western and Central believe
                                       the applications submitted will be
     -    newly issued shares of       approved. Please read the section
          Western common stock,        entitled "THE MERGER - Regulatory
          based upon a fluctuating     Approvals" for additional
          exchange ratio, determined
          by Western's per share            VOTES REQUIRED; SECURITIES HELD
          stock value;                 BY INSIDERS  (PAGE__)

     -    cash; or                          The merger requires the
                                       affirmative vote of at least a
     -    a combination of cash and    majority of Central's outstanding
          Western common stock.        shares. Your failure to vote in
                                       person or by proxy, or your
     The Western per share stock       abstention from voting entirely,
value used to determine the exchange   will have the same effect as voting
ratio will be the higher of $11.90     against the merger. Please read the
per share or the average per share     section entitled "THE CENTRAL
closing price of Western common        SPECIAL MEETING."
stock on the Nasdaq National
                                            As of January 30, 2002
                                       Central's directors and
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                                       7

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

executive officers owned 44.8% of                 Western's obligation to close the
Central's outstanding shares of common       merger is also subject to the fulfillment
stock. Please be aware that Central's        or waiver by Western of certain
directors have entered into separate         conditions, including:
agreements in which they have agreed,
among other things, to vote "FOR" the        -    Central's representations and
merger. Please read the section entitled          warranties being and remaining true
"THE MERGER - The Merger Agreement -              and correct in all material respects;
Director Voting Agreements" for additional
information.                                 -    Central performing, in all material
                                                  respects, all of its required
     OPINION OF CENTRAL'S FINANCIAL               obligations contained in the merger
     ADVISOR (PAGE__)                             agreement;

     In deciding to approve the merger,      -    the absence of material: (i) losses;
Central's Board of Directors considered,          (ii) adverse changes in Central's
among other things, the opinion dated             business, properties, financial
November 15, 2001 of Alex Sheshunoff & Co.        condition, results of operations or
Investment Banking, L.P., or Sheshunoff,          prospects, including a reduction that
Central's financial advisor, regarding the        would cause a reduction in Central's
fairness, from a financial point of view,         shareholders' equity below
of the consideration to be received by            $4,700,000; and (iii) adverse
Central's shareholders as a result of the         litigation;
merger. That opinion was updated for the
benefit of Central's shareholders. The       -    the execution and delivery of
advisor's written opinion dated February          director voting agreements; and
__, 2002, is attached as Appendix C. You
should read it carefully to understand the   -    the exchange of various customary
assumptions made, matters considered and          closing documents.
limitations of the review undertaken by
the advisor in providing its opinion.        Central's obligation to close the merger
Please read the section entitled "THE             is also subject to the fulfillment or
MERGER - Opinion of Financial Advisor" for        waiver by Central of certain
additional information.                           conditions, including:

     RECOMMENDATION OF CENTRAL'S BOARD OF    -    Western's representations and
     DIRECTORS (PAGE __)                          warranties being and remaining true
                                                  and correct in all material respects;
     Central's Board of Directors
unanimously approved the merger agreement    -    Western performing, in all material
and the transactions contemplated by it.          respects, all of its required
Moreover, they unanimously believe that           obligations contained in the merger
the merger's terms are fair to you and in         agreement;
your best interests. Accordingly, they
unanimously recommend a vote "FOR" the       -    the absence of material: (i) losses;
proposal to approve the merger agreement          (ii) adverse changes in Western's
and the merger. The conclusions of                business, properties, financial
Central's Board of Directors regarding the        condition, results of operations or
merger are based upon a number of factors.        prospects; and (iii) adverse
Please read the sections entitled "THE            litigation;
MERGER - Reasons for the Merger," " -
Recommendation of the Board of Directors"    -    the exchange of various customary
and "- Opinion of Financial Advisor" for          closing documents;
additional information.
                                             -    receipt of a fairness opinion from
     EXCHANGE OF SHARE CERTIFICATES (PAGE         Sheshunoff to the effect that the
     __)                                          merger consideration is fair, from a
                                                  financial point of view, to Central
     After completing the merger, holders         and its shareholders; and
of Central stock certificates will need to
exchange those certificates for new          -    the fairness opinion shall not have
certificates of Western common stock, cash        been withdrawn prior to the closing
or a combination of both. Shortly after           of the merger.
completing the merger, Computershare
Investor Services, LLC, Western's exchange   plus the appointment of:
agent, will send Central's shareholders
detailed instructions on how to exchange     -    two of Central's directors to the
their shares and elect the form of                Western Board of Directors;
payment. Please do not send us any stock
certificates until you receive these         -    a specified number of Central
instructions. Please read the section             directors to New CCB's Board of
entitled "THE MERGER - The Merger                 Directors; and
Agreement - Election, Exchange and
Proration Procedures" for additional         -    all of Central's officers as the
information.                                      officers of New CCB.

     CONDITIONS TO CLOSING THE MERGER
     (PAGE __)

     In addition to regulatory and
shareholder approvals, Western's and
Central's obligations to close the merger
depend on fulfilling certain conditions,
including receipt of a tax opinion from
Perry-Smith LLP, that the merger qualifies
as a tax-free reorganization for federal
income tax purposes.
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                                       8
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

     Please read the section entitled "THE MERGER - The                FEDERAL INCOME TAX CONSEQUENCES  (PAGE __)
Merger Agreement Conditions to the Parties' Obligations" for
additional information.                                                Central and Western intend for the merger to be treated
                                                                  as a tax-free reorganization under federal tax law, so that
     CLOSING THE MERGER (PAGE __)                                 neither Central nor Western will recognize any gain or loss.
                                                                  The federal income tax consequences of the merger to you,
     If all required regulatory and shareholder approvals         however, depends upon the consideration you receive in the
are received as planned, and if the conditions to the merger      merger.
have either been met or waived, Western and Central
anticipate that the merger will close on or about March 29,            If you receive ONLY Western common stock and cash in
2002. However, neither Western nor Central can assure you         lieu of a fractional share, then you should not recognize
whether or when the merger will actually close. Please read       any gain or loss, except possibly with respect to the cash
the section entitled "THE MERGER - The Merger Agreement -         received in lieu of a fractional share.
The Closing" for additional information.
                                                                       If you receive ONLY cash, then you will generally
     TERMINATION OF THE MERGER (PAGE__)                           recognize gain and, depending upon your particular
                                                                  circumstances, likely will be permitted to recognize loss,
     Western and Central can mutually agree to terminate or       equal to the difference between the amount of cash you
extend the merger agreement.                                      receive and your federal income tax basis in your Central
                                                                  common stock. The character of any gain or loss (capital or
     Either Western or Central can terminate the merger           ordinary) depends upon whether you held your shares of
agreement:                                                        Central common stock as a capital asset.

     -    if the other party materially breaches any                   If you receive BOTH Western common stock and cash,
          representation, warranty, covenant or agreement         other than cash in lieu of a fractional share, in exchange
          contained in the merger agreement, and the breach       for your Central common stock, then you should generally
          is not cured or curable within a 30-day grace           recognize gain equal to the lesser of the total amount of
          period;                                                 cash received or the amount of gain realized on the
                                                                  exchange. However, you are not permitted to recognize a
     -    if the merger has not closed by June 30, 2002,          loss. Any gain recognized may be treated as a dividend or
          unless Western and Central mutually agree to            capital gain, depending on your particular circumstances.
          extend beyond that date; or                             Please read the section entitled "THE MERGER - Certain
                                                                  Federal Income Tax Consequences" for additional information.
     -    after 30 days from the denial of any required
          regulatory approval, unless within that period               THE TAX LAWS ARE COMPLEX. THEREFORE, YOU SHOULD CONSULT
          Western and Central agree to appeal or resubmit         YOUR INDIVIDUAL TAX ADVISOR REGARDING THE FEDERAL INCOME TAX
          the application.                                        CONSEQUENCES OF THE MERGER TO YOU. YOU SHOULD ALSO CONSULT
                                                                  YOUR TAX ADVISOR CONCERNING ALL STATE, LOCAL AND FOREIGN TAX
     Central can terminate the merger agreement:                  CONSEQUENCES OF THE MERGER.

     -    if Central's Board of Directors receives another             ACCOUNTING TREATMENT (PAGE__)
          merger or similar proposal from another party and
          determines, based upon the written opinion of a              Western must account for the merger as a purchase under
          financial advisor, that the financial terms of the      generally accepted accounting principles. Under the purchase
          new proposal are superior to the merger from            method of accounting, the assets and liabilities of the
          Central's shareholders' perspective; or                 company acquired, as of completion of the merger, are
                                                                  recorded at their respective fair values and added to those
    -     if Western's per share market value falls below         of the acquiring company. Financial statements of the
          $11.40.                                                 acquiring company issued after the merger takes place
                                                                  reflect these values, but are not restated retroactively to
     Western can terminate the merger agreement if Western's      reflect the historical financial position or results of
Board of Directors receives a merger or similar proposal          operations of the company that was acquired. Please read the
from another party and determines, based upon the written         section entitled "THE MERGER - Accounting Treatment" and
opinion of a financial advisor, that the terms of the new         "INFORMATION REGARDING WESTERN - Management's Discussion and
proposal, which excludes Central from the transaction, are        Analysis of Financial Condition and Results of Operations -
superior to the merger from Western's shareholders'               Accounting Matters" for additional information.
perspective.
                                                                  CENTRAL'S MANAGEMENT AND OPERATIONS AFTER THE MERGER
     Western and Central have agreed that in the event the        (PAGE __)
merger agreement is terminated because of a material breach,
the non-breaching party will be entitled to receive $500,000           After the merger, at least nine of Central's present
from the breaching party. Additionally, a termination fee of
$500,000 must be paid by the party accepting an alternative
merger or similar proposal. Please read the section entitled
"THE MERGER - The Merger Agreement - Termination" for
additional information.
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                                       9
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
directors will remain directors, plus    WESTERN STOCK REPURCHASE; STOCK
three of Western's directors will be     DIVIDEND
appointed directors of Central.
Additionally, all of Central's                On November 1, 2001, Western
officers will remain. Please read the    announced the planned repurchase of 5%
section entitled "THE MERGER - Certain   of its common stock, amounting to
Effects of the Merger" and "-            approximately 169,000 shares. The
Interests of Certain Persons in the      repurchase plan was developed in
Merger" for additional information.      connection with Western's annual 5%
                                         stock dividend program which has been
INTERESTS OF CERTAIN PERSONS IN THE      in place since 1999. The repurchase
MERGER THAT ARE DIFFERENT FROM YOURS     began November 15, 2001. As of the
(PAGE __)                                date of this proxy
                                         statement-prospectus, Western has not
     Certain directors and officers of   repurchased any shares as part of this
Central have financial interests in      repurchase program.
the merger over and above those of
Central shareholders. You should              On October 26, 2001, Western's
consider these interests in deciding     Board of Directors declared a 5% stock
how to vote. Please read the section     dividend to stockholders of record on
entitled "THE MERGER - Interests of      November 15, 2001, and paid on
Certain Persons in the Merger" for       November 26, 2001. All per share
additional information.                  financial data contained in this proxy
                                         statement - prospectus have been
DIFFERENCES IN YOUR RIGHTS AS A          adjusted to reflect the dividend.
SHAREHOLDER (PAGE__)
                                         RESALE OF WESTERN COMMON STOCK BY
     As a Central shareholder, your      FORMER CENTRAL SHAREHOLDERS (PAGE __)
rights are currently governed by
Central's Articles of Incorporation           Western common stock that you
and Bylaws and by the California         receive in the merger will be freely
Corporations Code and Financial Code.    transferable, unless you are
If you receive Western common stock in   considered an affiliate of Central.
exchange for your Central common         Under applicable federal securities
stock, you will become a Western         laws, affiliates are generally
shareholder. Consequently, your rights   directors, certain executive officers
as a Western shareholder will be         and holders of 10% or more of Central
governed by Western's Articles of        common stock. Each person that is
Incorporation and Bylaws and by the      considered an affiliate of Central
California Corporations Code but not     will be subject to resale restrictions
by the Financial Code. Therefore, the    on newly issued shares of Western
rights of Western shareholders differ    common stock that he or she acquires
from the rights of Central               in the merger. Please refer to the
shareholders in certain respects.        section entitled "THE MERGER - Resale
Please read the section entitled         of Western Common Stock" for
"COMPARISON OF SHAREHOLDER RIGHTS" for   additional information.
additional information.

DISSENTERS' RIGHTS  (PAGE __)

     In the event Central's
shareholders approve the merger and
you do not wish to accept the
consideration offered for your shares,
you have the right to dissent from the
merger and receive the fair market
value of your shares under the
provisions of Chapter 13 of the
Corporations Code. Please read the
section entitled "THE
MERGER-Dissenters' Rights of Central
Shareholders" and Appendix B for
additional information.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROXY
STATEMENT-PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE, YOU ARE URGED TO CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE MAKING A DECISION TO APPROVE THE MERGER.

RISKS REGARDING THE MERGER                    THE COMPOSITION OF THE TOTAL
                                              MERGER CONSIDERATION THAT YOU
   COMBINING WESTERN AND CENTRAL              RECEIVE MAY NOT BE THE AMOUNT
   MAY BE MORE DIFFICULT THAN EXPECTED        YOU ORIGINALLY ELECTED

If Western and Central are unable to          You will have the right to
successfully integrate their               choose to receive newly issued
businesses, operating results may          shares of Western common stock, cash
suffer. Both Western and Central           or a combination of the two equal to
have operated and, until completion        $14.10 for each share of Central
of the merger, will continue to            common stock that you own. Your
operate independently of one               choice is limited by the fact that
another. It is possible that the           $4,175,070 in cash and $4,998,000
integration process could result in        worth of Western common stock have
the loss of key employees,                 been allocated to exchange for your
disruption of Western's and                shares of Central common stock.
Central's ongoing business or              These amounts are absolute and not
inconsistencies in standards,              subject to adjustment. Additionally,
controls, policies or procedures.          approximately $536,000 of the
These could negatively affect both         allocated cash has been set aside to
Western's and Central's ability to         pay Central's directors, officers
maintain relationships with                and employee's for their stock
customers and employees, or achieve        options. This leaves approximately
the anticipated benefits of the            $3,639,000 in cash and $4,998,000 in
merger within the time period              equivalent value of Western common
expected, if at all. As with any           stock available for Central
merger of financial institutions,          shareholders. These limitations
there may also be disruptions that         could result in total Central
cause customers, both deposit and          shareholders elections' exceeding
loan, to take their business to            the amounts of cash or equivalent
competitors. Even though Western has       value of Western common stock
already completed several mergers          allotted. Should this contingency
and reorganizations since 1999, and        arise, your individual election will
successfully integrated those              be prorated, subject to certain
operations, no guarantees exist that       qualifications and limitations.
Central's integration within               Please read the sections entitled
Western's operations will be               "THE MERGER - Calculation of
successful.                                Consideration Paid to Central
                                           Shareholders" and "- The Merger
   Also, shortly after completion          Agreement - Election, Exchange and
of the merger, Western intends to          Proration Procedures" for additional
sell the Western Sierra branches           information.
doing business under the name of
Sentinel Community Bank to Central.        RISKS REGARDING WESTERN COMMON STOCK
Given the closeness in time between
the proposed branch sale and the              LIMITED MARKET FOR WESTERN
merger, additional integration and            COMMON STOCK
transitional difficulties may occur.
                                              Western common stock has only
   YOU WILL NOT KNOW IN ADVANCE            traded on the Nasdaq National Market
   THE AMOUNT OF WESTERN COMMON            under the symbol "WSBA" since July
   STOCK THAT YOU RECEIVE                  29, 1999. Additionally, Western had
                                           3,519,274 shares issued and
   If you choose to receive                outstanding as of November 30, 2001
Western common stock in the merger,        owned by 1,522 record shareholders.
fluctuations in Western's per share        Of that amount, 357,552 shares are
market price will affect the number        held by directors, executive
of shares of Western common stock          officers and other insiders and an
that you will eventually receive.          additional 93,004 shares are owned
The merger agreement fixes the value       by Western's employee stock
that you are entitled to receive at        ownership plan, or ESOP. Thus, for
$14.10 for every share of Central          all practical purposes, these shares
common stock that you own. The             do not trade. Therefore, the market
merger agreement also provides for         for Western common stock is limited.
the application of an exchange             Western cannot assure you that a
ratio, computed based upon Western's       more active trading market will ever
market price for a period just             develop, or that Central shareholders
before the merger takes place.             receiving stock in the merger will
Because of the time period spanning        ever be able to resell the Western
the computation of the exchange            common stock acquired in the merger
ratio, you will not know the value         at the frequency or at the prices
(and the number of shares) of the          occurring before the merger. Please
Western common stock that you will         read the section entitled "MARKETS;
receive until the merger is                MARKET PRICES AND DIVIDENDS" for
completed. For example, if Western's       additional information.
per share stock value is $14.10, the
exchange ratio would be one share of          WESTERN CAN ISSUE COMMON STOCK
Western common stock for each share           WITHOUT YOUR APPROVAL, DILUTING
of Central common stock. However, as          YOUR PROPORTIONAL OWNERSHIP
Western's per share stock value               INTEREST
increases beyond $14.10 per share,
the exchange ratio decreases. Thus,           Western's articles of
if the Western per share market            incorporation authorize it to issue
value is $15.00, a share of Central        10,000,000 shares of common stock
common stock would be worth 0.9400         and 10,000,000 shares of preferred
of a share of Western common stock.        stock. No shares of preferred stock
Conversely, if the Western per share       are issued and outstanding.
market value is $12.00, a share of         Currently, Western has 3,519,274
Central common stock would be worth        shares of common stock issued
1.1750 shares of Western common stock.
and outstanding, with approximately        may assume greater lending risks
333,200 shares to be issued in the         than other financial institutions
merger. Western also has 260,175           which have a smaller concentration
shares reserved under four stock           of those types of loans, and which
option plans covering its directors,       tend to make loans to larger
officers and employees at exercise         businesses. Borrower defaults or
prices ranging between $3.99 and           borrowers' inabilities to make
$15.90. This leaves approximately          scheduled payments may result in
5,887,351 shares that Western can          losses which may exceed Western's
issue in the future. Consequently,         and Central's allowances for loan
any shares of common stock that            losses. These risks, if they occur,
Western issues in the future will          may require higher than expected
dilute your proportional ownership         loan loss provisions which, in turn,
interest in Western, unless you            can materially impair profitability,
participate in the future offerings.       capital adequacy and overall
                                           financial condition. Please read the
     Western intends to seek               sections entitled "INFORMATION
acquisitions of other banks where it       REGARDING WESTERN - Management's
believes that those acquisitions           Discussion and Analysis of Financial
will enhance shareholder value or          Condition and Results of Operations"
satisfy other strategic objectives.        and "INFORMATION REGARDING CENTRAL -
Western can make future                    Management's Discussion and Analysis
acquisitions, if any, by issuing           of Financial Condition and Results
additional shares of its common            of Operations" for additional
stock or other securities                  information.
convertible into or exercisable for
its common stock. Please read the               WESTERN AND CENTRAL ARE LIMITED
section entitled "INFORMATION                   IN THE AMOUNT THEY CAN LEND TO
REGARDING WESTERN - Description of              ANY INDIVIDUAL BORROWER
Capital Stock" for additional
information.                                    Western, through its
                                           subsidiaries, Western Sierra and
     WESTERN'S COMMON STOCK PRICE          Lake, and Central are limited in the
MAY DECREASE, PREVENTING YOU FROM          amount that they can lend to a
SELLING YOUR SHARES AT A PROFIT            single borrower. Accordingly, the
                                           size of the loans which they can
     The market price of Western           offer to potential customers is less
common stock could decrease and            than the size of loans that their
prevent you from selling your shares       competitors with larger lending
at a profit. The market price of           limits can offer. Legal lending
Western's common stock has                 limits also affect Western Sierra's,
fluctuated in recent years. Since          Lake's and Central's ability to seek
January 1, 1999, Western's common          relationships with larger and more
stock market price has ranged from a       established businesses. Through
low bid price of $8.42 per share to        previous experience and
a high bid price of $16.25 per             relationships with a number of other
share, as adjusted for stock               financial institutions,
dividends. Fluctuations may occur,         participations in loans which exceed
among other reasons, due to:               lending limits are sometimes sold.
                                           However, Western and Central cannot
    -     operating results;               assure you of any future success
                                           that they may have in attracting or
    -     market demand;                   retaining customers seeking larger
                                           loans or, that they can successfully
    -     announcements by                 engage in participation transactions
          competitors;                     for those loans on favorable terms.
                                           For additional information, please
    -     economic changes;                read the sections entitled
                                           "INFORMATION REGARDING WESTERN -
    -     general market conditions;       Business of Western - Competition"
          and                              and "INFORMATION REGARDING CENTRAL -
                                           Business of Central - Competition."
    -     legislative and regulatory
          changes.                              AN INCREASE IN CLASSIFIED LOANS
                                                MAY HURT PERFORMANCE
     The trading price of Western
common stock may continue to                    Some of the loans that Western
fluctuate in response to these             and Central make may, with the
factors and others, many of which          passage of time, pose a higher risk
are beyond Western's control. We           of becoming uncollectible. These loan
strongly urge you to consider the          loans may be classified and may
likelihood of these market                 require larger than anticipated loan
fluctuations before electing the           amount of resources available for
type of merger consideration that          other activities which, in turn, may
you want to receive. "Please read          reduce Western's and Central's
the section entitled "MARKETS;             liquidity, earnings and ultimately
MARKET PRICES AND DIVIDENDS" for           their capitalization and financial
additional information regarding the       condition. Western and Central
trading prices of Western common           continually evaluate the credit
stock.                                     risks associated with loans that
                                           indicate a higher than normal risk
RISKS REGARDING THE BUSINESSES OF          of collectability. Western and
WESTERN AND CENTRAL                        Central believe that they have
                                           adequately provided for the related
     WESTERN AND CENTRAL FACE              credit risks of their respective
     LENDING RISKS                         loans. However, their respective
                                           loan portfolios are vulnerable to
     The risk of loan defaults or          adverse changes in the economy and
borrowers' inabilities to make             in the particular industries in
scheduled payments on their loans is       which their borrowers operate.
inherent in the banking business.          Accordingly, Western and Central
Moreover, Western and Central focus        cannot assure you that the level of
primarily on lending to small- and         their classified loans will not
medium-sized businesses.                   increase in the future. For
Consequently, Western and Central          additional information, please read
                                           the sections entitled "INFORMATION
                                           REGARDING WESTERN - Management's
                                           Discussion and Analysis of Financial
                                           Condition and Results of Operations"
                                           and "INFORMATION REGARDING CENTRAL -


Management's Discussion and Analysis   liquidity and financial condition.
of Financial Condition and Results     Western and Central cannot assure
of Operations."                        you that any positive trends or
                                       developments that they have
     DECLINES IN REAL ESTATE VALUES    experienced will continue, or that
COULD MATERIALLY IMPAIR                they will not experience negative
PROFITABILITY AND FINANCIAL            trends or developments in the
CONDITION                              future. Finally, in response to
                                       negative economic trends, the FRB
     Significant portions of           has lowered interest rates ten times
Western's and Central's loans are      since January 2001. The benchmark
secured by real estate collateral. A   overnight federal funds rate (the
substantial portion of the real        rate banks charge each other for
estate securing these loans is         overnight borrowings) currently
located in Northern California. Real   stands at 1.75%, the lowest level in
estate values are generally affected   four decades. Declines in this key
by factors such as:                    rate affect other rates which
                                       Western and Central charge their
    -     the socioeconomic            borrowers and pay depositors,
          conditions of the area       impacting Western's and Central's
          where real estate            net interest margins. Due to the mix
          collateral is located;       and composition of Western's and
                                       Central's assets and liabilities,
    -     fluctuations in interest     declining interest rates adversely
          rates;                       impact their net interest incomes
                                       and margins. For additional
    -     property and income tax      information, please read the section
          laws;                        entitled "SUPERVISION AND REGULATION
                                       - Supervision and Regulation -
    -     local zoning ordinances      Western's Banking Subsidiaries and
          governing the manner in      Central - Impact of Monetary
          which real estate may be     Policies."
          used; and
                                            WESTERN IS LIMITED IN ITS
    -     federal, state and local     ABILITY TO PAY CASH DIVIDENDS
          environmental regulations.
                                            Western has not paid cash
     Declines in real estate values    dividends for the last five years,
could significantly reduce the value   except for dividends paid by
of the real estate collateral          Sentinel and Lake prior to their
securing Western's and Central's       acquisition by Western. Western
loans, increasing the likelihood of    depends on dividends from Western
defaults. Moreover, if the value of    Sierra, Lake and, if the merger is
real estate collateral declines to a   closed, from Central in order to pay
level that is not enough to provide    cash dividends to its shareholders.
adequate security for the underlying   Currently, Central cannot pay cash
loans, Western and Central will need   dividends and does not anticipate
to make additional loan loss           paying dividends any time soon.
provisions which, in turn, will        Moreover, the amount and timing of
reduce their profits. Also, if a       any dividends will be at the
borrower defaults on a real estate     discretion of Western's board of
secured loan, Western and Central      directors. Please refer to the
may be forced to foreclose on the      section entitled "INFORMATION
property and carry it as a             REGARDING WESTERN - Description of
non-earning asset which, in turn,      Capital Stock" for additional
may reduce net interest income. For    information. Also, please read the
additional information, please read    sections entitled "SUPERVISION AND
the sections entitled "INFORMATION     REGULATION - Supervision and
REGARDING WESTERN - Management's       Regulation - Western - Bank Holding
Discussion and Analysis of Financial   Company Liquidity" and "-
Condition and Results of Operations"   Limitations on Dividend Payments"
and "INFORMATION REGARDING CENTRAL -   for additional information.
Management's Discussion and Analysis
of Financial Condition and Results          WESTERN'S FUTURE GROWTH MAY BE
of Operations."                        LIMITED IF IT IS NOT ABLE TO RAISE
                                       ADDITIONAL CAPITAL
     INTEREST RATES AND OTHER
CONDITIONS IMPACT PROFITABILITY             Banks and bank holding
                                       companies are required to conform to
     Western's and Central's           regulatory capital adequacy
profitability depends on the           guidelines and maintain their
difference between the rates of        capital at specified percentages of
interest they charge their borrowers   their assets. Failure to comply with
and earn on their loans and            these guidelines limits Western's
investments, and the interest rates    ability to grow and could result in
they pay on deposits and other         banking regulators requiring
borrowings. Like other financial       increased capital levels or reduced
institutions, Western's and            loan and other earning asset levels.
Central's net interest income is       Therefore, in order to continue to
affected by general economic           increase its earning assets and net
conditions and other uncontrollable    income, Western may, from time to
factors, like the monetary policies    time, need to raise additional
of the FRB, which influences market    capital. Western cannot assure you
interest rates. Accordingly, the       that additional sources of capital
ability to adjust the interest rates   will be available or, if they are,
on investments, loans and deposit      that the additional capital will be
products in response to changes in     available on economically reasonable
market interest rates may be limited   terms. For additional information,
for a period of time. Consequently,    please read the sections entitled
Western's and Central's inability to   "SUPERVISION AND REGULATION -
immediately respond to changes in      Supervision and Regulation -
market interest rates can have         Western's Banking Subsidiaries and
either a positive or negative effect   Central - Risk-Based Capital
on net interest income, capital,       Guidelines" and "INFORMATION
                                       REGARDING WESTERN - Trust Preferred
                                       Securities Offerings."

                                            WESTERN HAS A CONTINUING NEED
                                       TO ADAPT TO TECHNOLOGICAL CHANGES

                                            The banking industry is
                                       undergoing rapid technological
                                       changes with frequent introductions
                                       of new technology-driven products
                                       and services. The effective use of
                                       technology allows Western and



Western's subsidiaries to:                                       companies to engage in activities that were previously
                                                                 prohibited. Also, banks and bank holding companies are
     -     better serve their respective customers;              permitted to affiliate with other financial service
                                                                 providers such as insurance companies and securities firms.
     -     increase operating efficiencies through               Consequently, a qualifying bank holding company, called a
           reduced operating costs;                              financial holding company, can engage in a full range of
                                                                 financial activities, including banking, insurance, and
     -     provide a wider range of products and services to     securities activities, as well as merchant banking and
           their customers; and                                  additional activities that are "financial in nature" or
                                                                 "incidental" to those financial activities. Moreover,
     -     attract new customers.                                various non-bank financial services providers can acquire
                                                                 banks while simultaneously offering services such as
Future success partially depends upon Western's ability to       securities underwriting and brokering insurance products.
successfully use technology in providing products and            The GLB Act also expands passive investment activities for
services that will satisfy customers' demands for                bank holding companies that qualify as financial holding
convenience, as well as to create additional operating           companies, thereby permitting them to indirectly invest in
efficiencies. Western's larger competitors already have          any type of company, financial or non-financial, through
existing technological infrastructures and substantially         merchant banking and insurance company affiliations.
greater resources to invest in technological improvements.       Consequently, Western and Central may face additional
Western cannot assure you that it will be able to                competition from thrift institutions, insurance companies
effectively implement new technology-driven products and         and securities firms which choose to enter the banking
services as they develop, or be successful in marketing          business. Additionally, their ability to cross-market
those products and services to their current and prospective     banking products to their existing customers may make it
customers.                                                       more difficult for Western and Central to retain their
                                                                 current customers, as well as making it more difficult for
     WESTERN AND CENTRAL COMPETE AGAINST LARGER                  them to attract new customers. For additional information,
     BANKS AND OTHER INSTITUTIONS WHICH OPERATE WITH             please read the section entitled "SUPERVISION AND REGULATION
     FEWER REGULATORY CONSTRAINTS                                - Supervision and Regulation - Western's Banking
                                                                 Subsidiaries and Central."
     Western and Central compete for loans and deposits with
other banks, savings and thrift associations and credit               CURRENT BANKING LAWS AND REGULATIONS AFFECT ACTIVITIES
unions located in their service areas, as well as with other
financial services organizations such as brokerage firms,             Western and Central are subject to extensive
insurance companies and money market mutual funds. These         regulation. Supervision, regulation and examination of banks
competitors aggressively solicit customers within their          and bank holding companies by regulatory agencies are
market area by advertising through direct mail, the              intended primarily to protect depositors rather than
electronic media and other means. Many of their competitors      stockholders. These regulatory agencies examine bank holding
have been in business longer, have established customer          companies and commercial banks, establish capital and other
bases and are substantially larger. These competing              financial requirements and approve acquisitions or other
financial institutions offer services, including                 changes of control of financial institutions. Western's and
international banking services, that Western and Central can     Central's ability to establish new facilities or make
only offer through correspondents, if at all. Additionally,      acquisitions requires approvals from applicable regulatory
their larger competitors have greater capital resources and,     bodies. Changes in legislation and regulations will continue
consequently, higher lending limits. Finally, some of their      to have a significant impact on the banking industry.
competitors are not subject to the same degree of                Although some of the legislative and regulatory changes may
regulation. For additional information, please read the          benefit Western and Central, others may increase their costs
sections entitled "INFORMATION REGARDING WESTERN - Business      of doing business and assist their non-bank competitors who
of Western - Competition" and "INFORMATION REGARDING CENTRAL     are not subject to similar regulation. For additional
- Business of Central - Competition."                            information, please read the section entitled "SUPERVISION
                                                                 AND REGULATION."
     On November 12, 1999, the Gramm-Leach-Bliley Act, or
GLB Act, became effective. The GLB Act significantly changed the regulatory structure and oversight of the financial
services industry. The GLB Act allows banks and bank holding


                      MARKETS; MARKET PRICES AND DIVIDENDS

     The following chart summarizes the approximate high and low bid prices and dividends declared per share for Western and Central common stock. Western common stock has been quoted on the Nasdaq National Market and traded under the symbol "WSBA" since July 29, 1999. Before that date, Western common stock was traded on the over-the-counter marker under the symbol "WESA." Central common stock has been quoted on the over-the-counter market since August 4, 2000 under the symbol "CRCA." The information in the following table is based upon information provided by the OTC Bulletin Board for prices on the over-the-counter market and by the National Association of Securities Dealers for prices on the Nasdaq National Market. This information has been adjusted to reflect stock dividends, including the 5% stock dividend paid by Western on November 26, 2001 to shareholders of record on November 15, 2001. Bid quotations reflect inter-dealer prices, without adjustments for mark-ups, mark-downs, or commissions and may not necessarily represent actual transactions.

                                       WESTERN COMMON STOCK                 CENTRAL COMMON STOCK
                                 ---------------------------------    ---------------------------------
                                 HIGH BID     LOW BID    DIVIDENDS    HIGH BID    LOW BID     DIVIDENDS
                                 --------     -------    ---------    --------    -------     ---------
1999
     First Quarter............    $15.19       $14.06        N/A          N/A         N/A        N/A
     Second Quarter...........    $14.51       $11.33        N/A          N/A         N/A        N/A
     Third Quarter............    $13.71       $10.69        N/A          N/A         N/A        N/A
     Fourth Quarter...........    $12.92       $10.43      $0.05          N/A         N/A        N/A
2000
     First Quarter............    $12.90       $ 9.07      $0.05          N/A         N/A        N/A
     Second Quarter...........    $11.02       $ 8.64        N/A          N/A         N/A        N/A
     Third Quarter............    $10.37       $ 8.42        N/A       $ 9.00      $ 9.00        N/A
     Fourth Quarter...........    $11.01       $ 9.41        N/A       $ 9.00      $ 9.00        N/A
2001
     First Quarter............    $13.61       $ 9.07        N/A       $10.13      $ 9.00        N/A
     Second Quarter...........    $13.60       $11.56        N/A       $11.00      $10.00        N/A
     Third Quarter............    $13.97       $12.70        N/A       $13.37      $11.50        N/A
     Fourth Quarter...........    $16.25       $12.38        N/A       $13.00      $13.00        N/A


     The following table sets forth the closing price per share of Western common stock on the Nasdaq National Market and the closing price per share of Central common stock as reported by the OTC Bulletin Board on November 15, 2001, the last trading day before the date on which Western and Central announced the execution of the merger agreement, and as of ______________, 2002, the last practicable date prior to the date of this proxy statement-prospectus.


                                                                WESTERN                  CENTRAL
MARKET PRICE PER SHARE AS OF                                 COMMON STOCK              COMMON STOCK
----------------------------                             --------------------         ---------------
November 15, 2001...................................            $13.81                       $12.50
______________, 2002................................            $_____                       $_____


     You should obtain current market quotations for Western and Central common stock. The market price of Western common stock will probably fluctuate between the date of this proxy statement-prospectus, the date on which the merger is completed and after the merger. Because the market price of Western common stock is subject to fluctuation, the number of shares of Western common stock that you may receive in the merger may increase or decrease.

                             SELECTED FINANCIAL DATA

     Western and Central are providing the following information to aid you in your analysis of the financial aspects of the merger. The following charts show financial results actually achieved by Western and Central. The charts also show results as if the companies had been combined for the periods presented after giving effect to the purchase method of accounting and other merger-related adjustments described in the Notes to Unaudited Pro Forma Combined Condensed Financial Statements on page __. When you read this information, you should also read the information under the Section "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA" on page __.

WESTERN

     Western derived its annual historical financial data for 1999 and 2000 from the consolidated financial statements included elsewhere herein. Financial data at or for the nine months ended September 30, 2001 and 2000 came from Western's unaudited quarterly consolidated financial statements included in its Quarterly Reports on Form 10-Q as of September 30, 2001 and 2000. In the opinion of Western's management, all adjustments, consisting solely of recurring adjustments, necessary to fairly present the data at those dates and for those periods have been made. YOU SHOULD NOT ASSUME THAT THE RESULTS OF OPERATIONS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2001 INDICATE THE RESULTS THAT MAY BE EXPECTED FOR THE FULL CALENDAR YEAR.


                             WESTERN SIERRA BANCORP

                                                  AT OR FOR THE NINE
                                                     MONTHS ENDED                           AT OR FOR THE YEAR
                                                     SEPTEMBER 30,                          ENDED DECEMBER 31,
                                                 --------------------    --------------------------------------------------------
                                                   2001        2000        2000        1999        1998        1997        1996
                                                 --------    --------    --------    --------    --------    --------    --------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income..............................  $ 27,013    $ 24,939    $ 34,048    $ 28,508    $ 26,854    $ 24,518    $ 21,332
  Interest expense.............................    11,039      10,540      14,595      10,858      10,994       9,857       8,759
                                                 --------    --------    --------    --------    --------    --------    --------
          Net interest income..................    15,974      14,399      19,453      17,650      15,860      14,661      12,573
  Provision for loan losses....................       625         480         380         920       1,011       1,243       1,406
                                                 --------    --------    --------    --------    --------    --------    --------
          Net interest income after
          provision for loan losses............    15,349      13,919      19,073      16,730      14,849      13,418      11,167
  Other operating income.......................     3,967       2,573       3,745       3,580       4,284       3,484       3,028
  Other operating expenses.....................    13,211      12,208      16,602      15,401      16,556      14,347      11,955
                                                 --------    --------    --------    --------    --------    --------    --------
          Income before taxes..................     6,105       4,284       6,216       4,909       2,577       2,555       2,240
  Income tax expense...........................     2,238       1,459       2,332       1,601         875         924         817
                                                 --------    --------    --------    --------    --------    --------    --------
          Net income...........................  $  3,867    $  2,825    $  3,884    $  3,308    $  1,702    $  1,631    $  1,423
                                                 ========    ========    ========    ========    ========    ========    ========
ENDING BALANCE SHEET DATA:
  Assets.......................................  $522,121    $450,070    $474,603    $391,883    $382,503    $321,738    $267,505
  Investment securities........................  $ 58,926    $ 75,438    $ 74,134    $ 72,179    $ 70,187    $ 48,997    $ 43,895
  Loans, net of allowance for loan losses......  $371,534    $288,428    $324,856    $270,562    $212,422    $195,216    $176,034
  Allowance for loan losses....................  $  4,938    $  4,153    $  4,395    $  3,794    $  2,988    $  3,014    $  2,169
  Deposits.....................................  $471,175    $411,220    $433,771    $343,184    $343,442    $292,454    $240,457
  Other liabilities............................  $  5,929    $  4,746    $  4,695    $ 17,784    $  9,754    $  2,898    $  2,321
  Total shareholders' equity...................  $ 39,017    $ 34,104    $ 36,137    $ 30,915    $ 29,307    $ 26,386    $ 24,727
PER SHARE DATA(1)
AND OTHER SELECTED RATIOS:
  Net income per common share:
     Basic.....................................  $   1.07    $   0.75    $   1.08    $   0.93    $   0.50    $   0.47    $   0.41
     Diluted...................................  $   1.05    $   0.73    $   1.06    $   0.90    $   0.49    $   0.46    $   0.40
  Cash dividends declared per share............  $   0.00    $   0.05    $  10.00    $   0.05    $   0.04    $   0.10    $   0.12
  Book value per share.........................  $  11.01    $   9.01    $   9.98    $   9.04    $   9.16    $   8.70    $   8.59
  Shareholders' equity to assets at period end.      7.47%       7.58%       7.61%       7.89%       7.66%       8.20%       9.24%
  Return on average assets.....................      1.06%       0.89%       0.91%       0.87%       0.49%       0.55%       0.55%
  Return on average equity.....................     13.98%      12.47%      12.08%      11.71%       6.13%       6.44%       6.20%
  Average equity to average assets.............      7.60%       7.17%       7.51%       7.49%       8.01%       8.20%       9.24%
  Net interest margin..........................      4.79%       5.00%       4.98%       5.10%       5.06%       5.70%       6.03%

CENTRAL

     Central derived its historical financial data for 1998 to 2000 from its audited financial statements included elsewhere herein. YOU SHOULD KNOW THAT CENTRAL FIRST OPENED FOR BUSINESS ON APRIL 24, 1998. THEREFORE, THE INFORMATION FOR 1998 ONLY REFLECTS CENTRAL'S RESULTS OF OPERATIONS SINCE THAT DATE. Financial data at or for the nine-

--------
(1)      All per share data have been adjusted for stock dividends.

months ended September 30, 2001 and 2000 came from Central's unaudited quarterly financial statements included elsewhere herein. However, in the opinion of Central's management, all adjustments, consisting solely of recurring adjustments, necessary to fairly present the data at those dates and for those periods have been made. YOU SHOULD NOT ASSUME THAT THE RESULTS OF OPERATIONS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2001 INDICATE THE RESULTS THAT MAY BE EXPECTED FOR THE FULL CALENDAR YEAR.


                             CENTRAL CALIFORNIA BANK

                                                      AT OR FOR THE NINE
                                                         MONTHS ENDED                    AT OR FOR THE YEAR
                                                         SEPTEMBER 30,                   ENDED DECEMBER 31,
                                                   -----------------------      -------------------------------------
                                                     2001           2000          2000         1999            1998
                                                   --------       --------      --------      --------       --------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income ............................     $  3,522       $  2,757      $  3,824      $  2,141       $    533
  Interest expense ...........................        1,502          1,071         1,495           777            182
                                                   --------       --------      --------      --------       --------
          Net interest income ................        2,020          1,686         2,329         1,364            351
  Provision for loan losses ..................          131            157           289           138            160
                                                   --------       --------      --------      --------       --------
          Net interest income after
          provision for loan losses ..........        1,889          1,529         2,040         1,226            191
  Other operating income .....................          410            166           228            94             18
  Other operating expenses ...................        2,004          1,590         2,157         1,571            867
                                                   --------       --------      --------      --------       --------
          Income (loss) before taxes .........          295            105           111          (251)          (658)
  Income tax (benefit) expense ...............          (96)             1             1             1              1
                                                   --------       --------      --------      --------       --------
          Net income (loss) ..................     $    391       $    104      $    110      $   (252)      $   (659)
                                                   ========       ========      ========      ========       ========
ENDING BALANCE SHEET DATA:
  Assets .....................................     $ 67,873       $ 47,190      $ 49,921      $ 38,096       $ 20,036
  Investment securities ......................     $  2,503       $  1,193      $  1,996      $      0       $      0
  Loans, net of allowance for loan losses.....     $ 44,043       $ 32,402      $ 33,721      $ 26,044       $  7,295
  Allowance for loan losses ..................     $    581       $    454      $    418      $    296       $    160
  Deposits ...................................     $ 62,401       $ 42,341      $ 44,926      $ 33,243       $ 15,251
  Other liabilities ..........................     $    500       $    286      $    427      $    214       $     75
  Total shareholders' equity .................     $  4,972       $  4,563      $  4,569      $  4,459       $  4,711
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Net income (loss) per common share:
     Basic ...................................     $   0.64       $   0.17      $   0.18      $  (0.41)      $  (1.08)
     Diluted .................................     $   0.64       $   0.17      $   0.18      $  (0.41)      $  (1.08)
  Cash dividends declared per share ..........     $   0.00       $   0.00      $   0.00      $   0.00       $   0.00
  Book value per share .......................     $   8.13       $   7.48      $   7.49      $   7.31       $   7.72
  Shareholders' equity to assets at period end         7.32%          9.67%         9.15%        11.70%         23.50%
  Return on average assets ...................         0.88%          0.32%         0.25%        (0.94%)        (4.06%)
  Return on average equity ...................        11.02%          3.11%         2.46%        (5.65%)       (12.99%)
  Average equity to average assets ...........         8.03%         10.70%        10.42%        16.60%         23.51%
  Net interest margin ........................         4.87%          5.35%         5.73%         5.38%          4.78%

               SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following table provides pro forma financial information for Western assuming that the merger took place at September 30, 2001 and December 31, 2000, using an assumed exchange ratio of 0.94 shares of Western common stock for each share of Central common stock, and accounting for the merger as a purchase. Please read the section entitled "THE MERGER - Accounting Treatment" for additional information. You should also read this information together with Western's and Central's financial statements and related notes appearing in this proxy statement-prospectus. Please refer to the section entitled "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA" for additional information.

     The unaudited pro forma combined balance sheet data are not necessarily indicative of the actual financial position that would have existed had the merger occurred on the dates indicated, or that may exist in the future. The unaudited pro forma combined results of operations are not necessarily indicative of the results that would have occurred had the merger taken place at the beginning of the periods indicated or that may be achieved in the future.


                        WESTERN SIERRA BANCORP PRO FORMA

                                                        AT OR FOR THE          FOR THE
                                                      NINE MONTHS ENDED       YEAR ENDED
                                                      SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                                      ------------------   -----------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income .................................         $ 30,535          $ 37,873
  Interest expense ................................           12,715            16,322
                                                            --------          --------
          Net interest income .....................           17,820            21,551
  Provision for loan losses .......................              756               670
                                                            --------          --------
          Net interest income after
            Provision for loan losses .............           17,064            20,881
  Other operating income ..........................            4,377             3,973
  Other operating expenses ........................           15,355            18,946
                                                            --------          --------
          Income before taxes .....................            6,086             5,908
  Income tax expense ..............................            2,016             2,165
                                                            --------          --------
          Net income ..............................         $  4,070          $  3,743
                                                            ========          ========
ENDING BALANCE SHEET DATA:
  Assets ..........................................         $594,129               N/A
  Securities ......................................         $ 61,429               N/A
  Loans, net of allowance for loan and lease losses         $415,577               N/A
  Deposits ........................................         $533,576               N/A
  Other liabilities ...............................         $  4,029               N/A
Preferred beneficial interests in junior
   Subordinated debentures ........................         $ 10,109               N/A
  Total shareholders' equity ......................         $ 44,015               N/A
PER SHARE DATA(1) AND OTHER SELECTED RATIOS:
  Net income per common share:
     Basic ........................................         $   1.03          $   0.95
     Diluted ......................................         $   1.01          $   0.94
  Dividends declared per share ....................         $   0.00          $   0.00
  Book value per share ............................         $  11.36               N/A
  Shareholders' equity to assets at period end ....             7.41%              N/A
  Return on average assets ........................             1.00%             0.81%
  Return on average equity ........................            13.32%            10.40%
  Average equity to average assets ................             7.60%             7.83%
  Net interest margin .............................             4.61%             4.44%

--------
(1)  All per share data have been adjusted for stock dividends.

                SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA

     The table below shows the earnings, book value and dividends per share for Western and Central both on a historical and a pro forma basis. The Western pro forma data was derived by combining historical consolidated financial information of Western and Central using the purchase method of accounting for business combinations. Central equivalent pro forma data was derived by multiplying the Western pro forma income per share before nonrecurring charges or credits directly attributable to the transaction, the pro forma book value per share, and the pro forma dividends per share by an assumed exchange ratio of
0.94 shares of Western common stock for each share of Central common stock, so that the per share amounts are equated to the respective values for one share of Central common stock.(1)

     You should read the respective audited and unaudited financial statements and related footnotes of Western and Central attached to this proxy statement-prospectus.

                                                         AT OR FOR THE              AT OR FOR THE
                                                          NINE MONTHS                   YEAR
                                                             ENDED                      ENDED
                                                       SEPTEMBER 30, 2001         DECEMBER 31, 2000
                                                       ------------------         -----------------
BASIC EARNINGS PER SHARE:
  Western...........................................          $1.07                   $1.08
  Central...........................................          $0.64                   $0.18
  Western unaudited pro forma.......................          $1.03                   $0.95
  Central equivalent pro forma......................          $0.97                   $0.89

DILUTED EARNINGS PER SHARE:
  Western...........................................          $1.05                   $1.06
  Central...........................................          $0.64                   $0.18
  Western unaudited pro forma.......................          $1.01                   $0.94
  Central equivalent pro forma......................          $0.95                   $0.89

DIVIDENDS PER SHARE:
  Western cash dividends per share..................            N/A                   $0.05
  Central cash dividends per share..................            N/A                     N/A
  Western unaudited pro forma cash
     dividends per share............................            N/A                     N/A
  Central equivalent pro forma cash
     dividends per share............................            N/A                     N/A

BOOK VALUE PER SHARE:
  Western...........................................         $11.01                   $9.98
  Central...........................................          $8.13                   $7.49
  Western unaudited pro forma.......................         $11.36                  $10.40
  Central equivalent pro forma......................         $10.68                   $9.78


                           THE CENTRAL SPECIAL MEETING

GENERAL

     Central California Bank will hold its special shareholders' meeting on March 19, 2002 at 5:00 p.m., local time, at 181 S. Washington Street, Sonora, California 95370. At the special shareholders' meeting, you will vote upon a proposal to approve the merger agreement. You may also vote upon a proposal to adjourn or postpone the Central special meeting for the purpose of, among other things, allowing additional time for the solicitation of proxies to approve the merger agreement.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Only holders of record of Central common stock at the close of business on January 30, 2002, the record date for Central's special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, 612,738 shares of Central common stock were issued and outstanding and held by approximately _____ holders of record. A majority of the shares of Central common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at the special meeting in order for a quorum to be present for purposes of transacting business at the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies.

NUMBER OF VOTES; CUMULATIVE VOTING

--------
(1)  All per share data have been adjusted for stock dividends.

     Holders of record of Central common stock on the record date are each entitled to one vote per share on each matter to be considered at the special meeting. You will not be entitled to cumulate votes since you will not be voting to elect directors at the special meeting.

VOTES REQUIRED

     The approval of the merger agreement and the merger requires the affirmative vote of the holders of record of at least a majority of the shares of Central common stock outstanding on the record date.

VOTING OF PROXIES

     SUBMITTING PROXIES

     Central shareholders may vote their shares in person by attending the special meeting or they may vote their shares by proxy by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage pre-paid envelope.

     If a written proxy card is signed by a shareholder and returned without instructions, the shares represented by the proxy will be voted "FOR" the proposal presented at the special meeting. Central shareholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at the special meeting. Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your failure to instruct your broker on how to vote your shares will have the same effect as a vote against the proposal to approve the merger agreement and the merger.

     REVOKING PROXIES

     Central shareholders of record may revoke their proxies at any time before the time their proxies are voted at the special meeting. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of Central California Bank, by a later-dated proxy signed and returned by mail or by attending the special meeting and voting in person. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. The shareholder must inform the Corporate Secretary at the special meeting, prior to the vote, that he or she wants to revoke his or her proxy and vote in person. Any written notice of a revocation of a proxy must be sent so as to be received before the taking of the vote at the special meeting as follows:

                       Central California Bank
                       14685 Mono Way
                       Sonora, California 95370
                       Attention: Lloyd Overholtzer
                       Corporate Secretary

     ABSTENTIONS AND BROKER NON-VOTES

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote those shares with respect to the approval of the transactions contemplated by the merger agreement, including the merger, in the absence of specific instructions from the customers. We refer to these as "broker non-votes." Abstentions and broker non-votes will not be counted as a vote "FOR" or "AGAINST" the merger agreement and merger at the special meeting, but will have the same effect as a vote "AGAINST" the merger agreement and merger.

     OTHER MATTERS

     The special meeting is being called to approve the merger agreement and the merger. No other business is stated in the notice. Therefore, no other matters or business will be transacted at the special meeting. If a proposal to adjourn the special meeting is properly presented, however, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against approval of the merger and the merger agreement.

     SOLICITATION OF PROXIES

     Central will pay for the cost of solicitation of proxies. In addition to solicitation by mail, the directors, officers and employees of Central may also solicit proxies from shareholders by telephone, facsimile, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Central will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

     Shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. Instructions for the surrender of certificates representing shares of Central common stock will be mailed by Western's exchange agent, Computershare Investor Services, LLC, to former Central shareholders shortly after the merger is completed. Please read the section entitled "THE MERGER - The Merger Agreement - Exchange of Stock Certificates" for additional information.

                                   THE MERGER

     THIS SECTION OF THE PROXY STATEMENT-PROSPECTUS DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT-PROSPECTUS. THE FOLLOWING DISCUSSION, INCLUDING AND THE DISCUSSION UNDER THE SUBSECTION ENTITLED "THE MERGER AGREEMENT," DESCRIBES IMPORTANT ASPECTS OF THE MERGER AND THE MATERIAL TERMS OF THE MERGER AGREEMENT. THESE DESCRIPTIONS ARE QUALIFIED BY REFERENCE TO APPENDIX A.

HISTORY OF THE MERGER

     During the summer of 2001, Mr. Gary D. Gall, Western's President and Chief Executive Officer, and Mr. C. Frederick Rowden, Central's President and Chief Executive Officer, had several informal conversations regarding a proposed strategic combination between Western and Central. The proposed strategic combination involved Western's acquisition of Central, with Central operating as Western's wholly-owned subsidiary, and the subsequent transfer to Central of the Western Sierra branches doing business as Sentinel Community Bank.

     On July 19, 2001, information regarding the proposed combination was presented to Western's Board of Directors. The substance of the information presented, among other things, involved core earnings resulting from the proposed combination with Central, income tax issues and the effect of the proposed combination on Western's earnings per share. Additionally, financial models regarding the potential economic efficiencies of the proposed combination were presented.

     On August 14, 2001, the Executive Committee of Western's Board of Directors met to discuss various alternatives for acquiring Central. After the discussion, Mr. Gall requested approval to execute a letter of interest and enter into a confidentiality agreement with Central. On August 21, 2001, Mr. Gall and one of Western's directors, Mr. Osvaldo I. Scariot, met with Central's Mergers & Acquisitions Committee.

     On August 28, 2001, at a special meeting of Central's Board of Directors, an expression of interest letter from Western and a preliminary financial analysis of a proposed transaction with Western were reviewed with representatives of Alex Sheshunoff & Co. Investment Banking, L.P. Sheshunoff provided informal information to the Board based on information provided to Sheshunoff by Central. Sheshunoff had not been retained at this point as the Company's advisor. Central formally retained Sheshunoff on September 30, 2001. Following the review of the financial analysis and other considerations discussed with its accounting and legal advisors, Central's Board of Directors invited the Chairman and the President and Chief Executive Officer of Western to join the meeting and present their proposal. After they concluded their presentation of the proposal and left the meeting, Central's Board of Directors continued to review the proposal with its advisors. Thereafter, Central's Board of Directors authorized Central's Mergers & Acquisitions Committee to initiate discussions to facilitate the exchange of information with Western and the conduct of due diligence reviews of the operations of each party preliminary to consideration of a possible merger transaction. Special meetings of Central's Board of Directors were held on September 5 and 13, 2001, and of Central's Mergers & Acquisitions Committee on September 7, 2001, to review the discussions with Western. On September 10, 2001, a revised expression of interest letter was delivered to Central by Western reflecting the ongoing discussions between the parties. On September 20, 2001, Central signed a confidentiality agreement with Western to begin the exchange of information and respective due diligence examinations. A special meeting of Central's Mergers & Acquisitions Committee was held on October 15, 2001, to continue review of the discussions and the status of the exchange of information with Western.

     On October 29, 2001, a special meeting of Central's Mergers & Acquisitions Committee was held to review an initial draft merger agreement. On October 30, 2001, at a special meeting of Central's Executive Committee of the Board of Directors, the Mergers & Acquisitions Committee reviewed with the Executive Committee the initial draft merger agreement and issues raised during the October 29, 2001 Mergers & Acquisitions Committee meeting. The issues raised during review of the initial draft merger agreement were communicated to Western and discussions continued. Special meetings of Central's Mergers & Acquisitions Committee were held on November 1 and 8, 2001, to review the status of the discussions, the information exchange and the results of the due diligence examinations conducted by Central personnel and outside loan review and compliance, accounting and legal advisors.

     Following further discussions, a revised draft merger agreement dated November 12, 2001, was reviewed by Central's Board of Directors at a special meeting held on November 15, 2001. At the special meeting, representatives of Central's financial advisor, Sheshunoff, reviewed their financial analysis concerning the proposed transaction. After review and discussion of the financial analysis and the fairness opinion with the financial advisor, and further review of accounting and legal considerations with Central's accounting and legal advisors, Central's Board of Directors authorized the execution of the merger agreement and the issuance of a press release announcing the execution of the merger agreement.

     Western and Central executed the merger agreement on November 15, 2001. Prior to the opening of the OTC Bulletin Board on November 16, 2001, the parties issued a joint press release publicly announcing the merger.

REASONS FOR THE MERGER

     Western's Board of Directors believes that the two companies complement each other in their community-based approaches to banking, their lines of business, and in terms of their markets, both geographic and demographic. Consequently, Western perceives opportunities for increased operating efficiencies through combination and believe that, by combining forces, Western and Central will be able more effectively to compete and more successfully take advantage of banking opportunities than either could individually.

     Consequently, the merger is intended to serve the following purposes:

    -     broaden the combined entities' geographic bases;

    -     increase market share in Tuolumne County;

    - create a larger consolidated financial services entity to better compete with other larger financial institutions;

    - enhance shareholder value by achieving certain cost savings from increased efficiencies; and

    - enter the Northern California East Bay market area using the expertise of Central's management and key personnel and Central's approved but unopened branch office to be located in Antioch, California.

     Central's Board of Directors believes that the merger is fair to and in the best interests of Central shareholders from a financial point of view. In reaching their conclusion to approve the merger, Central's Board of Directors considered numerous factors, including:

    - the terms, conditions, covenants, and representations contained in the merger agreement and related agreements, including the number and value of the shares of Western common stock to be issued and the cash to be paid in exchange for the outstanding shares of Central common stock;

    - information with respect to historical and recent trading prices for Central common stock and Western common stock and possible trading prices for each independently and on a combined basis in the future;

    - the fact that Western common stock trades on the Nasdaq National Market and the historical trading volume of its common stock, and the possibility of greater market capitalization and liquidity of Western common stock following the merger compared to Central's current stock liquidity;

    - the belief that the merger will greatly enhance the long-term prospects for stock value;

    - the tax-free nature of the merger as to shares of Western common stock received in exchange for shares of Central common stock;

    - the flexibility of the pricing in the transaction presenting the opportunity for Central shareholders to receive Western common stock, cash or a combination of both in exchange for their shares of Central common stock;

    - the financial condition, results of operations and business risks of Central on both an historical and prospective basis;

    - the opportunities for expansion of the geographic base of the combined companies as a result of the merger, creating a greater market for the products and services of Central;

    - the enhancement of Central's competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates as a result of the merger;

    -     current industry, economic and market conditions;

    - the financial condition, financial performance, business operations, capital levels, asset quality, loan portfolio composition, and prospects of Western on an historical and prospective basis;

    - presentations by Central's financial advisors, Alex Sheshunoff & Co. and their opinion that the consideration to be received by Central shareholders in the merger is fair to Central shareholders from a financial point of view;

    - review of the results of financial and business due diligence completed by Central's officers and representatives;

    - the geographic areas and market conditions where Western conducts business compared to those where Central conducts business, and the effect of economies in those markets on Western's performance, including the acquisition of offices of Western's subsidiary, Western Sierra National Bank, doing business as Sentinel Community Bank, by Central after the merger;

    - the geographic and business fit of Western and Central and the complimentary nature of their respective businesses, including the compatibility of their existing branch structures;

    - the likelihood of the merger being approved by the appropriate regulatory authorities;

    -     the structure of the merger and the resulting corporate entities; and

    - the impact of the merger on Central's depositors, customers, and employees and on the communities in which Central operates.

     This discussion of material factors considered by Central's Board of Directors is not exhaustive, but does set forth the principal factors considered. Central's Board of Directors collectively reached a unanimous conclusion to approve the merger not only in light of these factors, but by considering other such factors as each member felt was appropriate. Central's Board of Directors did not assign relative or specific weights to any of the factors described above and individual directors may have weighed each factor differently. After consideration of these factors, Central's Board of Directors concluded that the merger is in the best interests of Central and Central shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF CENTRAL UNANIMOUSLY RECOMMENDS THAT THE MERGER AGREEMENT, THE RELATED AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED BY THOSE AGREEMENTS, INCLUDING THE MERGER OF CENTRAL WITH WESTERN'S WHOLLY-OWNED SUBSIDIARY, NEW CCB BANK (IN ORGANIZATION), TO FACILITATE THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT WHEREBY CENTRAL SHALL BECOME A WHOLLY-OWNED SUBSIDIARY OF WESTERN FOLLOWING THE MERGER, BE APPROVED BY CENTRAL SHAREHOLDERS.

STRUCTURE OF THE MERGER

     The merger agreement provides that Central will merge with New CCB Bank (In Organization), Western's wholly-owned subsidiary formed solely for the purpose of facilitating the merger. As a result of the merger, New CCB Bank (in Organization) will be the surviving bank and will operate under the name of Central California Bank. Each share of Central common stock issued and outstanding (other than shares with respect to which dissenters' rights have been perfected) will be converted into the right to receive shares of Western common stock, cash or both, based on a formula exchange ratio. Each share of Western common stock outstanding will remain outstanding after the merger. Please read the sections entitled "THE MERGER - Calculation of Consideration Paid to Central Shareholders" and "- Dissenters' Rights" for additional information.

CALCULATION OF CONSIDERATION PAID TO CENTRAL SHAREHOLDERS

     The merger agreement gives each Central shareholder the right to receive merger consideration amounting to $14.10 for each share of Central common stock that they own. Central shareholders may choose to receive the merger consideration in the form of:

    - newly issued shares of Western common stock based, upon a fluctuating exchange ratio, determined by Western's per share stock value;

    -     cash; or

    -     a combination of cash and Western common stock.

     Western's per share stock value used to determine the exchange ratio is determined by taking the higher of:

    - the average per share closing prices of Western's common stock on the Nasdaq National Market for the 20 trading days immediately before the fifth day prior to closing the merger; or

    -     $11.90.

     The exchange ratio will then be determined by dividing $14.10, the value assigned to each share of Central's common stock in the merger agreement, by the Western per share stock value. Central shareholders will also receive cash in lieu of any fractional shares of Western common stock that they would otherwise be entitled to receive.

     The following chart illustrates how changes in Western's per share stock value affects the exchange ratio for each share of Central common stock, for Central shareholders choosing to receive Western common stock as part or all of the merger consideration. Please note that the following chart is only an illustration. It does not indicate what the actual exchange ratio will eventually be at the time of its computation:

        ASSUMED                                               ASSUMED
        WESTERN                                               WESTERN
       PER SHARE                 EXCHANGE                    PER SHARE               EXCHANGE
      STOCK VALUE                 RATIO                     STOCK VALUE               RATIO
      -----------                -------                    -----------              --------
        $ 16.00                  0.8813                        $ 14.00                1.0071
        $ 15.75                  0.8952                        $ 13.75                1.0255
        $ 15.50                  0.9097                        $ 13.50                1.0444
        $ 15.25                  0.9246                        $ 13.25                1.0642
        $ 15.00                  0.9400                        $ 13.00                1.0846
        $ 14.75                  0.9560                        $ 12.75                1.1059
        $ 14.50                  0.9724                        $ 12.50                1.1280
        $ 14.25                  0.9895                        $ 12.25                1.1510
        $ 14.10                  1.0000                        $ 12.00                1.1750
                                                          $ 11.90 to $11.40           1.1849

     FRACTIONAL SHARES

     It is very likely that some, if not most, of Central's shareholders will be entitled to receive a fractional interest of a share of Western common stock in addition to a whole number of shares of Western common stock. The merger agreement provides that, in lieu of receiving a fractional share, Central's shareholders entitled to a fractional share will receive cash equal to the value of the fractional interest. The value of the fractional interest will be based on Western's per share stock value calculated as previously described.

     ILLUSTRATION OF EXCHANGE

     As a result of the way the merger is structured, Central shareholders will receive merger consideration valued at $14.10 for each share of Central common stock owned. The merger consideration paid to individual Central shareholders will comprise either all cash, part cash and part Western common stock, or only Western common stock. The following chart illustrates the approximate amounts of cash and shares of Western common stock that a Central shareholder, owning 100 shares, would receive, assuming varying Western per share stock values and different percentages of cash and Western common stock chosen. The amounts of cash received in each example are rounded to the nearest whole dollar, and adjusted for the amount of cash that would be paid in lieu of issuing fractional shares of Western common stock. PLEASE NOTE THAT THE VALUES OF WESTERN COMMON STOCK USED ARE FOR ILLUSTRATIVE PURPOSES ONLY, AND DOES NOT INDICATE WHAT THE ACTUAL EXCHANGE RATIO WILL EVENTUALLY BE AT THE TIME OF ITS COMPUTATION.

       ASSUMING THAT 100 SHARES OF CENTRAL COMMON STOCK ARE EXCHANGED AND
                      THE WESTERN PER SHARE STOCK VALUE IS:

                                                   $14.00                         $15.00                      $16.00
                                          -------------------------     --------------------------    -------------------------
THE CENTRAL SHAREHOLDER WILL RECEIVE                      SHARES OF                      SHARES OF                    SHARES OF
CASH AND/OR WESTERN COMMON STOCK:         CASH             WESTERN       CASH             WESTERN      CASH            WESTERN
------------------------------------      ------          ---------     ------           ---------    ------          ---------
If 100% cash is chosen                    $1,410              --        $1,410              --        $1,410              --
If 75% cash and 25% stock is chosen       $1,060              25        $1,065              23        $1,058              22
If 50% cash and 50% stock is chosen       $  710              50        $  705              47        $  706              44
If 25% cash and 75% stock is chosen       $  360              75        $  360              70        $  354              66
If 100% stock(1) is chosen                $   10             100            --              94        $    2              88

     The merger agreement requires Western to pay Central shareholders a total of $9,173,070 in exchange for their shares of Central common stock. Of that amount, $4,998,000 will be in equivalent value of shares of Western common stock, based on the exchange ratio determined as described above. The remaining $4,175,070 will be comprised of cash. The allotted amount of cash will be subject to adjustment for: (i) cash paid in lieu of issuing fractional shares;
(ii) cash paid to Central's officers and directors upon cancellation of outstanding stock options;
--------
(1) Where 100% Western common stock is chosen, the example reflects cash paid in lieu of issuing fractional shares of Western common stock.

and (iii) cash received by Central as a result of the exercise of stock options after November 15, 2001. Western and Central have estimated that, after these adjustments, the total cash portion of the merger consideration available to Central shareholders will be approximately $3,639,000.

     The limits placed on the amounts of cash paid and shares of Western common stock issued in the merger makes it possible that Central shareholders, in the aggregate, may elect to receive more cash or Western common stock than allotted. To address this possibility, the merger agreement provides for prorations of the amount of Western common stock and/or cash payable to Central shareholders. Accordingly, based on the aggregate form of payment chosen by Central shareholders, an individual Central shareholder may not receive the exact amount of cash and/or Western common stock that he or she chose. The prorations will occur in two stages based upon the time Central shareholders surrender their share certificates to Western's exchange agent, as follows:

          STAGE 1 - Those Central shareholders who surrender their share certificates within 30 days of the mailing of exchange notices and related instructions and elect, in the aggregate, to receive more shares of Western common stock or more cash than the amounts allotted, will have each of their individual elections adjusted on a pro rata basis. This adjustment will ensure that the aggregate number of shares of Western common stock issued, or the aggregate amount of cash paid, does not exceed the amounts allotted.

          STAGE 2 - Those Central shareholders who surrender their share certificates after the prescribed period of time will not be entitled to choose the form of payment. Instead, those Central shareholders' elections will not be individually honored, but will be paid Western common stock, cash or any combination of the two on a pro rata basis out of the remaining pool of cash and/or shares of Western common stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     GENERAL

     The following discussion addresses the material federal income tax considerations of the merger that are generally applicable to Central shareholders. In addition, it does not address the tax consequences of the merger under foreign, state, or local tax laws or the tax consequences of transactions completed before or after the merger, such as the exercise of options to purchase Central common stock in anticipation of the merger. Also, the following discussion does not deal with all federal income tax considerations that may be relevant to certain Central shareholders in light of their particular circumstances, such as shareholders who:

    -     are dealers in securities;

    -     are insurance companies, or tax-exempt organizations;

    -     are subject to alternative minimum tax;

    - hold their shares as part of a hedge, straddle, or other risk reduction transaction;

    -     are foreign persons;

    -     dissent from the merger; or

    - acquired their Central common stock through the exercise of stock options or otherwise as compensation.

     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO YOU BASED ON YOUR OWN CIRCUMSTANCES, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES.

     The following discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, as of the date of this proxy statement-prospectus, all of which are subject to change. Any such change could be applied to transactions that were completed before the change, and could affect the accuracy of the statements and conclusions in this discussion and the tax consequences of the merger to Western, Central and Central shareholders.

     TAX OPINION OF PERRY-SMITH LLP

     Neither Western nor Central has requested nor will request a ruling from the Internal Revenue Service with regard to any of the tax consequences of the merger. Instead, as a condition to the closing of the merger, Perry- Smith LLP, independent accountants to Western and Central, will render its opinion to Western and Central to the effect that:

    - the merger constitutes a "reorganization" within the meaning of Internal Revenue Code Section 368(a)(1)(A) by reason of the application of Internal Revenue Code Section 368(a)(2)(D);

    - Western, Central and New CCB are each a "party" to a reorganization within the meaning of Internal Revenue Code Section 368(b);

    - neither Western, New CCB nor Central will recognize federal taxable gain or loss as a result of the merger;

    - the federal income tax basis and holding periods of the assets exchanged between the parties to the merger will be the same as the federal income tax basis and holding periods of those assets prior to the merger;

    - to the extent that Central shareholders exchange Central common stock in the merger solely for Western common stock: (i) no gain or loss will be recognized on the exchange; (ii) the federal income tax basis of the shares of Western common stock received by former holders of Central common stock will equal the federal income tax basis of such stockholders' shares of Central Common stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged; and (iii) the holding period for the shares of Western common stock received will include the holding period for the shares of Central common stock exchanged, provided that the Central common stock exchanged was held as a "capital asset" as such term is defined in Internal Revenue Code Section 1221;

    - to the extent that holders of Central common stock exchange Central common stock in the merger solely for cash: (i) gain or loss will be recognized equal to the difference between the amount of cash received and the federal income tax basis in their shares of Central common stock exchanged; and (ii) the nature of the gain or loss recognized will be capital gain or loss if the shares of Central common stock exchanged were held as a capital asset;

    - to the extent that holders of Central common stock receive a combination of cash and Western common stock (other than cash in lieu of fractional shares): (i) loss, if any, will not be recognized; (ii) gain, if any, will be recognized in an amount equal to the lesser of:
          (1) the difference between the fair market value of all consideration received in the exchange (Western common stock plus cash) and the basis in the Central common stock surrendered; or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the Western common stock received by holders of Central common stock in the Merger will be equal to the total federal income tax basis of the Central common stock exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any; and (iv) the holding period of the Western common stock received in the merger will include the holding period for which holders of Central common stock held their Central common stock, provided that such Central common stock was held as a capital asset; and

    - To the extent that cash is received by holders of Central common stock in lieu of fractional share interests in Western common stock, the cash will be treated as being received by the holders of Central common stock as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of Internal Revenue Code Section 302.

     Perry-Smith LLP's opinion will be based upon the assumption that the merger will take place in the manner described in the merger agreement and will also assume the truth and accuracy of certain factual representations that have been made by Western and Central and which are customarily given in transactions of this nature.

     CONSEQUENCES TO CENTRAL SHAREHOLDERS

     The tax consequences of the merger to you will depend upon the form of merger consideration you receive. Based on the assumption that the merger will constitute a tax-free reorganization, and subject to the limitations and qualifications referred to in this discussion, the following federal income tax consequences will result from the merger. If you exchange your shares of Central common stock:

    - solely for Western common stock (and cash in lieu of a fractional share), you should not recognize any gain or loss, except with respect to the fractional share;

    - solely for cash, you will generally recognize gain (and, as is more fully described below, likely will be permitted to recognize loss) equal to the difference between the amount of cash received and your basis in your Central common stock; or

    - for Western common stock and cash (other than cash in lieu of a fractional share), you will generally recognize gain in an amount equal to the lesser the amount of cash received in the exchange or of the difference between (1) the fair market value of all Western common stock and cash received in the exchange and (2) your basis in the Central common stock.

     Also, if you exchange your shares of Central common stock for a combination of Western common stock and cash, you will not be permitted to recognize a loss in the exchange. The total initial tax basis of the Western common stock received by you in the merger will be equal to the total tax basis of the Central common stock exchanged for the Western common stock, decreased by the amount of cash (other than cash in lieu of a fractional share) received in the exchange (if any), and increased by the amount of gain recognized in the exchange (if any).

     If you receive cash in lieu of a fractional share of Western common stock, you will generally recognize gain or loss in an amount equal to the difference between (1) the amount of cash received in lieu of a fractional share and (2) your basis allocated to the fractional share.

     The holding period of the Western common stock you receive in the merger will include the period for which you held your Central common stock, provided that you held your Central common stock as a capital asset at the time of the merger.

CENTRAL SHAREHOLDERS RECEIVING WESTERN COMMON STOCK AND CASH - CHARACTER OF GAIN

     The gain recognized by you if you receive a combination of Western common stock and cash in the merger may be characterized as either capital gain or ordinary income, depending upon your particular situation. In determining the character of the gain recognized by you if you receive both Western common stock and cash, the Internal Revenue Service will (1) treat you as having exchanged your Central common stock solely for Western common stock and then (2) treat you as having sold back a portion of that stock to Western in exchange for cash. The exchange of stock for cash in this fashion is known as a "redemption." Gain recognized by you in a redemption will be treated as a capital gain if, after giving effect to the constructive ownership rules of the Internal Revenue Code, either:

    - your receipt of cash is "substantially disproportionate" to your equity interest in Central; or

    -     the redemption is "not essentially equivalent to a dividend."

     In addition, to receive capital gain treatment, you must have held your Central common stock as a capital asset immediately before the merger. This capital gain would be treated as long-term capital gain if your holding period for the Central common stock was more than one year at the effective time of the merger.

     Both of the two alternative tests given above are designed to determine whether a shareholder experiences a significant decrease in corporate voting power as a result of a partial redemption of his or her share holdings. In making this determination, the Internal Revenue Code's constructive ownership rules must be taken into account. Under these rules, a former Central shareholder is treated as owning, in addition to the Western common stock he or she receives, or is treated as having received, in the merger, those shares of Western common stock that are held or controlled by certain related individuals or entities. Specifically a shareholder who/which is:

    - an individual is treated as owning the shares owned, directly or indirectly, by his or her spouse, children, grandchildren, and parents;

    - a partner in a partnership, a shareholder of an S corporation, or a beneficiary of an estate or trust, is treated as owning those shares owned, directly or indirectly, by the relevant entity, in proportion to his or her ownership interest in the relevant entity;

    - considered the "owner" of any portion of a so-called "grantor trust" is treated as owning those shares owned, directly or indirectly, by that portion of the trust;

    - directly or indirectly, the owner of 50% or more of the value of the stock of a corporation is treated as owning those shares owned, directly or indirectly, by the corporation, in proportion to his or her ownership interest in the corporation;

    - a partnership or an S corporation is treated as owning those shares owned, directly or indirectly, by its owners;

    - is an estate is treated as owning those shares owned, directly or indirectly, by its beneficiaries;

    - a trust is generally treated as owning those shares owned, directly or indirectly, by its beneficiaries, other than any beneficiary whose interest in the trust is contingent and worth no more than 5% of the value of the trust property, computed actuarially;

    - a corporation, other than an S corporation, is treated as owning those shares owned, directly or indirectly, by its shareholders who own, directly or indirectly, 50% or more of the value of the stock of the corporation; or

    - someone who has an option to acquire Western common stock (or any option to acquire such an option) is treated as owning that stock.

     Once a shareholder computes the total number of shares that he or she is treated as owning, after giving effect to the constructive ownership rules, the shareholder must determine whether the deemed redemption satisfies the requirements of either the "substantially disproportionate" test or the "not essentially equivalent to a dividend" test.

     Substantially Disproportionate Test. To qualify as "substantially disproportionate" with respect to a particular shareholder, a redemption must meet three requirements, in each case taking into account the constructive ownership rules described above. The three requirements are that, immediately after the redemption:

    - the shareholder must own less than 50% of the total voting power of the outstanding Western common stock;

    - the shareholder must own less than 80% of the percentage of voting power of the Western common stock he or she owned or was treated as owning before the redemption; and

    - the shareholder must own less than 80% of the percentage of Western common stock measured by fair market value he or she owned or was treated as owning before the redemption.

     Not Essentially Equivalent to a Dividend Test. If a shareholder fails any part of this "substantially disproportionate test," the redemption may still qualify as "not essentially equivalent to a dividend." In order to meet this test, there must be a "meaningful reduction" of the shareholder's proportionate interest in Central. This is a highly subjective standard. Accordingly, neither Western nor Central can provide any substantial assurance that a particular redemption will qualify as a meaningful reduction. However, based on a published ruling of the Internal Revenue Service, a shareholder with a relatively minimal interest in Central and no ability to exercise any substantial measure of control over Central's corporate affairs should be treated as having experienced a meaningful reduction of his or her proportionate interest in Central as a result of the deemed redemption.

     If the deemed redemption of Western common stock in exchange for cash fails to satisfy either the "substantially disproportionate" test or the "not essentially equivalent to a dividend" test with respect to a particular Central shareholder, then the gain recognized by that shareholder will be characterized as a distribution with respect to the stock. A dividend payment received by a shareholder is generally treated as ordinary income for federal income tax purposes. A corporate shareholder that receives a dividend may be eligible to claim a dividends- received deduction, and may be subject to the "extraordinary dividend" provisions of the Internal Revenue Code.

CENTRAL SHAREHOLDERS RECEIVING SOLELY CASH - CHARACTER OF GAIN AND RECOGNITION OF LOSS

     The character of income, gain, or loss if any, recognized by you if you receive solely cash in exchange for your Central common stock is determined under an analysis similar to that described above, except that the Internal Revenue Service may treat your common stock as having been redeemed by Central immediately before the merger, rather than as having been exchanged for Western common stock and then redeemed by Western immediately after the merger. In either case, if the deemed redemption satisfies either the "substantially disproportionate" test or the "not essentially equivalent to a dividend" test relative to you, or if the deemed redemption results in a complete termination of your interest in the relevant entity, after giving effect to the constructive ownership rules, then any gain recognized by you will be treated as a capital gain (provided that you held your Central common stock as a capital asset immediately before the merger), and you will be permitted to recognize loss.

     If the deemed redemption fails all three of these tests relative to you, then you would not be permitted to recognize loss, and the full amount of cash received by you could be characterized as a distribution with respect to stock, and thus be treated as a dividend to the extent of your allocable share of Central's current and accumulated earnings and profits. Central shareholders receiving solely cash in the merger are also urged to consult their own tax advisors with regard to their individual tax consequences.

     WITHHOLDING

     Payments in respect of Central common stock or a fractional share of Western common stock may be subject to the information reporting requirements of the Internal Revenue Service and to a 31% backup withholding tax. Backup withholding will not apply to a payment made to you if you complete and sign the substitute Form W-9 that will be included as part of the transmittal letter and notice from Western's exchange agent, or you otherwise prove to Western and its exchange agent that you are exempt from backup withholding.

     REPORTING AND RECORD KEEPING

     If you exchange shares of Central common stock in the merger for Western common stock, or for a combination of Western common stock and cash, you are required to retain records of the transaction, and to attach to your federal income tax return for the year of the merger a statement setting forth all relevant facts with respect to the nonrecognition of gain or loss upon the exchange. At a minimum, the statement must include:

    -     your tax basis in the Central common stock surrendered; and

    - the amount of cash (if any) and the fair market value, as of the effective date of the merger, of the Western common stock received in exchange.

     FEDERAL INCOME TAX TREATMENT OF DISSENTERS

     If you effectively dissent from the merger and receive cash for your shares, you will recognize a gain (or loss) for federal income tax purposes equal to the amount by which the cash received for those shares exceeds, or is less than your tax basis for the shares. The amount of that gain (or loss), if any, will be treated as ordinary income (or loss) or long-term or short-term capital gain (or loss) depending on:

    -     the length of time you held the shares;

    -     whether you held the shares as a capital asset; and

    - whether you actually own Western common stock or are deemed to own shares of Central common stock or Western common stock pursuant to the constructive ownership rules previously discussed.

     In certain circumstances, you can be deemed for tax purposes to own shares that are actually owned by a non- dissenter that is related to you, or to own shares of Western common stock, with the possible result that the cash received upon the exercise of your rights could be treated as a dividend received pursuant to a corporate distribution rather than as an amount received pursuant to a sale or exchange of Central common stock.

     WARNING REGARDING FEDERAL INCOME TAX OPINIONS

     The opinions of Perry-Smith LLP are not binding on the Internal Revenue Service or the courts. If the Internal Revenue Service were to successfully assert that the merger is not a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, then you would be required to recognize gain or loss equal to the difference between

    - the fair market of all Western common stock and cash received in the exchange; and

    -     your tax basis in the Central common stock surrendered.

     In such an event, your total initial tax basis in the Western common stock received would be equal to its fair market value, and your holding period for the Western common stock would begin the day after the merger. The gain or loss would be a long-term capital gain or loss if your holding period for the Central common stock was more than one year and the Central common stock was a capital asset in your hands.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX CONSEQUENCES OF THE MERGER THAT MAY BE RELEVANT TO A PARTICULAR CENTRAL SHAREHOLDER. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS.

REGULATORY APPROVALS

     FEDERAL RESERVE BOARD

     Because the merger will result in Western acquiring a new subsidiary, the merger is subject to approval by the FRB. In reviewing the application, the FRB takes into consideration, among other things, competition, the financial and managerial resources and future prospects of the companies, and the convenience and needs of the communities to be served. The FRB is prohibited from approving the merger if it would result in undue concentration of resources or decreased or unfair competition, unless the anti-competitive effects of the merger are clearly outweighed by the benefits to the public.

     The FRB has the authority to deny an application if it concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the FRB must also evaluate the records of Western Sierra, Lake and Central in meeting the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation. All of the institutions have satisfactory Community Reinvestment Act evaluations.

     Western submitted its application for FRB approval of the merger on January 2, 2002.

     FEDERAL DEPOSIT INSURANCE CORPORATION

     Because the survivor of the merger is a state-chartered bank and because New CCB must obtain federal deposit insurance to complete its organization, the approval of the FDIC is also required. The FDIC evaluates deposit insurance applications based upon the risk that a new institution poses to the deposit insurance fund. In evaluating risk to the deposit insurance fund for a new institution, the FDIC takes into consideration, among other things, management, capital adequacy, liquidity, likelihood of success, business plan and adequacy of policies. Due to the fact that Central, which already has deposit insurance, will be merged into New CCB while retaining its current management and operating in the same manner as before the merger, it is anticipated that New CCB's application for deposit insurance will be approved.

     The deposit insurance and merger applications were submitted for FDIC approval on January 2, 2002.

     CALIFORNIA DEPARTMENT OF FINANCIAL INSTITUTIONS

     Because the survivor of the merger is a state-chartered bank and because New CCB must obtain the DFI's approval for a bank charter, the approval of the DFI is also required. In determining whether to approve the merger, the DFI evaluates the application to determine, among other things, that:

    -     the merger will not result in a monopoly;

    - the merger will not have the effect of substantially lessening competition;

    - the shareholders' equity of Western will be adequate and will not jeopardize Central's financial condition;

    - the directors and executive officers of Central after the merger will be competent;

    - the merger will afford a reasonable promise of successful operation and that Central will be operated in a safe and sound manner, in compliance with all applicable laws; and

    -     the merger will be fair, just and equitable.

     The applications to organize New CCB and for DFI approval of the merger were submitted on January 2, 2002.

     STATUTORY WAITING PERIOD

     Under federal law, a 30-day waiting period must expire following the FRB's approval. Within that 30-day waiting period the Department of Justice may file objections to the merger under federal antitrust laws. The FRB may reduce the waiting period to 15 days with the concurrence of the Department of Justice. The Department of Justice could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser can be made. If the Department of Justice commences an action challenging the merger on antitrust grounds during either the 30-day or 15-day waiting periods, commencement of that action would stay the effectiveness of the regulatory approvals, unless a court specifically orders otherwise.

     The merger cannot proceed in the absence of the regulatory approvals and the expiration of the statutory waiting period. Western and Central are not aware of any reasons why regulatory approvals will not be received. Western and Central have agreed to use their reasonable best efforts to obtain all necessary regulatory approvals. HOWEVER, THERE CAN BE NO ASSURANCE THAT APPROVALS WILL BE OBTAINED, NOR CAN THERE BE ASSURANCE AS TO THE DATE OF ANY APPROVAL. THERE ALSO CAN BE NO ASSURANCE THAT ANY APPROVALS WILL NOT CONTAIN UNACCEPTABLE CONDITIONS OR REQUIREMENTS.

RESALE OF WESTERN COMMON STOCK

     The shares of Western common stock that you receive as a result of the merger will be registered under the Securities Act of 1933, or the Securities Act. You may freely trade these shares of Western common stock if you are not considered an "affiliate" of Central, as that term is defined in the federal securities laws. Generally, an "affiliate" of Central is any person or entity directly or indirectly controlling or who is controlled by Central. Central's affiliates generally include directors, certain executive officers and holders of 10% or more of Central's common stock.

     Central's affiliates may not sell their shares of Western common stock acquired in the merger, unless those shares are registered pursuant to an effective registration statement under the Securities Act, or by complying with Securities Act Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Western may also place restrictive legends on certificates representing shares of Western common stock issued to all persons considered "affiliates" of Central.

     Before Western and Central complete the merger, the merger agreement requires each "affiliate" of Central to execute and deliver to Western a letter acknowledging that such person or entity will not dispose of any Western common stock in violation of the Securities Act or Securities Act Rule 145.


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


CERTAIN EFFECTS OF THE MERGER

     The merger agreement requires Central to merge into New CCB Bank (In Organization), with New CCB as the surviving entity, operating under the same articles of incorporation and bylaws as Central and changing its name to Central California Bank. After the merger, Central will be Western's wholly-owned subsidiary, and will continue to have its headquarters at 14685 Mono Way, Sonora, California.

     Central will continue to operate with its present directors and executive officers, except that three of Western's directors, Mr. Charles W. Bacchi, its Chairman of the Board, Mr. Lary Davis, a Director, and Mr. Gary D. Gall, a Director and its President and Chief Executive Officer, will be added to Central's board. Moreover, at least one and possibly two of Central's directors will resign.

     After the merger, there will be no more trading in Central's common stock. Each Central shareholder will receive instructions from Western's exchange agent regarding exchanging Central stock certificates and making the election to receive the merger consideration.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Central's directors and executive officers have interests in the merger in addition to their interests as Central shareholders. Central's Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement. As of the record date, the directors and executive officers of Central have 115,000 stock options under the Central California Bank 1998 Stock Option Plan which become fully vested as a result of the merger. The merger agreement provides that Western must pay all holders of Central stock options, including the directors and executive officers, an amount equal to the excess, if any, of the difference between $14.10 and the option exercise price, multiplied by the total number of shares subject to each Central stock option. This amount is estimated to be approximately $536,000. Please read the section entitled "INFORMATION REGARDING CENTRAL - Certain Information Regarding Central's Management and Principal Shareholders" for additional information.

     Under the merger agreement, Western has agreed to appoint two current directors of Central's Board of Directors to Western's Board of Directors who will be entitled to receive the directors' fees and benefits which Western provides to its directors. Additionally, either nine or ten of Central's current directors will continue to serve on Central's Board of Directors, and will be entitled to receive the directors' fees and benefits which Central provides to its directors. After the effective time of the merger, Mr. C. Frederick Rowden will continue to serve as a Director and as President and Chief Executive Officer of Central and will be entitled to receive the executive compensation and benefits provided for executive officers of Central.

     Mr. C. Frederick Rowden, Central's President and Chief Executive Officer, is a party to an employment agreement dated May 25, 2000, amended as of September 5, 2001 and further amended as of November 15, 2001. The agreement includes provisions that provide severance benefits upon the occurrence of a change of control of Central such as the merger. The agreement provides that upon the occurrence of an event of termination, other than for cause, within three years following a change of control, Mr. Rowden will receive severance payments equal to one and one-half times his average annual compensation for the five years immediately preceding the change in control, in addition to base salary, incentive compensation, or other payments, if any, due to him. Under these provisions, Mr Rowden would be entitled to a severance payment in the amount of $189,000. Mr. Rowden is also a party to a salary continuation agreement dated August 1, 2001, amended as of November 15, 2001. The agreement provides supplemental retirement benefits to Mr. Rowden based on accruals of varying amounts for each year of service to Central California Bank prior to attainment of his normal retirement age of 67. The agreement provides that upon the occurrence of an event of termination, other than for cause or voluntary termination, prior to the his normal retirement age and within three years following a change of control, Mr. Rowden will receive the amount accrued for each year and portion of a year to the date of termination; provided that an additional thirty-six months, or the number of months remaining for full accrual of the retirement benefit if less than thirty-six months, shall be added to the calculation of the benefit amount payable to Mr. Rowden. The benefit amount will be paid to Mr. Rowden in monthly installments on the first day of each month commencing with the month following his normal retirement date and continuing for one hundred seventy-nine additional months. Under these provisions, Mr Rowden would be entitled to a retirement benefit payments in the aggregate amount of $750,000.

     Thomas R. Hunt, Central's Senior Vice President and Senior Loan Officer, is a party to an employment offer letter dated February 19, 1999. The letter includes provisions that provide severance benefits upon the occurrence of a change of control of Central California Bank such as the merger. The letter provides that upon the occurrence of an event of termination, other than for cause, in connection with a change in control and within three years of the date of employment, Mr. Hunt will receive severance payments equal to six months of his then current base salary in addition to any other compensation payments due to him. Under these provisions, Mr. Hunt would be entitled to a severance payment in the amount of $41,232.

     Central's bylaws provide Central's directors and officers with contractual rights to indemnification binding upon a successor and the merger agreement includes provisions providing continued insurance coverages against liability for those directors and officers. Please read the section entitled "COMPARISON OF SHAREHOLDER RIGHTS - Indemnification of Directors and Officers" for additional information.

DISSENTERS' RIGHTS OF CENTRAL SHAREHOLDERS

     Dissenters' rights will be available to the Central shareholders in accordance with Chapter 13 of the California Corporations Code. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CORPORATIONS CODE MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST.

     The information set forth below is a general summary of dissenters' rights as they apply to Central shareholders and is qualified in its entirety by reference to Chapter 13 of the Corporations Code which is attached to this proxy statement-prospectus as Appendix B.

     FAIR MARKET VALUE OF SHARES

     If the merger is consummated, Central shareholders who dissent from the merger by complying with the procedures set forth in Chapter 13 of the Corporations Code would be entitled to receive an amount equal to the fair market value of their shares as of November 15, 2001, the last business day before the public announcement of the merger. The bid, ask and closing prices for Central common stock as quoted on the OTC Bulletin Board on November 15, 2001 were $11.55, $12.50, and $12.50, respectively. Accordingly, Central believes that the fair market value for dissenters' rights purposes is $12.50.

     VOTING PROCEDURE

     In order to be entitled to exercise dissenters' rights, the shares of Central common stock which are outstanding and are entitled to be voted at the special meeting must not have been voted by the holder of such shares "FOR" the merger. Thus, any Central shareholder who wishes to dissent and executes and returns a proxy in the accompanying form or votes at the special meeting must not vote "FOR" the merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" the merger, or votes in person or by proxy at the special meeting "FOR" the merger, his or her shares will be counted as votes in favor of the merger and the shareholder will lose any dissenters' rights.

     WRITTEN DEMAND

     Furthermore, in order to preserve his or her dissenters' rights, a Central shareholder must make a written demand upon Central for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held of record by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of November 15, 2001. The demand must be addressed to Central California Bank, 14685 Mono Way, Sonora, California 95370; Attention: Corporate Secretary, and the demand must be received by Central California Bank not later than 30 days after the date on which the written notice of approval, described below, is sent to shareholders who have not voted "FOR" approval of the merger. A vote "AGAINST" the merger does not constitute the written demand.

     NOTICE OF APPROVAL

     If the merger is approved by the Central shareholders, Central will have 10 days after the approval to send to those shareholders who have not voted "FOR" approval of the merger, a written notice of the approval accompanied by a copy of sections 1300 through 1304 of the Corporations Code, a statement of the price determined by Central California Bank to represent the fair market value of the dissenting shares as of November 15, 2001, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights.

     SURRENDER OF CERTIFICATES

     Within 30 days after the date on which the notice of the approval of the merger is mailed, the dissenting shareholder must surrender to Central, at the office designated in the notice of approval, both the written demand and the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Central common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

     AGREEMENT ON PRICE AND PAYMENT

     If Central and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Payment of the fair market value of the dissenting shares will be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.


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


     DISAGREEMENT ON PRICE AND COURT DETERMINATION

     If Central denies that the shares surrendered are dissenting shares, or Central and the dissenting shareholder fail to agree upon a fair market value of the shares of Central common stock, then the dissenting shareholder of Central must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make the determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value.

     WITHDRAWAL OF DEMAND

     A dissenting shareholder may not withdraw his or her dissent or demand for payment unless Central consents to the withdrawal.

OPINION OF FINANCIAL ADVISOR

     The Bank retained Alex Sheshunoff & Co. Investment Banking, L.P. as its financial advisor to provide its opinion of the fairness from a financial viewpoint, of the merger consideration to be received by the Central shareholders in the merger as contemplated in the merger agreement. As part of its investment banking business, Sheshunoff is regularly engaged in the valuation of securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Central's Board of Directors retained Sheshunoff based upon its experience as a financial advisor in mergers and acquisitions of financial institutions and its knowledge of financial institutions.

     On November 15, 2001, and updated on ______________, 2002, Sheshunoff rendered its fairness opinion that, as of such dates, the merger consideration was fair, from a financial point of view, to the shareholders of Central.

     In connection with the fairness opinion, Sheshunoff:

    - Reviewed the draft of the Agreement and Plan of Reorganization dated November 12, 2001;

    - Evaluated Central's consolidated results based upon a review of its annual financial statements for the two- year period ending December 31, 2000 and the year-to-date period ending September 30, 2001;

    - Reviewed the 10-K for Western for the period ending December 31, 2000 and the 10-Q for the period ending June 30, 2001;

    - Reviewed Call Report information for the periods ending December 31, 1998 through 2000 and as of September 30, 2001 for Central;

    - Conducted conversations with Central's executive management regarding its recent and projected financial performance;

    - Compared Central's recent operating results with those of certain other banks in California which have recently been acquired;

    - Compared the pricing multiples for Central in the merger to those of certain other banks in California which have recently been acquired;

    - Analyzed the net present value of the after-tax cash flows Central could produce through the year 2006, based on assumptions provided by management;

    -     Reviewed the recent stock price and trading volume of Western; and

    -     Performed such other analyses as we deemed appropriate.

     In connection with its review, Sheshunoff relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or that is publicly available, and did not assume any responsibility for independent verification of such information. Sheshunoff assumed that internal confidential financial projections provided by the Bank were reasonably prepared, reflecting the best currently available estimates and judgments of the future financial performance of Central and did not independently verify the validity of such assumptions. Sheshunoff did not make any independent evaluation or appraisal of Central's assets or liabilities nor was Sheshunoff furnished with any such appraisals. Sheshunoff did not examine any of Central's individual loan files. Sheshunoff is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and has assumed that such allowance is, in the aggregate, adequate to cover such losses.

     With respect to Western, Sheshunoff did not conduct any independent evaluation or appraisal of the assets, liabilities or business prospects of Western, was not furnished with any evaluations or appraisals, and did not review any of Western's individual loan files.

     The fairness opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Sheshunoff as of November 15, 2001.

     In rendering the fairness opinion, Sheshunoff performed a variety of financial analyses. The preparation of an opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Consequently, the fairness opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the merger consideration is to some extent subjective, based on the experience and judgment of Sheshunoff, and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Sheshunoff believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be the Advisor's view of Central's actual value.

     In performing its analyses, Sheshunoff made numerous assumptions with respect to industry performance, business, and economic conditions and other matters, many of which are beyond Central's control. The analyses performed by Sheshunoff are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses, nor are they appraisals. In addition, Sheshunoff's analyses should not be viewed as determinative of the opinion of Central's Board of Directors or the management with respect to Central's value.

     The following summarizes the analyses performed by Sheshunoff in connection with its opinion. The following discussion contains financial information concerning Central as of September 30, 2001 and market information as of November 12, 2001.

     ANALYSIS OF SELECTED TRANSACTIONS

     Sheshunoff performed an analysis of premiums paid in selected recently announced acquisitions of banking organizations in California and, more specifically, announced acquisitions of banking organizations in California since 1999 with comparable characteristics to Central. Two sets of comparable transactions were analyzed to ensure a thorough comparison.

     The first set of comparable transactions consisted of a group of transactions in California for which pricing data were available. These comparable transactions consisted of fourteen mergers and acquisitions of banks with assets between $25 million and $100 million that were announced since January 1, 1999. The analysis yielded multiples of the purchase prices in these transactions relative to:

     - tangible book value ranging from 1.34x to 2.83x with an average of 2.03x and a median of 1.91x (compared with the multiples implied in the merger of 1.84x September 30, 2001 tangible book value for Central);

     - last twelve months' earnings ranging from 10.8x to 50.7x with an average of 24.3x and a median of 20.4x (compared with the multiples implied in the merger of 20.8x last twelve months' earnings as of September 30, 2001 for Central);

     - total assets ranging between 10.05% and 27.17% with an average of 17.72% and a median of 18.17% (compared with the multiples implied in the merger of 13.52% of September 31, 2000 total assets for Central); and

     - total deposits ranging from 10.74% to 33.93% with an average of 20.06% and a median of 20.54% (compared with the multiple implied in the merger of 14.70% of deposits as of September 30, 2001 for Central).

     The second set of comparable transactions consisted of a group of banks in California with total assets between $25 million and $100 million with returns on assets below 1.00% that were announced since January 1, 1999. The analysis yielded multiples of the purchase prices in these transactions relative to:

     - tangible book value ranging from 1.43x to 2.49x with an average of 1.85x and a median of 1.79x (compared with the multiple implied in the merger of 1.84x September 30, 2001 book value for Central);

     - last twelve months' earnings ranging from 15.3x to 50.7x with an average of 32.0 x and a median of 30.4x (compared with the multiple implied in the Merger of 20.8x last twelve months' earnings as of September 30, 2001 for Central;

     - total assets ranging between 10.0% and 27.2% with an average of 17.7% and a median of 18.2% (compared with the multiple implied in the merger of 13.5% of September 30, 2001 total assets for Central); and

     - total deposits ranging from 10.7% to 22.0% with an average of 17.7% and a median of 17.4% (compared with the multiples implied in the merger of 14.7% of deposits as of September 30, 2001 for Central).

     DISCOUNTED CASH FLOW ANALYSIS

     Using discounted cash flow analysis, Sheshunoff estimated the present value of the future after-tax cash flow streams that Central could produce through the year 2004, under various circumstances, assuming that it performed in accordance with the earnings/return projections provided by management.

     Sheshunoff estimated terminal values for Central at the end of 2006 by multiplying the final period projected earnings by multiples of earnings ranging from 10x to 20x. Sheshunoff discounted the annual cash flow streams projected by management and the terminal values using a 15% discount rate. The discount rate was chosen to reflect the required rate of return of Central and the inherent risk surrounding the underlying cash flow projections. Two different scenarios were run in which one assumed an infusion of equity and compound annual earnings growth for the five year period of 26% and another which assumed no equity infusion and a compound annual earnings growth for the five year period of 22%. These discounted cash flow analyses indicated a range of values of $8 per share to $17.50 per share, rounded, depending on assumed earnings growth rate and the terminal earnings multiple used. This compares to the value of the merger consideration to Central shareholders of $14.10 per diluted share as of November 15, 2001.

     The discounted cash flow analysis used by Sheshunoff is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis does not purport to be indicative of the actual or expected values of Central common stock.

     For the purposes of the per share analyses in this and the preceding section, Sheshunoff assumed options outstanding were accounted for under the treasury method.

     STOCK CONSIDERATION ANALYSIS

     A portion of the merger consideration is Western common stock and a portion is cash; therefore, as part of its analyses, Sheshunoff compared the financial performance and market pricing of Western to certain other independent publicly traded financial institutions located in California. The comparable group consisted of 42 financial institutions. The price to tangible book ratios of the comparable group ranged from 0.98x to 3.62x with a median of 1.54x. Western's price to tangible book ratio was 1.28x. The price to last-twelve-month earnings ratios of the comparable group ranged from 7.12x to 20.45x with a median of 12.34x. Western's price to last-twelve- month earnings ratio was 10.4x. The price to projected earnings ratios of the comparable group ranged from 7.37x to 16.62x with a median of 10.55x. Western's price to projected earnings ratio was 9.45x.

     Sheshunoff also compared selected stock market results of Western to the publicly available corresponding data of other composites that it deemed relevant, the S&P 500 and the SNL All Bank Index. During the last twelve months, Western's share price performance significantly outperformed the S&P 500 and the SNL All Bank Index.

     No bank or transaction used in the comparable bank and comparable transaction analyses is identical to Central, Western, or the merger. Accordingly, an analysis of the comparisons involves complex considerations and judgments concerning differences in financial and operating characteristics of Central, Western and the comparable companies. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable bank data.

     Pursuant to an engagement letter dated September 21, 2001 between Central and Sheshunoff, Central agreed to pay Sheshunoff a $25,000 fee. Central retained Sheshunoff to review the aggregate merger consideration and to provide this fairness opinion. Sheshunoff did not market Central or negotiate the merger consideration or the terms and conditions of the merger agreement on behalf of Central or Western.

     Central also agreed to indemnify and hold harmless Sheshunoff and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from Sheshunoff's negligence, violation of law or regulation or bad faith or any matter for which Sheshunoff may have strict liability.

     The fairness opinion is directed only to the question of whether the merger consideration is fair from a financial perspective to Central shareholders and is not a recommendation to any Central shareholder to vote in favor of the merger. No limitations were imposed on Sheshunoff regarding the scope of its investigation or otherwise by Central.

     Based on the results of the various analyses described above, Sheshunoff concluded that the merger consideration to be received by Central shareholders pursuant to the merger is fair from a financial point of view.

ACCOUNTING TREATMENT

     Western must account for the merger under the purchase method of accounting for financial reporting purposes under generally accepted accounting principles. Under this method, Western's purchase price will be allocated to Central's assets acquired and liabilities assumed based upon their estimated fair values as of the consummation of the merger. Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and liabilities and their estimated values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed will be recorded as goodwill and periodically evaluated for impairment. Western's financial statements issued after consummation of the merger will reflect these values, but historical data are not restated retroactively to reflect the combined historical financial position or results of operations of Central. For additional information, please read the section entitled "INFORMATION REGARDING WESTERN - Management's Discussion and Analysis of Financial Condition and Results of Operations - Accounting Matters."

THE MERGER AGREEMENT

     THE MERGER

     Western and Central entered into the merger agreement on November 15, 2001. Under the merger agreement's terms, Western formed New CCB to facilitate the merger. New CCB's articles of incorporation and bylaws are identical to Central's. When the merger closes, Central will merge with and into the New CCB. The separate corporate existence of Central will cease, and New CCB will be the survivor. As a result of these transactions, Central will become a wholly-owned subsidiary of Western. Each share of Central common stock issued and outstanding (other than shares with respect to which dissenters' rights have been perfected) will be converted into the right to receive:

    -     Western common stock;

    -     cash; or

    -     a combination of both.

     Each share of Western common stock outstanding immediately before the merger closes will remain outstanding after the merger closes. Please read the sections entitled "THE MERGER - Calculation of Consideration Paid to Central Shareholders" and "- Dissenters' Rights" for additional information.

     Western and Central have structured the merger to qualify as a tax-free reorganization from their perspectives. However, Central shareholders will have certain tax effects depending on the type of merger consideration they choose and actually receive. For more information, you are urged to read the section entitled "THE MERGER - Certain Federal Income Tax Consequences" for additional information.

     THE CLOSING

     The merger will be effective at the date and time a short form merger agreement (in the form attached to the merger agreement as Exhibit "A") is filed with the DFI, after having been filed with the California Secretary of State and previously approved by the DFI. At the closing the parties will exchange various documents, including officers' certificates, as required by the merger agreement. The merger agreement provides that the timing for the closing and the consummation of the merger shall be mutually agreed upon by the parties and shall be held within 15 days after the last to occur of:

    - all conditions to the consummation of the merger being satisfied or waived;

    -     the receipt of all regulatory approvals; and

    - the expiration of all applicable waiting periods in connection with the regulatory approvals.

     Based upon the timing for Central's special shareholders' meeting and the present and anticipated timing of the regulatory approvals, it is presently anticipated that the merger will be closed on or about March 29, 2001. Neither Western nor Central can assure you that the merger will close on that date.

     ELECTION, EXCHANGE AND PRORATION PROCEDURES

     MAKING THE ELECTION. Western's current transfer agent, Computershare Investor Services, LLC, will be Western's exchange agent to effect the election, allocation and, if necessary, prorations of your elections. An election form will be sent to you shortly after the merger is completed. If you do not exercise dissenters' rights, you must use the election form to make the election to receive Western common stock, cash or a combination of Western Common Stock and cash in exchange for your shares of Central common stock.

     The deadline to make a timely election will be 30 days after the date that election forms and other exchange materials are first mailed by the exchange agent. If you do not make an election or fail to return the election form and other exchange materials to the exchange agent within the time period allotted, you will only be entitled to receive your pro rata portion of whatever is available after those making a timely election have been paid.

     All elections will be required to be made on an election form. To make an effective election with respect to former shares of Central common stock, you must deliver to the exchange agent prior to the deadline:

    -     a properly completed letter of election and transmittal form;

    -     your certificates representing former shares of Central common stock;
          and

    -     any other required documents described in the election form.

     DO NOT RETURN YOUR CERTIFICATES REPRESENTING SHARES OF CENTRAL COMMON STOCK WITH THE ENCLOSED PROXY. THE CERTIFICATES SHOULD ONLY BE FORWARDED TO THE EXCHANGE AGENT WITH THE LETTER OF TRANSMITTAL AND ELECTION FORM.

     If you have a preference as to the form of consideration you wish to receive for your former shares of Central common stock, you MUST make a timely election. Former shares for which a timely election is made will be given priority in allocating the merger consideration over elections received after the deadline. Western, Western's Board of Directors, Central or Central's Board of Directors do not recommend whether you should elect to receive cash, stock, or a combination of stock and cash. You must make your own decision with respect to that election.

     Following the completion of the merger and upon surrender of all of the certificates representing former shares of Central common stock registered in your name, or a satisfactory indemnity if any of such certificates are lost, stolen or destroyed, together with a properly completed letter of election and transmittal, the exchange agent will mail to you the cash and/or Western common stock to which you are entitled, less the amount of any required withholding taxes. You will not receive interest on any cash.

     ALLOCATION AND PRORATION PROCEDURES. The merger agreement requires that the aggregate equivalent cash value of Western common stock (based on the Western per share stock value) must represent, as nearly as possible, $4,998,000 of the total merger consideration paid to former Central shareholders. The remaining $4,175,070 will comprise cash. The cash allocated will be reduced by the amount of cash to be paid in lieu of issuing fractional share interests and the amount of cash paid by Central to Central's directors, officers and employees for their stock options. As a result, Western estimates that approximately $3,639,000 of the merger consideration will comprise cash. Due to these terms, you may not receive the exact form of merger consideration you elect to receive.

     If, during the period allotted to make a timely election, former Central shareholders' elections to receive Western common stock are less than or equal to $4,998,000 of equivalent value of Western common stock and less than or equal to the aggregate amount of cash available, then:

     - former Central shareholders electing to receive Western common stock will receive an equivalent number of shares of Western common stock; and

     - former Central shareholders electing to receive cash will receive an amount equal to $14.10 per share for each share of Central common stock surrendered.

     If, during the period allotted to make a timely election, former Central shareholders' elections to receive Western common stock exceed $4,998,000 in equivalent value of Western common stock, then:

     - former Central shareholders electing to receive cash will receive cash equal to $14.10 per share for each share of former Central common stock surrendered;

     - the number of equivalent shares of Western common stock elected by each former Central shareholder will be reduced pro rata, so that the total equivalent value of Western common stock issued equals, as nearly as possible, $4,998,000; and

     - the equivalent number of former Central shares causing the pro rata reduction for each former Central shareholder will be converted to cash equal to $14.10 per share for each share of former Central common stock surrendered.

     If, during the period allotted to make a timely election, Central shareholders' elections to receive cash are greater than the aggregate amount of cash available, then:

     - former Central shares electing to receive Western common stock will be converted into an equivalent number of shares of Western common stock;

     - the amount of cash elected by each former Central shareholder will be reduced pro rata so that the total amount of cash paid (including cash paid in lieu of fractional shares) equals, as nearly as possible, the aggregate amount of cash available, estimated at $3,639,000; and

     - the equivalent number of former Central shares causing the pro rata reduction for each Central shareholder will be converted to an equivalent number of shares of Western common stock.

     Those former Central shareholders who do not make a timely election will receive a pro rata portion of the merger consideration remaining after former Central shareholders making a timely election have been paid.

     REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various customary representations and warranties that Western and Central make for each other's benefit. The representations and warranties relate to, among other things:

    -     corporate organization and similar corporate matters;

    -     capital structure;

    - authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

    - conflicts under charter documents, required consents or approvals, and violations of any agreements or law;

    - the accuracy of documents filed with the Securities and Exchange Commission, the FRB, the FDIC, the DFI and the OCC;

    - absence of certain material adverse events, changes, effects or undisclosed liabilities;

    - retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

    -     litigation;

    -     compliance with law, including environmental laws;

    -     tax returns and audits;

    -     ownership of real property;

    -     absence of regulatory actions; and

    -     labor matters.

     THE FOREGOING IS AN OUTLINE OF THE TYPES OF REPRESENTATIONS AND WARRANTIES MADE BY WESTERN AND CENTRAL CONTAINED IN THE MERGER AGREEMENT. YOU SHOULD CAREFULLY REVIEW THE ENTIRE MERGER AGREEMENT, AND IN PARTICULAR ARTICLES III AND IV, CONTAINING THE DETAILED REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

     CONDUCT OF BUSINESS BEFORE THE MERGER

     The merger agreement places restrictions on and requires commitments by Western and Central regarding the conduct of their respective businesses between the date of the merger agreement and the closing. Both Western and Central have agreed to make their books and records available to each other for ongoing review. Additionally, Central has agreed to allow a representative from Western attend the meetings of its Board of Directors and committees. Both Western and Central have agreed to use their best efforts to prepare and file the necessary regulatory applications and to obtain the approvals from the various regulatory agencies as well as to work together for the purpose of preparing this proxy statement-prospectus. Also, both Western and Central have agreed to use their best efforts to prevent any material changes to their respective representations and warranties contained in the merger agreement.

     In addition, Central has agreed that until the closing and subject to certain exceptions, including Western's prior approval, Central will not, other than in the ordinary and usual course of business:

    - make, renew, or extend any loan if the aggregate indebtedness of the borrower exceeds or will exceed $250,000 if unsecured and $500,000 if secured;

    -     purchase any loan participation interest exceeding $250,000;

    - declare or pay any cash, stock, or in-kind dividends upon its common stock;

    -     amend its Articles of Incorporation or Bylaws;

    - grant any salary increase in excess of 5%, or amend any compensation or employee benefit plan where the aggregate cost to Central is increased;

    - institute, settle or agree to settle any lawsuit with a claim in excess of $25,000;

    - change any basic policies and practices with respect to liquidity management, cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting, or any other material aspect of its business or operations;

    - introduce any material new products, or commence any material new marketing campaign; or

    - knowingly default, in any material respect, on any material contract, agreement, or commitment to which it is bound.

     Until the closing, Central has agreed to use its best efforts to take certain actions and to:

    - provide to Western Central's monthly board reports, monthly new loan reports, past due loan reports, and monthly reports regarding non-accrual and other problem loans;

    - provide Western with five days' notice prior to: (i) making any loan where the aggregate outstanding indebtedness of the borrower exceeds $250,000; (ii) purchasing or selling any loan participation interest; or (iii) initiating any foreclosure action on collateral; and

    -     increase its loan loss reserves by $100,000.

     Until the closing, subject to certain exceptions including Central's prior approval, Western has agreed that it will not, other than in the ordinary and usual course of business:

    -     declare or pay a stock dividend exceeding 5%;

    -     repurchase more than 10% of its outstanding shares;

    - knowingly default, in any material respect, on any material contract, agreement, or commitment to which it is bound; or

    - conduct its business in any manner that would violate its Articles of Incorporation or Bylaws.

     Until the closing, Western has agreed that it will use its best efforts to take certain actions to:

    - provide Central with financial information as reasonably necessary to prepare regulatory applications;

    -     maintain its insurance coverage as presently in effect; and

    - maintain its business organization intact and preserve its relationships with customers and employees.

     THE FOREGOING IS A SUMMARY OF SOME OF THE NEGATIVE AND AFFIRMATIVE COVENANTS OF THE MERGER AGREEMENT. YOU ARE ENCOURAGED TO CAREFULLY READ THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE SPECIFIC COVENANTS CONTAINED IN ARTICLES V AND VI.

     DISCUSSIONS WITH THIRD PARTIES

     The merger agreement provides that neither Western nor Central shall solicit or encourage third party proposals which would result in a merger, exchange offer, or other form of combination and requires that if such a proposal is received, notification must be given to the other party. Notwithstanding the prohibition on soliciting or encouraging such proposals, the merger agreement recognizes that an unsolicited third party proposal might be received. Moreover, the merger agreement permits engaging in discussions or negotiations with the third party if the proposal is determined, after consultation with counsel and a financial advisor, to be superior, from the shareholders' perspective, to the merger.

     Notwithstanding the prohibition with respect to discussions with third parties, Western is permitted to engage in discussions with third parties that will not have a material adverse effect upon Western or the merger. Thus, Western would be permitted to enter into third party discussions to acquire another financial institution, so long as that transaction would not materially adversely impact Western or otherwise prevent the consummation of the merger.

     In the event the merger agreement is terminated because either Western or Central elects to proceed with a third party transaction, the party electing to proceed will be obligated to pay a termination fee to the other party in the amount of $500,000.

     THE FOREGOING IS A SUMMARY OF THE PROVISIONS OF THE MERGER AGREEMENT REGARDING DISCUSSIONS WITH THIRD PARTIES. YOU ARE ENCOURAGED TO READ THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE SPECIFIC PROVISIONS CONTAINED IN SECTIONS
5.6 AND 6.6 OF THE MERGER AGREEMENT.

     EMPLOYEE BENEFITS

     It is anticipated that after consummation of the merger, certain of the employee benefits provided to Western's employees will be made available to Central's employees in lieu of or in addition to benefits presently provided by Central. For example, it is anticipated that Western's 401(k) and ESOP plans will be made available to Central's employees. Similarly, after consummation of the merger, all future stock option grants to Central's directors, officers and employees will be made under the terms of Western's stock option plans.

     In addition, the merger agreement requires that Central purchase all outstanding stock options issued to Central's employees and directors pursuant to Central's stock option plan to the extent not exercised. The amount of cash that Central's option holders will receive will be equal to the difference between $14.10 and the per share exercise price applicable to each Central stock option, multiplied by the total number of shares of Central common stock subject to each Central stock option. Any Central stock options not purchased by Central before the effective time of the merger will expire.

     CONDITIONS TO THE PARTIES' OBLIGATIONS

     The obligations of Western and Central to consummate the merger are subject to certain mutual conditions, including but not limited to the following:

    - approval of the principal terms of the merger by at least a majority of the issued and outstanding shares of Central common stock;

    - receipt of the regulatory approvals (without the imposition of burdensome or undesirable conditions) required in connection with the merger;

    - absence of any statute, rule, regulation, order, injunction or decree being in effect and prohibiting consummation of the merger;

    - the registration statement having become effective regarding the shares of Western common stock to be issued upon consummation of the merger;

    - the receipt and continued effectiveness of all permits and all other authorizations under state securities laws necessary to consummate the transactions contemplated by the merger agreement and issuance of the shares of Western common stock that are required to be issued in the merger; and

    - receipt of the opinion of Perry-Smith LLP stating, among other things, that the merger will qualify as a tax- free reorganization for federal income tax purposes.

     Western's obligation to consummate the merger is also subject to the fulfillment or waiver by Western of certain conditions, including but not limited to the following:

    - Central's representations and warranties being and remaining true, accurate and correct in all material respects;

    - Central's performing, in all material respects, all of its required obligations contained in the merger agreement before the closing;

    - the continued absence of material: (i) losses; (ii) adverse changes in Central's business, properties, financial condition, results of operations or prospects, including a reduction in Central's stockholders' equity below $4,700,000; and (iii) adverse litigation;

    - delivery of affiliate letters executed by each of Central's affiliates; and

    - delivery of voting agreements executed by each of Central's directors, as well as other various and customary closing documents.

     In addition, Central's obligation to consummate the merger is also subject to the fulfillment or waiver by Central of certain conditions, including but not limited to the following:

    - Western's representations and warranties being and remaining true, accurate and correct in all material aspects;

    - Western performing, in all material respects, all of its required obligations contained in the merger agreement before the closing;

    - the continued absence of material: (i) losses; (ii) adverse changes in Western's business, properties, financial condition, results of operations or prospects; and (iii) adverse litigation;

    -     delivery of various and customary closing documents;

    - receipt of a fairness opinion from Sheshunoff to the effect hat the merger consideration is fair, from a financial point of view, to Central and its shareholders;

    - the fairness opinion shall not have been withdrawn prior to the closing of the merger; and

    - the resignations of all New CCB directors, except for Messrs. Bacchi, Davis and Gall;

plus the appointment of:

    -     two of Central's directors to the Western Board of Directors;

    - a specified number of Central's directors to New CCB's Board of Directors; and

    -     all of Central's officers as the officers of New CCB.

     THE FOREGOING IS A SUMMARY OF THE CONDITIONS OF THE MERGER AGREEMENT. YOU ARE ENCOURAGED TO READ THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE SPECIFIC PROVISIONS CONTAINED IN ARTICLES VIII, IX AND X OF THE MERGER AGREEMENT.

     TERMINATION

     Western and Central can mutually agree to terminate the merger agreement and abandon the merger at any time.

     Under certain circumstances, either Western or Central can terminate the merger agreement:

    - if the other party materially breaches any representation, warranty, covenant, or agreement contained in the merger agreement that is not cured within 30 days after written notice of such breach is given to the breaching party;

    - if the merger has not closed by June 30, 2002 (subject to any statutory waiting periods following receipt of regulatory approvals received before June 30, 2002) unless Western and Central mutually agree to extend beyond that date; or

    - after 30 days from the denial of any required regulatory approval, unless within that period Western and Central agree to appeal the denial or resubmit the application.

     Central can terminate the merger agreement:

    - immediately after Central notifies Western or Western otherwise becomes aware that Central's Board of Directors received another merger or similar proposal from another party and determines, based upon the written opinion of a financial advisor, that the financial terms of the new proposal are superior to the merger from Central's shareholders' perspective; or

    -     if Western's per share market value falls below $11.40.

     Western can terminate the merger agreement immediately after Western notifies Central or Central otherwise becomes aware that Western's Board of Directors received a merger or similar proposal from another party and determines, based upon the written opinion of a financial advisor, that the terms of the new proposal, which excludes Central from the transaction, are superior to the merger from Western's shareholders' perspective.

     If the merger agreement is terminated by Western or Central pursuant to a material breach of any representation, warranty, covenant or agreement by the other that is not cured within 30 days after written notice of the breach, the breaching party will owe the other party liquidated damages of $500,000. Additionally, a termination fee of $500,000 must be paid by the party accepting an alternative merger or similar proposal. The payment of these fees shall be made as reasonable liquidated damages and not as a penalty or forfeiture.

     THE FOREGOING IS A SUMMARY OF THE TERMINATION PROVISIONS OF THE MERGER AGREEMENT. YOU ARE ENCOURAGED TO READ THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE SPECIFIC PROVISIONS CONTAINED IN ARTICLE XI OF THE MERGER AGREEMENT.

     EXPENSES

     The merger agreement provides that Western and Central shall bear their own costs and expenses incurred in connection with the negotiation, preparation and performance of the merger agreement, including legal and accounting fees, printing costs, filing fees and other necessary expenses regardless of whether the merger is consummated. For example, Western shall bear, among others, the expenses of:

    -     preparation and delivery of the tax opinion from Perry-Smith LLP;

    - preparation of the registration statement, including filing fees and fees related to conversion of the registration statement into electronic format for filing with the SEC;

    -     filing fees and related costs of regulatory applications;

    -     organization expenses, filing and other fees related to New CCB;

    -     payment to any Central dissenters who perfect dissenters' rights; and

    - any notifications and press releases to Western shareholders, including printing expenses.

     Central shall bear, among others, the expenses of:

    - preparation and delivery of its proxy materials, including printing and mailing expenses;

    -     the fairness opinion of Sheshunoff; and

    - any notifications and press releases to Central shareholders, including printing expenses.

     DIRECTOR VOTING AGREEMENTS

     Western has entered into voting agreements with each of Central's directors who hold, in the aggregate, shares representing approximately 44.8% of Central common stock outstanding. The director's agreements, in the form attached as Exhibit B to the merger agreement, require each of Central's directors to vote in favor of the merger at Central's special shareholders' meeting.

     Each director's agreement also provides that the directors will not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the director to comply with the terms of the director's agreement. In addition, each director agreed not to sell, assign, transfer or dispose of any of his or her shares of Central common stock during the term of the director's agreement.

     The director's agreements bind the actions of the directors only in their capacity as Central shareholders. The directors are not and could not be contractually bound to abrogate their fiduciary duties as directors of Central. Accordingly, while the directors are contractually bound to vote as a Central shareholder in favor of the merger, their fiduciary duties as directors nevertheless require them to act in their capacities as directors in the best interests of Central when they consider the merger. In addition, the directors will continue to be bound by their fiduciary duties as Central's directors with respect to any further decisions they make in connection with the merger.

     The director's agreements terminate when the merger agreement terminates according to its terms.

              UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following unaudited pro forma condensed combined financial statements give effect to the merger in a transaction to be accounted for as a purchase. The unaudited pro forma condensed combined balance sheet is based on the individual balance sheets of Western and Central appearing elsewhere in this proxy statement-prospectus and has been prepared as if the merger had been effective on September 30, 2001 after giving effect to the purchase accounting and other related adjustments described in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined income statements combine the individual income statements of Western and Central appearing elsewhere in this proxy statement-prospectus for the year ended December 31, 2000 and the nine months ended September 30, 2001 as if the acquisition had been effective at the beginning of each period presented after giving effect to the purchase accounting and other related adjustments described in the notes to the unaudited pro forma condensed combined financial statements.

     The unaudited pro forma condensed combined financial data and accompanying notes reflect the application of the purchase method of accounting for the merger. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the closing. Estimates of the fair values of Central's assets and liabilities have been combined with recorded values of the assets and liabilities of Western. However, changes to the adjustments included in the unaudited pro forma condensed combined condensed financial statements are expected as evaluations of assets and liabilities are completed and as additional information becomes available. Accordingly, the final pro forma condensed combined amounts will differ from those set forth in the unaudited pro forma condensed combined financial statements.

     The pro forma earnings are not necessarily indicative of the results of future operations. No assurances can be given with respect to the ultimate level of revenues or cost savings. Please read the sections entitled "A WARNING ABOUT FORWARD LOOKING STATEMENTS" and "RISK FACTORS" for additional information.

     Western's and Central's financial statements are prepared in conformity with generally accepted accounting principles. In the opinions of management of Western and Central, the unaudited pro forma condensed combined financial statements include all normal recurring adjustments necessary to present fairly, on a pro forma basis, the results of the periods presented.

PRO FORMA BALANCE SHEET

  PRO FORMA CONDENSED COMBINED BALANCE SHEET AT SEPTEMBER 30, 2001 (UNAUDITED)



                                                                                                                      WESTERN AND
                                                         WESTERN             CENTRAL             PRO FORMA              CENTRAL
                                                       (HISTORICAL)        (HISTORICAL)          ADJUSTMENTS           PRO FORMA
                                                       ------------        ------------          -----------          -----------
                                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks ...........................    $    23,142          $     5,985                               $    29,127
Federal funds sold ................................         39,590               11,670          $      (536)              50,724
                                                       -----------          -----------          -----------          -----------
    Total cash and cash equivalents ...............         62,732               17,655                 (536)              79,851

Interest bearing deposits .........................            396                2,577                                     2,973

Trading securities ................................             15                   --                                        15
Securities available-for-sale .....................         51,192                   --                                    51,192
Securities held-to-maturity .......................          7,719                2,503                                    10,222
                                                       -----------          -----------                               -----------
  Total securities ................................         58,926                2,503                                    61,429

Net loans .........................................        371,534               44,043                                   415,577
Premises and equipment ............................         12,018                  444                                    12,462
Goodwill ..........................................             --                   --                2,945                2,945
Core deposit premium ..............................             --                   --                1,872                1,872
Accrued Interest Receivable and other assets ......         16,515                  651                 (146)              17,020
                                                       -----------          -----------          -----------          -----------
     Total assets .................................    $   522,121          $    67,873          $     4,135          $   594,129
                                                       ===========          ===========          ===========          ===========
LIABILITY AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits .....................    $   107,148          $    15,878                               $   123,026
Interest bearing deposits .........................        364,027               46,523                                   410,550
                                                                            -----------                               -----------
   Total deposits .................................        471,175               62,401                                   533,576
Borrowed-funds ....................................          2,400                   --                                     2,400
Accrued interest payable and other
  liabilities .....................................          3,529                  500                                     4,029
                                                       -----------          -----------          -----------          -----------
     Total liabilities ............................        477,104               62,901                                   534,005
                                                       -----------          -----------          -----------          -----------
Preferred beneficial interests in
  junior subordinated debentures ..................          6,000                   --                4,109               10,109
SHAREHOLDERS' EQUITY:
Common stock ......................................         18,943                6,022               (1,024)              23,941
Retained earnings (deficit) .......................         20,282               (1,050)               1,050               20,282
Unearned ESOP shares ..............................           (400)                  --                                      (400)
Accumulated other comprehensive income (loss) .....            192                   --                                       192
                                                       -----------          -----------          -----------          -----------
  Total shareholders' equity ......................         39,017                4,972                   26               44,015
                                                       -----------          -----------          -----------          -----------
    Total liabilities and shareholders' equity ....    $   522,121          $    67,873          $     4,135          $   594,125
                                                       ===========          ===========          ===========          ===========
Number of common shares outstanding ...............      3,542,274              611,538              333,200            3,875,474
Common shareholders' equity per share .............    $     11.01          $      8.13                               $     11.36

PRO FORMA INCOME STATEMENTS

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (UNAUDITED)



                                                                                                               WESTERN AND
                                                   WESTERN             CENTRAL            PRO FORMA              CENTRAL
                                                 (HISTORICAL)        (HISTORICAL)         ADJUSTMENTS           PRO FORMA
                                                 -----------         ------------         -----------          -----------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income .............................    $    27,013         $     3,522                               $    30,535
Interest expense ............................         11,039               1,502          $       174               12,715
                                                 -----------         -----------          -----------          -----------

Net interest income .........................         15,974               2,020                 (174)              17,820
    Less: provisions for loan losses ........            625                 131                                       756
                                                 -----------         -----------          -----------          -----------
          Net interest income after
           provision for loan losses ........         15,349               1,889                 (174)              17,064

Non-interest income .........................          3,967                 410                                     4,377

Non-interest expense ........................         13,211               2,004                  140               15,355
                                                 -----------         -----------          -----------          -----------
Income before income taxes ..................          6,105                 295                 (314)               6,086
Income taxes (benefit) ......................          2,238                 (96)                (126)               2,016
                                                 -----------         -----------          -----------          -----------
          Net income ........................    $     3,867         $       391          $      (135)         $     4,070
                                                 ===========         ===========          ===========          ===========
PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic .............................      3,618,112             611,538                                 3,951,312
          Diluted ...........................      3,698,941             611,538                                 4,032,141
     Income per share
          Basic .............................    $      1.07         $      0.64                               $      1.03
          Diluted ...........................    $      1.05         $      0.64                               $      1.01

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000
                                   (UNAUDITED)




                                                                                                              WESTERN AND
                                                   WESTERN             CENTRAL            PRO FORMA             CENTRAL
                                                 (HISTORICAL)        (HISTORICAL)        ADJUSTMENTS           PRO FORMA
                                                 -----------         -----------         -----------          -----------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income ........................         $    34,048         $     3,825                              $    37,873
Interest expense .......................              14,595               1,495                 232               16,322
                                                 -----------         -----------         -----------          -----------

Net interest income ....................              19,453               2,330                (232)              21,551
    Less: provisions for loan losses ...                 380                 290                                      670
                                                 -----------         -----------         -----------          -----------
          Net interest income after
           provision for loan losses ...              19,073               2,040                (232)              20,881

Non-interest income ....................               3,745                 228                                    3,973
Non-interest expense ...................              16,602               2,157                 187               18,946
                                                 -----------         -----------         -----------          -----------

Income before income taxes .............               6,216                 111                (419)               5,908
Income taxes (benefit) .................               2,332                   1                (168)               2,165
                                                 -----------         -----------         -----------          -----------
          Net income ...................         $     3,884         $       110         $      (251)         $     3,743
                                                 ===========         ===========         ===========          ===========
PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic ........................           3,591,417             610,338                                3,924,617
          Diluted ......................           3,650,499             610,338                                3,983,699
     Income per share
          Basic ........................         $      1.08         $      0.18                              $      0.95
          Diluted ......................         $      1.06         $      0.18                              $      0.94

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        BALANCE SHEET

        The total purchase price of $9,107,000, which includes an estimate of $470,000 in merger expenses directly attributable to the acquisition and is net of $536,000 in estimated payments by Central to cash out Central's existing unexercised stock options, is allocated to the assets acquired and the liabilities assumed based on their estimated fair values at September 30, 2001 in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.

        Assuming an estimated final Western stock price of $15.00 per share and assuming that 54% of the merger consideration is paid in Western common stock and 46% is paid in cash, the total merger consideration value paid to existing Central shareholders is $8,637,000 (or $14.10 per share with total outstanding shares of Central common stock equal to 612,738 shares) with total cash consideration of $4,109,000 (including $470,000 of merger expenses) and the balance of $4,998,000 in Western common stock.

        The cash portion of the consideration will be paid from the proceeds of Western's issuance of trust preferred securities. The number of shares to be tendered will be contingent upon the final computed Western per share stock value. Such value will be based on the higher of the average closing prices of the Western common stock on the Nasdaq Stock Market for the 20 trading days immediately preceding the fifth business day prior to the completion of the merger or $11.90. For the purpose of the unaudited pro forma combined condensed financial statements, the stock portion of the total consideration value is comprised of the issuance of 333,200 shares of common stock with an assumed Western per share stock value of $15.00.

        The estimated core deposit premium was based on 3% of Central's total deposits as of September 30, 2001, or $1,872,000.

        The net decrease to accrued interest receivable and other assets represents the reversal of Central's deferred tax valuation allowance as of the balance sheet date, and tax benefit associated with Central's payment to cash out its unexercised stock options and the creation of a deferred tax liability related to the core deposit intangible recorded for book purposes, but not recognized for tax purposes.

        The following table reflects the adjustment of certain assets and liabilities to reflect their estimated fair values and the resultant components of goodwill. Book values of Central's existing assets and liabilities have been deemed to be reasonable estimates of their respective fair values.


                                                                        As of
                                                                  September 30 2001
                                                                  -----------------
Core deposit premium                                                   (1,872)
Other assets                                                              366
Proceed from the issuance of trust
    preferred securities used in the merger
    (includes $470,000 to be used for expenses)                         4,109
Issuance of common stock                                                4,998
Central historical total equity, net of the tax-
     effected cost of the cash-out of stock options                    (4,656)
                                                                      -------
Remaining unallocated purchase price (goodwill)                       $ 2,945
                                                                      =======

        INCOME STATEMENT

        The increase in interest expense is due to the utilization of a portion of the proceeds from the issuance of trust preferred securities to fund $4,109,000 of the cash portion of the purchase price. The decrease in net interest income is estimated to be $174,000 and $232,000 for the nine month period ended September 30, 2001 and the year ended December 31, 2000, respectively, utilizing an average annual interest rate of 5.64%.

        The core deposit intangible of approximately $1,872,000 is expected to be amortized over ten years. Other operating expenses were increased for the nine month period ended September 30, 2001 and the year ended December 31, 2000 by $140,000 and $181,000, respectively, as a result of the amortization of the core deposit intangible asset. Under new accounting standards for business combinations, goodwill will not be amortized but will be subject to annual evaluations for impairment. The pro forma income statements do not reflect any impairment provisions.

        Tax provisions or benefits are computed using a 40% tax rate.

                          INFORMATION REGARDING WESTERN


BUSINESS OF WESTERN

        GENERAL

        Western Sierra Bancorp was incorporated under the laws of the State of California on July 11, 1996. Western was organized under a plan of reorganization for the purpose of becoming the parent corporation of Western Sierra National Bank. On December 31, 1996, the reorganization was completed and shares of Western common stock were issued to the shareholders of Western Sierra National Bank for the common shares held by Western Sierra National Bank's shareholders. In April 1999, Western acquired Roseville 1st National Bank and Lake Community Bank in a stock-for-stock exchange. In May 2000, Western acquired Sentinel Community Bank in stock-for-stock exchanges. These mergers were accounted for as a pooling of interest and, accordingly, all prior period financial statements have been restated to reflect the combined operations of Western, Roseville 1st National Bank, Lake Community Bank and Sentinel Community Bank. Sentinel Community Bank and Roseville 1st National Bank were subsequently merged into Western Sierra National Bank. In October 2000, Western Sierra National Bank purchased certain assets and assumed the deposits and certain other liabilities of the Columbia branch of Pacific State Bank. Western is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, also referred to as the BHCA. Western's headquarters is at 3350
Country Club Drive, Suite 202, Cameron Park, California 95682.

        Western Sierra National Bank was organized as a national banking association and began operations on January 4, 1984. Western Sierra is a member of the Federal Reserve System and its deposits are insured to the maximum amount permitted by law by the FDIC. Western Sierra's main office is located at 4011 Plaza Goldorado Circle, Cameron Park, California 95682 and its branch offices are located at 2661 Sanders Drive, Pollock Pines, California 95726, 3970 J Missouri Flat Road, Placerville, California 95667, 1450 Broadway, Placerville, California 95667, 3880 El Dorado Hills Blvd., El Dorado Hills, California 95762, 571 5th Street, Lincoln, California 95648, 1545 River Park Dr. #101 & #200, Sacramento, California 95815, 229 South Washington Street, Sonora, California 95370, 13753-A Mono Way, Sonora, California 95370, 18711 Tiffeni Drive, Twain Harte, California 95383, 1801 Douglas Blvd., Roseville, California 95661, 6951 Douglas Blvd., Granite Bay 95746, California, and 22712 Main Street, Columbia, California 95310. Western Sierra National Bank does not have any affiliates other than Lake Community Bank and Sentinel Associates, Inc.

        Roseville 1st National Bank was founded in 1983 as Countryside Thrift and Loan and operated as an industrial loan company until its conversion to a national bank on July 1, 1992. Roseville 1st National Bank was merged into Western Sierra National Bank in May 2000, and operates under the name "Roseville 1st National Bank - a branch of Western Sierra National Bank."

        Lake Community Bank was incorporated as a California-chartered banking corporation on March 9, 1984 and commenced operations on November 15, 1984. Lake is an insured bank under the Federal Deposit Insurance Act and is not a member of the Federal Reserve System. Lake engages in the general commercial banking business in Lake County in the State of California from its headquarters banking office located at 805 Eleventh Street, Lakeport, California 95483, and its branch located at 4280 Main Street, Kelseyville, California 95451.

        Sentinel Community Bank was incorporated under the laws of the State of California on December 24, 1980, and commenced operations on April 2, 1982. Sentinel was initially formed as a California-chartered savings and loan association. Sentinel converted to a federally-chartered savings and loan association on June 9, 1989. Sentinel Community Bank was merged into Western Sierra National Bank in May 2000, and operates under the name "Sentinel Community Bank - a branch of Western Sierra National Bank."

        Western has an inactive subsidiary (acquired from Sentinel), Sentinel Associates, Inc., which is administered out of the main office. Sentinel Associates, Inc. was formed in October 1983, for the purpose of developing single family residential real estate.

        BANKING SERVICES

        Western is a locally owned and operated bank holding company, and its primary service area is in the Northern California communities of Cameron Park, Pollock Pines, Placerville, El Dorado Hills, Lincoln, Sacramento, Roseville, Granite Bay, Sonora, Twain Harte, Columbia, Lakeport and surrounding communities. Western's primary business is servicing the banking needs of these communities and its marketing strategy stresses its local ownership and commitment to serve the banking needs of individuals living and working in Western's primary service areas and local businesses, including retail, professional and real estate-related activities, in those service areas.

        Western, through its banking subsidiaries, offers a broad range of services to individuals and businesses with an emphasis upon efficiency and personalized attention. Western provides a full line of customer services and also offers specialized services, such as courier services to small businesses, middle market companies and professional firms. Each of Western's subsidiary banks offers personal and business checking and savings accounts (including individual interest-bearing negotiable orders of withdrawal, or NOW accounts), money market accounts, accounts combining checking and savings with automatic transfer, IRA accounts, time certificates of deposit and direct deposit of social security, pension and payroll checks, computer cash management and internet banking, including bill payment. Western's subsidiary banks also make commercial, construction, accounts receivable, inventory, automobile, home improvement, real estate, commercial real estate, single family mortgage, agricultural, SBA, office equipment, leasehold improvement, installment and credit card loans. Other services include overdraft protection lines of credit, standby letters of credit, travelers' checks and ATM services.

        Most of Western's deposits are obtained from commercial businesses, professionals and individuals. There is no concentration of deposits or any customer with 5% or more of any of the subsidiary banks' deposits.

        COMPETITION

        The banking business in California generally, and in the market areas served by Western, through Western Sierra and Lake, is highly competitive with respect to both loans and deposits. Western's banking subsidiaries compete for loans and deposits with other, sometimes larger, commercial banks, savings and loan associations, finance companies, money market funds, credit unions and other financial institutions. There has been increased competition for deposit and loan business over the last several years as a result of deregulation. Additionally, with the enactment of interstate banking legislation in California, bank holding companies headquartered outside of California have entered the California market and provide further competition for Western's banking subsidiaries and. Many of the major commercial banks operating in Western's market areas offer certain services, such as trust and international banking services, which Western does not offer directly. Additionally, banks with larger capitalization have larger lending limits and are thereby able to attract and serve larger, and in some instances, more economically resilient customers. Please read the section entitled "SUPERVISION AND REGULATION - Western's Banking Subsidiaries and Central - Recent Legislation" for additional information regarding the legislative impact on competition within the financial service industry.

        EMPLOYEES

        At September 30, 2001, Western and its subsidiaries employed 193 persons on a full-time equivalent basis. Western believes its employee relations are excellent.

PROPERTIES OF WESTERN

        Western owns six depository branches and leases twelve other locations used in the normal course of business located throughout its service areas. There are no contingent rental payments. Western has two sublease arrangements. Total rental expenses under all leases, including premises, totaled $381,000, $361,000 and $376,000, in 2000, 1999 and 1998, respectively, and $305,000 and
$319,000 for the nine months ended September 30, 2001 and 2000, respectively. The expiration dates of the leases vary, with the first lease expiring during 2002 and the last lease expiring during 2007, unless extended. Western maintains insurance coverage on its premises, leaseholds and equipment, including business interruption and record reconstruction coverage.

CERTAIN INFORMATION REGARDING WESTERN'S MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        BENEFICIAL OWNERSHIP OF STOCK

        As of November 30, 2001, Western had 3,519,274 shares of its no par value common stock issued and outstanding, held by 1,522 record holders. Except as set forth below, Western's management does not know of any person who owns, beneficially or of record, more than 5% of the outstanding shares of Western common stock. The following table sets forth certain information as of November 30, 2001, concerning the beneficial ownership of Western's common stock by each of the directors and executive officers(1) and by all directors and executive officers of Western as a group. Management is not aware of any change in control of Western which has occurred since January 1, 2000, or of any arrangement which may, at a subsequent date, result in a change in control of Western.


--------------

(1) As used throughout this proxy statement-prospectus, the term "executive officer" with reference to Western means the President and Chief Executive Officer, the Executive Vice President and the Senior Vice Presidents of Western. The term "named' executive officers" with respect to Western includes Western's executive officers whose salaries and bonuses exceeded $100,000. Western's Chairman of the Board, and other officers are not deemed to be executive officers of Western.

                                                                                                    PERCENT         PRO FORMA
                                                  NUMBER OF SHARES           NUMBER OF SHARES       OF CLASS       PERCENT OF CLASS
                                                   OF COMMON STOCK          SUBJECT TO VESTED     BENEFICIALLY      BENEFICIALLY
NAME AND TITLE                                  BENEFICIALLY OWNED(1)        STOCK OPTIONS(2)       OWNED(3)           OWNED(3)
--------------                                  ---------------------       -----------------     ------------     ----------------
CHARLES W. BACCHI,                                     102,386(4)                 3,660                3.01%             2.75%
     Chairman of the Board
BARBARA L. COOK,                                        11,034                    1,050                0.34%             0.31%
     Director
LARY A. DAVIS,                                          19,912                    8,650                0.81%             0.74%
     Director
KIRK N. DOWDELL,                                        94,803(4)                10,560                3.00%             2.73%
     Executive Vice President and
     Chief Operating Officer
WILLIAM J. FISHER,                                      99,110(4)                 7,713                3.03%             2.77%
     Director
GARY D. GALL,(5)                                       110,121(4)                71,768                5.07%             4.64%
     President and Chief Executive Officer
HOWARD A. JAHN,                                         22,972                       --                0.65%             0.60%
     Director
ALAN J. KLEINERT,                                       49,366                    8,650                1.64%             1.50%
     Director
THOMAS MANZ,                                            19,035                    5,607                0.70%             0.64%
     Director
DAVID A. MERCK,                                             --                      700                0.02%             0.02%
     Senior Vice President and
     Chief Financial Officer
DOUGLAS A. NORDELL,                                    101,786(4)                 3,060                2.98%             2.72%
     Director, President and Chief Executive
     Officer, Lake Community Bank
HAROLD S. PRESCOTT, JR.,                                76,190                       --                2.16%             1.98%
     Director
OSVALDO I. SCARIOT,                                    113,915(6)                 3,365                3.33%             3.04%
     Director
PHILIP S. WOOD,                                          3,112                    1,934                0.14%             0.13%
     Senior Vice President, Chief
     Administrative Officer and
     Corporate Secretary
ALL DIRECTORS AND EXECUTIVE OFFICERS                   451,726                  126,717               15.87%            14.53%
  AS A GROUP (14 IN ALL)

        DIRECTORS

        Western's bylaws provides for a range of eight to fifteen directors and permit the exact number to be fixed by board and shareholder approval. Western's Board of Directors has been fixed at eleven.

        The persons named below, all of whom are currently members of Western's Board of Directors, were elected at Western's 2001 Annual Meeting of Shareholders to serve until the 2002 Annual Meeting of Shareholders and until their successors are elected and have qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of Western acting within their capacities as such. There are no family relationships between any of the directors. No director or executive officer of Western serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

--------

(1) Includes shares beneficially owned, directly or indirectly, together with associates, except for shares subject to vested stock options. Also includes shares held as trustee and held by or as a custodian for minor children. Unless otherwise noted, all shares are held as community property under California law, or with sole investment and voting power.

(2) Shares subject to options held by directors or executive officers that are exercisable within 60 days after November 30, 2001 ("vested") are treated as issued and outstanding for the purposes of computing the percent of class owned by such person, but not for the purpose of computing the percent of class owned by any other person.

(3) Represents the effect on Western's directors, executive officers and beneficial owners of more than 5% of Western common stock after issuing shares of Western common stock based on an assumed Western per share stock value of $15.00 and a resulting issuance of a total of 333,200 shares of Western common stock.

(4) Includes 93,004 shares over which this individual shares voting power in his capacity as a trustee of the Western Sierra Bancorp ESOP. These shares are included for each of Messrs. Bacchi, Dowdell, Fisher, Gall and Nordell, the trustees, and are included only once for the category "All Directors and Executive Officers as a Group."

(5) Mr. Gall's address is c/o Western Sierra Bancorp, 3350 Country Club Drive, Suite 202, Cameron Park, California 95682.

(6) Includes 96,561 shares owned by a family limited partnership of which Mr. Scariot is a general partner.

     The following table sets forth the names and certain information as of November 30, 2001, concerning Western's directors:


                                                                                                                    YEAR FIRST
                                                                                                                    ELECTED OR
                                                                                                                    APPOINTED
                                                                                                                    DIRECTOR OF
NAME AND TITLE                           AGE  BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS                          WESTERN
--------------                           ---  ----------------------------------------------                        -----------
CHARLES W. BACCHI,                       58   Partner in Bacchi Ranch (cattle ranch); General Manager and               1996
     Chairman of the Board                    Partner, E. Bar, LLC (cattle ranch).
BARBARA L. COOK,                         70   Broker Associate with Coldwell Banker (1998-) (realtors);                 1996
     Director                                 former Co-owner, Coker & Cook (realtors).
LARY A. DAVIS,                           48   President, Sonora Community Hospital (health care).                       2000
     Director
WILLIAM J. FISHER,                       54   Attorney; President, Pacific States Development Corporation               1996
     Director                                 (real estate development and marketing).
GARY D. GALL,(1)                         50   Banker; President and Chief Executive Officer, Western Sierra             1996
     President and Chief                      Bancorp; former President and Chief Executive Officer, Western
     Executive Officer                        Sierra National Bank.
HOWARD A. JAHN,                          56   Partner, Jackson Jahn Development (real estate development)               1999
     Director                                 (1998-); Senior Vice President CB Commercial (commercial
                                              realtors).
ALAN J. KLEINERT,                        56   President, Kleinert & von Savoye Corporation (investments);               2000
     Director                                 Owner, Cutler Segerstrom Insurance Agency (insurance); former
                                              Chairman of the Board, Sentinel Community Bank.
THOMAS MANZ,                             52   Member, TMG Group, LLC (ATM sales and placement);                         1999
     Director                                 Member, KMS, LLC (real estate development); Director, Pacific
                                              Coast Bankers' Bank and Pacific Coast Bankers' Bancshares; former
                                              Chairman of the Board, Roseville 1st National Bank.
DOUGLAS A. NORDELL,                      53   Director, President & Chief Executive Officer, Lake Community             2001
     Director, President and Chief            Bank (1998-); Executive Vice President & Chief Operating
     Executive Officer, Lake                  Officer, Roseville 1st National Bank (1995-1998).
     Community Bank
HAROLD S. PRESCOTT, JR.,                 62   Civil Engineer; Owner, Prescott Engineering (land surveying               1996
     Director                                 and civil engineers).
OSVALDO I. SCARIOT,                      75   Retired (1998-); former Owner and Operator, El Dorado                     1996
     Director                                 Disposal Service and Western El Dorado Recovery System.

        EXECUTIVE OFFICERS

        The following table sets forth certain information as of November 30, 2001, concerning Western's executive officers, except Mr. Gall, who is a director and included in the previous table:


NAME AND TITLE                           AGE  BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
--------------                           ---  ----------------------------------------------
KIRK N. DOWDELL,                         38   Executive Vice President & Chief Operating Officer, Western
     Executive Vice President and             (2001-); Executive Vice President & Chief Credit Officer, Western
     Chief Operating Officer,                 (1999-2001); Executive Vice President & Chief Credit Officer, Western
     Executive Vice and Chief Credit          Sierra (1997-); former Executive Officer, Commerce Security Bank.
     Officer, Western Sierra

DAVID A. MERCK,                          38   Certified Public Accountant; Senior Vice President & Chief Financial
     Senior Vice President and                Officer, Western (2001-); Perry-Smith LLP, Certified Public Accountants
     Chief Financial Officer                  (1989-2001).

PHILIP S. WOOD,                          57   Senior Vice President, Chief Administrative Officer & Corporate
     Senior Vice President,                   Secretary, Western (2000-); Executive Vice President, Chief Operating
     Chief Administrative Officer             Officer, Sentinel Community Bank (1997-2000); Vice President, Area
     and Corporate Secretary                  Manager, ValliWide Bank (1996-1997); Vice President, Branch
                                              Administrator, El Capitan National Bank (1992-1996).


        SUMMARY COMPENSATION

        The following table sets forth a summary of annual and long-term compensation for services in all capacities to Western or its subsidiaries for the "named" executive officers which includes Western's executive officers whose salaries and bonuses exceeded $100,000 for the periods shown. Compensation was paid by Western and/or one or more of Western's banking subsidiaries.

------------

(1)  Mr. Gall is also an executive officer of Western.

                                                                                                        LONG-TERM
                                                                                                      COMPENSATION
                                                                                                         AWARDS
                                                                ANNUAL COMPENSATION                   ------------
                                                    ----------------------------------------------     SECURITIES
                                                                                   OTHER ANNUAL        UNDERLYING      ALL OTHER
NAME AND POSITION                          YEAR      SALARY          BONUS        COMPENSATION(1)      OPTIONS(2)    COMPENSATION(3)
-----------------                          ----     --------       --------       ----------------    ------------   ---------------
KIRK N. DOWDELL,                           2001     $117,500       $ 45,576           $ 10,064            6,100         $  3,528
  Executive Vice President & Chief         2000     $117,172       $ 37,852           $  9,564            1,653         $  8,945
  Operating Officer; Executive Vice        1999     $100,980       $ 23,424           $  9,570            1,735         $  7,460
  President & Chief Credit Officer,
  Western Sierra

GARY D. GALL,                              2001     $215,500       $ 45,844           $ 15,182           26,250         $  6,601
  President & Chief Executive              2000     $170,986       $106,542           $  9,361           11,025         $ 12,053
  Officer                                  1999     $155,219       $ 87,972           $ 11,147           25,467         $ 11,419

DOUGLAS A. NORDELL,                        2001     $105,000       $ 32,216           $    480            4,575         $  3,163
  President & Chief Executive              2000     $100,500       $ 27,253           $  4,800            1,653         $  5,081
  Officer, Lake Community Bank


        OPTION GRANTS

        The following table provides information regarding stock option grants to Western's named executive officers during 2001, Western's latest completed fiscal year:


                                                                                                       POTENTIAL REALIZED VALUE
                                                                                                          AT ASSUMED ANNUAL
                                             PERCENTAGE OF                                               RATES OF STOCK PRICE
                            NUMBER OF        TOTAL OPTIONS                                                 APPRECIATION FOR
                             OPTIONS           GRANTED TO                                                    OPTION TERM
                            GRANTED IN         EMPLOYEES         EXERCISE          EXPIRATION       --------------------------------
NAME                         2001(2)          DURING 2001        PRICE(2)             DATE               5%                  10%
----                        ----------       -------------     ------------        ---------        ------------        ------------
KIRK N. DOWDELL               6,100               7.18%        $12.62-15.90        4/11-12/11       $     12,411        $     19,761
GARY D. GALL                 26,250              30.89%        $12.62                 4/11          $    155,138        $    247,013
DOUGLAS A. NORDELL            4,575               5.38%        $12.62-15.90        4/11-12/11       $      9,308        $     14,821

        OPTION EXERCISES AND OPTION VALUES

        The following table provides information regarding stock options exercised by Western's named executive officers during 2001, Western's latest completed fiscal year:


                                                       NUMBER OF UNEXERCISED         VALUE(4) OF UNEXERCISED
                             NUMBER                        OPTIONS AT                  IN THE MONEY OPTIONS
                            OF SHARES                    DECEMBER 31, 2001             AT DECEMBER 31, 2001
                            ACQUIRED     VALUE      ----------------------------   -----------------------------
NAME                       ON EXERCISE   REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
----                       -----------   --------   -----------    -------------   -----------     -------------
KIRK N. DOWDELL                  0          N/A        10,560           6,567        $ 59,954        $ 16,883
GARY D. GALL                     0          N/A        71,768          36,528        $482,150        $174,519
DOUGLAS A. NORDELL               0          N/A         3,660           6,041        $ 16,352        $ 18,299


        EMPLOYMENT CONTRACTS AND OTHER COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS

        On December 4, 1997, Western Sierra entered into an agreement with Mr. Gall to provide him with severance benefits of two times his regular compensation at the time of severance of employment in the event of: (i) any merger or consolidation where Western Sierra is (A) not the surviving or resulting corporation or (B) the surviving corporation and the shareholders of Western at the time immediately prior to such merger will own less than 50% of the voting equity interests of the surviving corporation after such merger; (ii) a transfer of all or substantially all of the assets of Western Sierra; or (iii) a sale of the equity securities of Western representing more than 50% of the aggregate voting power of all outstanding equity securities of Western to any person or entity, or any group of persons or entities acting in concert. Any of these events are referred to as an acquisition. The severance agreement is for a term of 5 years, and in the event of an acquisition, if Mr. Gall is not given a new employment agreement that is satisfactory to him in his sole discretion within 15 days prior to the date of consummation of the acquisition, then Western Sierra shall pay him the severance payment in a lump sum.


------------

(1) These amounts represent prerequisites consisting of automobile allowance, country club fees and family health insurance premiums, as applicable to the executive officer.

(2) All share amounts have been adjusted to reflect stock dividends declared, including Western's 5% stock dividend paid on November 26, 2001 to shareholders of record on November 15, 2001.

(3) These amounts represent premiums for life insurance and contributions to Western's 401(k) and ESOP Plans. The ESOP contribution for 2001 has not been determined as of the date of this proxy statement-prospectus.

(4)     Based upon a market value of $16.25 per share on December 31, 2001.

        Mr. Gall also has a salary continuation agreement which provides that Western Sierra will pay him $142,500 per year for 15 years following his retirement from Western Sierra at age 65 or later, referred to as Mr. Gall's retirement age. In the event of disability while Mr. Gall is actively employed prior to his retirement age, he will receive a benefit amount that is a percentage of the $142,500 per year for 15 years based on the vesting schedule below, beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits provided by Western Sierra. In the event Mr. Gall dies while actively employed by Western Sierra prior to his retirement age, his beneficiary will receive from Western Sierra a lump sum death benefit amount. In the event of termination with or without cause or voluntary termination, Mr. Gall shall receive a benefit amount that is a percentage of the $142,500 per year for 15 years based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Gall attains age 65 or beginning with the month following his death, if earlier. Mr. Gall may also elect to receive a benefit amount that is a percentage of the $142,500 per year for 15 years based on the vesting schedule below upon early retirement which is after at least 15 years of service beginning January 9, 1995. The vesting schedule is 5% per year of service for the first seventeen years beginning January 9, 1995, and decreases to an additional 3% per year of service for the last five years. Payment of salary continuation benefits to Mr. Gall is subject to his not working as an employee, independent contractor, or consultant of or for a branch of a financial institution located within a 15 mile radius of any branch of Western Sierra.

        On December 4, 1997, Western Sierra entered into an agreement with Mr. Dowdell to provide him with severance benefits of up to two times his regular compensation at the time of severance of employment in the event of an acquisition. The amount of the severance payment will be calculated as stated in the severance agreement and is determined by the total assets of Western Sierra at the time of the acquisition. The severance agreement is for a term of 5 years, and in the event of an acquisition, if Mr. Dowdell is not retained by the resulting corporation for at least one to two years in a position comparable to that of the highest level senior vice president of the resulting corporation or a position accepted by Mr. Dowdell, or the resulting corporation reduces his base salary from his base salary at the time of the acquisition during the next one to two years following the acquisition, then the resulting corporation shall pay him the severance payment in a lump sum.

        Mr. Dowdell also has a salary continuation agreement which provides that Western Sierra will pay him $50,000 per year for 15 years following his retirement from Western Sierra at age 65 or later, referred to as Mr. Dowdell's retirement age. In the event of disability while Mr. Dowdell is actively employed prior to his retirement age, he will receive a benefit amount that is a percentage of the $50,000 per year for 15 years based on the vesting schedule below beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits provided by Western Sierra. In the event Mr. Dowdell dies while actively employed by Western Sierra prior to his retirement age, his beneficiary will receive from Western Sierra a lump sum death benefit amount. In the event of termination with or without cause or voluntary termination, Mr. Dowdell shall receive a benefit amount that is a percentage of the $50,000 per year for 15 years based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Dowdell attains age 65 or beginning with the month following his death, if earlier. The vesting schedule is 4% per year of service beginning January 1, 2000. In the event of any: (i) merger, consolidation or reorganization of Western in which (A) Western does not survive or (B) Western survives with a resulting change in beneficial ownership of Western of more than 50% of the voting shares; (ii) sale of more than 50% of the beneficial ownership of the voting shares of Western to any person or group of persons acting in concert; or
(iii) transfer or sale of more than 50% of the total market value of the assets of Western Mr. Dowdell shall receive a lump sum at the time of the consummation of such transaction equal to the present value of the aggregate amount of the $50,000 per year being paid for a period of 15 years in 180 monthly installments beginning on the first day of the month following the consummation of such transaction discounted using the long term monthly applicable federal rate at the time of the consummation of such transaction. The lump sum payment is reduced if such payment when aggregated with all other payments considered for purposes of calculating a parachute payment results in an excess parachute payment as defined under Section 280G of the Internal Revenue Code. Payment of salary continuation benefits to Mr. Dowdell is subject to his not working as an employee, independent contractor, or consultant of or for a financial institution located within a 35 mile radius of the head office of Western Sierra within a period of three years from the date of termination of employment.

        DIRECTOR COMPENSATION

        Non-employee directors receive $300 per month from Western for director fees and directors of each of the subsidiary banks receive $300 per month from the subsidiary banks on which they serve as directors, except for Mr. Bacchi, who receives $1,000 per month from Western as Chairman of the Board and the Co-Chairmen of the Boards of each subsidiary bank receives $500 per month.

        During 2000, each of Western's directors, other than Messrs. Gall and Seeba, participated in Western's incentive compensation plan and earned a bonus of $7,000 or a stock option grant of 1,050 shares for directors who served the entire year, or 612 shares for directors that came on the Boards from Sentinel Community Bank during the year. The directors who elected option grants were Messrs. Bacchi and Scariot and Ms. Cook, who each received a stock option grant of 1,050 shares. Messrs Davis and Kleinert each received a stock option grant of 612 shares. These stock options were granted on February 22, 2001 at an exercise price of $10.95 per share.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Some of Western's directors and their immediate families as well as the companies with which they are associated are customers of, or have had banking transactions with Western's subsidiary banks in the ordinary course of business, and Western's subsidiary banks expect to have banking transactions with these persons in the future. In management's opinion, all loans and commitments to lend included in these transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in management's opinion, did not involve more than a normal risk of collectibility or present other unfavorable features.

        On January 31, 2000, Western entered into an agreement with a trust of which Director Osvaldo Scariot is a trustee. The agreement established an unsecured revolving line of credit allowing Western to borrow up to $500,000 at an annual interest rate of 8% and a maturity date of February 1, 2001. At December 31, 2000, advances of $500,000 were made under the agreement. The loan was paid in full on its scheduled maturity date.

        On February 27, 2001, Western entered into a new agreement with the Scariot trust. The agreement established an unsecured revolving line of credit allowing Western to borrow up to $750,000 at an annual interest rate of 8% and a maturity date of March 1, 2002. At November 30, 2001, there were no advances outstanding under the agreement.

        On March 23, 1999, Western's Employee Stock Ownership Plan entered into an agreement with the Scariot trust. The agreement established a $300,000 revolving line of credit, guaranteed by Western, with a fixed interest rate of 8.5% and a maturity date of March 23, 2001. At December 31, 2000, advances of $300,000 were made under the agreement. On March 23, 2001, the line of credit was renewed to March 23, 2002 at a fixed interest rate of 8.5%. At November 30, 2001, advances of $300,000 were outstanding under the agreement.

        On April 19, 2000, Western's Employee Stock Ownership Plan entered into an agreement with the Scariot trust. The agreement established a $200,000 revolving line of credit, guaranteed by Western, with a fixed interest rate of 8.5% and a maturity date of April 19, 2003. At December 31, 2000, advances of $200,000 were made under the agreement. At November 30, 2001 advances of $100,000 were outstanding under the agreement.

LITIGATION

        From time to time, Western and/or its subsidiary banks are a party to claims and legal proceedings arising in the ordinary course of business. Western's management is not aware of any material pending litigation proceedings to which either it or any of its subsidiary banks is a party or has recently been a party, which will have a material adverse effect on the financial condition or results of operations of Western Sierra taken as a whole.

TRUST PREFERRED SECURITIES OFFERINGS

        Trust preferred securities are a hybrid form of security which is considered debt, with the interest paid deductible for federal income tax purposes, but a portion of which is considered capital for regulatory purposes. Trust preferred securities are not convertible into common stock. Therefore, their issuance is not dilutive to the voting interests of Western shareholders. However, the dividends on the trust preferred securities, which cumulate, must be paid ahead of dividends to other preferred shareholders and holders of Western common stock.

        In July 2001, and December 2001, respectively, Western formed wholly-owned Connecticut statutory business trusts, Western Sierra Statutory Trust I, or Western Trust I, and Western Sierra Statutory Trust II, or Western Trust II. Western issued to Western Trust I and Western Trust II junior subordinated deferrable interest debentures, due July 2031, and December 2031, respectively, in the aggregate principal amount of $16,000,000. In exchange for these debentures Western Trust I paid $6,000,000 to Western and Western Trust II paid $10,000,000 to Western. Both Western Trust I and Western Trust II funded their purchases of the debentures by issuing an aggregate of $16,000,000 in floating rate capital securities, or trust preferred securities, which were then pooled and sold. Western Trust I and Western Trust II secured the capital securities with the debentures issued by Western. A portion of these capital securities qualify as Tier 1 capital under the FRB's guidelines. The debentures are the only assets of Western Trust I and Western Trust II. FRB guidelines for calculation of Tier I capital to risk-weighted assets limits the amount of the capital securities which can be included in Tier I capital to 25% of total Tier I capital. The interest rates on each set of capital securities and debentures are the same and are computed on a 360-day basis. For the $6,000,000 in debentures and capital securities issued in July 2001, the rate is the three-month London Interbank Offered Rate, or LIBOR, plus 3.58%, with a maximum rate of 12.5% annually, adjustable quarterly. For the $10,000,000 in debentures and capital securities issued in December 2001, the rate is LIBOR plus 3.60%, also with a maximum annual rate of 12.5% annually, adjustable quarterly. The proceeds from the issuance of the debentures were used to retire short term debt and the related accrued interest, repurchase Western common stock, establish a reserve to fund the acquisition of Central, and for other general corporate purposes.

        The debentures and capital securities accrue and pay distributions quarterly. Western has entered into contractual agreements which, when taken collectively, fully and unconditionally guarantee payment of: (1) accrued and unpaid distributions required to be paid on the capital securities; (2) the redemption price with respect to any capital securities called for redemption by Western Trust I or Western Trust II; and (3) payments due upon voluntary or involuntary dissolution, winding up, or liquidation of Western Trust I or Western Trust II.

        The capital securities are mandatorily redeemable upon maturity of the debentures in July 2031, and December 2031, or upon earlier redemption as provided in the indentures.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion is designed to provide a better understanding of significant trends related to Western's financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with Western's unaudited consolidated financial statements for the nine months ended September 30, 2001 and 2000 and audited consolidated financial statements for the years ended December 31, 2000, 1999 and 1998 and notes thereto, as well as other financial information appearing in this proxy statement-prospectus.

        The following discussion pertains to Western's financial condition, changes in financial condition and results of operations, as of September 30, 2001 and December 31, 2000 and for the nine months ended September 30, 2001 and 2000, and as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000. The consolidated financial statements of Western have been restated to include the financial position and results of operations of Roseville 1st Community Bancorp, Lake Community Bank and Sentinel Community Bank as a result of applying the pooling-of-interests method of accounting. Western operates through its banking subsidiaries, Western Sierra and Lake.

        FINANCIAL CONDITION

        SEPTEMBER 30, 2001 AND DECEMBER 31, 2000. Western has grown from $474.6 million in total assets at December 31, 2000 to $522.1 million at September 30, 2001, an increase of $47.5 million, or 10.1%. Since the beginning of 2001, total gross loans and leases have increased by $47.4 million, or 14.4%, and cash and cash equivalents increased by $10.8 million, or 20.8%. This loan growth and growth in cash and cash equivalents was mostly funded by an increase in deposits of $37.4 million and a decrease in investments of $11.9 million.

        DECEMBER 31, 2000 AND DECEMBER 31, 1999. Western experienced another year of growth and expansion in 2000. Total assets at December 31, 2000 were $474.6 million, an increase of $82.7 million, or 21.1%, over total assets of $391.9 million at December 31,1999. Loans were $329.3 million, an increase of $54.9 million, or 20.0%, over total loans of $274.4 million at December 31, 1999. Loan growth was the result of continued marketing efforts, strong economic conditions and the increased lending opportunities and additional market areas resulting from the acquisitions of Roseville 1st National Bank, Lake Community Bank and Sentinel Community Bank. In addition, Western occasionally purchased pools of loans in order to further diversify the portfolio and maximize profitability.

        Total deposits at December 31, 2000 were $433.8 million, an increase of $90.6 million, or 26.4%, over total deposits of $343.2 million at December 31, 1999. Most of the deposit growth occurred in time deposits of $100,000 or more, an increase of 59.2% to $86.4 million at December 31, 2000. Other time deposits increased 28.0% to $139.8 million at December 31, 2000 and NOW accounts increased 26.0% to $52.8 million at December 31, 2000. The majority of Western's deposits remain local core deposits. Lake Community Bank does occasionally fund its loan growth with non-local certificates of deposit.

        Total shareholders' equity at December 31, 2000 was $36.1 million, an increase of $5.2 million, or 16.9%, over total shareholders' equity of $30.9 million at December 31, 1999. The increase in shareholders' equity is due to net income of $3.8 million for the twelve months ended December 31, 2000, a $1.6 million increase from unrealized losses to unrealized gains on available-for-sale investment securities, and $507,000 from the exercise of stock options, offset by reductions of approximately $776,000 from the repurchase and retirement of 29,165 shares of common stock, payment of cash dividends by Sentinel Community Bank prior to its acquisition by Western and unearned ESOP shares.

        DECEMBER 31, 1999 AND DECEMBER 31, 1998. Western's total assets at December 31, 1999 were $391.9 million, an increase of $9.3 million, or 2.4%, over total assets of $382.5 million at December 31, 1998. Loans were $274.4 million, an increase of $59.0 million, or 27.0%, over total loans of $215.4 million at December 31, 1998.

        Total deposits at December 31, 1999 were $343.2 million, virtually unchanged from total deposits of $343.4 million at December 31, 1998. Non-interest bearing deposits decreased 8.0% to $71.6 million at December 31, 1999 while interest bearing deposits increased 2.5% to $271.6 million at December 31, 1999, for a net decrease of approximately $300,000 in total deposits for the year 1999.

        Total shareholders' equity at December 31, 1999 was $30.9 million, an increase of $1.6 million over total shareholders' equity of $29.3 million at December 31, 1998. The increase in equity was due to net income of $3.3 million for the twelve months ended December 31, 1999 and exercise of stock options amounting to $905,000. These were offset by $2.1 million in unrealized losses on available-for-sale investment securities and reductions of approximately $524,000 from the repurchase and retirement of common stock, cash dividends and unearned ESOP shares.

        RESULTS OF OPERATIONS

        NINE MONTHS ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000. Western earned net income of $3.9 million for the nine months ended September 30, 2001 (or $1.05 per share on a fully-diluted basis) compared to $2.8 million (or $0.73 per share on a fully diluted basis) for the same period in 2000. This represents an increase of $1,042,000, or 36.9%, in total and $0.32, or 43.84%, per fully diluted share.

        Factors contributing to the increase in operating results for the nine months ended September 30, 2001 as compared to the nine months ended September 30, 2000 include:

        - an increase in net interest income due to: (i) an overall increase in average earning assets and a shift to higher yielding earning assets, primarily loans, from lower yielding earning assets, primarily investment securities; and (ii) a transition from higher cost interest bearing liabilities, primarily certificates of deposit, to lower cost savings and demand deposit accounts;

        - an increase in gains on the sale and packaging of residential mortgage loans of $1.1 million resulting from a favorable mortgage interest rate environment, that caused individuals to refinance existing mortgage debt; and

        - an increase of $190,000 in gains on the sale of investment securities.

        The increase in revenues was offset by an increase in salaries and benefits of $1.2 million for the nine months ended September 30, 2001 over the comparable period in 2000. Additionally, occupancy and related expenses increased $80,000 over 2000 and were attributable to costs associated with internal growth. Western also incurred a one-time charge of $138,000 relating to a new retirement and benefits program for directors during the second quarter of 2001. Finally, there was a decline in merger and acquisition costs of $899,000 from the first nine months of 2000.

        YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998. Western reported net income of $3.9 million, or $1.07 diluted earnings per share, for the year ended December 31, 2000 compared to net income of $3.3 million, or $.90 diluted earnings per share, in 1999, and net income of $1.7 million, or $.49 diluted earnings per share, in 1998.

        Net income increased by $586,000, or 17.7%, from 1999 to 2000 and by $1.6 million, or 94.4%, from 1998 to 1999. On a diluted per share basis, net income increased $0.17, or 17.9%, in 2000 over 1999 and increased $0.44, or 86.3%, from 1998 to 1999.

        The increase in net income for 2000 over 1999 and 1999 over 1998 is generally attributed to higher net interest income derived from a larger earning asset base, lower provisions for possible losses attributable to improved credit quality, and a reduction in the rate of growth of operating expenses derived from increased operating efficiencies.

        NET INTEREST INCOME AND NET INTEREST MARGIN

        Net interest income is Western's primary source of revenue and represents the excess of interest and fees earned on interest-earning assets (loans, investment securities and federal funds sold) over the interest paid on deposits and borrowed funds. Net interest margin is net interest income expressed as a percentage of average interest-earning assets.

        NINE MONTHS ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000. For the nine months ended September 30, 2001, interest income increased $2.1 million, or 8.3%, over the same period in 2000. Interest expense on deposits and other borrowings increased $499,000, or 4.7%, over the same period in 2000. Net interest margin decreased 21 basis points to 4.79% from 5.00% for the comparable period in 2000. The decrease in net interest margin is attributable to a declining interest rate environment, with average earning assets yielding 8.11% compared to 8.67% a year earlier. This decrease was partially offset by a decrease in the cost of interest-bearing liabilities and other borrowings to 4.14% from 4.48% for the nine months ended September 30, 2000. The decrease in the cost of interest bearing liabilities and other borrowings was primarily caused by interest rate reductions by the Federal Reserve Board.

        The following table presents for the periods indicated the distribution of Western's consolidated average assets, liabilities and shareholders' equity, as well as the total dollar amounts of interest income from and yields earned on average interest-earning assets and the dollar amounts of interest expense and rates paid on average interest-bearing liabilities. Nonaccrual loans, which are not considered material, are included in the calculation of the average balances of loans. Savings deposits include NOW and money market accounts. The yields on investment securities are not computed on a tax equivalent basis. All yields and rates have been annualized.


                                                             FOR THE NINE MONTHS ENDED SEPTEMBER 30.
                                         ---------------------------------------------------------------------------------------
                                                            2001                                        2000
                                         ---------------------------------------       ----------------------------------------
                                                          INTEREST       AVERAGE                      INTEREST        AVERAGE
                                          AVERAGE         EARNED OR     YIELD OR        AVERAGE       EARNED OR       YIELD OR
                                          BALANCE            PAID         RATE          BALANCE         PAID          RATE PAID
                                         ---------        ---------    ---------       ---------      ---------       ---------
                                                                       (DOLLARS IN THOUSANDS)
Interest-earning assets:
     Portfolio loans(1)                  $ 348,271        $  22,991         8.80%      $ 288,409      $  20,389          9.43%
     Tax exempt securities                  20,090              740         4.91%         16,860            645          5.10%
     Taxable securities                     43,041            2,161         6.69%         51,281          2,622          6.82%
     Federal funds sold                     30,758            1,043         4.52%         24,972          1,178          6.29%
     Interest bearing deposits                 859               33         5.12%            703             46          8.72%
     Other securities                        1,240               45         4.84%          1,404             59          5.60%
                                         ---------        ---------                    ---------      ---------
          Average interest-earning
            assets                         444,259           27,013         8.11%        383,629         24,939          8.67%
                                                          ---------                                   ---------
Average noninterest-earning assets          45,865                                        41,681
Allowance for loan losses                   (4,617)                                       (3,904)
                                         ---------                                     ---------
Total average assets                     $ 485,507                                     $ 421,406
                                         =========                                     =========

Interest-bearing liabilities:
     Interest-bearing demand and
       savings deposits                  $ 132,544            1,888         1.90%      $ 114,695          2,209          2.57%
     Time deposits                         220,810            9,008         5.44%        191,158          7,972          5.56%
     Other borrowings                        2,368              143         8.05%          7,451            359          6.40%
                                         ---------        ---------                    ---------      ---------
         Average interest bearing
           liabilities                     355,722           11,039         4.14%        313,304         10,540          4.48%
                                                          ---------                                   ---------
Noninterest-bearing deposits                86,986                                        72,937
Other liabilities                            5,917                                         4,961
Shareholders' equity                        36,882                                        30,204
                                         ---------                                     ---------
Total average liabilities and
  shareholders' equity                   $ 485,507                                     $ 421,406
                                         =========                                     =========
Net interest income and net
  interest margin                                         $  15,974         4.79%                     $  14,399          5.00%
                                                          =========                                   =========

        YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998. Total interest income increased from $26.9 million in 1998 to $28.5 million in 1999, and to $34.0 million in 2000, representing a 6.2% increase in 1999 over 1998 and a 19.4% increase in 2000 over 1999. The total interest income increases in these periods were primarily the result of growth in Western's established market areas. Total interest expense decreased from $11.0 million in 1998 to $10.9 million in 1999, and increased to $14.6 million in 2000, representing a 1.2% decrease in 1999 from 1998, and a 34.4% increase in 2000 over 1999. The marginal decrease in interest expense from 1998 to 1999 was due to slightly lower interest rates for all deposits. The increase in interest expense in 2000 from 1999 was due to both increased deposits and an increasing interest rate environment.

        Western's net interest margin was 5.06% in 1998, 5.10% in 1999 and 4.98% in 2000. The change from 1998 to 1999 was a result of lower yields on earning assets combined with a comparably lower cost of funds. In 2000, Western had a narrower net interest margin due to increases in interest costs resulting from competition in interest rates paid on time deposits and an increase in the volume of time deposits.

        The following table presents for the periods indicated the distribution of Western's consolidated average assets, liabilities and shareholders' equity, as well as the total dollar amounts of interest income from and yields earned on average interest-earning assets and the dollar amounts of interest expense and rates paid on average interest-bearing liabilities. Nonaccrual loans, which are not considered material, are included in the calculation of the average balances of loans. Savings deposits include NOW and money market accounts. The yields on investment securities are not computed on a tax equivalent basis.


------------------

(1) Yields and amounts earned on loans include fees of approximately $163,000 and $243,000 for the nine months ended September 30, 2001 and 2000, respectively.

                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                       ---------------------------------------------------------------------------------------------
                                                    2000                           1999                            1998
                                       -----------------------------  ------------------------------   -----------------------------
                                                  INTEREST   AVERAGE              INTEREST   AVERAGE               INTEREST  AVERAGE
                                       AVERAGE     EARNED   YIELD OR  AVERAGE      EARNED   YIELD OR   AVERAGE      EARNED  YIELD OR
                                       BALANCE    OR PAID     RATE    BALANCE     OR PAID     RATE     BALANCE     OR PAID    RATE
                                       -------    --------  --------  -------     --------  --------   -------     -------- --------
                                                                          (DOLLARS IN THOUSANDS)
Interest-earning assets:
   Portfolio loans(1)                 $ 295,654   $ 27,941    9.45%   $ 247,975   $ 22,847    9.21%   $ 207,815    $ 20,507   9.87%
   Investment securities                 71,145      4,416    6.21%      77,489      4,505    5.82%      73,735       4,581   6.21%
   Federal funds sold                    21,796      1,591    7.30%      16,868        944    5.59%      23,874       1,168   4.89%
   Interest bearing deposits              1,857        100    5.39%       3,468        212    6.11%       8,167         598   7.32%
                                      ---------   --------            ---------   --------            ---------    --------
    Average interest-earning assets     390,452     34,048    8.72%     345,800     28,508    8.24%     313,591      26,854   8.56%
                                                  --------                        --------                         --------

Average noninterest earning
    assets                               41,608                          37,582                          36,384
Allowance for loan losses                (3,991)                         (3,335)                         (3,058)
                                      ---------                       ---------                       ---------
Total average assets                  $ 428,069                       $ 380,047                       $ 346,917
                                      =========                       =========                       =========

Interest-bearing liabilities:
   Interest-bearing demand and
     savings deposits                 $ 120,199      2,653    2.21%   $ 106,551      2,484    2.33%   $  96,464       2,671   2.77%
   Time deposits                        193,550     11,565    5.98%     161,796      7,907    4.89%     157,250       8,012   5.10%
   Other borrowings                       6,264        377    6.02%       9,443        467    4.96%       6,069         311   5.12%
                                      ---------   --------            ---------   --------            ---------    --------
     Average interest-bearing
       liabilities                      320,013     14,595    4.56%   $ 277,790     10,858    3.91%     259,783      10,994   4.23%
                                                  --------                        --------                         --------
Noninterest bearing deposits             75,559                          71,207                          56,330
Other liabilities                           333                           2,789                           3,024
Shareholders' equity                     32,164                          28,261                          27,780
                                      ---------                       ---------                       ---------
Total average liabilities and
   shareholders' equity               $ 428,069                       $ 380,047                       $ 346,917
                                      =========                       =========                       =========
Net interest income and
   net interest margin                            $ 19,453    4.98%               $ 17,650    5.10%                $ 15,860   5.06%
                                                  ========                        ========                         ========


       ANALYSIS OF CHANGES IN NET INTEREST INCOME

       The following tables set forth an analysis of changes in interest income and interest expense for each major category of interest-earning assets and interest-bearing liabilities attributable to volume and rate changes for the periods presented. Changes attributable solely to rate and volume are allocated to volume.


                                                 FOR THE NINE MONTHS ENDED
                                                SEPTEMBER 30, 2001 OVER 2000
                                            -----------------------------------
                                            CHANGE IN NET INTEREST INCOME DUE TO:
                                            -----------------------------------
                                             VOLUME         RATE         TOTAL
                                            -------       -------       -------
                                                  (DOLLARS IN THOUSANDS)
Increase (decrease):
   Portfolio loans                          $ 3,952       $(1,350)      $ 2,602
   Investment securities                       (286)          (80)         (366)
   Federal Funds sold                           196          (331)         (135)
   Interest bearing deposits                      6           (19)          (13)
   Equity investments                            (6)           (8)          (14)
                                            -------       -------       -------

Total interest income                         3,862        (1,788)        2,074
                                            -------       -------       -------

   Interest-bearing demand and savings          254          (575)         (321)
accounts
   Time deposits                              1,210          (174)        1,036
   Other borrowings                            (307)           91          (216)
                                            -------       -------       -------

Total interest expense                        1,157          (658)          499
                                            -------       -------       -------

Change in net interest income               $ 2,705       $(1,130)      $ 1,575
                                            =======       =======       =======

--------
(1) Yields and amounts earned on loans include fees of approximately $289,000, $385,000 and $710,000 for the years ended December 31, 2000,
       1999 and 1998, respectively.

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                  -------------------------------------------------------------------------------
                                              2000 OVER 1999                           1999 OVER 1998
                                  -------------------------------------     -------------------------------------
                                  CHANGE IN NET INTEREST INCOME DUE TO:     CHANGE IN NET INTEREST INCOME DUE TO:
                                  -------------------------------------     -------------------------------------
                                   VOLUME          RATE         TOTAL         VOLUME         RATE         TOTAL
                                   -------       -------       -------       -------       -------       -------
                                                              (DOLLARS IN THOUSANDS)
Increase (decrease):
   Portfolio loans                 $ 4,393       $   701       $ 5,094       $ 3,963       $(1,623)      $ 2,340
   Investment securities              (369)          280           (89)          233          (309)          (76)
   Federal funds sold                  275           372           647          (343)          119          (224)
   Interest-bearing deposits           (98)          (14)         (112)         (344)          (42)         (386)
                                   -------       -------       -------       -------       -------       -------

Total interest income                4,201         1,339         5,540         3,509        (1,855)        1,654
                                   -------       -------       -------       -------       -------       -------

   Interest bearing demand             318          (149)          169           279          (466)         (187)
       and saving deposits
   Time deposits                     1,552         2,106         3,658           232          (337)         (105)
   Other borrowings                   (157)           67           (90)          173           (17)          156
                                   -------       -------       -------       -------       -------       -------

Total interest expense               1,713         2,024         3,737           684          (820)         (136)
                                   -------       -------       -------       -------       -------       -------

Change in net interest income      $ 2,488       $  (685)      $ 1,803       $ 2,825       $(1,035)      $ 1,790
                                   =======       =======       =======       =======       =======       =======

       NONINTEREST INCOME

       Western's noninterest income consists primarily of service charges on deposit accounts, mortgage loan origination and processing fees, and gains in the sale of investment securities.

       NINE MONTHS ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000. For the nine months ended September 30, 2001, noninterest income increased $1.4 million, or 54.2%, over the same period of 2000. The increase was attributable to higher loan origination and packaging fees and gains on securities sales.

       YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998. Non-interest income increased 4.6%, or $165,000, to $3.7 million for 2000 as compared to $3.6 million for 1999. Non-interest income for 1999 decreased by $704,000, or 16.4%, from the $4.3 million earned during 1998. The decrease in 1999 and 2000 from 1998 was primarily the result of a slower market for home mortgages due to increasing interest rates.

       The following table sets forth the components of Western's net interest income for the periods indicated:


                                                     FOR THE NINE                      FOR THE YEARS
                                                     MONTHS ENDED                         ENDED
                                                     SEPTEMBER 30,                     DECEMBER 31,
                                                 --------------------       ----------------------------------
                                                   2001         2000          2000         1999          1998
                                                 -------      -------       -------      -------       -------
                                                                    (DOLLARS IN THOUSANDS)
Service charges and fees.......................  $ 1,406      $ 1,364       $ 1,626      $ 1,623       $ 1,643
Gain (loss) on sale of investment securities...      147          (43)           40          (24)           42
Gain on sale of loans..........................    1,857          751         1,239        1,214         1,839
Other..........................................      557          501           840          767           760
                                                 -------      -------       -------      -------       -------
     Total                                       $ 3,967      $ 2,573       $ 3,745      $ 3,580       $ 4,284
                                                 =======      =======       =======      =======       =======

       NONINTEREST EXPENSE

       Noninterest expense consists of salaries and related benefits, occupancy and equipment expenses, data processing fees and other operating expenses.

       NINE MONTHS ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000. For the nine months ended September 30, 2001, noninterest expense increased $1.0 million, or 8.2%, over the comparable period of 2000, most of which was concentrated in salaries and employee benefits. The increase in salaries and employee benefits resulted from integration of Sentinel Community Bank employees into Western's bonus program, increased commissions on mortgage loan originations and the implementation of a new company-wide incentive program.

       YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998. Non-interest expense amounted to $16.6 million in 2000, $15.4 million in 1999 and $16.6 million in 1998. This represents a slight increase of $1.2 million, or 7.8%, in 2000 and a decrease of $1.2 million, or 7.0%, in 1999 when compared to 1998. Western continues to believe that to be able to compete in the current environment of decreasing interest margins and increased competition, the controlling of operating expenses is essential. The consolidation of many operational functions in addition to other areas such as supplies, forms, advertising and marketing was completed in 1999. This had a positive impact on the Western's overhead and efficiency ratios. During 2000, additional accounting and data processing responsibilities were combined to further enhance the operating efficiencies of the organization. Management intends to continue to closely monitor this area.

       The following table sets forth the components of Western's noninterest expense for the periods indicated:

                                   FOR THE NINE                    FOR THE YEARS
                                   MONTHS ENDED                       ENDED
                                   SEPTEMBER 30,                   DECEMBER 31,
                               --------------------      ---------------------------------
                                 2001         2000         2000         1999         1998
                               -------      -------      -------      -------      -------
                                                 (DOLLARS IN THOUSANDS)
Salaries and benefits........  $ 7,172      $ 5,941      $ 8,561      $ 7,790      $ 8,036
Occupancy and equipment......    1,737        1,657        2,301        2,401        2,334
Merger expenses..............       --          899        1,143          353        1,112
Professional fees............      491          413          799          810          715
Data processing..............      794          622          621          585          380
Stationary and supplies......      265          229          410          255          292
Other real estate............       --           --           --          102          639
Advertising and promotion....      169          175          245          166          244
Other operating expense......    2,583        2,272        2,522        2,939        2,804
                               -------      -------      -------      -------      -------
     Total...................  $13,211      $12,208      $16,602      $15,401      $16,556
                               =======      =======      =======      =======      =======

       PROVISION FOR LOAN AND LEASE LOSSES

       The provision for loan and lease losses corresponds directly to the level of the allowance deemed by management of Western and its banking subsidiaries sufficient to offset potential losses. The balance in the allowance reflects the amount which, in their judgement, is adequate to provide for these potential losses after weighing the mix of the loan portfolio, current economic conditions, past loan experience and such other factors as deserve recognition in estimating loan and lease losses.

       NINE MONTHS ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000. For the nine months ended September 30, 2001, Western provided $625,000 for possible loan losses compared to $480,000 for the same period in 2000, representing an increase of 30.2%.

       YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998. Western allocated $380,000 as a provision for loan and lease losses in 2000, $920,000 in 1999 and $1.0 million in 1998. Loan recoveries net of charge-offs in 2000 were $221,000. In 1999, loan charge-offs net of recoveries were $114,000, and in 1998 were $1.0 million. The ratio of the allowance for loan and lease losses to total gross loans was 1.33% in 2000, 1.38% in 1999, and 1.39% in 1998.

       For the nine months ended September 30, 2001 and the year ended December 31, 2001, Western believes that the amounts provided for loan and lease losses were sufficient to maintain an adequate allowance for loan and lease losses. However, no assurances can be given that future provisions for loan and lease losses will not be higher.

       INCOME TAXES

       The following table reflects Western's income tax provisions and related effective income tax rates for the periods indicated:


                                              FOR THE NINE                         FOR THE YEARS
                                              MONTHS ENDED                             ENDED
                                              SEPTEMBER 30,                         DECEMBER 31,
                                         -----------------------       --------------------------------------
                                           2001           2000           2000           1999           1998
                                         --------       --------       --------       --------       --------
                                                                (DOLLARS IN THOUSANDS)
Income tax provision ..............      $  2,238       $  1,459       $  2,332       $  1,601       $    875
                                         ========       ========       ========       ========       ========
Effective income tax rate .........          36.7%          34.1%          37.5%          32.6%          34.0%

       The changes in Western's income tax provisions and effective tax rates for the periods presented are attributed to changes in the relative amounts of tax-exempt income and non-deductible expenses.

       LIQUIDITY

       Western is a legal entity, separate and distinct from its subsidiaries. Although there exists the ability to raise capital on its own behalf (such as the placement of trust preferred securities) or borrow from external sources, Western may obtain additional funds through dividends paid by, and fees for services provided to, its subsidiaries. Regulations limit the amount of dividends as well as service fees paid by Western's subsidiaries. These fees and dividends have been adequate for Western to meet its obligations, and it is anticipated that Western will be able to continue to rely on this income to fund its separate obligations. Western, however, may not always be able to rely solely on its current or future subsidiaries to meet its liquidity needs. To mitigate this possibility, Western has established an unsecured line of credit with Pacific Coast Bankers' Bank in the amount of $5,000,000. As of September 30, 2001, there were no amounts outstanding under this credit facility. For the nine months ended September 30, 2001 the average outstanding borrowing under this facility was $1,297,435.

     Western does not engage in hedging activities or purchase high-risk derivative investments. Furthermore, Western and its subsidiaries are not subject to foreign currency exchange rate risk or commodity price risk.

       At September 30, 2001 Western had adequate liquidity to meet its anticipated obligations.

       Western and its banking subsidiaries have developed a funds management policy which has been approved by Western's and the banking subsidiaries' Boards of Directors. The funds management policy establishes guidelines for investment practices and liquidity management. The goals of the funds management policy are to:

       - provide liquid funds to meet the cash demands of deposit customers;

       -      provide adequate funds to meet the demands of loan customers;

       -      maintain adequate reserves required by regulatory agencies; and

       - maximize earnings within the limits of safe and sound banking practices.

       The banking subsidiaries measure their liquidity based on a ratio of liquid assets (cash and due from banks, unpledged investment securities, federal funds sold and loans available for sale) divided by total liabilities. Based on this measure, Western's management believes that the liquidity at Western's banking subsidiaries is adequate.

       At September 30, 2001 Western's consolidated liquidity ratio was 20.4%. Western's consolidated liquidity ratios at December 31, 2000, December 31, 1999 and December 31, 1998 were 19.8%, 15.5% and 36.8%, respectively.

       INVESTMENT PORTFOLIO

       Western classifies its investment securities as trading, held-to-maturity or available-for-sale. Western intends to hold all securities classified as held-to-maturity until their scheduled maturities, and management believes that it has the ability to do so. Securities classified as available-for-sale may be sold to implement Western's, Sierra's and Lake's funds management strategies and in response to changes in interest rates, prepayment rates and similar factors.

       TRADING SECURITIES. The estimated market value of trading securities was $15,000 at September 30, 2001 and December 31, 2000. At December 31, 1999 the estimated market value of trading securities was $175,000. There was no net unrealized appreciation in trading securities or transactions in trading securities for the nine months ended September 30, 2001. Net unrealized appreciation of trading securities of $21,000 and $42,000 were included in noninterest income for the years ended December 31, 2000 and 1999, respectively. There was no unrealized appreciation or losses included in earnings for the year ended December 31, 1998. Proceeds and gross realized gains from the sale of trading securities for the year ended December 31, 2000 totaled $242,000 and $9,000, respectively. There were no sales of trading securities for the years ended December 31, 1999 and 1998. There were no transfers of trading securities to or from securities classified as either held-to-maturity or available-for-sale for the nine months ended September 31, 2001 and for the years ended December 31, 2000, 1999 and 1998.

       INVESTMENT SECURITIES. The following table summarizes the maturities of Western's available-for-sale and held-to- maturity investment securities, their recorded values and their weighted average yields for the periods presented. Yields on tax-exempt securities have not been computed on a tax-equivalent basis.

                                                     SECURITIES AVAILABLE-FOR-SALE AT SEPTEMBER 30, 2001
                                 WITHIN ONE YEAR    ONE TO FIVE YEARS   FIVE TO TEN YEARS    OVER TEN YEARS           TOTAL
                                 ---------------    -----------------   -----------------    ---------------     ---------------
                                 AMOUNT    YIELD     AMOUNT    YIELD    AMOUNT     YIELD     AMOUNT    YIELD     AMOUNT    YIELD
                                 ------    -----     ------    -----    ------     -----     ------    -----     ------    -----
(DOLLARS IN THOUSANDS)
U.S. Govt. and agencies ......  $ 4,022    6.76%    $    --      --     $    --      --     $11,849    6.85%    $15,871    6.83%
Municipal obligations ........      944    5.01%      4,791    5.15%     14,968    4.82%      2,267    5.04%     22,970    4.92%
Corporate and other ..........    3,922    6.11%      3,052    6.63%      1,559    7.16%      3,818    7.18%     12,351    6.75%
                                -------             -------             -------             -------             -------
Total ........................  $ 8,888    6.31%    $ 7,843    5.73%    $16,527    5.04%    $17,934    6.69%    $51,192    5.94%
                                =======             =======             =======             =======             =======


                                                  SECURITIES HELD-TO-MATURITY AT SEPTEMBER 30, 2001
                                WITHIN ONE YEAR   ONE TO FIVE YEARS  FIVE TO TEN YEARS   OVER TEN YEARS          TOTAL
                                ---------------   -----------------  -----------------   ---------------    ---------------
                                AMOUNT    YIELD    AMOUNT    YIELD    AMOUNT    YIELD    AMOUNT    YIELD    AMOUNT    YIELD
                                ------    -----    ------    -----    ------    -----    ------    -----    ------    -----
(DOLLARS IN THOUSANDS)
U.S. Govt. and agencies ......  $  113    7.50%    $  515    6.50%    $   51    7.76%    $3,626    6.11%    $4,305    6.21%
Municipal obligations ........      30    5.31%     1,357    5.67%     2,027    4.84%        --      --      3,414    5.18%
                                ------             ------             ------             ------             ------
Total ........................  $  143    7.04%    $1,872    5.90%    $2,078    4.92%    $3,626    6.11%    $7,719    5.75%
                                ======             ======             ======             ======             ======


                                                      SECURITIES AVAILABLE-FOR SALE-AT DECEMBER 31, 2000
                                 WITHIN ONE YEAR   ONE TO FIVE YEARS   FIVE TO TEN YEARS     OVER TEN YEARS           TOTAL
                                ----------------   -----------------   -----------------    ----------------     ---------------
                                AMOUNT     YIELD    AMOUNT     YIELD    AMOUNT     YIELD    AMOUNT     YIELD     AMOUNT    YIELD
                                ------     -----   -------     -----    ------     -----    ------     -----     ------    -----
(DOLLARS IN THOUSANDS)
U.S. Govt. and agencies ......  $26,784    6.60%    $ 5,142    7.43%    $ 3,744    6.81%    $    --      --     $35,670    6.74%
Municipal obligations ........      785    5.15%      4,960    5.14%      8,056    5.64%      1,183    5.12%     14,984    5.41%
Corporate and other ..........    1,824    6.09%      4,816    6.61%        939    9.40%        933    6.00%      8,512    6.83%
                                -------             -------             -------             -------             -------
Total ........................  $29,393    6.31%    $14,918    6.40%    $12,739    6.26%    $ 2,116    5.51%    $59,166    6.40%
                                =======             =======             =======             =======             =======


                                                   SECURITIES HELD-TO-MATURITY AT DECEMBER 31, 2000
                                 WITHIN ONE YEAR   ONE TO FIVE YEARS  FIVE TO TEN YEARS   OVER TEN YEARS         TOTAL
                                 ---------------   -----------------  -----------------   ---------------   ----------------
                                 AMOUNT    YIELD    AMOUNT    YIELD    AMOUNT     YIELD   AMOUNT    YIELD   AMOUNT     YIELD
                                 ------    -----    ------    -----    ------     -----   ------    -----   ------     -----
(DOLLARS IN THOUSANDS)
U.S. Govt. and agencies ......  $ 7,449    6.14%    $   224   5.96%    $   487    5.85%    $  --      --    $ 8,160    6.11%
Municipal obligations ........       --      --%      1,417   5.66%      2,027    4.85%       --      --      3,444    5.18%
                                -------             -------            -------             -----            -------

Total ........................  $ 7,449    6.14%    $ 1,641   5.70%    $ 2,514    5.04%    $  --      --    $11,604    5.83%
                                =======             =======            =======             =====            =======

       The following tables summarize the recorded values of Western's investment securities on the dates indicated:


                                                       SECURITIES AVAILABLE-FOR-SALE
                                                                          DECEMBER 31,
                                                            ---------------------------------------
                                       SEPTEMBER 30, 2001     2000            1999            1998
                                       ------------------   -------         -------         -------
(DOLLARS IN THOUSANDS)
U.S. Government and agencies ......         $15,871         $35,670         $31,582         $48,965
Municipal obligations .............          22,970          14,984          14,318          15,901
Corporate and other ...............          12,351           8,512          10,214           5,449
                                            -------         -------         -------         -------

Total .............................         $51,192         $59,166         $56,114         $70,315
                                            =======         =======         =======         =======


                                                         SECURITIES HELD-TO-MATURITY
                                                                          DECEMBER 31,
                                                            ---------------------------------------
                                       SEPTEMBER 30, 2001     2000            1999            1998
                                       ------------------   -------         -------         -------
(DOLLARS IN THOUSANDS)
U.S. Government and agencies ......         $ 4,305         $ 8,160         $10,518         $ 9,195
Municipal obligations .............           3,414           3,444           3,517           2,270
                                            -------         -------         -------         -------

Total .............................         $ 7,719         $11,604         $14,035         $11,465
                                            =======         =======         =======         =======

       LOAN PORTFOLIO

       Western manages its credit risk through diversification of its loan portfolio and the application of underwriting policies and procedures and credit monitoring practices. Although Western has a diversified loan portfolio, a significant portion of its borrowers' ability to repay their loans depends upon the professional services and real estate development industries. Generally, the loans are secured by real estate or other assets and are expected to be repaid from the cash flows of the borrower or proceeds from the sale of the collateral. Loans are carried at face amount, less payments collected and the allowance for possible loan losses. Interest on all loans is accrued monthly on a simple interest basis.

       The following table sets forth the amounts of loans outstanding by category as of the dates indicated:


                                        AS OF SEPTEMBER 30,                             AS OF DECEMBER 31,
                                        -------------------   ---------------------------------------------------------------------
                                               2001              2000           1999           1998           1997           1996
                                            ---------         ---------      ---------      ---------      ---------      ---------
                                                                             (DOLLARS IN THOUSANDS)
Real estate mortgage ..............         $ 226,221         $ 217,095      $ 157,368      $ 120,339      $ 111,354      $ 100,771
Real estate construction ..........            73,400            59,106         41,758         23,559         25,687         28,454
Commercial ........................            57,174            38,854         51,205         47,806         40,664         33,199
Lease financing ...................             3,542             3,982          1,763          1,383            698          1,019
Installment .......................             4,631             6,051          7,680          6,716          6,878          6,405
Agriculture .......................            12,583             5,025         15,370         16,268         13,942          9,409
Less deferred fees ................            (1,079)             (862)          (788)          (661)          (913)        (1,054)
                                            ---------         ---------      ---------      ---------      ---------      ---------

   Total loans ....................         $ 376,472         $ 329,251      $ 274,356      $ 215,410      $ 198,310      $ 178,203
Less allowance for loan and
lease losses ......................            (4,938)           (4,395)        (3,794)        (2,988)        (3,014)        (2,169)
                                            ---------         ---------      ---------      ---------      ---------      ---------

  Net loans .......................         $ 371,534         $ 324,856      $ 270,562      $ 212,422      $ 195,216      $ 176,034
                                            =========         =========      =========      =========      =========      =========


       Western's largest loan concentrations are real estate mortgage and construction loans and commercial loans and leases. These concentrations accounted for approximately 79.6% and 16.1%, respectively, of Western's total loan portfolio at September 30, 2001. As of December 31, 2000, real estate mortgage and construction loans and commercial loans and leases accounted for approximately 83.9% and 13.0%, respectively, and approximately 72.6% and 19.3%, respectively, at December 31,1999.

       REAL ESTATE LOANS. Real estate loans are primarily made for the purpose of purchasing, refinancing, improving or constructing single family residences as well as commercial and industrial properties. The risks associated with speculative construction lending includes the borrower's inability to complete and sell the project, the borrower's incorrect estimate of necessary construction funds and/or time for completion and economic changes, including depressed real estate values and increased interest rates. Management of the banking subsidiaries have established underwriting criteria to minimize losses on speculative construction loans by lending only to experienced developers and contractors with proven track records. Real estate construction loans are generally written with terms of six to twelve months and usually do not exceed a loan to appraised value ratio of 75% to 80%. Management of the banking subsidiaries have established underwriting criteria to minimize losses on speculative construction loans by lending only to experienced developers and contractors with proven records of success.

       At September 30, 2001 and December 31, 2000, approximately 50.6% and 58.5%, respectively, of Western's single family real estate construction loans consisted of loans secured by first trust deeds on the construction of owner-occupied single family dwellings. The remaining 49.4% and 41.5%, respectively, consisted of loans secured by first trust deeds on speculative single family dwellings.

       COMMERCIAL LOANS AND LEASE FINANCING. Western's banking subsidiaries provide commercial loans and lease financing for the purpose of providing working capital, financing the purchase of equipment or inventory and for other business purposes. Such loans include loans with maturities ranging from 30 to 360 days and term loans, which are loans with maturities normally ranging from one to five years. Short-term business loans are generally used to finance current transactions and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for monthly payments of both principal and interest.

       Western's banking subsidiaries extend lines of credit to business customers. On business credit lines, Western's banking subsidiaries specify a maximum amount which it stands ready to lend to the customer during a specified period in return for which the customer agrees to maintain its primary banking relationship with the banking subsidiary. The purpose for which such loans will be used and the security pledged, if any, are determined before the banking subsidiary commits to extend credit. Normally, the banking subsidiary does not make credit line commitments in material amounts for periods in excess of one year.

       LOAN COMMITMENTS. In the normal course of business, there are various commitments outstanding to extend credit that are not reflected in the financial statements. Annual review of commercial credit lines and ongoing monitoring of outstanding balances reduces the risk of loss associated with these commitments. As of September 30, 2001 Western had $38 million in unfunded commercial real estate loan commitments which are secured by real estate, and $7 million in unfunded unsecured commercial loan commitments. In addition, Western had $126 million in other unused commitments. Western's undisbursed commercial loan commitments represent primarily business lines of credit. The undisbursed construction commitments represented undisbursed funding on construction projects in process. The mortgage loan commitments represented approved but unfunded mortgage loans.

       Based upon prior experience and prevailing economic conditions, Western anticipates that approximately 63% of the unfunded loan commitments at September 30, 2001 will be disbursed during the next twelve months.

       MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES. Western's banking subsidiaries make both fixed and variable rate loans. The following table sets forth the amounts of loans outstanding at December 31, 2000, which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years, or in more than five years. In addition, the table shows the distribution of such loans with fixed interest rates and those with variable interest rates. The rates of interest charged on variable rate loans are set at specific increments in relation to Western Sierra's or Lake's published lending rate and vary as Western Sierra's or Lake's lending rate varies. At December 31, 2000, approximately 53.1% of the loan portfolio was compromised of variable rate loans. Nonperforming loans are included in this schedule based on their scheduled maturities, even though the banking subsidiaries may be unable to collect such loans at their maturity dates.

                                                               OVER ONE
                                               ONE             YEAR BUT
                                              YEAR OR         LESS THAN         OVER FIVE
                                               LESS           FIVE YEARS          YEARS            TOTAL
                                            ------------      ------------     ------------     ------------
                                                            (DOLLARS IN THOUSANDS)
Real estate - mortgage ................     $     80,590      $     59,343     $     77,162     $    217,095
Real estate - construction ............           51,549             4,875            2,682           59,106
Commercial ............................           26,910             6,202            5,742           38,854
Agriculture ...........................            4,921               104               --            5,025
All other loans .......................            6,874             3,159               --           10,033
                                            ------------      ------------     ------------
Deferred loan fees ....................                                                                 (862)
                                                                                                ------------

        Total loans ...................     $    170,844      $     73,683     $     85,586     $    329,251
                                            ============      ============     ============     ============

Loans with fixed interest rates .......     $     35,604      $     34,692     $     85,091     $    155,387
Loans with variable interest rates ....          135,240            38,991              495          174,726
                                            ------------      ------------     ------------
Deferred loan fees ....................                                                                 (862)
                                                                                                ------------

       Total ..........................     $    170,844      $     73,683     $     85,586     $    329,251
                                            ============      ============     ============     ============

     NONPERFORMING ASSETS. Western's banking subsidiaries attempt to minimize credit risk through their underwriting and credit review policies. Western's banking subsidiaries conduct their own internal credit review. Their loan committees and the loan committee of Western's Board of Directors review the asset quality of new and problem loans on a monthly basis and report the findings to the full board. In management's opinion, this loan review system facilitates the early identification of potential problem loans. It is Western's policy to place loans on nonaccrual status when principal or interest on a loan is past due 90 days or more, unless the loan is both well-secured and in the process of collection. A loan is considered to be in the process of collection if, based on a probable specific event, it is expected that the loan will be repaid or brought current. Generally, this collection period would not exceed 90 days. When a loan is placed on nonaccrual status, Western's general policy is to reverse and charge against current income previously accrued but unpaid interest. Interest income on such loans is subsequently recognized only to the extent that cash is received and future collection of principal is deemed by management to be probable. Where the collectibility of the principal of or interest on a loan is considered to be doubtful by management, it is placed on nonaccrual status prior to becoming 90 days delinquent. Problem loans are maintained on accrual status only when Western's and its banking subsidiaries management are confident of full repayment within a reasonable period of time.

     The following table sets forth the amount of Western's nonperforming assets and certain ratios as of the dates indicated:


                                              AS OF                             AS OF DECEMBER 31,
                                          SEPTEMBER 30, ------------------------------------------------------------------
                                              2001          2000          1999          1998          1997         1996
                                          ------------  ----------    ----------    ----------    ----------    ----------
                                                                       (DOLLARS IN THOUSANDS)
Nonaccrual loans .......................   $    3,570    $    1,121    $      543    $    1,406    $    3,398    $    3,044
Restructured loans in compliance
   with modified terms .................           --            --            --           277            --            --
                                           ----------    ----------    ----------    ----------    ----------    ----------
    Total nonperforming loans ..........        3,570         1,121           543         1,683         3,398         3,044
Other real estate owned ................           --            --           715         2,241         2,240         4,273
                                           ----------    ----------    ----------    ----------    ----------    ----------
    Total nonperforming assets .........   $    3,570    $    1,121    $    1,258    $    3,924    $    5,638    $    7,317
                                           ==========    ==========    ==========    ==========    ==========    ==========
Nonperforming loans to total loans .....         0.95%         0.34%         0.20%         0.78%         1.72%         1.71%
Nonperforming assets to total assets ...         0.68%         0.24%         0.32%         1.03%         1.75%         2.74%
Allowance for loan losses to
    nonperforming assets ...............       138.32%       392.06%       301.59%        76.12%        53.46%        29.66%
Allowance for loan losses to
    nonperforming loans ................       138.32%       392.06%       698.71%       177.48%        88.70%        71.29%

     For the nine months ended September 30, 2001, approximately $60,000 in interest income would have been recorded had all nonaccrual loans been current in accordance with their original terms. There was no interest income included in net income for nonaccrual loans for the nine months ended September 30, 2001.

     ALLOWANCE FOR LOAN AND LEASE LOSSES

     The allowance for loan and lease losses is established through charges to earnings in the form of the provision for loan and lease losses. When a loan or lease is deemed uncollectible, it is charged against the allowance. Any recoveries previously charged-off are credited back to the allowance. The adequacy of the allowance for loan and lease losses and of the related provision for possible loan and lease losses required is determined based upon management's judgment, taking into consideration such factors as:

    -   economic conditions;

    -   borrowers' financial conditions;

    -   loan impairment;

    -   evaluation of industry trends;

    -   industry and other concentrations;

    - loans which are contractually current as to payment terms, but demonstrate a higher than normal degree of risk as identified by management;

    -   continuing evaluation of the performing loan portfolio;

    -   monthly review and evaluation of problem loans having loss potential;

    -   off-balance sheet risks;

    -   assessments by regulators and third parties;

    -   knowledge of the borrowers' businesses and credit histories; and

    -   the value of collateral, if any, securing the loan.

     The adequacy of Western's allowance for loan and lease losses is based on three components. First is the dollar weighted risk rating of the loan portfolio, including outstanding leases, off-balance sheet items and commitments to lend. Every extension of credit is assigned a risk rating based upon a comprehensive definition intended to measure inherent lending risks. Each rating has an assigned risk factor expressed as a reserve percentage. Second, specific reserves are assigned to individual loans identified as problem loans. These are estimated potential losses associated with specific borrowers based upon collateral value and other events causing a risk rating. Third, Western's banking subsidiaries maintain an unallocated reserve comprised of allocations for qualitative factors, such as those described above, that may affect individual components of the portfolio.

     The allowance for loan and lease losses is a general reserve available against the total loan and lease portfolio and off balance sheet credit exposure. It is maintained without any interallocation to the categories of the loan portfolio, and the entire allowance is available to cover loan and lease losses. While management uses available information to recognize losses on loans and leases, future additions to the allowance may be necessary based on changes in economic and other conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Western's allowance for loan and lease losses. These agencies may require Western to provide additions to the allowance based on their judgment of the information available to them at the time of their examination. There is also uncertainty concerning future economic trends. Accordingly, it is not possible to predict the effect of future economic trends on the level of the provision for loan and lease losses in future periods.

     The following table provides certain information for the periods indicated with respect to Western's allowance for loan and lease losses. The data presented in the following table should not be interpreted as an indication that charge-off and recovery activity in future periods will occur in the amounts stated or in the same proportions.

                                             AS OF                                  AS OF DECEMBER 31,
                                          SEPTEMBER 30,  -------------------------------------------------------------------
                                              2001          2000           1999          1998          1997          1996
                                          ------------   ----------     ----------    ----------    ----------    ----------
                                                                        (DOLLARS IN THOUSANDS)
Balance at beginning of period .........   $    4,395    $    3,794     $    2,988    $    3,014    $    2,169    $    2,180
Charge-offs:
   Commercial loans ....................          134           116            231           868           110           219
   Real estate mortgage loans ..........            2           171             28           133           125           851
   Real estate construction loans ......           --            --             --            --            40            94
   Installment loans ...................           19            62             25           112           173           307
                                           ----------    ----------     ----------    ----------    ----------    ----------

Total charge-offs ......................          155           349            284         1,113           448         1,471
                                           ----------    ----------     ----------    ----------    ----------    ----------

Recoveries:
   Commercial loans ....................           61           169            139            40             9            10
   Real estate mortgage loans ..........           --           382             --            --             4            10
   Installment loans ...................           12            19             31            36            37            34
                                           ----------    ----------     ----------    ----------    ----------    ----------

Total recoveries .......................           73           570            170            76            50            54
                                           ----------    ----------     ----------    ----------    ----------    ----------

Net charge-offs (recoveries) ...........           82          (221)           114         1,037           398         1,417
Provision for loan and lease losses ....          625           380            920         1,011         1,243         1,406
                                           ----------    ----------     ----------    ----------    ----------    ----------

Balance at end of period ...............   $    4,938    $    4,395     $    3,794    $    2,988    $    3,014    $    2,169
                                           ==========    ==========     ==========    ==========    ==========    ==========

Net charge-offs during the period
   to average loans ....................         0.02%        (0.07%)         0.05%         0.50%         0.21%         0.81%
Allowance for loan and lease losses
   to total loans ......................         1.31%         1.33%          1.38%         1.39%         1.53%         1.22%
Allowance for loan and lease losses
   to nonperforming loans ..............       138.32%       392.06%        698.71%       177.54%        88.70%        71.29%


     The table below sets forth the allocation of the allowance for loan and lease losses by loan type as of the dates specified. The allocation of individual categories of loans includes amounts applicable to specifically identified as well as unidentified losses inherent in that segment of the loan portfolio and will necessarily change whenever management determines that the risk characteristics of the loan portfolio have changed. Management believes that any breakdown or allocation of the allowance for loan and lease losses into loan categories lends an appearance of exactness which does not exist, in that the allowance is utilized as a single unallocated allowance available for all loans and undisbursed commitments. The allocation below should not be interpreted as an indication of the specific amounts of or loan categories in which future charge-offs may occur:


                                                          SEPTEMBER 30, 2001
                                                     --------------------------------
                                                                        PERCENT OF
                                                                       LOANS IN EACH
                                                       ALLOWANCE        CATEGORY TO
                                                         AMOUNT        TOTAL LOANS(1)
                                                     --------------   --------------
                                                          (DOLLARS IN THOUSANDS)
Real estate - mortgage ...........................   $        1,791             59.9%
Real estate - construction .......................              556             19.4%
Commercial .......................................              645             15.1%
Lease financing ..................................               35              1.0%
Installment ......................................               75              1.2%
Agriculture ......................................               58              3.4%
Unallocated ......................................            1,778               --
                                                     --------------   --------------
        Total ....................................   $        4,938            100.0%
                                                     ==============   ==============


--------

(1)   Percentages are based on total loans before deferred loan fees.

                                                                    DECEMBER 31,
                  -----------------------------------------------------------------------------------------------------------------
                          2000                  1999                    1998                  1997                    1996
                  ---------------------  ---------------------  ---------------------  ---------------------  ---------------------
                             Percentage             Percentage             Percentage             Percentage             Percentage
                              of Loans               of Loans               of Loans               of Loans               of Loans
                              in Each                in Each                in Each                in Each                in Each
                              Category               Category               Category               Category               Category
                  Allowance   to Total   Allowance   to Total   Allowance   to Total   Allowance   to Total   Allowance   to Total
                   Amount     Loans(1)    Amount     Loans(1)    Amount     Loans(1)    Amount     Loans(1)    Amount     Loans(1)
                  ---------  ----------  ---------  ----------  --------   ----------  --------   ----------  --------   ----------
                                                                    (Dollars in thousands)

Real estate
   mortgage ...   $  1,442       65.8%   $  1,171       57.2%   $    809       55.7%   $    930       55.9%   $    780       56.2%
Real estate
   construction        392       17.9%        320       15.2%        140       10.9%        185       12.9%        198       15.9%
Commercial ....        732       11.8%        367       18.6%        493       22.1%        456       20.4%        351       18.5%
Lease financing         40        1.2%         18        0.6%         14        0.6%          7        0.4%         10        0.6%
Installment ...         90        1.8%         96        2.8%        100        3.1%          7        3.4%         80        3.6%
Agriculture ...         50        1.5%        154        5.6%        162        7.6%        129        7.0%         94        5.2%
Unallocated ...      1,649         --       1,668         --       1,269         --       1,300         --         656         --
                  --------               --------               --------               --------               --------
   Total ......   $  4,395      100.0%   $  3,794      100.0%   $  2,987      100.0%   $  3,014      100.0%   $  2,169      100.0%
                  ========   ========    ========   ========    ========   ========    ========   ========    ========   ========

     DEPOSIT STRUCTURE

     Deposits represent Western's banking subsidiaries' primary source of funds. Western's banking subsidiaries' deposits are primarily core deposits in that they are demand, savings and time deposits generated from local businesses and individuals. Except as discussed below, these deposit sources are considered to be relatively stable, long-term relationships, thereby enhancing steady growth of the deposit base without major fluctuations in overall deposit balances. Western's banking subsidiaries experience some seasonality with a slower growth period from November through April, and a higher growth period from May through October. Also, there are two title insurance companies whose deposits can fluctuate as much as $10.0 million per day. In order to assist in meeting any funding demands, Western's banking subsidiaries maintain unsecured borrowing arrangements with several correspondent banks in addition to a secured borrowing arrangement with the Federal Home Loan Bank for longer, more permanent funding needs.

     The following table sets forth the distribution of Western's average daily deposits for the periods indicated:


                                                                                       DECEMBER 31,
                                                        ---------------------------------------------------------------------------
                                SEPTEMBER 30, 2001                2000                      1999                      1998
                              ----------------------    -----------------------    ----------------------    ----------------------
                               AVERAGE     AVERAGE       AVERAGE      AVERAGE       AVERAGE     AVERAGE       AVERAGE     AVERAGE
                               BALANCE       RATE        BALANCE        RATE        BALANCE      RATE         BALANCE       RATE
                              ----------  ----------    ----------   ----------    ----------  ----------    ----------  ----------
                                                                     (DOLLARS IN THOUSANDS)
Transaction accounts:
   Savings .................  $   29,452        1.66%   $   28,777         2.41%   $   28,715        2.25%   $   27,276        2.30%
   Money market and NOW ....     103,506        1.09%       91,422         2.50%       77,836        2.36%       69,168        2.42%
   Noninterest bearing .....      86,986          --        75,559           --        71,207          --        56,330          --
Time deposits ..............     220,810        5.44%      193,550         5.81%      161,796        4.89%      157,250        5.33%
                              ----------                ----------                 ----------                ----------
   Total average deposits ..  $  440,754        3.30%   $  389,308         3.65%   $  339,554        3.06%   $  310,024        3.45%
                              ==========                ==========                 ==========                ==========

     Western's time deposits of $100,000 or more had the following schedule of maturities at September 30, 2001:


                                                               AMOUNT
                                                            ------------
                                                            (DOLLARS IN
                                                             THOUSANDS)
Remaining Maturity:
   Three months or less...........................          $     41,718
   Over three months through six months...........                31,855
   Over six months through twelve months..........                11,265
   Over twelve months.............................                 3,028
                                                            ------------
      Total.......................................          $     87,866
                                                            ============

     OTHER BORROWINGS

     As part of its liquidity management program, Western, Western Sierra and Lake have established various borrowing arrangements, secured and unsecured. At September 30, 2001, Western's banking subsidiaries had unsecured borrowing arrangements in the form of federal funds lines of credit with correspondent banks in an aggregate amount of $10,000,000. Western has an unsecured line of credit with Pacific Coast Bankers' Bank amounting to $5,000,000. As of September 30, 2001 and during the nine months then ended, Western had no amount outstanding and averaged $1,297,435 outstanding on this line of credit, respectively.

     The only period during which Western's average short-term borrowings exceeded 30% of shareholders' equity was 1999, where Western's borrowings averaged $9,443,000 the balance at December 31, 1999 amounted to $15,300,000 and the average interest rate paid on short-term borrowings for the period was 4.95%.

     QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     As financial institutions, Western's banking subsidiaries' primary component of market risk is interest rate volatility. Fluctuation in interest rates will ultimately impact both the level of income and expense recorded on a large portion of their assets and liabilities, and the market value of all interest-earning assets and interest-bearing liabilities, other than those which possess a short-term to maturity. Virtually all of Western's interest-earning assets and interest-bearing liabilities are located at the banking subsidiary level. Thus, virtually all of Western's interest rate risk exposure lies at the banking subsidiary level. As a result, all significant interest rate risk management procedures are performed at the banking subsidiary level. Based upon the nature of their operations, the banking subsidiaries are not subject to foreign currency exchange or commodity price risks. Western's real estate loan portfolios, concentrated primarily within Northern California, are subject to risks associated with the local economies.

     The fundamental objective of Western's management of its assets and liabilities is to maximize Western's economic value while maintaining adequate liquidity and an exposure to interest rate risk deemed by management to be acceptable. Management believes an acceptable degree of exposure to interest rate risk results from the management of assets and liabilities through maturities, pricing and mix to attempt to neutralize the potential impact of changes in market interest rates. Western's profitability is dependent, to a large extent, upon its net interest income which is the difference between its interest income earned on interest-earning assets, such as loans and investment securities, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. Western, like other financial institutions, is subject to interest rate risk to the degree that its interest-earning assets reprice at different times than its interest-bearing liabilities. Western manages its mix of assets and liabilities with the goals of limiting its exposure to interest rate risk, ensuring adequate liquidity, and coordinating its sources and uses of funds.

     Western seeks to control its interest rate risk exposure in a manner that will allow for adequate levels of earnings and capital over a range of possible interest rate environments. Western's banking subsidiaries have adopted formal policies and practices to monitor and manage interest rate risk exposure. As part of this effort, they will measure interest rate risk utilizing third party reports and analyses that are based on the Call Reports of the individual subsidiary banks' data, plus management's assumptions. This analysis determines the effect that 100 basis point and 200 basis point changes in the prime rate (either up or down) have on net interest income over a projected twelve month period, enabling management to make any adjustments as necessary.

     The following table sets forth as of September 30, 2001, the distribution of repricing opportunities for Western's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap, the cumulative interest rate sensitivity gap, the interest rate sensitivity gap ratio (i.e. earning assets divided by interest-bearing liabilities) and the cumulative interest rate sensitivity gap ratio:


                                                                        DUE IN          DUE AFTER
                                                       WITHIN          THREE TO         ONE YEAR         DUE AFTER
                                                        THREE           TWELVE           TO FIVE           FIVE
                                                       MONTHS           MONTHS            YEARS            YEARS           TOTAL
                                                     -----------      -----------      -----------      -----------     -----------
                                                                                  (DOLLARS IN THOUSANDS)
Interest-earning assets:
   Federal funds sold ...........................    $    39,590      $        --      $        --      $        --     $    39,590
   Investment securities and other ..............          8,037           11,751           11,651           21,187          58,626
   Loans ........................................        142,048           54,411          101,991           82,274         380,724
                                                     -----------      -----------      -----------      -----------     -----------
      Total interest-earning assets .............    $   189,675      $    66,162      $   113,642      $   109,461     $   478,940
Interest-bearing liabilities:
   Savings deposits .............................    $    21,057      $    10,528      $        --      $        --     $    31,585
   Interest-bearing transaction accounts ........        101,915           19,517               --               --         121,432
   Time deposits ................................         83,905          115,676           12,698                2         212,281
   Other borrowings .............................          8,186               --              400               --           8,586
                                                     -----------      -----------      -----------      -----------     -----------
      Total interest-bearing liabilities ........    $   215,063      $   145,721      $    13,098      $         2     $   373,884
   Interest rate sensitivity gap ................    $   (25,388)     $   (79,559)     $   100,544      $   109,459     $   105,056
   Cumulative interest rate sensitivity gap .....    $   (25,388)     $  (104,947)     $    (4,403)     $   105,056     $   105,056
   Interest rate sensitivity gap ratio ..........          88.20%           45.40%          867.63%              --%         128.10%
   Cumulative interest rate sensitivity gap ratio          88.20%           70.91%           98.82%          128.10%         128.10%

     The opportunity to reprice assets in the same dollar amounts and at the same time as liabilities would minimize interest rate risk in any interest rate environment. The difference between the amounts of assets and liabilities repricing at the same time, or "gap," represents the risk, or opportunity, in repricing. In general, if more interest-earning assets than interest-bearing liabilities are repriced at a given time in a rising interest rate environment, net interest income would increase, while in a declining interest rate environment net interest income would decrease. If more interest-bearing liabilities than interest-earning assets were repriced under the same conditions, the opposite would result. Western is liability sensitive in the immediate to six month term, and turns asset sensitive in the longer term. This can be and is influenced by the fact that interest-bearing transaction accounts which consist of money market, NOW and savings deposit accounts are classified as repricing within three months when in fact these deposits may be immediately repriced at management's option, thus assisting in the further management of interest rate risk. Western lists these deposits as it has because this is the actual historical trend that Western has experienced.

     CAPITAL RESOURCES

     As of September 30, 2001 and December 31, 2000, Western's, Western Sierra's and Lake's capital ratios exceed applicable regulatory minimums. The following tables present the capital ratios of Western compared to regulatory minimums and, for Western Sierra and Lake, compared to regulatory minimums and the ratio to be considered "well" capitalized.


                                                         WESTERN SIERRA BANCORP
                                               -------------------------------------------
                                                         ACTUAL CAPITAL RATIOS
                                               -------------------------------------------
                                                                                 MINIMUM
                                               SEPTEMBER 30,   DECEMBER 31,      CAPITAL
                                                   2001            2000        REQUIREMENT
                                               -----------     -----------     -----------
Total capital to risk-weighted assets .....          12.04%          11.00%           8.00%
Tier 1 capital to risk weighted assets ....          10.85%           9.80%           4.00%
Tier 1 capital to average assets ..........           9.23%           7.90%           4.00%



               WESTERN SIERRA NATIONAL BANK  LAKE COMMUNITY BANK
               ----------------------------  -------------------

                                                                                                        MINIMUM        "WELL"
                                          SEPTEMBER 30,  DECEMBER 31,   SEPTEMBER 30,  DECEMBER 31,     CAPITAL      CAPITALIZED
                                              2001           2000           2001           2000        REQUIREMENT   REQUIREMENT
                                          ------------   ------------   ------------   ------------   ------------   ------------
Total capital to risk-weighted assets            10.71%         10.30%         11.33%         10.90%          8.00%         10.00%
Tier 1 capital to risk weighted assets            9.59%          9.20%         10.08%          9.70%          4.00%          6.00%
Tier 1 capital to average assets .....            7.92%          6.90%          9.39%          8.70%          4.00%          5.00%

     At September 30, 2001 and December 31, 2000 Western and its banking subsidiaries exceeded regulatory capital minimums. The current and projected capital positions of Western and its banking subsidiaries are reviewed regularly by management. It is Western's intention to maintain capital ratios at or above the ratios required to be considered "well" capitalized.

     ACCOUNTING MATTERS

     In June 1998, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 133, Accounting for Derivative Instruments and Hedging Activity, which was subsequently amended in June 1999 by SFAS No. 137 and in June 2000 by SFAS No. 138. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 137 deferred the required adoption date to fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 138 addressed certain issues causing difficulties in implementing SFAS No. 133. Western adopted these statements on January 1, 2001 and, in management's opinion, the implementation of these pronouncements is not expected to have a material effect on the future consolidated financial statements.

     In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to replace SFAS No. 125 which was issued in June 1996. The original statement addressed issues related to transfers of financial assets in which the transferor has some continuing involvement with the transferred assets or with the transferee. SFAS No. 140 resolves implementation issues which arose as a result of SFAS No. 125, but carries forward most of the provisions of the original statement. SFAS 140 was effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Management does not believe the adoption of this statement will have or has had a significant impact on Western's financial statements.

     In June 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 addresses the financial accounting and reporting for business combinations and requires the use of a single method to account for business combinations, the purchase method of accounting. In addition, SFAS No. 141 requires that intangible assets be recognized as assets apart from goodwill if they meet one of two criteria, the contractual-legal criterion or the separability criterion. SFAS No. 141 applies to all business combinations initiated after June 30, 2001. The provisions of SFAS No. 141 also applies to all business combinations for which the date of acquisition is July 1, 2001 or later. Since Western and Central entered into the merger agreement on November 15, 2001, the merger must be accounted for under the purchase method of accounting.

     In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Pursuant to SFAS No. 142, goodwill and other intangible assets that have indefinite useful lives will not be amortized, but rather the value will be tested annually for impairment, with any decline in value charged to expense. Intangible assets that have finite useful lives continue to be amortized over their useful lives, but without the constraint of an arbitrary ceiling. Because goodwill will no longer be amortized, the reported amounts of goodwill will not decrease at the same time and in the same manner as under previous standards. The provisions of SFAS No. 142 are required to be applied starting with the years beginning after December 15, 2001. However, goodwill and intangible assets acquired after June 30, 2001, will be immediately subject to the provisions of this statement. Any goodwill arising from the merger will be accounted for in a manner consistent with the provisions of SFAS No. 141.

     In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of Accounting Principles Board Opinion No. 30, Reporting Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, for the disposal of segments of a business. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred.

     SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the on going operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. In management's opinion, the adoption of this statement will not have a material impact on Western's current financial position or results of operations.

     INFLATION

     The impact of inflation on a financial institution can differ significantly from that exerted on other companies. Bank holding companies and their banking subsidiaries, as financial intermediaries, have many assets and liabilities which may move in concert with inflation both as to interest rates and value. This is especially true for companies, such as Western, with a high percentage of interest rate sensitive assets and liabilities. It is Western's policy to have the majority of its loan portfolio be variable interest rate loans. Bank holding companies and their subsidiary banks can further reduce the impact of inflation if they can manage their interest rate sensitivity gap. Western attempts to structure its mix of financial instruments and manage its interest rate sensitivity gap in order to minimize the potential adverse effects of inflation or other market forces on its net interest income and therefore its earnings and capital.

     However, financial institutions are also affected by inflation's impact on noninterest expenses, such as salaries and occupancy expenses. Through September 30, 2001 and during 2000, and 1999, the problems of inflation remained relatively stable, due primarily to continuous management of the money supplied by the FRB. Also, the changes in interest rates may have a corresponding impact on the ability of borrowers to repay loans with Western's subsidiaries.

DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of Western consists of 10,000,000 shares of preferred stock and 10,000,000 shares of common stock, no par value, of which 3,519,274 shares were outstanding as of September 30, 2001. In addition, 260,175 shares of Western's common stock were reserved for issuance pursuant to stock options and other employee stock plans.

     Each share of Western's common stock has the same rights, privileges and preferences as every other share and would share equally in Western's net assets upon liquidation or dissolution. The shares of the common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. Each share is entitled to one vote. In connection with the election of directors, shares may not be voted cumulatively. All of the outstanding shares of Western's common stock are fully paid and nonassessable and each participates equally in dividends, which are payable when and as declared by Western's Board of Directors out of funds legally available therefor.

AVAILABLE INFORMATION

     Western is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. In accordance with the Exchange Act, Western files reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may inspect these reports, proxy statements and other information Western has filed with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may also retrieve these material at the SEC's Internet website at http://www.sec.gov.

     Western has filed a registration statement on Form S-4, including exhibits, with the SEC pursuant to the Securities Act of 1933, as amended, referred to as the Securities Act, covering the shares of Western common stock issuable in the merger. This proxy statement-prospectus does not contain all the information contained in the registration statement. Any additional information may be obtained from the SEC's principal office in Washington, D.C. or through the SEC's Internet website. Statements contained in this proxy statement-prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                          INFORMATION REGARDING CENTRAL

BUSINESS OF CENTRAL

     GENERAL

     Central is a California-chartered bank and was organized on January 13, 1997 and commenced business on April 24, 1998. Central's deposits are insured up to the maximum legal limits by the FDIC. Central is not a member of the Federal Reserve System. Central operates three full-service banking offices and services the communities of Tuolumne, Calaveras and Stanislaus Counties, California.

     Since commencing operations in 1998, Central has emphasized providing banking services to small businesses and retail customers. Its primary economic base is real estate and agricultural related lending, and the manufacturing and distribution industries in the greater Tuolumne County and Turlock areas of California. Central emphasizes service for local businesses, including retail, professional and small to medium sized business enterprises, and attracts most of its deposits from local businesses and individuals.

     BANKING SERVICES

     Central's commercial banking business includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans. It also offers installment note collections, issues cashier's checks, sells traveler's checks and provides safe deposit boxes. as well as other customary banking services. On January 1, 2001, Central began offering SBA Loans. Central opened a loan production office in Modesto on May 1, 2001. Central does not offer trust services or international banking services and does not plan to do so in the near future. There have been no other significant changes in Central's products and services, principal markets or the methods of distribution of those products and services since opening for business.

     Central's operating policy emphasizes serving the banking needs of individuals and the business and professional communities in Sonora and Turlock, California, and the surrounding areas and expanding into Modesto. At November 30, 2001, Central's commercial and agricultural loans outstanding were $10,328,000; real estate construction loans outstanding were $10,884,000; other real estate loans outstanding were $20,785,000, and the total of consumer installment loans outstanding were $2,846,000. The Bank accepts real estate, listed and unlisted securities, savings and time deposits, automobiles, machinery and equipment as collateral for loans.

     To maintain a quality loan portfolio, Central's management is selective in granting loans and has established policies and controls relating to appraisals, loan maturities, and types of loans. Appraisals, when required, are obtained from qualified, bank-approved appraisers. Central refers certain mortgage borrowers to other lenders and receives a referral fee, avoiding the interest rate and credit risks associated with those loans.

     Central attracts deposits from individual and commercial customers and there is no significant concentration of deposits in one customer, the loss of which would have a material adverse effect on Central's business, with the exception that Central has two customers who at times, because of their seasonality, fluctuate in total deposits between 4% and 10% of Central's total deposits. Geographically, Central's business is concentrated in greater Tuolumne County and Turlock, California. A significant portion of the total loan portfolio is secured by real estate or other collateral located in these areas. Central's management believes, however, that this concentration is mitigated by the diversification of the loan portfolio among commercial, commercial and residential construction, agricultural, commercial mortgage, home equity and consumer loans. No single borrower had aggregate credit commitments exceeding 3.3% of the loan portfolio.

     COMPETITION

     The banking business in California, generally, and in Central's service area particularly, is highly competitive regarding both loans and deposits. The market is dominated by a relatively small number of major banks, most of which have many offices operating over wide geographic areas. Many of the major commercial banks offer certain services (such as international, trust and securities brokerage services) which are not offered directly by Central. By virtue of their greater total capitalization, these competitors have substantially greater lending limits and advertising and promotional resources than Central. Within Central's service area, there are a total of 40 branch offices of banks and savings and loan institutions.

     To compete with larger financial institutions in its service area, Central, like most community banks, relies upon specialized services, responsive handling of customer needs, local promotional activities, and personal contacts by its officers, directors and staff, as opposed to large multi-branch banks, which compete primarily by interest rates and location of branches. For customers whose loan demands exceed Central's lending limits, Central seeks to provide loans on a participation basis with its correspondent banks or other independent commercial banks. Central also assists its customers requiring services not offered by assisting those customers in obtaining such services from correspondent banks. Recent legislation has also impacted the competitive environment. Please read the section entitled "SUPERVISION AND REGULATION - Western's Banking Subsidiaries and Central - Recent Legislation" for additional information regarding the legislative impact on competition within the financial service industry.

PROPERTIES OF CENTRAL

     Central leases its main and administrative offices located at 14685 Mono Way and 14683 Mono Way, respectively, in Sonora, California from Mono Village Center, an entity affiliated with one of its directors, Lloyd Overholtzer. The main office lease, which commenced on April 24, 1998, and was renewed on May 1, 2000 is for a two year term with a 24 month renewal option. The monthly rent is $4,091. The administration office lease commenced on October 8, 2001, and expires on April 30, 2002. The monthly rent is $1,500.

     Central's Turlock branch is located at 400 East Olive Avenue, Turlock, California. The lease commenced on March 24, 1998 for a three-year term and contains two options to renew for one year each. The initial rent was $1,684 per month and was adjusted on January 1, 2000 and January 1, 2001 to $1,617 per month and $1,395, respectively, based upon changes in the Consumer Price Index.

     The Downtown Sonora branch is located at 181 So. Washington St. Central has an option to renew the lease for three three-year terms after the initial lease term expires on December 31, 2002. The rent is $1,800 per month.

     The Modesto loan production office is located at 3400 Tully Road, Modesto, California. This office houses Central's government guaranteed lending and mortgage loan departments. The lease commenced on May 1, 2001, for a five year term. The monthly rent is approximately $1,900.

CERTAIN INFORMATION REGARDING CENTRAL'S MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     BENEFICIAL OWNERSHIP OF STOCK

     As of January 30, 2002, Central had 612,738 shares of its no par value common stock issued and outstanding, held by ____ record holders. Except as set forth below, Central's management does not know of any person who owns beneficially, or of record, more than 5% of Central's outstanding common stock. The following table sets forth certain information as of January 30, 2002, concerning the beneficial ownership of Central's common stock by each of the directors and executive officers and by all directors and executive officers of Central as a group. Management is not aware of any change in control of Central which has occurred since January 1, 2001, or of any arrangement which may, at a subsequent date, result in a change in control of Central.

     The following sets forth information as of January 30, 2002, pertaining to securities ownership by persons known to Central to own 5% or more of any class of Central's voting securities. The information contained herein has been obtained from Central's records and from information furnished directly by the individual to Central.

                                                                          AMOUNT AND
                                                                          NATURE OF
NAME AND ADDRESS OF                  RELATIONSHIP                         BENEFICIAL           PERCENTAGE
BENEFICIAL OWNER                     WITH CENTRAL                         OWNERSHIP(1)          OF CLASS
-----------------------              ---------------------                ------------         --------
William Eames                        Director,                               118,932             18.29%
14685 Mono Way                       Principal Shareholder
Sonora, California 95370

     DIRECTORS

     The Bylaws of Central provide that the number of directors may be no less than eight (8) and no more than fifteen (15) with the exact number to be fixed from time to time by resolution of the Board of Directors. The number of directors is presently fixed at eleven (11).

     The following information is supplied with respect to each person set forth in the table below and is based upon the records of Central and information furnished to it by such persons.

                                                                                                      SHARES BENEFICIALLY OWNED
                                                   POSITION AND                 DIRECTOR              AS OF JANUARY 30, 2002(2)
                                                   OFFICES WITH                 OF CENTRAL           --------------------------
NAME                                      AGE      CENTRAL                      SINCE                 Amount         Percentage
----                                      ---      ---------------------        ----------           ----------      ----------
Richard Berger                            66       Director                         1998              26,200(3)         4.03%
Matthew A. Bruno                          58       Director                         1998              31,800(2)         4.89%
Dennis E. DiSanto                         67       Director                         1998              11,986(2)         1.84%
William Eames                             66       Director                         1998             118,932(2)        18.29%
Herman G. Eaton                           65       Director                         1998              10,176(2)         1.56%
John D. Egger                             54       Director                         1998               9,293(2)         1.43%
Michael L. Heuton                         45       Director                         1998              12,426(2)         1.91%
Suzanne McEntire                          58       Director                         1998              22,800(4)         3.51%
Lloyd Overholtzer                         80       Director                         1998              24,250(2)         3.73%
C. Frederick Rowden                       57       Director and President           2000              10,925(5)         1.68%
David G. Thornton                         61       Chairman of the Board            1998              22,400(2)         3.44%
All directors and executive officers
   as a group (13 in number)                                                                         315,888(6)        48.57%

     None of the directors of Central were selected pursuant to any arrangement or understanding other than with the directors and officers of Central acting in their capacities as such. There are no family relationships between any two or more of the directors, officers or persons nominated or chosen by the Board of Directors to become a director or officer. No director serves as a director of any company required to report under the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

     Set forth below are brief summaries of the background and business experience of all of the directors of Central. Unless otherwise indicated, each person has been engaged in the noted occupation with the same entity for more than five years.

     RICHARD BERGER is the managing partner of Berger and Company, CPA's with offices in Turlock and Modesto, California and President of R. Berger and Associates and All States Administrators, Inc., employee benefit administration and consulting firms.

     MATTHEW A. BRUNO is the owner of Turlock dairy and Refrigeration, an equipment supply and dairy design firm located in Turlock.

     DENNIS E. DISANTO is the owner of Pure Fill Corporation, a leading water vending company located in Modesto.

     WILLIAM M. EAMES also served as a Director of East County Bank in Antioch, California, until it was acquired in February, 2000, and is a director of the Rod McLellan Company, California Symphony and the John Muir Foundation.

--------

(1) Unless otherwise indicated, the beneficial owner of these shares has sole voting and investment power.

(2) Unless otherwise indicated, the beneficial owner of these shares has sole voting and investment power.

(3)   Includes an option for 1,800 shares which is presently exercisable.

(4)   Includes options for 600 shares which are presently exercisable.

(5)   Includes an option for 10,050 shares which is presently exercisable.

(6)   Includes options for 30,950 shares which are presently exercisable.

     HERMAN G. EATON is the President of Herman Eaton Enterprises, which is an electrical contracting firm in Sonora, California.

     MICHAEL L. HEUTON is the co-owner of Heuton Memorial Chapel, a funeral home located in Sonora, California.

     SUZANNE M. MCENTIRE was the Vice President of finance of MRL Industries, Inc., a manufacturer of semi-conductor production equipment from 1981 to 1998.

     LLOYD OVERHOLTZER is a general engineering and building contractor in Sonora. He is also engaged in real estate investment.

     C. FREDERICK ROWDEN is Central's President and Chief Executive Officer. Prior to joining Central, he was President and Chief Executive Officer of East County Bank in Antioch, California.

     DAVID G. THORNTON is President of Thornton Distributing Company, a beer and wine wholesaler serving the Tuolumne County area.

     EXECUTIVE OFFICERS

     Set forth below is certain information as of January 30, 2002 with respect to each executive officer of Central, except as previously discussed.


                                     POSITIONS AND OFFICES                                     OFFICER
NAME                     AGE         WITH CENTRAL                                              SINCE
----                     ---         -------------------------                                 -----
C. Frederick Rowden      57          President and Chief Executive Officer                     2000
Marilyn Goode            53          Senior Vice President and Chief Financial Officer         1998
Thomas R. Hunt           55          Senior Vice President and Senior Loan Officer             1999

     Set forth below are brief summaries of the background and business experience of the executive officers of Central who have not previously been discussed herein.

     C. FREDERICK ROWDEN is Central's President and Chief Executive Officer. Prior to joining Central, he was President and Chief Executive Officer of East County Bank in Antioch, California.

     MARILYN GOODE is Central's Senior Vice President and Chief Financial Officer. From 1997 to 1998 she held the same position at Central Sierra Bank in San Andreas and prior to that was Vice President and Manager of that bank's Jamestown office.

     THOMAS R. HUNT is Central's Senior Vice President and Senior Loan Officer. Prior to joining Central in April 1999, he was Vice President at Summit Bank in Oakland, California from December 1997 until joining Central in 1999, Senior Vice President and Chief Lending officer at United Labor Bank in Oakland in 1997 and was a commercial real estate broker and financial consultant from 1995 to 1997.

     EXECUTIVE COMPENSATION

     Summary Compensation. The following table sets forth a summary of the compensation paid (for services rendered in all capacities) during Central's past two fiscal years to Central's President and Chief Executive Officer.


                                                                                                             LONG-TERM
                                                                                                             COMPENSATION
                                                                                            OTHER ANNUAL     AWARDS
NAME                       POSITION               YEAR           SALARY        BONUS        COMPENSATION     OPTIONS
----                       --------               ----           ------        -----        ------------     ------------
C. Frederick Rowden(1)     President and Chief    2001           $120,000      $ -          $ -              15,000
                           Executive Officer      07/17/00-      $ 73,750        -            -(2)
                                                  12/31/01

     From January 2001 to October 2001 Central's Board of Directors did not receive director's fees. Commencing November 2001 each of Central's directors received $300 per month in director's fees.

--------
(1)   Mr. Rowden was employed by Central on July 17, 2000.

(2) No perquisites are reported as Other Compensation as they did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

     Central California Bank 1998 Stock Option Plan. On January 26, 1999, the Board of Directors of Central adopted the Central California Bank 1998 Stock Option Plan ("1998 Plan"). The shareholders of Central approved the 1998 Plan on May 20, 1999. The 1998 Plan sets aside 183,101 shares of no par value common stock of Central for which options may be granted to key, full-time salaried employees and officers of Central, as well as non-employee directors of Central. Non-employee directors have been previously granted options of 10,000 shares of Central's no par value common stock, the plan limits grants to non-employee directors of 10,000 shares of no par value common stock.

     The exercise price of all options to be granted under the 1998 Plan must be at least 100% of the fair market value of Central's common stock on the granting date and be paid in full at the time the option is exercised either in cash, shares of Central common stock with a fair market value equal to the purchase price or a combination thereof. Under the 1998 Plan, all options expire no more than ten years after the date of grant.

     In the case of termination of employment or status as a director, no additional options become exercisable, and exercise rights cease after six (6) months unless employment or status as a director is terminated because of death or disability, in which case the option may be exercised for not more than one year following termination. In case of termination of employment for cause, or cessation of status as a director as a result of being removed from office by a bank regulatory authority or by judicial process, exercise rights cease immediately.

     The following tables show information regarding options granted during 2001 to the President of Central:

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
                               -----------------


                              NUMBER OF        PERCENT OF
                              SECURITIES       TOTAL OPTIONS
                              UNDERLYING       GRANTED TO
                              OPTIONS          EMPLOYEES IN        EXERCISE OR        EXPIRATION
NAME                          GRANTED(#)       FISCAL YEAR         BASE PRICE         DATE
----                          ----------       --------------      -------------      ----------
C. Frederick Rowden           --               --                  --                 --

                     AGGREGATED OPTIONS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
                                -----------------

                           SHARES
                          ACQUIRED                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED IN THE
                            UPON            VALUE            OPTIONS AT FY-END (#)          MONEY OPTIONS AT FY-END
NAME                     EXERCISE (#)     REALIZED($)      EXERCISABLE/UNEXERCISABLE      ($)EXERCISABLE/UNEXERCISABLE
----                     ------------     -----------      -------------------------      ----------------------------
C. Frederick Rowden           -               -                 10,050 / 4,950                   $97,988 / $48,263

     OTHER TRANSACTIONS WITH MANAGEMENT

     Central has had and expects to have in the future banking transactions in the ordinary course of its business with directors, executive offices, principal shareholders, and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and such transactions did not involve more than the normal risk of collectibility or present other unfavorable features.

     Central leases its premises for its head office and administrative office in Sonora at the Mono Village Shopping Center from the Overholtzer Family Limited partnership ("Overholtzer Family, LP") of which Lloyd Overholtzer, a director of Central, is a general partner. Central paid the Overholtzer Family, LP $52,592 in rent for this space in 2001. The Board of Directors believes that the leases with the Overholtzer Family, LP are on comparable terms as could be obtained from an unrelated party.

LITIGATION

     Central is not a party to, nor is any of its property the subject of, any material pending legal proceedings other than litigation incidental to Central's business. Additionally, no director, officer, affiliate, or more than 5% shareholder of Central or any associate of the foregoing persons is a party adverse to Central or has a material interest adverse to Central in any material legal proceeding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Management's discussion and analysis of financial condition and results of operations is intended to provide a better understanding of the significant changes and trends relating to Central's financial condition, results of operations, liquidity and interest rate sensitivity. The following discussion and analysis should be read in conjunction with the Financial Statements of Central and notes thereto included in this report.

     Central's actual results of operations could differ materially from those suggested by forward-looking statements. Changes to such risks and uncertainties, which could impact future financial performance, include, among others, (1) competitive pressures in the banking industry; (2) changes in the interest rate environment; (3) general economic conditions, nationally, regionally and in operating market areas, including a decline in real estate values in Central's market areas; (4) the effects of terrorism, including the events of September 11, 2001 and thereafter, and the conduct of the war on terrorism by the United States and its allies; (5) changes in the regulatory environment; (6) changes in business conditions and inflation; (7) changes in securities markets; (8) data processing or compliance problems; (9) the California power crisis; (10) variances in the actual versus projected growth in assets; (11) return on assets; (12) loan losses; (13) expenses; (14) rates charged on loans and earned on securities investments; (15) rates paid on deposits; and (16) fee and other non-interest income earned, as well as other factors. Therefore, the information set forth therein should be carefully considered when evaluating the business prospects of Central.

     The reader should remember that there will be large variances between the balances for the years ended December 31, 2000 and 1999 and the nine month periods ended September 30, 2001 and 2000 because Central was in a start-up phase in 2000 and 1999. Substantial growth in assets and liabilities and operating losses or nominal operating income typically occur.

     FINANCIAL CONDITION

     Central reported net earnings of $390,896 for the nine-month period ended September 30, 2001, compared with net earnings of $104,012 for the nine-month period ended September 30, 2000. Basic earnings per share were $.64 for the period ended September 30, 2001 and earnings of $.17 per share in the period ended September 30, 2000.

     Central reported net earnings of $109,771 for the year ended 2000, compared with a net loss of $251,884 for the year ended December 31, 1999. Basic earnings
(loss) per share were $.18 for 2000 and $(.41) per share in the year ended December 31, 1999.

     Total assets increased 36.0% to $67,900,000 at September 30, 2001 from $49,900,000 at December 31, 2000. Fed funds sold increased 59.1% to $11,670,000 at September 30, 2001 from $7,335,000 at December 30, 2000. Loans, net of the allowance for losses, increased 30.6%, to $44,043,000 at September 30, 2001 from $33,721,000 at December 31, 2000. The $18,000,000 increase in total assets was primarily funded by a 38.9% increase in deposits, to a total of $62,401,000 at September 30, 2001 from $44,925,000 at December 31, 2000.

     Total assets increased 31% during 2000 to $49,921,000 at year-end from $38,096,000 at December 31, 1999. Fed funds sold increased to $7,335,000 at year-end 2000 from $6,050,000 at December 31, 1999. Loans, net of the allowance for losses, increased 29.5% to $33,721,000 at year-end 2000 from $26,044,000 at year-end 1999. The $11,825,000 increase in total assets was primarily funded by a 34.4% increase in deposits, to a total of $44,926,000 at year-end 2000 from $33,423,000 at year-end 1999.

     Average interest-earning assets increased to $55,286,000 for the nine-month period ended September 30, 2001 from $39,355,000 for the nine-month period ended September 30, 2000, while the average yield on these assets decreased for the nine-month period ended September 30, 2001 to 8.50% from 9.34% for the period ended September 30, 2000. Average interest-bearing liabilities, consisting of interest-bearing deposits, increased to $40,609,000 for the nine-month period ended September 30, 2001 from $26,865,000 for the nine-month period ended September 30, 2000, while the average rate paid on these deposits decreased to 4.93% for the nine-month period ended September 30, 2001 from 5.31% for the nine-month period ended September 30, 2000. Average non- interest bearing demand accounts, consisting primarily of business checking accounts, increased 27% for the period ended September 30, 2001 to $13,237,000 from $10,423,000 for the period ended September 30, 2000.

     Average interest-earning assets increased to $40,633,000 in 2000 from $25,331,000 in 1999, and the average yield increased in 2000 to 9.41% from 8.45%. Average interest-bearing liabilities increased to $27,962,000 in 2000 from $16,973,000 in 1999, and the average rate paid on these deposits increased to 5.35% in 2000 from 4.57% in 1999. Average non-interest bearing demand accounts, consisting primarily of business checking accounts, increased 101% during 2000 to $10,634,000 from $5,297,000 in 1999.

     Shareholders' equity totaled $4,972,000 at the period ended September 30, 2001, compared to $4,563,000 at September 30, 2000.

     Shareholders' equity totaled $4,569,000 at year-end 2000, compared to $4,459,000 at December 31, 1999.

     RESULTS OF OPERATIONS

     NET INTEREST INCOME. The primary component of Central's operating income is net interest income, which is the difference between interest and fees earned on loans and investments and the interest paid on deposits and borrowed funds. Net interest income, when expressed as a percentage of total average interest-earning assets, is referred to as the net interest margin. Net interest income for the nine-month period ended September 30, 2001 totaled $2.0 million, which increased $300,000, or 17.6% over the same period in the prior year. Central's net interest margin was 3.65% for the period ended September 30, 2001, compared to 4.29% for the same period in 2000.

     Net interest income for the year 2000 totaled $2,329,000, which increased $965,000, or 70.8% over the prior year. Central's net interest margin was 5.73% for the year ended December 31, 2000 compared to 5.38% for the year ended December 31, 1999.

     Central's net interest income is affected by the change in the amount and mix of interest-earning assets and interest-bearing liabilities. It is also affected by changes in yields earned on assets and rates paid on deposits and other borrowed funds. Average balances are computed using daily average balances.

     DISTRIBUTION OF AVERAGE ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL. The following table sets forth consolidated average assets, liabilities and shareholders' equity; interest income earned and interest expense paid; and the average yields earned or rates paid thereon for the nine month periods ended September 30, 2001 and 2000. The average balances reflect daily averages except non-accrual loans which were computed using quarterly averages.


                                                                     2001                                      2000
                                                   ---------------------------------------    --------------------------------------
                                                                   INTEREST      AVERAGE                      INTEREST     AVERAGE
                                                    AVERAGE        INCOME/       RATES         AVERAGE        INCOME/      RATES
                                                    BALANCE        EXPENSE     EARNED/PAID     BALANCE        EXPENSE    EARNED/PAID
                                                   ----------    ----------    -----------    ----------    ----------   ----------
                                                                                (DOLLARS IN THOUSANDS)
    ASSETS
Interest-earning deposits in other banks .......   $    2,514    $      123           6.52%   $    3,327    $      158         6.33%
U.S. Government agency bonds ...................        2,532           125           6.57%          705            37         7.00%
Federal funds sold .............................       10,550           343           4.33%        5,770           271         6.26%
FHLB stock .....................................           27             1           4.94%
Loans (1)(2) ...................................       39,663         2,931           9.85%       29,553         2,292        10.34%
                                                   ----------    ----------                   ----------    ----------
    Total interest-earning assets ..............       55,286         3,523           8.50%       39,355         2,758         9.34%
                                                   ----------    ----------                   ----------    ----------
Less allowance for loan losses .................         (492)                                      (368)
    Cash and due from banks ....................        3,198                                      2,324
Premises and equipment .........................          406                                        389
Other assets ...................................          510                                        377
                                                   ----------                                 ----------
    Total Assets ...............................   $   58,908                                 $   42,077
                                                   ==========                                 ==========
    LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
    Savings and negotiable orders
      of withdrawal ............................   $   13,306           298           2.99%   $   12,563           423         4.88%
    Time certificates of deposit,
      under $100,000 ...........................       17,941           793           5.89%        8,833           400         6.04%
    Time certificates of deposit,
      $100,000 and over ........................        9,362           412           5.87%        5,469           248         6.05%
                                                   ----------    ----------                   ----------    ----------
    Total interest-bearing liabilities .........       40,609         1,503           4.93%       26,865         1,071         5.52%
                                                   ----------    ----------                   ----------    ----------
Non-interest bearing demand ....................       13,237                                     10,423
Other liabilities ..............................          332                                        287
Shareholders' equity ...........................        4,730                                      4,502
                                                   ----------                                 ----------
    Total liabilities and shareholders' equity .   $   58,908                                 $   42,077
                                                   ==========                                 ==========
Net interest income and margin (3) .............                $    2,020            4.87%                 $    1,687         5.35%
                                                                ==========                                  ==========

(1) Loan interest income includes loan fees of $271,000 in 2001 and $203,000 in 2000.

(2)   Average loans do not include non-accrual loans.

(3) Net interest margin is computed by dividing net interest income by total average interest-earning assets.

     The following table sets forth consolidated average assets, liabilities and shareholders' equity; interest income earned and interest expense paid; and the average yields earned or rates paid thereon for the years ended December 31, 2000 and 1999. The average balances reflect daily averages except non-accrual loans which were computed using quarterly averages.

                                                                    2000                                       1999
                                                   ---------------------------------------    --------------------------------------
                                                                  INTEREST      AVERAGE                       INTEREST      AVERAGE
                                                    AVERAGE       INCOME/        RATES         AVERAGE        INCOME/       RATES
                                                    BALANCE       EXPENSE      EARNED/PAID     BALANCE        EXPENSE       EARNED
                                                   ----------    ----------    -----------    ----------    ----------    ----------
                                                                                (DOLLARS IN THOUSANDS)
    ASSETS
Interest-earning deposits in other banks .......   $    3,242    $      208         6.42%   $    4,972    $      269         5.41%
U.S. Government Agencies .......................        1,029            71         6.90%
Federal funds sold .............................        5,910           375         6.35%        2,599           134         5.16%
Loans (1)(2) ...................................       30,452         3,170        10.41%       17,760         1,738         9.79%
                                                   ----------    ----------                 ----------    ----------
    Total interest-earning assets ..............       40,633         3,824         9.41%   $   25,331         2,141         8.45%
                                                   ----------    ----------                 ----------    ----------
Less allowance for loan losses .................         (397)                                    (222)
Nonaccrual loans ...............................           25
Cash and due from banks ........................        2,402                                    1,225
Premises and equipment .........................          400                                      298
Other assets ...................................          364                                      230
                                                   ----------                               ----------
    Total Assets ...............................   $   43,427                               $   26,862
                                                   ==========                               ==========
    LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
    Savings and NOW accounts ...................   $   12,710           552         4.34%        8,555    $      334         3.90%
    Time certificates of deposit, under
        $100,000 ...............................        9,669           600         6.21%        5,030           265         5.27%
    Time certificates of deposit, $100,000
        and over ...............................        5,583           343         6.14%        3,388           178         5.25%
                                                   ----------    ----------                 ----------    ----------
    Total interest-bearing liabilities .........       27,962    $    1,495         5.35%       16,973    $      777         4.57%
                                                   ----------    ----------                 ----------    ----------
Non-interest bearing demand ....................       10,634                                    5,297
Other liabilities ..............................          306                                      132
Shareholders' equity ...........................        4,525                                    4,460
                                                   ----------                               ----------
    Total liabilities and shareholders' equity .   $   43,427                               $   26,862
                                                   ==========                               ==========
Net interest income and margin (3) .............                 $    2,329         5.73%                 $    1,364         5.38%


(1) Loan interest income includes loan fees of $278,000 in 2000 and $197,000 in 1999.

(2)   Average loans do not include non-accrual loans.

(3) Net interest margin is computed by dividing net interest income by total average interest-earning assets.

     PROVISION FOR LOAN LOSSES. The provision for loan losses, which is an operating expense of Central, creates a reserve for estimated future loan losses. As losses on specific loans are identified, that portion deemed uncollectible is charged against the reserve. The reserve is increased when loan loss provisions are charged to earnings or when previous losses are recovered, and it is decreased when loan losses are charged against the reserve. See the table below for additional information as to provisions for loan losses, charge-offs and recoveries on loans previously charged off. No assurance can be given that adverse economic conditions or other factors will not result in additional provisions to the allowance for loan losses in the future.

     SUMMARY OF LOAN LOSS EXPERIENCE. The following table summarizes loan loss experience as of and for the periods ended September 30, 2001 and 2000.

                                                               2001               2000
                                                           -------------     -------------
Loans outstanding at September 30                          $  44,715,000     $  32,933,000
                                                           =============     =============
Average loans outstanding during period                    $  39,663,000     $  29,553,000
                                                           =============     =============
Allowance for loan losses:
     Balance at beginning of year                          $     419,000     $     296,000
                                                           -------------     -------------
     Deduct loans charged off:
          Commercial and other loans                              (2,000)                0
Add recoveries of loans charged off:
     Loans to businesses                                          33,000                 0
                                                           -------------     -------------
Net recoveries                                                    31,000                 0
Add:  provision charged to operating expense                     131,000           158,000
                                                           -------------     -------------
Balance at end of period                                   $     581,000     $     454,000
                                                           =============     =============
Allowance for loan losses as a percentage of
     outstanding loan balance                                       1.30%             1.38%
                                                           =============     =============
Net charge-offs to average loans outstanding                         .00%              .00%
                                                           =============     =============

     The following table summarizes loan loss experience as of and for the years ended December 31, 2000 and 1999.

                                                          2000             1999
                                                     -------------     -------------
Loans outstanding at December 31                     $  34,220,000     $  26,418,000
                                                     =============     =============
Average loans outstanding during period              $  30,452,000     $  17,762,000
                                                     =============     =============
Allowance for credit losses:
     Balance at beginning of year                    $     296,000     $     160,000
     Deduct loans charged off:
          Commercial and other loans                      (167,000)           (4,000)
                                                     -------------     -------------
Add recoveries of loans charged off:
     Loans to individuals for household, family
          and other personal expenditures                        0             2,000
Net charge-offs                                           (167,000)           (2,000)
Add:  provision charged to operating expense               289,000           138,000
                                                     -------------     -------------
Balance at end of year                               $     418,000     $     296,000
                                                     =============     =============
Allowance for loan losses as a percentage of
     outstanding loan balance                                 1.22%             1.12%
                                                     =============     =============
Net charge-offs to average loans outstanding                   .55%              .01%
                                                     =============     =============


     Management believes the procedures it has adopted for administering and reviewing its loan portfolio are effective in identifying loans where significant problems exist. These procedures incorporate both an internal credit review and an independent outside credit review. The credit review function gives consideration to areas of exposure such as concentrations of credit, economic and industry conditions, trends in delinquencies and collections, collateral coverage, and the composition of the performing and non-performing portfolios. Internal credit review also manages problem assets which includes the establishment, implementation and monitoring of corrective action.

     Loans are charged to the allowance for loan losses when the loans are deemed uncollectible. It is the policy of management to make additions to the allowance so that it remains adequate to cover all potential loan charge-offs that exist in the portfolio at that time.

     NON-INTEREST INCOME. Non-interest income consists primarily of service charges on deposit accounts, other fees and charges collected by Central for both deposit accounts and loans and fees collected on merchant card services and ATM card transactions as well as loan sale and brokering fees. Non-interest income increased $244,000, to $410,000, or 147%, for the period ended September 30, 2001. The increase reflects greater mortgage loan placement fee income as well as gains on the sale of SBA loans in 2001.

     Non-interest income increased $134,000 to $228,000 for the year ended December 31, 2000 compared to $94,000 for 1999. The increase relates primarily to higher levels of deposit service charges and loan placement fees in Central's second complete year of operations.

     OTHER EXPENSES. Other expenses consist of salaries and related benefits, occupancy and equipment expense and other expense. Expenses increased for the nine-month period ended September 30, 2001 due to Central's continued growth and expansion including additions to staff and the opening of the new Modesto Loan Production Office. The table below sets forth the components of other expense for the nine-month periods ended September 30, 2001 and 2000:


                                           OTHER EXPENSES
                               --------------------------------------
                                            % INCREASE/
                                 2001       (% DECREASE)       2000
                               ----------   ----------     ----------
                                      (DOLLARS IN THOUSANDS)
Salaries and benefits          $    1,064         41.3%    $      753
Occupancy expense                     274         20.7%           227
Professional fees                      88        (11.1)%           99
Stationery and supplies                55          3.8%            53
Other expenses                        523         14.2%           458
                               ----------                  ----------
     Total                     $    2,004         26.0%    $    1,590
                               ==========                  ==========

     The table below sets forth the components of other expense for the years ended December 31, 2000 and 1999:


                                              OTHER EXPENSES
                               --------------------------------------------
                                               % INCREASE/
                                   2000        (%DECREASE)         1999
                               ------------    -----------     ------------
                                           (DOLLARS IN THOUSANDS)
Salaries and benefits          $      1,037           41.4%    $        733
Occupancy expense                       339           58.4%             214
Professional fees                       130          (10.2)%            118
Stationery and supplies                  70           27.3%              55
Other expenses                          581           28.8%             451
                               ------------                    ------------
     Total                     $      2,157           37.3%    $      1,571
                               ============                    ============


     INCOME TAXES. Income tax expense reflects only the minimum state tax of $800 for 2000 and 2001. Deferred tax assets and liabilities are recognized for temporary differences between financial statement and tax basis of assets and liabilities. Due to the initial losses recognized during the first twenty months of operations, a valuation allowance has been recorded for a significant portion of Central's net deferred tax asset. Central began utilizing the tax benefit in 2001 and expects to eliminate the valuation allowance by the end of 2001.

     CASH AND CASH EQUIVALENTS. Cash and cash equivalents consist of cash on hand, deposits at correspondent banks and Federal funds sold. Central maintains balances at correspondent banks adequate to cover daily inclearings and other charges. Excess funds are invested in Fed Funds at correspondent banks. Cash and cash equivalents increased $8,315,000, or 70%, to $20,232,000 at September 30, 2001, from $11,917,000 at September 30, 2000.

     Cash and cash equivalents increased $1,842,000, or 16.0%, to $13,353,000 at December 31, 2000, from $11,511,000 at December 31, 1999.

     LOANS. Central provides a variety of credit products to meet the needs of borrowers in its service area. Central offers both secured and unsecured loans for working capital, equipment acquisition, expansion, purchase or improvement of real property, as well as seasonal loans and lines of credit. Commercial loans are made available to business, professional and agricultural customers. Consumer loans are offered for a variety of personal, family and household needs, including automobiles, home improvement and unsecured revolving credit. Mortgage loans are offered for home construction, purchase and equity lines of credit.

     LOAN PORTFOLIO. The composition of the loan portfolio is summarized in the table below.


                                                                             DECEMBER 31,
                                                    SEPTEMBER 30,    -----------------------------
                                                        2001             2000             1999
                                                    ------------     ------------     ------------
                                                                 (DOLLARS IN THOUSANDS)
Commercial                                          $      6,214     $      3,579     $      3,792
Real estate:
     Construction                                          9,982            7,797            6,302
     Real estate mortgage                                 22,298           16,624           11,549
Loans to finance agricultural production                   3,687            4,262            3,773
     or other loans to farmers
Loans to individuals for household,                        2,534            1,957            1,002
     family and other personal expenditures
                                                    ------------     ------------     ------------
     Subtotal                                             44,715           34,219           26,418
Deferred loan fees and costs, net                            (91)             (80)             (78)
                                                    ------------
     Subtotal                                             44,624           34,139           26,340
Allowance for loan losses                                   (581)             418             (296)
                                                    ------------     ------------     ------------
     Total                                          $     44,043     $     33,721     $     26,044
                                                    ============     ============     ============

     NONPERFORMING ASSETS. Loans are generally placed on non-accrual status when principal or interest payments are past due 90 days or more. Certain loans are placed on nonaccrual earlier if there is a reasonable doubt as to the collectibility of interest. Loans which are in the process of renewal in the normal course of business or are well secured and in the process of collection continue to accrue interest if management considers the risk of loss to be minimal.

     There were no non-accrual or impaired loans at September 30, 2001. There was no other real estate at September 30, 2001.

     There was one non-accrual loan at year-end 2000 for $25,000. Central did not have any non-accrual or impaired loans at December 31, 1999 or other real estate at either December 31, 2000 or 1999.

     Ultimately, credit quality may be influenced by underlying trends in economic and business cycles. Central's business is concentrated in Tuolumne, and Stanislaus counties in California. Central has significant extensions of credit and commitments to extend credit which are secured by real estate. At September 30, 2001, Central had outstanding real estate and real estate construction loans totaling $32,280,000, which represent 72.2% of the loan portfolio. Adverse economic conditions or a decline in real estate values could require an increase in the provision for loan losses, which in turn could adversely affect Central's future prospects, results of operations, profitability and stock price.

     ALLOWANCE FOR LOAN LOSSES. Central maintains an allowance for loan losses to absorb losses in the portfolio. As losses on specific loans are identified, that portion deemed uncollectible is charged against the allowance. The level of the allowance is based on a continuous analysis of the loan portfolio and, at September 30, 2001, reflected an amount, which in management's judgment, was adequate to provide for known and inherent loan losses. In evaluating the adequacy of the allowance, management gives consideration to the composition of the loan portfolio, the performance of loans in the portfolio, evaluations of loan collateral, prior loss experience, current economic conditions and the worth of respective borrowers or guarantors.

     The allowance is increased when loan loss provisions are charged to earnings or when previous losses are recovered, and it is decreased when loan losses are charged against the allowance. The allowance for loan losses at September 30, 2001 and 2000 was $581,000 and $454,000, respectively. This represented 1.30% of gross loans at September 30, 2001 and 1.38% at September 30, 2000.

     The allowance for loan losses at December 31, 2000 and 1999 was $418,000 and $296,000, respectively. This represented 1.22% of gross loans at December 31, 2000 and 1.12% at December 31, 1999.

     COMMITMENTS. In the normal course of business, Central maintains outstanding commitments to extend credit. These outstanding commitments are considered when Central establishes the allowance for loan losses. Central had unfunded loan commitments, including standby letters of credit, totaling $9,646,000 and $8,737,000 at September 30, 2001 and 2000, respectively. The majority of unfunded loan commitments bear floating rates of interest.

     Central had unfunded loan commitments, including standby letters of credit, totaling $8,968,000 and $6,608,000 at year-end 2000 and 1999, respectively.

     Central uses the same credit policies in making commitments as it does in extending loans to customers. Central evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the customer. The types of collateral held vary, but may include accounts receivable, inventory, property, equipment and residential and income producing commercial properties.

      DEPOSITS. Deposits represent Central's primary source of funds to support its various lending and investment activities. Substantially all of Central's deposits are from individuals and businesses within Central's service area.

     Central has no known foreign or brokered deposits. The following table sets forth the average amount of and the average rate paid on certain deposit categories for the periods ended September 30, 2001 and 2000.


                                                                 2001                              2000
                                                    ------------------------------    --------------------------------
                                                      BALANCE              RATE           BALANCE              RATE
                                                    ------------       -----------    --------------       -----------
                                                                           (Dollars in thousands)
Savings and negotiable orders of withdrawal         $     13,306             2.99%    $     12,563             4.49%
Time certificates of deposit, under $100,000              17,941             5.89%           8,833             6.04%
Time certificates of deposit, over $100,000                9,362             5.87%           5,469             6.05%
Non-interest-bearing demand                               13,237               --           10,423
                                                    ------------                      ------------
                                                    $     53,846             3.71%    $     37,288             3.82%
                                                    ============                      ============

     The following table sets forth the average amount of and the average rate paid on certain deposit categories for the years ended December 31, 2000 and 1999.

                                                                 2000                             1999
                                                    -----------------------------     -----------------------------
                                                      BALANCE           RATE             BALANCE           RATE
                                                    ------------     ------------     ------------     ------------
                                                                          (Dollars in thousands)
Savings and negotiable orders of withdrawal         $     12,710             4.34%    $      8,555             3.90%
Time certificates of deposit, under $100,000               9,669             6.21%           5,030             5.27%
Time certificates of deposit, over $100,000                5,583             6.14%           3,388             5.25%
Non-interest-bearing demand                               10,634               --            5,297
                                                    ------------                      ------------
                                                    $     38,596             3.87%    $     22,270             3.49%
                                                    ============                      ============


TIME DEPOSITS. The following table sets forth the maturity of time certificates of deposit of $100,000 or more at September 30, 2001.

     (Dollars in thousands)
Three months or less                    $      3,530
Over 3 months through 6 months                 5,850
Over 6 months through 12 months                1,645
Over 12 months                                   556
                                        ------------
     Total                              $     11,581
                                        ============


     The following table sets forth the maturity of time certificates of deposit of $100,000 or more at December 31, 2000.

     (Dollars in thousands)
Three months or less                    $        617
Over 3 months through 6 months                 1,656
Over 6 months through 12 months                2,470
Over 12 months                                 1,487
                                        ------------
     Total                              $      6,230
                                        ============

     CAPITAL

     Shareholders' equity increased 9% to $4,972,000 at September 30, 2001 from $4,569,000 at December 31, 2000. Shareholders' equity primarily increased due to net income of $391,000 for the period ended September 30, 2001. Return on average shareholders' equity for the nine-month period ended September 30, 2001 was 8.50% as compared to 2.44% for the nine-month period ended September 30, 2000.

     Shareholders' equity increased 2.5% to $4,569,000 at year-end 2000 from $4,459,000 at year-end 1999. Shareholders' equity primarily increased due to net income of $110,000 for the year ended 2000. Return on average shareholders' equity for 2000 was 2.4% compared to 2.52% for 1999.

     The risk-based capital adequacy guidelines establish a risk-based capital ratio based on the overall risk of the entity determined by (i) assigning weighted risks to each balance sheet asset and certain off-balance sheet commitments, and (ii) adding up all of the weighted risks of all assets and included off-balance sheet commitments to obtain the total risk.

     As of September 30, 2001, Central's total risk-based capital ratio was 11.36%, compared to 13.59% at September 30, 2000. As of September 30, 2001, Central's Tier 1 risk-based capital ratio was 10.15%, compared to 12.36% at September 30, 2000. Central's leverage ratio (shareholders' equity to average assets ratio) was 7.33% at September 30, 2001, compared to 9.67% at September 30, 2000. The minimum regulatory requirements for a "well-capitalized" financial institution for total risk-based, Tier 1 risk-based and leverage capital ratios are 10.0%, 6.0% and 5.0%, respectively, and the minimum regulatory requirements are 8.0%, 4.0% and 4.0%, respectively. As of September 30, 2001, Central exceeded all regulatory capital requirements to be categorized as well capitalized.

     As of December 31, 2000, Central's total risk-based capital ratio was 13.8%, compared to 17.1% at December 31, 1999. As of December 31, 2000, Central's Tier 1 risk-based capital ratio was 12.7%, compared to 16.0% in 1999. Central's leverage ratio (shareholders' equity to average assets ratio) was 9.4%, compared to 13.1% in 1999. As of December 31, 2000, Central exceeded all regulatory capital requirements to be categorized as well capitalized.

     LIQUIDITY

     Central considers liquidity as its ability to meet unexpected deposit withdrawals of a short-term nature and to meet increased loan demand. Management monitors Central's liquidity position continuously in relation to changes in long-term and short-term investment rates and projects Central's liquidity position based on loan and deposit trends with particular attention by management to assets and liabilities that are rate sensitive.

     Central measures its basic liquidity as the ratio of total liquid assets, including cash and due from banks, Federal Funds sold, interest-bearing deposits in banks, available-for-sale investment securities and available credit under unsecured borrowing arrangements to total liabilities. It is the policy of Central to maintain liquidity safeguards in order to avoid the consequences from an inability to have funds available to meet its commitments in a timely and economic manner.

     At September 30, 2001, this measure of liquidity was $23.7 million, compared with $14.9 million at September 30, 2000 or 34.97% and 32.76%, respectively, which exceeds Central's guideline of 21%.

     At December 31, 2000, this measure of liquidity was $16.4 million, compared with $14.5 million at December 31, 1999 or 32.76% and 40.02%, respectively, which exceeds Central's guideline of 21%.

     The loan to deposit ratio decreased to 71.7% at September 30, 2001, from 75.1% at December 31, 2000 and 77.9% at December 31, 1999. This decrease is due to the growth in deposits exceeding the growth in loans. It is anticipated that this deposit growth will level off as interest rates paid on deposits decline.

DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of Central consists of 10,000,000 shares of common stock, no par value per share, of which 612,738 shares were issued and outstanding as of January 30, 2002. In addition, 183,101 shares of the common stock were reserved for issuance pursuant to outstanding stock options under the Central California Bank Stock Option Plan. Holders of shares of the common stock are entitled to cast one vote for each share held of record on all matters to be voted on, except that holders are entitled to cumulate their votes in the election of directors upon compliance with certain conditions. The holders of the common stock are entitled to receive dividends, if any, as may be declared from time to time by Central's Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of Central, the holders of the common stock are entitled to receive pro rata all assets remaining available for distribution to shareholders. Central's common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. All the outstanding shares of Central's common stock are fully paid and nonassessable.

AVAILABLE INFORMATION

     Central is subject to the informational requirements of a "small business filer" under the Exchange Act. In accordance with the Exchange Act, Central files reports, proxy statements and other information with the FDIC. You may inspect these reports, proxy statements and other information Central has filed with the FDIC at its offices located at 550 17th Street, N.W., Washington, D.C. 20429. You may also request copies of these reports, proxy statements and other information under the Freedom of Information Act by contacting the Federal Deposit Insurance Corporation, Attention: Registration, Disclosure and Securities Operations Unit, Division of Supervision, 550 17th Street, N.W., Washington D.C. 20429. Additionally, you may request copies of such filings from Central by contacting Ms. Marilyn Goode, Senior Vice President and Chief Financial Officer, Central California Bank, 14685 Mono Way, Sonora, California 95370.

                        COMPARISON OF SHAREHOLDER RIGHTS

     The following discusses some of the similarities and some of the differences in the rights of shareholders of Central and Western. This discussion is applicable to those shareholders of Central who will receive Western common stock in the merger and become shareholders of Western.

COMPARISON OF CORPORATE STRUCTURE

     Both Central and Western have 10,000,000 authorized shares of common stock, no par value. The shares of common stock of both Central and Western are fully paid and nonassessable. There are no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions.

     Western also has 10,000,000 authorized shares of preferred stock. If issued, the preferred stock would have liquidation and possibly dividend preference rights over the common stock.

     After consummation of the merger, Central will be a wholly-owned subsidiary of Western. Thus, after consummation of the merger, matters requiring the approval of Central's shareholders, such as amendments to Central's articles of incorporation or approval of a merger with another corporation, will be subject to the approval of Western as Central's sole shareholder. Central's present shareholders who become shareholders of Western will


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be entitled to vote on similar matters pertaining to Western but will not be entitled to vote on matters affecting Central or Western's other subsidiaries.

     With respect to their charter documents, under California law amendments to Central's articles of incorporation require the approval of the DFI, in addition to any shareholder approvals which may be required. Amendments to Western's articles of incorporation only require the approval of Western's shareholders.

VOTING RIGHTS

     Central and Western have different voting rights. Although as a general rule shareholders of Central and Western are entitled to one vote for each share of common stock held, Central has cumulative voting in the election of directors and Western has eliminated cumulative voting.

DIVIDENDS

     One of the most important differences between Central and Western involves dividends. Under California law, funds available for cash dividend payments by a bank are restricted to the lesser of: (1) retained earnings; or (2) the bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). Cash dividends may also be paid out of net income for a bank's last preceding fiscal year upon the prior approval of the DFI, without regard to retained earnings or net income for its last three fiscal years. If the DFI finds that the stockholders' equity of a bank is not adequate or that the payment of a dividend would be unsafe or unsound for the bank, the DFI may order the bank not to pay any dividend to the bank's shareholders.

     Under California law, Western would be prohibited from paying dividends unless: (1) its retained earnings immediately prior to the dividend payment equals or exceeds the amount of the dividend; or (2) immediately after giving effect to the dividend (i) the sum of Western's assets would be at least equal to 125% of its liabilities, or, if the average of its earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, the current assets of Western would be at least equal to 125% of its current liabilities.

NUMBER OF DIRECTORS

     Central's bylaws provide for a range of 8 to fifteen directors, with the exact number fixed by amendment to the bylaws or by resolution adopted by Central's Board of directors or shareholders. Central has currently fixed the number of its directors at eleven. Western's bylaws provide for a range of 8 to fifteen directors, with the exact number fixed by amendment to the bylaws or by resolution adopted by Western's Board of Directors or shareholders. Western has currently fixed the number of its directors at eleven.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The articles of incorporation of both Central and Western authorize indemnification of directors, officers and agents to the fullest extent permissible under California law, eliminate directors' liability for monetary damages to the fullest extent permissible under California law, and authorize the purchase of liability insurance. Both Central and Western have directors' and officers' liability insurance, and Western has also entered into indemnification agreements with its directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Western pursuant to the foregoing provisions, Western has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                           SUPERVISION AND REGULATION

INTRODUCTION

     Banking is a complex, highly regulated industry. The primary goals of the regulatory scheme are to maintain a safe and sound banking system, protect depositors and the FDIC's insurance fund, and facilitate the conduct of sound monetary policy. In furtherance of these goals, Congress and the states have created several largely autonomous regulatory agencies and enacted numerous laws that govern banks, bank holding companies and the financial services industry. Consequently, the growth and earnings performance of Western, Western's banking subsidiaries, Western Sierra and Lake, and Central can be affected not only by management decisions and general economic conditions, but also by the requirements of applicable state and federal statutes, regulations and the policies of various governmental regulatory authorities, including:

    -   the FRB;

    -   the FDIC;

    -   the Office of the Comptroller of the Currency, or OCC; and


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    -   the DFI.

     The system of supervision and regulation applicable to Western, its banking subsidiaries, and Central governs most aspects of their business, including:

    -   the scope of permissible business;

    -   investments;

    -   reserves that must be maintained against deposits;

    -   capital levels that must be maintained;

    -   the nature and amount of collateral that may be taken to secure loans;

    -   the establishment of new branches;

    -   mergers and consolidations with other financial institutions; and

    -   the payment of dividends.

     THE FOLLOWING SUMMARIZES THE MATERIAL ELEMENTS OF THE REGULATORY FRAMEWORK THAT APPLIES TO WESTERN, ITS BANKING SUBSIDIARIES, AND CENTRAL. IT DOES NOT DESCRIBE ALL OF THE STATUTES, REGULATIONS AND REGULATORY POLICIES THAT ARE APPLICABLE. ALSO, IT DOES NOT RESTATE ALL OF THE REQUIREMENTS OF THE STATUTES, REGULATIONS AND REGULATORY POLICIES THAT ARE DESCRIBED. CONSEQUENTLY, THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE STATUTES, REGULATIONS AND REGULATORY POLICIES DISCUSSED IN THIS PROXY STATEMENT-PROSPECTUS. ANY CHANGE IN THESE APPLICABLE LAWS, REGULATIONS OR REGULATORY POLICIES MAY HAVE A MATERIAL EFFECT ON THE BUSINESS OF WESTERN, ITS BANKING SUBSIDIARIES, AND CENTRAL.

SUPERVISION AND REGULATION - WESTERN

     GENERAL

     Western, as a bank holding company registered under the BHCA, is subject to regulation by the FRB. According to FRB policy, Western is expected to act as a source of financial strength for its banking subsidiaries, including Central upon approval of the merger, to commit resources to support them in circumstances where Western might not otherwise do so. Under the BHCA, Western, its banking subsidiaries and, upon approval of the merger, Central, are subject to periodic examination by the FRB. Western is also required to file periodic reports of its operations and any additional information regarding its activities and those of its banking subsidiaries with the FRB, as may be required.

     Western is also a bank holding company within the meaning of Section 3700 of the California Financial Code. Consequently, Western and its banking subsidiaries, including Central, if the merger is approved, are subject to examination by, and may be required to file reports with, the DFI. Regulations have not yet been proposed or adopted or steps otherwise taken to implement the DFI's powers under this statute.

     BANK HOLDING COMPANY LIQUIDITY

     Western is a legal entity, separate and distinct from its subsidiaries. Western has the ability to raise capital on its own behalf or borrow from external sources. Western may also obtain additional funds from dividends paid by, and fees charged for services provided to, its subsidiaries, including Central if the merger is approved. However, regulatory constraints may restrict or totally preclude Western from receiving those dividends.

     Regarding Western Sierra, Western is entitled to receive dividends when and as declared by Western Sierra's Board of Directors, out of funds legally available for dividends, as specified and limited by the OCC's regulations. Pursuant to the OCC's regulations, funds available for a national bank's dividends are restricted to the lesser of the bank's: (i) retained earnings; or
(ii) net income for the current and past two fiscal years (less any dividends paid during that period), unless approved by the OCC. Furthermore, if the OCC determines that a dividend would cause a bank's capital to be impaired or that payment would cause it to be undercapitalized, the OCC can prohibit payment of a dividend notwithstanding that funds are legally available.

     Regarding Lake, and Central if the merger is approved, Western is entitled to receive dividends, when and as declared by Lake's and Central's respective Boards of Directors. Those dividends may come from funds legally available for those dividends, as specified and limited by the California Financial Code. Under the California Financial Code, funds available for cash dividends by a California-chartered bank are restricted to the lesser of:(i) the bank's retained earnings; or (ii) the bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). With the prior approval of the DFI, cash dividends may also be paid out of


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the greater of: (i) the bank's retained earnings; (ii) net income for the bank's last preceding fiscal year; or (iii) net income for the bank's current fiscal year.

     If the DFI determines that the shareholders' equity of the bank paying the dividend is not adequate or that the payment of the dividend would be unsafe or unsound for the bank, the DFI may order the bank not to pay the dividend.

     Since Western's banking subsidiaries (and Central)are FDIC insured institutions, it is also possible, depending upon their financial condition and other factors, that the FDIC could assert that the payment of dividends or other payments might, under some circumstances, constitute an unsafe or unsound practice and thereby prohibit such payments.

     TRANSACTIONS WITH AFFILIATES

     Western and any subsidiaries it may purchase or organize are deemed to be affiliates of Western's banking subsidiaries within the meaning of Sections 23A and 23B of the Federal Reserve Act. Under those terms, loans by Western's banking subsidiaries to affiliates, investments by them in affiliates' stock, and taking affiliates' stock as collateral for loans to any borrower is limited to 10% of the particular banking subsidiary's capital, in the case of any one affiliate, and is limited to 20% of the banking subsidiary's capital, in the case of all affiliates. In addition, such transactions must be on terms and conditions that are consistent with safe and sound banking practices; in particular, a bank and its subsidiaries generally may not purchase from an affiliate a low-quality asset, as defined in the Federal Reserve Act. These restrictions also prevent a bank holding company and its other affiliates from borrowing from a banking subsidiary of the bank holding company unless the loans are secured by marketable collateral of designated amounts. Western and its banking subsidiaries are also subject to certain restrictions with respect to engaging in the underwriting, public sale and distribution of securities. Please read the section entitled "SUPERVISION AND REGULATION - Western's Banking Subsidiaries and Central - Recent Legislation" for additional information.

     LIMITATIONS ON BUSINESS AND INVESTMENT ACTIVITIES

     Under the BHCA, a bank holding company must obtain the FRB's approval before:

    - directly or indirectly acquiring more than 5% ownership or control of any voting shares of another bank or bank holding company;

    -   acquiring all or substantially all of the assets of another bank; or

    -   merging or consolidating with another bank holding company.

     The FRB may allow a bank holding company to acquire banks located in any state of the United States without regard to whether the acquisition is prohibited by the law of the state in which the target bank is located. In approving interstate acquisitions, however, the FRB must give effect to applicable state laws limiting the aggregate amount of deposits that may be held by the acquiring bank holding company and its insured depository institutions in the state in which the target bank is located, provided that those limits do not discriminate against out-of-state depository institutions or their holding companies, and state laws which require that the target bank have been in existence for a minimum period of time, not to exceed five years, before being acquired by an out-of-state bank holding company.

     In addition to owning or managing banks, bank holding companies may own subsidiaries engaged in certain businesses that the FRB has determined to be "so closely related to banking as to be a proper incident thereto." Western, therefore, is permitted to engage in a variety of banking-related businesses. Some of the activities that the FRB has determined, pursuant to its Regulation Y, to be related to banking are:

    - making or acquiring loans or other extensions of credit for its own account or for the account of others;

    -   servicing loans and other extensions of credit;

    - operating a trust company in the manner authorized by federal or state law under certain circumstances;

    - leasing personal and real property or acting as agent, broker, or adviser in leasing such property in accordance with various restrictions imposed by FRB regulations;

    - providing financial, banking, or economic data processing and data transmission services;

    - owning, controlling, or operating a savings association under certain circumstances;

    -   selling money orders, travelers' checks and U.S. Savings Bonds;


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    -   providing securities brokerage services, related securities credit activities pursuant to Regulation T, and other incidental activities;
        and

    - underwriting and dealing in obligations of the U.S., general obligations of states and their political subdivisions, and other obligations authorized for state member banks under federal law.

     Under the recently enacted Gramm-Leach-Bliley Act (discussed below in the section entitled "SUPERVISION AND REGULATION - Western's Banking Subsidiaries and Central - Recent Legislation") qualifying bank holding companies making an appropriate election to the FRB may engage in a full range of financial activities, including insurance, securities and merchant banking. Western has not elected to qualify for these financial services.

     Generally, the BHCA does not place territorial restrictions on the domestic activities of non-bank subsidiaries of bank holding companies.

     Federal law prohibits a bank holding company and any subsidiary banks from engaging in certain tie-in arrangements in connection with the extension of credit. Thus, for example, Western's banking subsidiaries may not extend credit, lease or sell property, or furnish any services, or fix or vary the consideration for any of the foregoing on the condition that:

    - the customer must obtain or provide some additional credit, property or services from or to Western's banking subsidiaries other than a loan, discount, deposit or trust service;

    - the customer must obtain or provide some additional credit, property or service from or to Western or any of the banking subsidiaries; or

    - the customer may not obtain some other credit, property or services from competitors, except reasonable requirements to assure soundness of credit extended.

     CAPITAL ADEQUACY

     Bank holding companies must maintain minimum levels of capital under the FRB's risk-based capital adequacy guidelines. If capital falls below minimum guideline levels, a bank holding company, among other things, may be denied approval to acquire or establish additional banks or non-bank businesses.

     The FRB's risk-based capital adequacy guidelines for bank holding companies and state member banks, discussed in more detail below in the section entitled "SUPERVISION AND REGULATION - Western's Banking Subsidiaries and Central - Risk-Based Capital Guidelines," assign various risk percentages to different categories of assets, and capital is measured as a percentage of risk assets. Under the terms of the guidelines, bank holding companies are expected to meet capital adequacy guidelines based both on total risk assets and on total assets, without regard to risk weights.

     The risk-based guidelines are minimum requirements. Higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual organizations. For example, the FRB's capital guidelines contemplate that additional capital may be required to take adequate account of, among other things, interest rate risk, or the risks posed by concentrations of credit, nontraditional activities or securities trading activities. Moreover, any banking organization experiencing or anticipating significant growth or expansion into new activities, particularly under the expanded powers under the Gramm-Leach-Bliley Act, would be expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

     LIMITATIONS ON DIVIDEND PAYMENTS

     California Corporations Code Section 500 allows Western to pay a dividend to its shareholders only to the extent that Western has retained earnings and, after the dividend, Western's:

    - assets (exclusive of goodwill and other intangible assets) would be 1.25 times its liabilities (exclusive of deferred taxes, deferred income and other deferred credits); and

    -   current assets would be at least equal to current liabilities.

     Additionally, the FRB's policy regarding dividends provides that a bank holding company should not pay cash dividends exceeding its net income or which can only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. The FRB also possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations.


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SUPERVISION AND REGULATION - WESTERN'S BANKING SUBSIDIARIES AND CENTRAL

     GENERAL

     Central and Lake, as California-chartered banks which are not members of the Federal Reserve System, are subject to regulation, supervision, and regular examination by the DFI and the FDIC. Western Sierra, as a nationally chartered banking association, is a member of the Federal Reserve System and is subject to regulation, supervision and regular examination by the OCC and the FDIC. Western Sierra's, Lake's and Central's deposits are insured by the FDIC up to the maximum extent provided by law. The regulations of these agencies govern most aspects of Western Sierra's, Lake's and Central's business and establish a comprehensive framework governing their operations. California law exempts all banks from usury limitations on interest rates.

     Western Sierra and Lake are members of the Federal Home Loan Bank System. Among other benefits, each Federal Home Loan Bank serves as a reserve or center bank for its members within its assigned region. Each Federal Home Loan Bank makes available to its members loans (i.e., advances) in accordance with the policies and procedures established by the Board of Directors of the individual Federal Home Loan Bank.

     From time to time legislation is enacted which has the effect of increasing the cost of doing business and changing the competitive balance between banks and other financial and non-financial institutions. Various federal laws enacted over the past several years have provided, among other things, for:

    - the maintenance of mandatory reserves with the Federal Reserve Bank on deposits by depository institutions;

    - the phasing-out of the restrictions on the amount of interest which financial institutions may pay on certain types of accounts; and

    - the authorization of various types of new deposit accounts, such as "NOW" accounts, "Money Market Deposit" accounts and "Super NOW" accounts, designed to be competitive with money market mutual funds and other types of accounts and services offered by various financial and non-financial institutions.

The lending authority and permissible activities of certain non-bank financial institutions such as savings and loan associations and credit unions have been expanded, and federal regulators have been given increased enforcement authority. These laws have generally had the effect of altering competitive relationships existing among financial institutions, reducing the historical distinctions between the services offered by banks, savings and loan associations and other financial institutions, and increasing the cost of funds to banks and other depository institutions.

     RECENT LEGISLATION

     In November 1999, the Gramm-Leach-Bliley Act, or the GLB Act, became law, significantly changing the regulatory structure and oversight of the financial services industry. Effective March 11, 2000, the GLB Act repealed the provisions of the Glass-Steagall Act that restricted banks and securities firms from affiliating. It also revised the Bank Holding Company Act to permit a "qualifying" bank holding company, called a financial holding company, to engage in a full range of financial activities, including banking, insurance, securities, and merchant banking activities. It also permits qualifying bank holding companies to acquire many types of financial firms without the FRB's prior approval.

     The GLB Act thus provides expanded financial affiliation opportunities for existing bank holding companies and permits other financial services providers to acquire banks and become bank holding companies without ceasing any existing financial activities. Previously, a bank holding company could only engage in activities that were "closely related to banking." This limitation no longer applies to bank holding companies that qualify to be treated as financial holding companies. To qualify as a financial holding company, a bank holding company's subsidiary depository institutions must be well-capitalized, well-managed and have at least a "satisfactory" Community Reinvestment Act examination rating. "Nonqualifying" bank holding companies are limited to activities that were permissible under the Bank Holding Company Act as of November 11, 1999.

     Also effective on March 11, 2000, the GLB Act changed the powers of national banks and their subsidiaries, and made similar changes in the powers of state banks and their subsidiaries. National banks may now underwrite, deal in and purchase state and local revenue bonds. A subsidiary of a national bank may now engage in financial activities that the bank cannot itself engage in, except for general insurance underwriting and real estate development and investment. In order for a subsidiary of a national bank to engage in these new financial activities, the national bank and its depository institution affiliates must be "well capitalized," have at least "satisfactory" general, managerial and Community Reinvestment Act examination ratings, and meet other qualification requirements relating to total assets, subordinated debt, capital, risk management, and affiliate transactions. Subsidiaries of state banks can exercise the same powers as national bank subsidiaries if they satisfy the same qualifying rules that apply to national banks, except that state-chartered banks do not have to satisfy the statutory managerial and debt rating-requirements of national banks.


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     The GLB Act also reformed the overall regulatory framework of the financial services industry. In order to implement its underlying purposes, the GLB Act preempted state laws that would restrict the types of financial affiliations that are authorized or permitted under the GLB Act, subject to specified exceptions for state insurance laws and regulations. With regard to securities laws, effective May 12, 2001, the GLB Act removed the blanket exemption for banks from being considered brokers or dealers under the Securities Exchange Act of 1934 and replaced it with a number of more limited exemptions. Thus, previously exempted banks may become subject to the broker-dealer registration and supervision requirements of the Securities Exchange Act of 1934. The exemption that prevented bank holding companies and banks that advise mutual funds from being considered investment advisers under the Investment Advisers
Act of 1940 was also eliminated.

     Separately, the GLB Act imposes customer privacy requirements on any company engaged in financial activities. Under these requirements, a financial company is required to protect the security and confidentiality of customer nonpublic personal information. Also, for customers that obtain a financial product such as a loan for personal, family or household purposes, a financial company is required to disclose its privacy policy to the customer at the time the relationship is established and annually thereafter, including its policies concerning the sharing of the customer's nonpublic personal information with affiliates and third parties. If an exemption is not available, a financial company must provide consumers with a notice of its information sharing practices that allows the consumer to reject the disclosure of its nonpublic personal information to third parties. Third parties that receive such information are subject to the same restrictions as the financial company on the reuse of the information. Finally, a financial company is prohibited from disclosing an account number or similar item to a third party for use in telemarketing, direct mail marketing or other marketing through electronic mail.

     RISK-BASED CAPITAL GUIDELINES

     GENERAL. The federal banking agencies have established minimum capital standards known as risk-based capital guidelines. These guidelines are intended to provide a measure of capital that reflects the degree of risk associated with a bank's operations. The risk-based capital guidelines include both a new definition of capital and a framework for calculating the amount of capital that must be maintained against a bank's assets and off-balance sheet items. The amount of capital required to be maintained is based upon the credit risks associated with the various types of a bank's assets and off-balance sheet items. A bank's assets and off-balance sheet items are classified under several risk categories, with each category assigned a particular risk weighting from 0% to 100%. A bank's risk-based capital ratio is calculated by dividing its qualifying capital, which is the numerator of the ratio, by the combined risk weights of its assets and off-balance sheet items, which is the denominator of the ratio.

     QUALIFYING CAPITAL. A bank's total qualifying capital consists of two types of capital components: "core capital elements," known as Tier 1 capital, and "supplementary capital elements," known as Tier 2 capital. The Tier 1 component of a bank's qualifying capital must represent at least 50% of total qualifying capital and may consist of the following items that are defined as core capital elements:

    -   common stockholders' equity;

    - qualifying noncumulative perpetual preferred stock (including related surplus); and

    -   minority interests in the equity accounts of consolidated subsidiaries.

The Tier 2 component of a bank's total qualifying capital may consist of the following items:

    -   a portion of the allowance for loan and lease losses;

    -   certain types of perpetual preferred stock and related surplus;

    - certain types of hybrid capital instruments and mandatory convertible debt securities; and

    - a portion of term subordinated debt and intermediate-term preferred stock, including related surplus.

     RISK WEIGHTED ASSETS AND OFF-BALANCE SHEET ITEMS. Assets and credit equivalent amounts of off-balance sheet items are assigned to one of several broad risk classifications, according to the obligor or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar value of the amount in each risk classification is then multiplied by the risk weight associated with that classification. The resulting weighted values from each of the risk classifications are added together. This total is the bank's total risk weighted assets.

     Risk weights for off-balance sheet items, such as unfunded loan commitments, letters of credit and recourse arrangements, are determined by a two-step process. First, the "credit equivalent amount" of the off-balance sheet items is determined, in most cases by multiplying the off-balance sheet item by a credit conversion factor. Second, the credit equivalent amount is treated like any balance sheet asset and is assigned to the appropriate risk category according to the obligor or, if relevant, the guarantor or the nature of the collateral. This result is added to the bank's risk weighted assets and comprises the denominator of the risk-based capital ratio.


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     MINIMUM CAPITAL STANDARDS. The supervisory standards set forth below specify minimum capital ratios based primarily on broad risk considerations. The risk-based ratios do not take explicit account of the quality of individual asset portfolios or the range of other types of risks to which banks may be exposed, such as interest rate, liquidity, market or operational risks. For this reason, banks are generally expected to operate with capital positions above the minimum ratios.

     All banks are required to meet a minimum ratio of qualifying total capital to risk weighted assets of 8%. At least 4% must be in the form of Tier 1 capital, net of goodwill. The maximum amount of supplementary capital elements that qualifies as Tier 2 capital is limited to 100% of Tier 1 capital, net of goodwill. In addition, the combined maximum amount of subordinated debt and intermediate-term preferred stock that qualifies as Tier 2 capital is limited to 50% of Tier 1 capital. The maximum amount of the allowance for loan and lease losses that qualifies as Tier 2 capital is limited to 1.25% of gross risk weighted assets. The allowance for loan and lease losses in excess of this limit may, of course, be maintained, but would not be included in a bank's risk-based capital calculation.

     The federal banking agencies also require all banks to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a bank rated in the highest of the five categories used by regulators to rate banks, the minimum leverage ratio of Tier 1 capital to total assets is 3%. For all banks not rated in the highest category, the minimum leverage ratio must be at least 4% to 5%. These uniform risk-based capital guidelines and leverage ratios apply across the industry. Regulators, however, have the discretion to set minimum capital requirements for individual institutions which may be significantly above the minimum guidelines and ratios.

     OTHER FACTORS AFFECTING MINIMUM CAPITAL STANDARDS

     The federal banking agencies have established certain benchmark ratios of loan loss reserves to be held against classified assets. The benchmark by federal banking agencies is the sum of:

    -   100% of assets classified loss;

    -   50% of assets classified doubtful;

    -   15% of assets classified substandard; and

    -   estimated credit losses on other assets over the upcoming twelve months.

     The federal banking agencies have recently revised their risk-based capital rules to take account of concentrations of credit and the risks of engaging in non-traditional activities. Concentrations of credit refers to situations where a lender has a relatively large proportion of loans involving a single borrower, industry, geographic location, collateral or loan type. Non-traditional activities are considered those that have not customarily been part of the banking business, but are conducted by a bank as a result of developments in, for example, technology, financial markets or other additional activities permitted by law or regulation. The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards. The federal banking agencies also are authorized to review an institution's management of concentrations of credit risk for adequacy and consistency with safety and soundness standards regarding internal controls, credit underwriting or other operational and managerial areas.

     The federal banking agencies also limit the amount of deferred tax assets that are allowable in computing a bank's regulatory capital. Deferred tax assets that can be realized for taxes paid in prior carryback years and from future reversals of existing taxable temporary differences are generally not limited. However, deferred tax assets that can only be realized through future taxable earnings are limited for regulatory capital purposes to the lessor of:

    - the amount that can be realized within one year of the quarter-end report date; or

    -   10% of Tier 1 capital.

The amount of any deferred tax in excess of this limit would be excluded from Tier 1 capital, total assets and regulatory capital calculations.

     The federal banking agencies have also adopted a joint agency policy statement which provides that the adequacy and effectiveness of a bank's interest rate risk management process and the level of its interest rate exposures are critical factors in the evaluation of the bank's capital adequacy. A bank with material weaknesses in its interest rate risk management process or high levels of interest rate exposure relative to its capital will be directed by the federal banking agencies to take corrective actions. Financial institutions which have significant amounts of their assets concentrated in high risk loans or nontraditional banking activities, and who fail to adequately manage these risks, may be required to set aside capital in excess of the regulatory minimums.

     PROMPT CORRECTIVE ACTION

     The federal banking agencies possess broad powers to take prompt corrective action to resolve the problems of insured banks. Each federal banking agency has issued regulations defining five capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Under the regulations, a bank shall be deemed to be:

    - "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a leverage capital ratio of 5.0% or more, and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure;

    - "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more, and a leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized";

    - "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0%, or a leverage capital ratio that is less than 4.0% (3.0% under certain circumstances);

    - "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk- based capital ratio that is less than 3.0% or a leverage capital ratio that is less than 3.0%; and

    - "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     Banks are prohibited from paying dividends or management fees to controlling persons or entities if, after making the payment the bank would be "undercapitalized," that is, the bank fails to meet the required minimum level for any relevant capital measure. Asset growth and branching restrictions apply to "undercapitalized" banks. Banks classified as "undercapitalized" are required to submit acceptable capital plans guaranteed by its holding company, if any. Broad regulatory authority was granted with respect to "significantly undercapitalized" banks, including forced mergers, growth restrictions, ordering new elections for directors, forcing divestiture by its holding company, if any, requiring management changes, and prohibiting the payment of bonuses to senior management. Even more severe restrictions are applicable to "critically undercapitalized" banks, those with capital at or less than 2%. Restrictions for these banks include the appointment of a receiver or conservator after 90 days, even if the bank is still solvent. All of the federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action.

     A bank, based upon its capital levels, that is classified as "well capitalized," "adequately capitalized" or "undercapitalized" may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for a hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. At each successive lower capital category, an insured bank is subject to more restrictions. The federal banking agencies, however, may not treat an institution as "critically undercapitalized" unless its capital ratios actually warrant such treatment.

     DEPOSIT INSURANCE ASSESSMENTS

     The FDIC has implemented a risk-based assessment system in which the deposit insurance premium relates to the probability that the deposit insurance fund will incur a loss. The FDIC sets semi-annual assessments in an amount necessary to maintain or increase the reserve ratio of the insurance fund to at least 1.25% of insured deposits or a higher percentage as determined to be justified by the FDIC.

     Under the risk-based assessment system adopted by the FDIC, banks are categorized into one of three capital categories ("well capitalized," "adequately capitalized," and "undercapitalized"). Assignment of a bank into a particular capital category is based on supervisory evaluations by its primary federal regulator. After being assigned to a particular capital category, a bank is classified into one of three supervisory categories. The three supervisory categories are:

    -   Group A - financially sound with only a few minor weaknesses;

    - Group B - demonstrates weaknesses that could result in significant deterioration; and

    -   Group C - poses a substantial probability of loss.

The capital ratios used by the FDIC to define "well-capitalized," "adequately capitalized" and "undercapitalized" are the same as in the prompt corrective action regulations.

     The assessment rates are summarized below, expressed in terms of cents per $100 in insured deposits:

                                                               ASSESSMENT RATES
                                                               SUPERVISORY GROUP
                                                     ------------------------------------
                   CAPITAL GROUP                     GROUP A        GROUP B       GROUP C
                   -------------                     -------        -------       -------
                   Well Capitalized..............       0              3             17
                   Adequately Capitalized........       3             10             24
                   Undercapitalized..............      10             24             27

     INTERSTATE BANKING AND BRANCHING

     Bank holding companies from any state may generally acquire banks and bank holding companies located in any other state, subject in some cases to nationwide and state-imposed deposit concentration limits and limits on the acquisition of recently established banks. Banks also have the ability, subject to specific restrictions, to acquire by acquisition or merger branches located outside their home state. The establishment of new interstate branches is also possible in those states with laws that expressly permit it. Interstate branches are subject to many of the laws of the states in which they are located.

     California law authorizes out-of-state banks to enter California by the acquisition of or merger with a California bank that has been in existence for at least five years, unless the California bank is in danger of failing or in certain other emergency situations, but limits interstate branching into California to branching by acquisition of an existing bank.

     ENFORCEMENT POWERS

     In addition to measures taken under the prompt corrective action provisions, insured banks may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses, or for violation of any law, rule, regulation, condition imposed in writing by the regulatory agency, or term of a written agreement with the regulatory agency. Enforcement actions may include:

    -   the appointment of a conservator or receiver for the bank;

    - the issuance of a cease and desist order that can be judicially enforced;

    -   the termination of the bank's deposit insurance;

    -   the imposition of civil monetary penalties;

    -   the issuance of directives to increase capital;

    -   the issuance of formal and informal agreements;

    - the issuance of removal and prohibition orders against officers, directors and other institution-affiliated parties; and

    - the enforcement of such actions through injunctions or restraining orders based upon a judicial determination that the deposit insurance fund or the bank would be harmed if such equitable relief was not granted.

     FDIC RECEIVERSHIPS

     The FDIC may be appointed conservator or receiver of any insured bank or savings association. In addition, the FDIC may appoint itself as sole conservator or receiver of any insured state bank or savings association for any, among others, of the following reasons:

    -   insolvency;

    - substantial dissipation of assets or earnings due to any violation of law or regulation or any unsafe or unsound practice;

    - an unsafe or unsound condition to transact business, including substantially insufficient capital or otherwise;

    - any willful violation of a cease and desist order which has become final;

    -   any concealment of books, papers, records or assets of the institution;

    - the likelihood that the institution will not be able to meet the demands of its depositors or pay its obligations in the normal course of business;

    - the incurrence or likely incurrence of losses by the institution that will deplete all or substantially all of its capital with no reasonable prospect for the replenishment of the capital without federal assistance; or

    - any violation of any law or regulation, or an unsafe or unsound practice or condition which is likely to cause insolvency or substantial dissipation of assets or earnings, or is likely to weaken the condition of the institution or otherwise seriously prejudice the interests of its depositors.

     As a receiver of any insured depository institution, the FDIC may liquidate such institution in an orderly manner and dispose of any matter concerning such institution as the FDIC determines is in the best interests of such institution, its depositors and the FDIC. Further, the FDIC shall, as the conservator or receiver, by operation of law, succeed to all rights, titles, powers and privileges of the insured institution, and of any shareholder, member, account holder, depositor, officer or director of such institution with respect to the institution and the assets of the institution; may take over the assets of and operate such institution with all the powers of the members or shareholders, directors and the officers of the institution and conduct all business of the institution; collect all obligations and money due to the institution and preserve and conserve the assets and property of the institution.

     SAFETY AND SOUNDNESS GUIDELINES

     The federal banking agencies have adopted guidelines to assist in identifying and addressing potential safety and soundness concerns before capital becomes impaired. These guidelines establish operational and managerial standards relating to:

    -   internal controls, information systems and internal audit systems;

    -   loan documentation;

    -   credit underwriting;

    -   asset growth; and

    -   compensation, fees and benefits.

Additionally, the federal banking agencies have adopted safety and soundness guidelines for asset quality and for evaluating and monitoring earnings to ensure that earnings are sufficient for the maintenance of adequate capital and reserves. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

     The federal banking agencies have issued regulations prescribing uniform guidelines for real estate lending. The regulations require insured depository institutions to adopt written policies establishing standards, consistent with such guidelines, for extensions of credit secured by real estate. The policies must address loan portfolio management, underwriting standards and loan to value limits that do not exceed the supervisory limits prescribed by the regulations.

     CONSUMER PROTECTION LAWS AND REGULATIONS

     The bank regulatory agencies are focusing greater attention on compliance with consumer protection laws and implementing regulations. Examination and enforcement have become more intense in nature, and insured institutions have been advised to carefully monitor compliance with various consumer protection laws and implementing regulations. Banks are subject to many federal consumer protection laws and regulations, including:

    -   the Community Reinvestment Act, or the CRA;

    -   the Truth in Lending Act, or the TILA;

    -   the Fair Housing Act, or the FH Act;

    -   the Equal Credit Opportunity Act, or the ECOA;

    -   the Home Mortgage Disclosure Act, or the HMDA; and

    -   the Real Estate Settlement Procedures Act, or the RESPA.

     The CRA is intended to encourage insured depository institutions, while operating safely and soundly, to help meet the credit needs of their communities. The CRA specifically directs the federal bank regulatory agencies, in examining insured depository institutions, to assess their record of helping to meet the credit needs of their entire community, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices. The CRA further requires the agencies to take a financial institution's record of meeting its community credit needs into account when evaluating applications for, among other things, domestic branches, consummating mergers or acquisitions, or holding company formations.

     The federal banking agencies have adopted regulations which measure a bank's compliance with its CRA obligations on a performance-based evaluation system. This system bases CRA ratings on an institution's actual lending service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. The ratings range from "outstanding" to a low of "substantial noncompliance."

     The ECOA prohibits discrimination in any credit transaction, whether for consumer or business purposes, on the basis of race, color, religion, national origin, sex, marital status, age (except in limited circumstances), receipt of income from public assistance programs, or good faith exercise of any rights under the Consumer Credit Protection Act. In March, 1994, the Federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination:

    -   overt evidence of discrimination;

    -   evidence of disparate treatment; and

    -   evidence of disparate impact.

This means that if a creditor's actions have had the effect of discriminating, the creditor may be held liable -- even when there is no intent to discriminate.

     The FH Act regulates many practices, including making it unlawful for any lender to discriminate against any person in its housing-related lending activities because of race, color, religion, national origin, sex, handicap, or familial status. The FH Act is broadly written and has been broadly interpreted by the courts. A number of lending practices have been found to be, or may be considered, illegal under the FH Act, including some that are not specifically mentioned in the FH Act itself. Among those practices that have been found to be, or may be considered, illegal under the FH Act are:

    -   declining a loan for the purposes of racial discrimination;

    - making excessively low appraisals of property based on racial considerations;

    - pressuring, discouraging, or denying applications for credit on a prohibited basis;

    - using excessively burdensome qualifications standards for the purpose or with the effect of denying housing to minority applicants;

    - imposing on minority loan applicants more onerous interest rates or other terms, conditions or requirements; and

    - racial steering, or deliberately guiding potential purchasers to or away from certain areas because of race.

     The TILA is designed to ensure that credit terms are disclosed in a meaningful way so that consumers may compare credit terms more readily and knowledgeably. As a result of the TILA, all creditors must use the same credit terminology and expressions of rates, the annual percentage rate, the finance charge, the amount financed, the total payments and the payment schedule.

     HMDA grew out of public concern over credit shortages in certain urban neighborhoods. One purpose of HMDA is to provide public information that will help show whether financial institutions are serving the housing credit needs of the neighborhoods and communities in which they are located. HMDA also includes a "fair lending" aspect that requires the collection and disclosure of data about applicant and borrower characteristics as a way of identifying possible discriminatory lending patterns and enforcing anti-discrimination statutes. HMDA requires institutions to report data regarding applications for one-to-four family real estate loans, home improvement loans, and multifamily loans, as well as information concerning originations and purchases of those types of loans. Federal bank regulators rely, in part, upon data provided under HMDA to determine whether depository institutions engage in discriminatory lending practices.

     RESPA requires lenders to provide borrowers with disclosures regarding the nature and costs of real estate settlements. Also, RESPA prohibits certain abusive practices, such as kickbacks, and places limitations on the amount of escrow accounts.

     Violations of these various consumer protection laws and regulations can result in civil liability to the aggrieved party, regulatory enforcement including civil money penalties, and even punitive damages.

     OTHER ASPECTS OF BANKING LAW

     Western's banking subsidiaries and Central will also be subject to federal and state statutory and regulatory provisions covering, among other things, security procedures, currency and foreign transactions reporting, insider and affiliated party transactions, management interlocks, electronic funds transfers, funds availability, and truth-in- savings. There are also a variety of federal statutes which regulate acquisitions of control and the formation of bank holding companies.

     IMPACT OF MONETARY POLICIES

     Banking is a business which depends on rate differentials. In general, the difference between the interest rate paid by a bank on its deposits and its other borrowings and the interest rate earned by a bank on its loans, securities and other interest-earning assets comprises the major source of the bank's earnings. These rates are highly sensitive to many factors which are beyond the bank's control and, accordingly, the earnings and growth of the bank are subject to the influence of economic conditions generally, both domestic and foreign, including inflation, recession, and unemployment; and also to the influence of monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve Board implements national monetary policy, such as seeking to curb inflation and combat recession, by:

    -   its open-market dealings in United States government securities;

    - adjusting the required level of reserves for financial institutions subject to reserve requirements;

    -   placing limitations upon savings and time deposit interest rates; and

    - adjustments to the discount rate applicable to borrowings by banks which are members of the Federal Reserve System.

     The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments, and deposits and also affect interest rates. The nature and timing of any future changes in such policies and their impact on us cannot be predicted; however, depending on the degree to which our interest-earning assets and interest- bearing liabilities are rate sensitive, increases in rates would have a temporary effect of increasing our net interest margin, while decreases in interest rates would have the opposite effect. In addition, adverse economic conditions, including a downturn in the local or regional economy and rising energy prices, could make a higher provision for loan losses a prudent course and could cause higher loan charge-offs, thus adversely affecting our net income or other operating costs.

                       VALIDITY OF WESTERN'S COMMON STOCK

     The validity of the shares of Western common stock to be issued in the merger has been reviewed by the firm of Horgan, Rosen, Beckham & Coren, L.L.P., 23975 Park Sorrento, Suite 200, Calabasas, California 91302. Such review should not be construed as constituting an opinion as to the merits of the offering made hereby, the accuracy or adequacy of the disclosures contained herein, or the suitability of Western common stock for any of Central's shareholders.

                                     EXPERTS

     The audited consolidated financial statements of Western as of December 31, 2000 and 1999, and for each of the years in the thee-year period ended December 31, 2000, and the audited financial statements of Central as of December 31, 2000 and 1999 and for each of the years in the two-year period ended December 31, 2000 and the period from April 24, 1998 (date operations commenced) to December 31, 1998, have been included in this proxy statement-prospectus in reliance on the reports of Perry-Smith LLP, Moss Adamas LLP, and Grant Thornton LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                   PAGE
                                                                                                                   ----
WESTERN SIERRA BANCORP CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditor's Report.....................................................................................   F-1
Independent Auditor's Report of Moss Adams LLP ..................................................................   F-2
Independent Auditor's Report of Grant Thornton LLP ..............................................................   F-3
Consolidated Balance Sheets as of December 31, 2000 and 1999.....................................................   F-4
Consolidated Statement of Income for the Years Ended December 31, 2000, 1999 and 1998............................   F-5
Consolidated Statement of Changes in Shareholders' Equity for the Years Ended December 31,
     2000, 1999 and 1998.........................................................................................   F-6
Consolidated Statement of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998........................   F-7
Notes to Consolidated Financial Statements.......................................................................   F-9
Consolidated Balance Sheets (unaudited) as of September 30, 2001 and December 31, 2000...........................  F-33
Consolidated Statement of Income for the Nine Months Ended September 30, 2001 and
     2000 (unaudited)............................................................................................  F-34
Consolidated Statements of the Cash Flows for the Nine Months Ended September 30, 2001 and
     2000 (unaudited)............................................................................................  F-35
Notes to Unaudited Consolidated Financial Statements.............................................................  F-36

CENTRAL CALIFORNIA BANK FINANCIAL STATEMENTS

Independent Auditor's Report.....................................................................................  F-38
Balance Sheets as of December 31, 2000 and 1999..................................................................  F-39
Statements of Operations for the Years Ended December 31, 2000, 1999 and the period from
     April 24, 1998 (date operations commenced) to December 31, 1998.............................................  F-40
Statements of Changes in Shareholders' Equity for the Years Ended December 31, 2000, 1999 and
     the period from April 24, 1998 (date operations commenced) to December 31, 1998.............................  F-41
Statements of Cash Flows for the Years Ended December 31, 2000, 1999 and the period from
     April 24, 1998 (date operations commenced) to December 31, 1998.............................................  F-42
Notes to Financial Statements....................................................................................  F-44
Balance Sheet (unaudited) as of September 30, 2001 and December 31, 2000.........................................  F-61
Statements of Operations for the Nine Month Periods Ended September 30, 2001 and
     2000 (unaudited)............................................................................................  F-62
Statements of the Cash Flows for the Nine Month Periods Ended September 30, 2001 and 2000 (unaudited)............  F-63
Notes to Unaudited Financial Statements..........................................................................  F-64

                              FINANCIAL STATEMENTS

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
    and Shareholders

Western Sierra Bancorp
    and Subsidiaries

        We have audited the accompanying consolidated balance sheet of Western Sierra Bancorp and subsidiaries (the "Company") as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the balance sheet of Sentinel Community Bank as of December 31, 1999, or the related statements of income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1999, which statements reflect total assets of $92,623,000 as of December 31, 1999, and net earnings of $503,000 and $601,000 for the years ended December 31, 1999 and 1998, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Sentinel Community Bank for 1999 and 1998, is based solely upon the reports of the other auditors.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, based upon our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Western Sierra Bancorp and subsidiaries as of December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with generally accepted accounting principles.

        The consolidated financial statements as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 have been restated to reflect the pooling of interests with Lake Community Bank, Roseville 1st Community Bancorp and Sentinel Community Bank as described in Note 2 to the consolidated financial statements.

                                                   /s/ Perry-Smith LLP

Sacramento, California
February 2, 2001, except Notes 10
    and 14 as to which the date is
    October 26, 2001

                 INDEPENDENT AUDITOR'S REPORT OF MOSS ADAMS LLP


                                [TO BE PROVIDED]

               INDEPENDENT AUDITOR'S REPORT OF GRANT THORNTON LLP


                                [TO BE PROVIDED]

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 2000 AND 1999
                             (DOLLARS IN THOUSANDS)


                                                                                   2000           1999
                                                                                ---------      ---------
                              ASSETS

Cash and due from banks                                                         $  24,382      $  20,400
Federal funds sold                                                                 27,570          6,675
Interest-bearing deposits in banks                                                    495            891
Loans held for sale                                                                 3,349            964
Trading securities (Note 3)                                                            15            175
Available-for-sale investment securities (Notes 3 and 8)                           59,166         56,114
Held-to-maturity investment securities (market value of $11,600 in 2000 and
  $13,844 in 1999) (Notes 3 and 8)                                                 11,604         14,035
Loans and leases, less allowance for loan and lease losses of $4395 in 2000
  and $3,794 in 1999 (Notes 4, 9 and 13)                                          324,856        270,562
Premises and equipment, net (Notes 5 and 9)                                        11,678          9,971
Accrued interest receivable and other assets (Notes 2, 6, 12 and 14)               11,488         12,096
                                                                                ---------      ---------
                                                                                $ 474,603      $ 391,883
                                                                                =========      =========

               LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits (Note 13):
  Non-interest bearing (Note 11)                                                $  81,281      $  71,594
  Interest bearing (Note 7)                                                       352,490        271,590
                                                                                ---------      ---------
      Total deposits                                                              433,771        343,184

Short-term borrowings (Notes 8 and 13)                                                950         15,300
Long-term debt (Notes 8 and 13)                                                       200
Accrued interest payable and other liabilities                                      3,545          2,484
                                                                                ---------      ---------
      Total liabilities                                                           438,466        360,968
                                                                                ---------      ---------

Commitments and contingencies (Note 9)

Shareholders' equity (Note 10):
  Preferred stock - no par value; 10,000,000 shares authorized; none issued            --             --
  Common stock - no par value; 10,000,000 shares authorized; issued -
    3,615,732 shares in 2000 and 3,255,895 shares in 1999                          20,553         18,812
  Retained earnings                                                                16,415         14,341
  Unearned ESOP shares (35,358 shares in 2000 and 20,492 shares in 1999,
    at cost) (Note 14)                                                               (500)          (300)
  Accumulated other comprehensive loss (Notes 3 and 15)                              (331)        (1,938)
                                                                                ---------      ---------
        Total shareholders' equity                                                 36,137         30,915
                                                                                ---------      ---------
                                                                                $ 474,603      $ 391,883
                                                                                =========      =========


                     The accompanying notes are an integral
                       part of these financial statements.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           2000         1999          1998
                                                                         --------     --------      --------
Interest income:
  Interest and fees on loans and leases                                  $ 27,941     $ 22,847      $ 20,507
  Interest on Federal funds sold                                            1,591          944         1,168
  Interest on investment securities:
    Taxable                                                                 3,606        3,742         4,170
    Exempt from Federal income taxes                                          810          763           411
  Interest on deposits in banks                                               100          212           598
                                                                         --------     --------      --------
      Total interest income                                                34,048       28,508        26,854
                                                                         --------     --------      --------

Interest expense:
  Interest on deposits (Note 7)                                            14,218       10,391        10,683
  Interest on borrowings (Note 8)                                             377          467           311
                                                                         --------     --------      --------
      Total interest expense                                               14,595       10,858        10,994
                                                                         --------     --------      --------

      Net interest income                                                  19,453       17,650        15,860

Provision for loan and lease losses (Note 4)                                  380          920         1,011
                                                                         --------     --------      --------
      Net interest income after provision for loan and lease losses        19,073       16,730        14,849
                                                                         --------     --------      --------

Non-interest income:
  Service charges and fees                                                  1,626        1,623         1,643
  Gain on sale and packaging of residential mortgage and government-
    guaranteed commercial loans                                             1,239        1,214         1,839
  Gain (loss) on sale of investment securities, net (Note 3)                   10          (66)           42
  Trading securities income (Note 3)                                           30           42
  Other income                                                                840          767           760
                                                                         --------     --------      --------
      Total non-interest income                                             3,745        3,580         4,284
                                                                         --------     --------      --------

Other expenses:
  Salaries and employee benefits (Notes 4 and 14)                           8,561        7,790         8,036
  Occupancy (Notes 5 and 9)                                                 1,097        1,163         1,039
  Equipment (Note 5)                                                        1,204        1,238         1,295
  Merger and acquisition expenses (Note 2)                                  1,143          353         1,112
  Other expenses (Note 11)                                                  4,597        4,857         5,074
                                                                         --------     --------      --------
      Total other expenses                                                 16,602       15,401        16,556
                                                                         --------     --------      --------

      Income before income taxes                                            6,216        4,909         2,577

Income taxes (Note 12)                                                      2,332        1,601           875
                                                                         --------     --------      --------
      Net income                                                         $  3,884     $  3,308      $  1,702
                                                                         ========     ========      ========

Basic earnings per share (Note 10)                                       $   1.08     $    .93      $    .50
                                                                         ========     ========      ========

Diluted earnings per share (Note 10)                                     $   1.06     $    .90      $    .48
                                                                         ========     ========      ========



                     The accompanying notes are an integral
                       part of these financial statements.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)


                                                                                          ACCUM-
                                                                                          ULATED
                                                                                          OTHER
                                                                                          COMPRE-
                                              COMMON STOCK          UNEARNED              HENSIVE    SHARE-      COMPRE-
                                             -----------------        ESOP    RETAINED    INCOME     HOLDERS'    HENSIVE
                                             SHARES      AMOUNT      SHARES   EARNINGS    (LOSS)     EQUITY      INCOME
                                             ---------   -------    --------  --------    -------    -------     --------
Balance, January 1, 1998, restated           2,891,159    $14,977              $11,269    $   140    $26,386
Comprehensive income:
  Net income                                                                     1,702                 1,702      $ 1,702
  Other comprehensive income, net
    of tax:
      Unrealized gains on available-
        for-sale investment securities
        (Note 15)                                                                               3          3            3
                                                                                                                ---------
         Total comprehensive income                                                                               $ 1,705
                                                                                                                =========
Stock options exercised and related
  tax benefit                                  155,174      1,349                                      1,349
Cash dividend                                                                     (133)                 (133)
                                             ---------    -------   -------     -------   -------    -------

Balance, December 31, 1998                   3,046,333     16,326               12,838        143     29,307
Comprehensive income:
  Net income                                                                     3,308                 3,308      $ 3,308
  Other comprehensive loss, net
    of tax:
      Unrealized losses on available-
        for-sale investment securities
        (Note 15)                                                                          (2,081)    (2,081)      (2,081)
                                                                                                                ---------
         Total comprehensive income                                                                               $ 1,227
                                                                                                                =========

Stock options exercised and related
  tax benefit                                   93,253        905                                        905
5% stock dividend                              120,508      1,634               (1,634)
Repurchase and retirement of common
  stock (Note 10)                               (4,199)       (53)                                       (53)
Cash dividend                                                                     (150)                 (150)
Fractional shares (Note 2)                                                         (21)                  (21)
Unearned ESOP shares (Note 14)                                      $  (300)                            (300)
                                             ---------    -------   -------    -------    -------    -------
Balance, December 31, 1999                   3,255,895     18,812      (300)    14,341     (1,938)    30,915

Comprehensive income:
  Net income                                                                     3,884                 3,884      $ 3,884
  Other comprehensive income, net
    of tax:
      Unrealized gains on available-
        for-sale investment securities
        (Notes 3 and 15)                                                                    1,607      1,607        1,607
                                                                                                                ---------
         Total comprehensive income                                                                               $ 5,491
                                                                                                                =========

Stock options exercised and related
  tax benefit                                   58,645        507                                        507
5% stock dividend - 2000                       163,407      1,634               (1,634)
Repurchase and retirement of common
   stock (Note 10)                             (29,165)      (400)                                      (400)
Cash dividend                                                                     (164)                 (164)
Fractional shares (Note 2)                                                         (12)                  (12)
Unearned ESOP shares (Note 14)                                         (200)                            (200)
5% stock dividend - 2001 (Note 10)             166,950
                                             ---------    -------   -------    -------    -------    -------
Balance, December 31, 2000                   3,615,732    $20,553   $  (500)   $16,415    $  (331)   $36,137
                                             =========    =======   =======    =======    =======    =======

                                                                                  2000        1999       1998
                                                                                ---------   ---------   ------
Disclosure of reclassification amount, net of taxes (Note 15):

  Unrealized holding gains (losses) arising during the year                      $ 1,613     $(2,120)     $  28
  Less: reclassification adjustment for gains (losses) included in net income          6         (39)        25
                                                                                --------    ---------    ------
  Net unrealized holding gains (losses) on available-for-sale
    investment securities                                                        $ 1,607     $(2,081)     $   3
                                                                                 =======    ========      =====



   The accompanying notes are an integral part of these financial statements.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                                                  2000          1999          1998
                                                                                --------      --------      --------
Cash flows from operating activities:
  Net income                                                                    $  3,884      $  3,308      $  1,702
  Adjustments to reconcile net income to cash provided by
    operating activities:
      Provision for loan and lease losses                                            380           920         1,011
      Depreciation and amortization                                                1,182         1,098         1,096
      Deferred loan and lease origination fees, net                                   74           110          (236)
      Amortization of investment security premiums, net of accretion                   8           234            17
      (Gain) loss on sale of available-for-sale investment securities                (10)           66           (42)
      Provision for losses on other real estate                                       51            49           508
      (Gain) loss on sale of premises and equipment                                  (13)           (8)            1
      (Gain) loss on sale of other real estate                                       (50)          113           (43)
      Decrease (increase) in trading securities                                      160          (170)
      Increase in cash surrender value of life insurance policies                    (66)         (193)         (208)
      (Increase) decrease in loans held for sale                                  (2,385)        3,517        (1,806)
      (Increase) decrease in accrued interest receivable and other assets           (876)           32        (1,101)
      Increase (decrease) in accrued interest payable and other liabilities        1,024        (1,120)        1,041
      Deferred taxes                                                                 251          (476)         (348)
      Provision for impairment of former premises and equipment                                                  393
                                                                                --------      --------      --------
         Net cash provided by operating activities                                 3,614         7,480         1,985
                                                                                --------      --------      --------

Cash flows from investing activities:
  Cash acquired in the purchase of selected assets and liabilities of
    another bank                                                                   4,015
  Proceeds from called available-for-sale investment securities                    3,240         6,454        14,235
  Proceeds from the sale of available-for-sale investment securities                 999         6,191         7,505
  Proceeds from called held-to-maturity investment securities                                                  3,000
  Proceeds from matured available-for-sale investment securities                   2,666         4,858         9,821
  Proceeds from matured held-to-maturity investment securities                        50            50            26
  Purchases of available-for-sale investment securities                           (9,943)       (7,546)      (71,287)
  Purchases of held-to-maturity investment securities                                           (9,815)       (6,914)
  Principal repayments received from available-for-sale SBA pools and
    mortgage-backed securities                                                     2,398         3,233         3,255
  Principal repayments received from held-to-maturity mortgage-backed
    securities                                                                     2,440         7,134        10,590
  Net increase in loans and leases                                               (54,089)      (58,501)      (20,005)
  Proceeds from the sale of premises and equipment                                   276            47
  Purchases of premises and equipment                                             (3,084)       (1,467)       (2,255)
  Proceeds from the sale of other real estate                                         55           695           701
  Capitalized additions to other real estate                                                                    (162)
  Proceeds from the surrendered officer life insurance                                                           504
  Net decrease in interest-bearing deposits in banks                                 396         5,148         4,935
  Purchase of life insurance policies                                               (160)         (295)
                                                                                --------      --------      --------
         Net cash used in investing activities                                   (50,741)      (43,814)      (46,051)
                                                                                --------      --------      --------


                                   (Continued)

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)


                                                                      2000          1999          1998
                                                                    --------      --------      --------
Cash flows from financing activities:
  Net increase in demand, interest-bearing and savings deposits     $ 26,229      $  3,301      $ 31,395
  Net increase (decrease) in time deposits                            60,251        (3,559)       19,593
  Net (decrease) increase in short-term borrowings                   (14,350)        8,850         6,150
  Payments for fractional shares                                         (12)          (21)
  Repurchase of common stock                                            (400)          (53)
  Proceeds from ESOP borrowings                                          200           300
  Purchase of unearned ESOP shares                                      (200)         (300)
  Proceeds from the exercise of stock options                            450           631         1,111
  Cash dividends paid                                                   (164)         (150)         (468)
                                                                    --------      --------      --------
         Net cash provided by financing activities                    72,004         8,999        57,781
                                                                    --------      --------      --------

         Increase (decrease) in cash and cash equivalents             24,877       (27,335)       13,715

Cash and cash equivalents at beginning of year                        27,075        54,410        40,695
                                                                    --------      --------      --------
Cash and cash equivalents at end of year                            $ 51,952      $ 27,075      $ 54,410
                                                                    ========      ========      ========

Supplemental disclosure of cash flow information:

    Cash paid during the year for:
      Interest expense                                              $ 13,806      $ 10,982      $ 11,006
      Income taxes                                                  $  2,827      $  1,636      $  1,745

Non-cash investing activities:
  Real estate acquired through foreclosure                          $    241      $    273      $  1,406
  Net change in unrealized gain on available-for-sale
    investment securities                                           $  2,469      $ (3,240)     $      4

Supplemental schedule related to acquisition:

  On October 13, 2000, the Company acquired certain assets and liabilities of the Columbia branch of Pacific State Bank
    (Note 17):
      Deposits assumed                                              $  4,107
      Fair value of assets and liabilities acquired, net                 (50)
      Premium paid for deposits                                          (42)
                                                                    --------
         Cash acquired                                              $  4,015
                                                                    ========


                     The accompanying notes are an integral
                       part of these financial statements.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        General

        Western Sierra Bancorp (the "Company") was incorporated on July 11, 1996, and subsequently obtained approval from the Board of Governors of the Federal Reserve System to be a bank holding company. On December 31, 1996, Western Sierra National Bank (WSNB) consummated a merger with Western Sierra Bancorp. On April 30, 1999, the Company consummated mergers with Roseville 1st Community Bancorp (R1CB) and Lake Community Bank (LCB). On May 5, 2000, R1NB merged into WSNB and ceased to exist as a separate entity. On May 31, 2000, the Company completed its acquisition of Sentinel Community Bank (SCB) through the merger of SCB with and into WSNB. The mergers qualified as tax-free exchanges and were accounted for under the pooling-of-interests method of accounting. Information concerning common stock, stock option plans and per share data has been restated on an equivalent share basis. WSNB and LCB (the "subsidiaries") engage in consumer, commercial and agricultural banking, offering a wide range of products and services to individuals and businesses in El Dorado, Placer, Sacramento, Lake, Tuolumne and Sonora counties.

        The accounting and reporting policies of the Company and its subsidiaries conform with generally accepted accounting principles and prevailing practices within the financial services industry.

        Reclassifications

        Certain reclassifications have been made to prior years' balances to conform to classifications used in 2000.

        Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and accounts have been eliminated in consolidation.

        Investment Securities

        Investments are classified into the following categories:

          O Trading securities, reported at fair value, with unrealized gains and losses included in earnings.

          O Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders' equity.

          O Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

        Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

        Gains or losses on the sale of investment securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

        Loan Sales and Servicing

        Originated mortgage loans are either held in the loan portfolio or sold in the secondary market. Loans held for sale are carried at the lower of cost or market value. Market value is determined by the specific identification method as of the balance sheet date or the date which investors have committed to purchase the loans. At the time the loans are sold, the related right to service the loans are either retained, earning future servicing income, or released in exchange for a one-time servicing-released premium. Mortgage loans subsequently transferred to the loan portfolio are transferred at the lower of cost or market value at the date of transfer. Any difference between the carrying amount of the loan and its outstanding principal balance is recognized as an adjustment to yield by the interest method. Loans serviced for others totaled $20,962,000 and $26,099,000 as of December 31, 2000 and 1999,
        respectively.

        On December 21, 2000, the Company sold its rights to service the above-mentioned loans to another financial institution and recognized a pre-tax gain of $76,000. Cash proceeds of $58,000 were received upon the close of escrow and a receivable of $134,000 was recorded. Under the terms of the sales agreement, the Company will continue to service these loans until March 2001.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Loan Sales and Servicing (Continued)

        The guaranteed portion of certain Small Business Administration (SBA) loans are sold to third parties with the unguaranteed portion retained. A premium in excess of the adjusted carrying value of the loan is generally recognized at the time of sale. A portion of this premium may be required to be refunded if the borrower defaults or the loan prepays within ninety days of the settlement date. However, there were no sales of loans subject to these recourse provisions at December 31, 2000, 1999 or 1998. SBA loans with unpaid balances of $6,116,000 and $4,324,000 were being serviced for others at December 31, 2000 and 1999, respectively.

        Servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Servicing rights were not considered material for disclosure purposes.

        In addition, commercial loans totaling $18,258,000 and $23,247,000 were serviced for others as of December 31, 2000 and 1999, respectively. These loans were sold without recourse and, therefore, their balances are not included on the balance sheet.

        Loans and Leases

        Loans and leases are stated at principal balances outstanding, except for loans transferred from loans held for sale which are carried at the lower of principal balance or market value at the date of transfer, adjusted for accretion of discounts. Interest is accrued daily based upon outstanding loan and lease balances. However, when, in the opinion of management, loans and leases are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans and leases are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans and leases, or payments received on nonaccrual loans and leases for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

        An impaired loan or lease is measured based on the present value of expected future cash flows discounted at the instrument's effective interest rate or, as a practical matter, at the instrument's observable market price or the fair value of collateral if the loan or lease is collateral dependent. A loan or lease is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan or lease agreement.

        Loan and lease origination fees, commitment fees, direct loan and lease origination costs and purchase premiums and discounts on loans and leases are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan or lease. The unamortized balance of deferred fees and costs is reported as a component of net loans and leases.

        Allowance for Loan and Lease Losses

        The allowance for loan and lease losses is maintained to provide for probable losses related to impaired loans and leases and other losses on loans and leases identified by management as doubtful, substandard and special mention, as well as losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan and lease portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Company's service area.

        Loans and leases determined to be impaired or classified are individually evaluated by management for specific risk of loss. In addition, reserve factors are assigned to currently performing loans and leases based on management's assessment of the following for each identified loan and lease type: (1) inherent credit risk, (2) historical losses and, (3) where the Company has not experienced losses, the loss experience of peer banks. Management also computes specific and expected loss reserves for loan and lease commitments. These estimates are particularly susceptible to changes in the economic environment and market conditions.

        The Company's Loan Committee reviews the adequacy of the allowance for loan and lease losses at least quarterly, to include consideration of the relative risks in the portfolio and current economic conditions. The allowance for loan and lease losses is adjusted based on that review if, in the judgment of the Loan Committee and management, changes are warranted.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Allowance for Loan and Lease Losses (Continued)

        The allowance is established through a provision for loan and lease losses which is charged to expense. Additions to the allowance for loan and lease losses are expected to maintain the adequacy of the total allowance for loan and lease losses after credit losses and loan and lease growth. The allowance for loan and lease losses at December 31, 2000 and 1999, respectively, reflects management"s estimate of losses in the portfolio.

        Other Real Estate

        Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property, net of estimated selling costs, is charged against the allowance for loan and lease losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expense as incurred. There was no other real estate held by the Company at December 31, 2000. Other real estate held by the Company at December 31, 1999 totaled $715,000 and was included on the consolidated balance sheet in accrued interest income and other assets.

        Premises and Equipment

        Premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of premises are estimated to be thirty to forty years. The useful lives of furniture, fixtures and equipment are estimated to be one to fifteen years. Leasehold improvements are amortized over the life of the asset or the term of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

        Income Taxes

        The Company files its income taxes on a consolidated basis with its subsidiaries. The allocation of income tax expense (benefit) represents each entity's proportionate share of the consolidated provision for income taxes.

        Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. On the consolidated balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

        Cash Equivalents

        For the purpose of the consolidated statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

        Earnings Per Share

        Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS. Earnings per share is retroactively adjusted for stock dividends for all periods presented. In addition, EPS has been restated on an equivalent share basis for all periods presented in connection with the mergers previously noted.

        Stock-Based Compensation

        Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is material to the financial statements, pro forma net income and earnings per share are disclosed as if the fair value method had been applied.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Use of Estimates

        The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

        New Financial Accounting Standards

        In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 133, Accounting for Derivative Instruments and Hedging Activity, which was subsequently amended in June 1999 by SFAS 137 and in June 2000 by SFAS 138. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS 137 deferred the required adoption date to fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 138 addresses certain issues causing difficulties in implementing SFAS 133. The Company adopted these statements on January 1, 2001 and, in management's opinion, the implementation of these pronouncements is not expected to have a material effect on the future consolidated financial statements.

        In September 2000, the FASB issued SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to replace SFAS 125 which was issued in June 1996. The original statement addressed issues related to transfers of financial assets in which the transferor has some continuing involvement with the transferred assets or with the transferee. SFAS 140 resolves implementation issues which arose as a result of SFAS 125, but carries forward most of the provisions of the original statement. SFAS 140 is effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Management does not believe the adoption of this statement will have a significant impact on its financial statements.

2.      MERGERS AND ACQUISITIONS

        On May 31, 2000, the Company completed its acquisition of Sentinel Community Bank (SCB) through the merger of SCB with and into the Company's wholly owned subsidiary, Western Sierra National Bank. The Company exchanged 721,132 shares of its common stock (after adjustment for fractional shares) for all of the common stock of SCB. Each share of SCB was exchanged for 1.491 shares of the Company. In addition, SCB stock options were converted at the same exchange ratio into options to purchase 110,934 shares of the Company's common stock.

        The merger has been accounted for as a pooling of interests and, accordingly, all prior period financial statements have been restated to include the combined results of operations, financial position and cash flows of the Company and SCB. Information concerning common stock, stock option plans and per share data has been restated on an equivalent share basis. In addition, the Company and SCB incurred $1,057,000 in merger related costs which were charged to operations during the year ended December 31, 2000.

        There were no material transactions between the Company or its bank subsidiaries and SCB prior to the merger, and the effects of conforming the accounting policies of SCB to those of the Company were not material.

        Selected financial information for the combining entities included in the consolidated statements of income for the five months ended May 31, 2000 (unaudited) and the two years ended December 31, 1999 and 1998 is as follows (dollars in thousands):

                                                  May 31,
                                                   2000        December 31,   December 31,
                                                (Unaudited)        1999          1998
                                                -----------    ------------   ------------
Net interest income:
   Western Sierra Bancorp and Subsidiaries        $ 6,149        $13,787        $12,138
   Sentinel Community Bank                          1,797          3,863          3,722
                                                  -------        -------        -------
          Combined                                $ 7,946        $17,650        $15,860
                                                  =======        =======        =======
Net income:
   Western Sierra Bancorp and Subsidiaries        $ 1,368        $ 2,805        $ 1,101
   Sentinel Community Bank                             22            503            601
                                                  -------        -------        -------
          Combined                                $ 1,390        $ 3,308        $ 1,702
                                                  =======        =======        =======

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


2.      MERGERS AND ACQUISITIONS (Continued)

        On May 5, 2000, Roseville 1st National Bank (R1NB), previously reported as a wholly-owned subsidiary of the Company, merged into Western Sierra National Bank (WSNB). All assets and liabilities of R1NB were transferred to WSNB and R1NB ceased to exist as a separate entity. Merger related costs of $39,000 were charged to operations during the year ended December 31, 2000.

        The Company acquired certain assets and liabilities of the Columbia branch of Pacific State Bank on October 13, 2000, summarized as follows (dollars in thousands):

          Cash                                                            $4,015
          Fair value of assets and liabilities acquired, net                  50
          Premium paid for deposits                                           42
                                                                          ------

             Deposits assumed                                             $4,107
                                                                          ======

        The deposit premium from the Columbia branch acquisition and deposit premiums related to branch acquisitions that occurred in prior years are included on the consolidated balance sheet in accrued interest receivable and other assets and are being amortized using the straight-line method over ten years. Amortization expense totaled $55,000 for the year ended December 31, 2000 and $54,000 for each of the years ended December 31, 1999 and 1998, respectively. Acquisition related expenses of $47,000 were charged to operations during the year ended December 31, 2000.

        On April 30, 1999, the Company completed mergers with Lake Community Bank (LCB) and Roseville 1st Community Bancorp (R1CB) by exchanging 856,597 and 387,486 shares, respectively, of its common stock (after adjustment for fractional shares) for all the common stock of the two entities. Each share of LCB and R1CB were exchanged for .6905 shares and
        1.211 shares, respectively, of the Company. In addition, outstanding LCB and R1CB stock options were converted at the same exchange ratios into options to purchase 67,391 and 66,643 shares, respectively, of the Company's common stock. The mergers have been accounted for as pooling of interests.

3.      TRADING AND INVESTMENT SECURITIES

        Trading Securities

        The estimated market value of trading securities at December 31, 2000 and 1999 totaled $15,000 and $175,000, respectively. Net unrealized appreciation of trading securities of $21,000 and $42,000 was included in non-interest income for the years ended December 31, 2000 and 1999, respectively. There were no unrealized appreciation or losses included in earnings for the year ended December 31, 1998. Proceeds and gross realized gains from the sale of trading securities for the year ended December 31, 2000 totaled $242,000 and $9,000, respectively. There were no sales of trading securities for the years ended December 31, 1999 and 1998. There were no transfers of trading securities for the years ended December 31, 2000, 1999 and 1998.

        Investment Securities

        The amortized cost and estimated market value of investment securities at December 31, 2000 and 1999 consisted of the following:

        Available-for Sale:

                                                                                 2000
                                                       ------------------------------------------------------------
                                                                          Gross            Gross         Estimated
                                                       Amortized       Unrealized       Unrealized         Market
                                                          Cost           Gains             Losses          Value
                                                       ---------       ----------       ----------       ----------
                                                                        (dollars in thousands)
U.S. Government agencies                                $ 26,992        $    105         $   (380)        $ 26,717
Obligations of states and political subdivisions          15,207             149             (372)          14,984
Government guaranteed mortgage-backed securities           8,955              49              (51)           8,953
Corporate debt securities                                  7,625              34              (80)           7,579
Federal Reserve Bank stock                                   302                                               302
Federal Home Loan Bank stock                                 385                                               385
Pacific Coast Bankers' Bank stock                            225                                               225
Other                                                         21                                                21
                                                        --------        --------         --------         --------
                                                        $ 59,712        $    337         $   (883)        $ 59,166
                                                        ========        ========         ========         ========

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


3.      TRADING AND INVESTMENT SECURITIES (Continued)

        Investment Securities (Continued)

        Available-for-Sale: (Continued)

        Net unrealized losses on available-for-sale investment securities totaling $546,000 were recorded net of $215,000 in tax benefits as accumulated other comprehensive loss within shareholders' equity. Proceeds and gross realized gains from the sale of available-for-sale investment securities for the year ended December 31, 2000 totaled $999,000 and $10,000, respectively. Proceeds from the redemption of Federal Home Loan Bank stock, at cost, totaled $1,655,000 for the year ended December 31, 2000. There were no transfers of available-for-sale investment securities during the year ended December 31, 2000.

                                                                                 1999
                                                      ----------------------------------------------------
                                                                       Gross         Gross       Estimated
                                                      Amortized     Unrealized    Unrealized      Market
                                                         Cost          Gains         Losses        Value
                                                      ---------     ----------    ----------     ---------
                                                                        (dollars in thousands)
U.S. Government agencies                              $ 24,186      $      1       $ (1,174)      $ 23,013
Obligations of states and political subdivisions        15,722                       (1,404)        14,318
Mutual funds                                             2,131                          (55)         2,076
Government guaranteed mortgage-backed securities         8,758            10           (199)         8,569
Corporate debt securities                                6,661                         (194)         6,467
Federal Reserve Bank stock                                 212                                         212
Federal Home Loan Bank stock                             1,214                                       1,214
Pacific Coast Bankers' Bank stock                          225                                         225
Other securities                                            20                                          20
                                                      --------      --------       --------       --------
                                                      $ 59,129      $     11       $ (3,026)      $ 56,114
                                                      ========      ========       ========       ========

        Net unrealized losses on available-for-sale investment securities totaling $3,015,000 were recorded net of $1,077,000 in tax benefits as accumulated other comprehensive loss within shareholders' equity. Proceeds and gross realized gains and losses from the sale of available-for-sale investment securities for the year ended December 31, 1999 totaled $6,191,000, $1,000 and $67,000, respectively. Proceeds and gross realized gains and losses from the sale of available-for-sale investment securities for the year ended December 31, 1998 totaled $7,505,000, $45,000 and $3,000, respectively. There were no transfers of available-for-sale investment securities during the years ended December 31, 1999 and 1998.

        Held-to-Maturity:

                                                                             2000
                                                      ----------------------------------------------------
                                                                      Gross        Gross        Estimated
                                                      Amortized    Unrealized    Unrealized       Market
                                                        Cost          Gains        Losses         Value
                                                      ---------    ----------    ----------     ---------
                                                                       (dollars in thousands)
U.S. Government agencies                              $  1,000                     $     (3)      $    997
Obligations of states and political subdivisions         3,444      $     63            (24)         3,483
Government guaranteed mortgage-backed securities         7,160            24            (64)         7,120
                                                      --------      --------       --------       --------
                                                      $ 11,604      $     87       $    (91)      $ 11,600
                                                      ========      ========       ========       ========

                                                                                 1999
                                                      ---------------------------------------------------
                                                                      Gross        Gross        Estimated
                                                      Amortized    Unrealized    Unrealized       Market
                                                        Cost          Gains        Losses         Value
                                                      ---------    ----------    ----------     ---------
                                                                        (dollars in thousands)
U.S. Government agencies                              $  1,000                     $    (32)     $    968
Obligations of states and political subdivisions         3,517      $      7           (153)        3,371
Government guaranteed mortgage-backed securities         9,518            93           (106)        9,505
                                                      --------      --------       --------      --------
                                                      $ 14,035      $    100       $   (291)     $ 13,844
                                                      ========      ========       ========      ========

        There were no sales or transfers of held-to-maturity investment securities for the years ended December 31, 2000, 1999 and 1998.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


3.      TRADING AND INVESTMENT SECURITIES (Continued)

        Investment Securities (Continued)

        The amortized cost and estimated market value of investment securities at December 31, 2000 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              Available-for-Sale         Held-to-Maturity
                                                            ----------------------     ----------------------
                                                                         Estimated                  Estimated
                                                            Amortized     Market       Amortized      Market
                                                              Cost         Value         Cost         Value
                                                            ---------    ---------     ---------    ---------
                                                                        (dollars in thousands)
Within one year                                               $ 1,918      $ 1,914
After one year through five years                              17,638       17,639      $    60      $    60
After five years through ten years                             10,388       10,402        1,000          997
After ten years                                                17,375       16,950        3,384        3,423
                                                              -------      -------      -------      -------
                                                               47,319       46,905        4,444        4,480

Investment securities not due at a single maturity date:
  Government guaranteed mortgage-backed securities              8,955        8,953        7,160        7,120
  SBA loan pools                                                2,505        2,375
  Federal Reserve Bank stock                                      302          302
  Federal Home Loan Bank stock                                    385          385
  Pacific Coast Bankers' Bank stock                               225          225
  Other securities                                                 21           21
                                                              -------      -------      -------      -------
                                                              $59,712      $59,166      $11,604      $11,600
                                                              =======      =======      =======      =======

        Investment securities with amortized costs totaling $40,060,000 and $45,823,000 and market values totaling $39,592,000 and $44,045,000 were pledged to secure treasury tax and loan accounts, public deposits and short-term borrowing arrangements at December 31, 2000 and 1999, respectively.

4.      LOANS AND LEASES

        Outstanding loans and leases are summarized as follows (dollars in thousands):

                                                         December 31,
                                                   -------------------------
                                                      2000           1999
                                                   ---------       ---------
Commercial                                         $  38,854       $  51,205
Real estate - mortgage                               217,095         157,368
Real estate - construction                            59,106          41,758
Agricultural                                           5,025          15,370
Lease financing                                        3,982           1,763
Installment                                            6,051           7,680
                                                   ---------       ---------
                                                     330,113         275,144

Deferred loan and lease origination fees, net           (862)           (788)
Allowance for loan and lease losses                   (4,395)         (3,794)
                                                   ---------       ---------
                                                   $ 324,856       $ 270,562
                                                   =========       =========

        Certain loans have been pledged to secure borrowing arrangements (see
        Note 8).

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


4.      LOANS AND LEASES (Continued)

        Changes in the allowance for loan and lease losses were as follows (dollars in thousands):

                                           Year Ended December 31,
                                     -----------------------------------
                                       2000          1999         1998
                                     -------       -------       -------
Balance, beginning of year           $ 3,794       $ 2,988       $ 3,014
Provision charged to operations          380           920         1,011
Losses charged to allowance             (349)         (284)       (1,113)
Recoveries                               570           170            76
                                     -------       -------       -------
  Balance, end of year               $ 4,395       $ 3,794       $ 2,988
                                     =======       =======       =======

        The recorded investment in loans and leases that were considered to be impaired totaled $803,000 and $1,990,000 at December 31, 2000 and 1999, respectively. The related allowance for loan and lease losses for these loans and leases at December 31, 2000 and 1999 was $35,000 and $349,000, respectively. The average recorded investment in impaired loans and leases for the years ended December 31, 2000, 1999 and 1998 was $693,000, $952,000 and $1,753,000, respectively. The Company recognized $26,000, $3,000 and $66,000 in interest income on a cash basis on impaired loans and leases during these same periods.

        At December 31, 2000 and 1999, nonaccrual loans and leases totaled $1,121,000 and $719,000, respectively. Interest foregone on nonaccrual loans and leases totaled $81,000, $27,000 and $67,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

        Salaries and employee benefits totaling $1,425,000, $1,055,000 and $962,000 have been deferred as loan and lease origination costs during 2000, 1999 and 1998, respectively.

5.      PREMISES AND EQUIPMENT

        Premises and equipment consisted of the following (dollars in thousands):

                                                               December 31,
                                                         -----------------------
                                                           2000           1999
                                                         --------       --------
Land                                                     $  2,708       $  2,683
Buildings and improvements                                  7,090          5,428
Furniture, fixtures and equipment                           7,958          6,872
Leasehold improvements                                        529            507
Construction in progress                                      151            400
                                                         --------       --------
                                                           18,436         15,890

     Less accumulated depreciation and amortization        (6,758)        (5,919)
                                                         --------       --------
                                                         $ 11,678       $  9,971
                                                         ========       ========

        Depreciation and amortization included in occupancy and equipment expense totaled $1,127,000, $1,044,000 and $1,042,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


6.      ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS

        Accrued interest receivable and other assets consisted of the following (dollars in thousands):

                                                                           December 31,
                                                                       --------------------
                                                                         2000         2001
                                                                       -------      -------
Accrued interest receivable                                            $ 3,360      $ 3,311
Deferred tax assets, net (Note 12)                                       2,308        3,421
Cash surrender value of officer life insurance policies (Note 14)        2,839        2,613
Deposit premium, net (Note 2)                                              373          386
Prepaid expenses                                                         1,040          726
Other real estate                                                                       715
Other                                                                    1,568          924
                                                                       -------      -------
                                                                       $11,488      $12,096
                                                                       =======      =======

7.      INTEREST-BEARING DEPOSITS

        Interest-bearing deposits consisted of the following (dollars in thousands):

                                                            December 31,
                                                    ----------------------------
                                                       2000               1999
                                                    --------            --------
Savings                                             $ 28,869            $ 28,665
NOW accounts                                          52,841              41,948
Money market                                          44,625              37,515
Time, $100,000 or more                                86,363              54,232
Other time                                           139,792             109,230
                                                    --------            --------
                                                    $352,490            $271,590
                                                    ========            ========

        Aggregate annual maturities of time deposits are as follows (dollars in thousands):

               Year Ending
              December 31,
              ------------
                  2001                                             $215,243
                  2002                                                8,556
                  2003                                                1,556
                  2004                                                  218
                  2005                                                  582
                                                                   --------
                                                                   $226,155
                                                                   ========

        Interest expense recognized on interest-bearing deposits consisted of the following (dollars in thousands):

                                                 Year Ended December 31,
                                         ---------------------------------------
                                           2000           1999            1998
                                         -------         -------         -------
Savings                                  $   693         $   647         $   628
NOW accounts                                 690             613             648
Money market                               1,598           1,221           1,024
Time, $100,000 or more                     3,715           2,256           2,267
Other time                                 7,522           5,654           6,116
                                         -------         -------         -------
                                         $14,218         $10,391         $10,683
                                         =======         =======         =======

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


8.      BORROWING ARRANGEMENTS

        Short-Term

        The Company has $11,000,000 in unsecured borrowing arrangements with three of its correspondent banks. In addition, as of December 31, 2000, the Company could borrow up to $2,858,000 on an overnight basis from the Federal Reserve Bank, secured by investment securities with amortized costs totaling $3,000,000 and estimated market values totaling $2,946,000. An advance totaling $150,000 was outstanding from Pacific Coast Bankers' Bank at December 31, 2000 bearing an interest rate of 10.5%. There were no short-term borrowings outstanding under these arrangements at December 31, 1999.

        At December 31, 2000, the Company could also borrow up to $46,037,000 from the Federal Home Loan Bank on either a short-term or long-term basis, secured by investment securities with amortized costs totaling $14,981,000 and estimated market values totaling $14,857,000 and mortgage loans with carrying values totaling approximately $53,227,000. There were no borrowings outstanding under this arrangement at December 31, 2000. An advance totaling $6,000,000 was outstanding from the Federal Home Loan Bank at December 31, 1999 bearing an interest rate of 5.91% which matured on March 8, 2000. In addition, the Company had $9,000,000 outstanding from the Federal Home Loan Bank with a weighted average interest rate of 5.74% at December 31, 1999.

        On January 31, 2000, the Company entered into an agreement with a director to establish an unsecured revolving line of credit allowing the Company to borrow up to $500,000 with a fixed interest rate of 8% and maturity date of February 1, 2001. Advances on the line of credit totaled $500,000 as of December 31, 2000.

        On March 23, 1999, the Company's Employee Stock Ownership Plan entered into an agreement with a director to establish a $300,000 revolving line of credit with a fixed interest rate of 8.5% and maturity date of March 23, 2001. The loan is guaranteed by Western Sierra Bancorp. Advances on the line of credit totaled $300,000 at December 31, 2000 and 1999, respectively.

        Long-Term

        On April 19, 2000, the Company's Employee Stock Ownership Plan entered into an agreement with a director to establish a $200,000 revolving line of credit with a fixed interest rate of 8.5% and maturity date of April 19, 2003. The loan is guaranteed by Western Sierra Bancorp. Advances on the line of credit totaled $200,000 as of December 31, 2000.

9.      COMMITMENTS AND CONTINGENCIES

        Leases

        The Company leases its administrative office and certain of its branch offices under noncancelable operating leases. These leases expire on various dates through 2004 and have various renewal options ranging from five to ten years. Rental payments include minimum rentals, plus adjustments for changing price indexes. Future minimum lease payments are as follows (dollars in thousands):

                 Year Ending
                December 31,
                ------------
                    2001                                          $  534
                    2002                                             497
                    2003                                             381
                    2004                                             277
                    2005                                             237
                 Thereafter                                          306
                                                                  ------
                                                                  $2,232
                                                                  ======

        Rental expense included in occupancy expense totaled $381,000, $361,000 and $376,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

        Financial Instruments With Off-Balance-Sheet Risk

        The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


9.      COMMITMENTS AND CONTINGENCIES (Continued)

        Financial Instruments With Off-Balance-Sheet Risk (Continued)

        The Company's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and letters of credit as they do for loans and leases included on the consolidated balance sheet.

        The following financial instruments represent off-balance-sheet credit risk (dollars in thousands):

                                                                                 December 31,
                                                                             --------------------
                                                                               2000        1999
                                                                             -------      -------
Commitments to extend credit:
 Revolving lines of credit secured by 1-4 family residences                  $ 4,853      $ 4,735
 Commercial real estate, construction and land development commitments:
   Secured by real estate                                                     59,171       37,713
   Not secured by real estate                                                    876          679
 Other commercial commitments not secured by real estate                      25,576       17,477
 Agricultural commitments                                                      4,191        5,826
 Other unused commitments                                                      3,912        3,794
                                                                             -------      -------
                                                                             $98,579      $70,224
                                                                             =======      =======
Letters of credit                                                            $ 2,574      $   428
                                                                             =======      =======

        Real estate commitments are generally secured by property with loan-to-value ratios not to exceed 80%. In addition, the majority of the Company's commitments have variable interest rates.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include deposits, accounts receivable, inventory, equipment, income-producing commercial properties and residential real estate.

        Letters of credit are conditional commitments to guarantee the performance or financial obligation of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

        Significant Concentrations of Credit Risk

        The Company grants real estate mortgage, real estate construction, commercial, agricultural and consumer loans and leases to customers throughout El Dorado, Placer, Sacramento, Lake, Tuolumne and Sonora counties.

        In management's judgment, a concentration exists in real estate-related loans which represented approximately 84% and 72% of the Company's loan portfolio at December 31, 2000 and 1999, respectively. Although management believes such concentrations to have no more than the normal risk of collectibility, a substantial decline in the economy in general, or a decline in real estate values in the Company's primary market areas in particular, could have an adverse impact on collectibility of these loans. Personal and business income represent the primary source of repayment for a majority of these loans and leases.

        In addition, a substantial portion of the loans and leases in the Lake County area are dependent upon the agribusiness and resort and recreational economic sectors.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


9.      COMMITMENTS AND CONTINGENCIES (Continued)

        Contingencies

        The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Company.

        Federal Reserve Requirement

        Banks are required to maintain reserves with the Federal Reserve Bank equal to the percentage of their reservable deposits. The reserve balances held by the subsidiaries with the Federal Reserve Bank totaled $1,631,000 and $1,625,000 at December 31, 2000 and 1999, respectively.

        Correspondent Banking Agreements

        The Company maintains funds on deposit with other federally insured institutions under correspondent banking agreements. Uninsured deposits totaled $586,000 at December 31, 2000.

10.     SHAREHOLDERS' EQUITY

        Dividends

        On October 26, 2001, the Board of Directors declared a 5% stock dividend payable November 26, 2001 to shareholders of record on November 15, 2001. The dividend resulted in a charge to retained earnings in the amount of $2,242,139, which was based on the estimated fair value of the Company's common stock. In connection with the 5% stock dividend, the Company increased the number of stock options under its stock option plans by 5% and reduced the exercise prices accordingly. All references to weighted average shares outstanding, per share amounts, ESOP shares, option shares and the related exercise prices included in the accompanying consolidated financial statements and notes reflect the 5% stock dividend and its retroactive effect.

        Upon declaration by the Board of Directors of the Company, all shareholders of record will be entitled to receive dividends. Under applicable Federal laws, the Comptroller of the Currency restricts the total dividend payment of any national banking association in any calendar year to the net income of the year, as defined, combined with the net income for the two preceding years, less distributions made to shareholders during the same three-year period. In addition, the California Financial Code restricts the total dividend payment of any State banking association in any calendar year to the lesser of (1) the bank"s retained earnings or (2) the bank"s net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. At December 31, 2000, the subsidiaries had $7,754,000 in retained earnings available for dividend payments to the Company.

        Earnings Per Share

        A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows (dollars in thousands, except per share data):

                                                      Weighted
                                                      Average
                                                     Number of
                                        Net            Shares        Per Share
       For the Year Ended              Income       Outstanding       Amount
       ------------------             ---------     -----------      ---------
December 31, 2000

Basic earnings per share              $   3,884      3,591,417         $1.08
                                                                       =====

Effect of dilutive stock options                        59,082
                                      ---------      ---------
Diluted earnings per share            $   3,884      3,650,499         $1.06
                                      =========      =========         =====

December 31, 1999

Basic earnings per share              $   3,308      3,551,079         $ .93
                                                                       =====

Effect of dilutive stock options                       114,395
                                      ---------      ---------
Diluted earnings per share            $   3,308      3,665,474         $ .90
                                      =========      =========         =====

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


10.     SHAREHOLDERS' EQUITY (Continued)

        Earnings Per Share (Continued)

                                                    Weighted
                                                     Average
                                                    Number of
                                         Net          Shares        Per Share
     For the Year Ended                 Income     Outstanding       Amount
     ------------------               ---------    -----------      ---------
December 31, 1998

Basic earnings per share              $   1,702      3,389,063        $ .50
                                                                      =====

Effect of dilutive stock options                       143,808
                                      ---------      ---------
Diluted earnings per share            $   1,702      3,532,871        $ .48
                                      =========      =========        =====

        Shares of common stock issuable under stock options for which the exercise prices were greater than the average market prices were not included in the computation of diluted earnings per share due to their antidilutive effect. Stock options not included in the computation of diluted earnings per share ranged from 18,262 during the first quarter to 79,780 for the remainder of the year ended December 31, 2000. There were no stock options excluded from the calculation of diluted earnings per share in 1999 and 1998.

        Stock Options

        In 1999, 1997, 1990 and 1989, the Board of Directors adopted stock option plans for which 592,434 shares of common stock remain reserved for issuance to employees and Directors under incentive and nonstatutory agreements. The plans require that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid in full at the time the option is exercised. The options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. The vesting period is determined by the Board of Directors and is generally over five years. Outstanding options under the 1997 and 1989 plans are exercisable until their expiration; however, no new options will be granted under these plans.

        The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation expense has been recognized for options granted under its stock option plan. Had compensation cost for the plan been determined based on the fair value at grant date for awards in 2001 and 2000 consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below. Compensation expense is recognized in the years in which the options become vested.

                                                         Year Ended December 31,
                                                   ----------------------------------
                                                    2000          1999          1998
                                                   ------        ------        ------
                                                          (dollars in thousands,
                                                          except per share data)
Net earnings - as reported                         $3,884        $3,308        $1,702
Net earnings - pro forma                           $3,748        $3,106        $1,643

Basic earnings per share - as reported             $ 1.08        $  .93        $  .50
Basic earnings per share - pro forma               $ 1.03        $  .87        $  .48

Diluted earnings per share - as reported           $ 1.06        $  .90        $  .48
Diluted earnings per share - pro forma             $ 1.03        $  .85        $  .47

        The fair value of each option is estimated on the date of grant using an option-pricing model with the following assumptions:

                                                                       December 31,    December 31,
                                                                          2000            1999
                                                                      -------------   --------------
Dividend yield (not applicable)
Expected volatility                                                          85.68%           78.10%
Risk-free interest rate                                               5.85% - 6.50%   5.48% to 5.58%
Expected option life                                                       10 years         10 years

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


10.     SHAREHOLDERS' EQUITY (Continued)

        Stock Options (Continued)

        A summary of the combined activity within the plans follows:

                                                     2000                  1999                   1998
                                              -------------------   -------------------    -------------------
                                                         Weighted              Weighted               Weighted
                                                         Average                Average                Average
                                                         Exercise              Exercise               Exercise
                                              Shares      Price     Shares       Price      Shares      Price
                                              --------   --------   -------    --------     -------   --------
Options outstanding beginning of year          345,639     $ 8.42   381,653     $ 6.84      571,242     $6.57

         Options granted                        43,289     $ 9.81   100,837     $10.59
         Options exercised                     (64,534)    $ 7.04  (107,893)    $ 5.84     (178,624)    $6.00
         Options canceled                      (19,382)    $10.70   (28,958)    $ 8.16      (10,965)    $6.78
                                             ---------            ---------               ---------
Options outstanding, end of year               305,012     $ 8.77   345,639     $ 8.42      381,653     $6.84
                                             =========            =========               =========

Options exercisable, end of year               233,609     $ 8.32   254,463     $ 7.90      329,355     $6.84
                                             =========            =========               =========

Weighted average fair value of options
         granted during the year                           $ 5.66               $ 6.41

        A summary of options outstanding at December 31, 2000 follows:

                                                                         Number of      Weighted        Number of
                                                                          Options        Average        Options
                                                                        Outstanding     Remaining      Exercisable
                                                                        December 31,   Contractual     December 31,
        Range of Exercise Prices                                           2000            Life           2000
        ------------------------                                        -----------    -----------     ------------
        $  3.99 - $   6.32                                                  62,076        3.6 years       62,076
        $  6.88 - $   9.43                                                  98,182        6.0 years       91,815
        $  9.75 - $  12.20                                                 144,754        7.6 years       79,718
                                                                           -------                       -------
                                                                           305,012                       233,609
                                                                           =======                       =======

        Common Stock Repurchase Program

        During 1999, the Board of Directors authorized the repurchase of up to 30,000 shares of the Company"s common stock. Repurchases were generally made in the open market at market prices. Substantially all shares authorized under this plan have been repurchased as of December 31, 2000.

        Regulatory Capital

        The Company and its subsidiaries are subject to certain regulatory capital requirements administered by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency
        (OCC) and the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company"s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the subsidiaries must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company"s and its subsidiaries' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiaries to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets as set forth on the following page. Each of these components is defined in the regulations. Management believes that the Company and its subsidiaries meet all their capital adequacy requirements as of December 31, 2000 and 1999.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


10.     SHAREHOLDERS' EQUITY (Continued)

        Regulatory Capital (Continued)

        In addition, the most recent notifications from the OCC and FDIC categorized each of the subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the subsidiaries must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the categories.

                                                                           2000                   2001
                                                                   --------------------    --------------------
                                                                    Amount        Ratio    Amount         Ratio
                                                                   -------        -----    -------        -----
                                                                              (dollars in thousands)
Leverage Ratio
--------------
Western Sierra Bancorp and Subsidiaries                            $36,034         7.9%    $32,371         8.5%
Minimum regulatory requirement                                     $18,230         4.0%    $15,219         4.0%

Western Sierra National Bank                                       $24,841         6.9%    $21,022         7.2%
Minimum requirement for "Well-Capitalized" institution under
 prompt corrective action                                          $17,978         5.0%    $14,630         5.0%
Minimum regulatory requirement                                     $14,382         4.0%    $11,704         4.0%

Lake Community Bank                                                $ 9,039         9.7%    $ 8,582         9.9%
Minimum requirement for "Well-Capitalized" institution under
 prompt corrective action                                          $ 4,673         5.0%    $ 4,340         5.0%
Minimum regulatory requirement                                     $ 3,738         4.0%    $ 3,472         4.0%

Tier 1 Risk-Based Capital Ratio
-------------------------------
Western Sierra Bancorp and Subsidiaries                            $36,034         9.8%    $32,371        11.0%
Minimum regulatory requirement                                     $14,662         4.0%    $11,766         4.0%

Western Sierra National Bank                                       $24,841         9.2%    $21,022         9.9%
Minimum requirement for "Well-Capitalized" institution under
 prompt corrective action                                          $16,215         6.0%    $12,780         6.0%
Minimum regulatory requirement                                     $10,810         4.0%    $ 8,520         4.0%

Lake Community Bank                                                $ 9,039         9.7%    $ 8,582        10.8%
Minimum requirement for "Well-Capitalized" institution under
 prompt corrective action                                          $ 5,595         6.0%    $ 4,756         6.0%
Minimum regulatory requirement                                     $ 3,730         4.0%    $ 3,171         4.0%

Total Risk-Based Capital Ratio
------------------------------
Western Sierra Bancorp and Subsidiaries                            $40,429        11.0%    $35,912        12.4%
Minimum regulatory requirement                                     $29,324         8.0%    $23,527         8.0%

Western Sierra National Bank                                       $27,961        10.3%    $23,277        11.2%
Minimum requirement for "Well-Capitalized" institution under
 prompt corrective action                                          $27,024        10.0%    $21,299        10.0%
Minimum regulatory requirement                                     $21,619         8.0%    $17,040         8.0%

Lake Community Bank                                                $10,206        10.9%    $ 9,576        12.1%
Minimum requirement for "Well-Capitalized" institution under
 prompt corrective action                                          $ 9,324        10.0%    $ 7,927        10.0%
Minimum regulatory requirement                                     $ 7,459         8.0%    $ 6,342         8.0%

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


11.     OTHER EXPENSES

        Other expenses consisted of the following (dollars in thousands):

                                                   Year Ended December 31,
                                            ------------------------------------
                                             2000           1999           1998
                                            ------         ------         ------
Professional fees                           $  799         $  810         $  715
Data processing                                621            585            380
Stationery and supplies                        410            255            292
Advertising and promotion                      245            166            244
Other real estate                                             102            639
Other operating expenses                     2,522          2,939          2,804
                                            ------         ------         ------
                                            $4,597         $4,857         $5,074
                                            ======         ======         ======

        Professional fees include amounts paid to outside vendors to perform accounting, data processing, courier and other deposit related services for companies maintaining large non-interest bearing deposits with the Company. Total costs incurred are dependent upon the volume of deposits and totaled $376,000, $300,000 and 108,000 for the years ended December 31, 2000, 1999 and 1998, respectively. During the same periods the companies maintained average available balances of $14,376,000, $12,718,000 and $5,931,000, respectively. The companies" non-interest bearing deposits at December 31, 2000 and 1999 totaled $14,666,000 and $11,336,000, respectively.

12.     INCOME TAXES

        The provision for income taxes for the years ended December 31, 2000, 1999 and 1998 consisted of the following (dollars in thousands):

                                      Federal           State            Total
                                      -------          -------          -------
2000
----

Current                               $ 1,469          $   612          $ 2,081
Deferred                                  186               65              251
                                      -------          -------          -------
   Income tax expense                 $ 1,655          $   677          $ 2,332
                                      =======          =======          =======

1999
----

Current                               $ 1,482          $   595          $ 2,077
Deferred                                 (358)            (118)            (476)
                                      -------          -------          -------
   Income tax expense                 $ 1,124          $   477          $ 1,601
                                      =======          =======          =======

1998
----

Current                               $   866          $   357          $ 1,223
Deferred                                 (225)            (123)            (348)
                                      -------          -------          -------
   Income tax expense                 $   641          $   234          $   875
                                      =======          =======          =======

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


12.     INCOME TAXES (Continued)

        Deferred tax assets (liabilities) are comprised of the following at December 31, 2000 and 1999 (dollars in thousands):

                                                                    2000         1999
                                                                  -------       -------
Deferred tax assets:
 Allowance for loan and lease losses                              $ 1,501       $ 1,318
 Other real estate                                                                  361
 Deferred compensation                                                366           360
 Net operating loss carryforward                                       60            80
 Future benefit of State tax deduction                                219           186
 Loans held for sale                                                   16             1
 Organization costs                                                     4             7
 Deposit purchase premium                                              30            22
 Premises and equipment                                                              29
 Unrealized loss on available-for-sale investment securities          215         1,077
 Other                                                                357           410
                                                                  -------       -------
     Total deferred tax assets                                      2,768         3,851
                                                                  -------       -------

Deferred tax liabilities:
 Future liability of State deferred tax assets                       (158)         (147)
 Adjustment for change in tax accounting method                       (72)         (113)
 Federal Home Loan Bank stock dividends                              (170)         (133)
 Premises and equipment                                               (20)
 Other                                                                (40)          (37)
                                                                  -------       -------
     Total deferred tax liabilities                                  (460)          430)
                                                                  -------       -------
     Net deferred tax assets                                      $ 2,308       $ 3,421
                                                                  =======       =======

        As of December 31, 2000, the Company has Federal net operating loss carryforwards totaling $176,000 which were acquired as a result of the merger with R1CB. The loss carryforwards are limited to approximately $59,000 per year and expire in 2004.

        The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rate to operating income before income taxes. The items comprising these differences for the years ended December 31, 2000, 1999 and 1998 consisted of the following (dollars in thousands):

                                                              2000                  1999                   1998
                                                      --------------------   -------------------    --------------------
                                                      Amount        Rate %   Amount        Rate %   Amount        Rate %
                                                      ------        ------   ------        ------   ------        ------
Federal income tax expense, at statutory rate         $ 2,113        34.0    $ 1,669        34.0    $   877        34.0
State franchise tax, net of Federal tax effect            471         7.6        341         6.9        187         7.3
Benefit of tax-exempt income                             (256)       (4.1)      (343)       (7.0)      (187)       (7.3)
Tax-exempt income from life insurance policies            (22)        (.3)       (61)       (1.3)       (60)       (2.3)
Taxable gain on surrendered life insurance policy                                                        64         2.5
Other                                                      26          .3         (5)                    (6)        (.2)
                                                      -------        ----    -------        ----    -------        ----
   Total income tax expense                           $ 2,332        37.5    $ 1,601        32.6    $   875        34.0
                                                      =======        ====    =======        ====    =======        ====

13.     RELATED PARTY TRANSACTIONS

        During the normal course of business, the Company enters into transactions with related parties, including directors. These transactions are on substantially the same terms and conditions as those prevailing for comparable transactions with unrelated parties.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


13.     RELATED PARTY TRANSACTIONS (Continued)

        The following is a summary of the aggregate activity involving related parties during 2000 (dollars in thousands):

Borrowings

Balance, January 1, 2000                                                  $  7,728

  Disbursements                                                              8,302
  Amounts repaid                                                            (4,000)
                                                                          --------
Balance, December 31, 2000                                                $ 12,030
                                                                          ========

Undisbursed commitments to related parties, December 31, 2000             $  7,839
                                                                          ========

Deposits

Average outstanding deposits from related parties for the year ended
  December 31, 2000                                                       $  5,528
                                                                          ========

        Loans to the Company

        The Company"s Employee Stock Ownership Plan established revolving lines of credit in the amount of $200,000 and $300,000 with a director during 2000 and 1999, respectively (see Notes 8 and 14).

        The Company entered into an agreement with a director to establish an unsecured revolving line of credit in the amount of $500,000 during 2000 (see Note 8).

14.     EMPLOYEE BENEFIT PLANS

        Profit Sharing Plan

        The Western Sierra Bancorp and Subsidiaries 401KSOP is available to employees meeting certain service requirements. The Company's contribution to the plan is discretionary and is allocated in the same ratio as each participant's compensation bears to total compensation for all participants. Contributions totaled $56,000, $80,000 and $127,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

        Employee Stock Ownership Plan

        The Employee Stock Ownership Plan (ESOP) is designed to invest primarily in securities of the Company purchased on the open market. The purchase of shares is funded through contributions to the ESOP by the Company and loans from certain members of the Board of Directors. Contributions to the plan are at the sole discretion of the Board of Directors and are limited on a participant-by-participant basis to the lesser of $30,000 or 25% of the participant's compensation for the plan year. Compensation is defined as all compensation paid during the plan year which is considered to be W-2 income, to include amounts deferred under the Company's 401KSOP. Employer contributions vest at a rate of 20% per year after two years of employment. Employee contributions are not permitted. Benefits may be distributed in the form of qualifying Company securities or cash. However, participants have the right to demand that their benefits be distributed in the form of qualifying Company securities.

        During 1999, the ESOP purchased 20,492 shares of the Company"s common stock with the proceeds of a $300,000 loan to the ESOP by a member of the Board of Directors. During 2000, the ESOP purchased 17,423 shares of the Company"s common stock with the proceeds of a $200,000 loan to the ESOP by a member of the Board of Directors. Interest expense of $40,000 and $17,000 was incurred during the years ended December 31, 2000 and 1999, respectively.

        The debt of the ESOP is recorded as debt of the Company and the shares purchased with the proceeds are reported as unearned ESOP shares in shareholders' equity. As the debt is repaid, shares are committed to be released and the Company reports compensation expense equal to the current market price of the shares. Committed to be released shares are subsequently allocated to active employees and are recognized as outstanding for earnings per share and capital ratio computations. Cash dividends on allocated ESOP shares are recorded as a reduction of retained earnings and are allocated to the participants; cash dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest.

        Compensation expense of $152,000. $179,000 and $90,000 was recognized for the years ended December 31, 2000, 1999 and 1998, respectively.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


14.     EMPLOYEE BENEFIT PLANS (Continued)

        Employee Stock Ownership Plan (Continued)

        Allocated, committed-to-be-released and unallocated ESOP shares as of December 31, 2000, 1999 and 1998, adjusted for stock dividends, were as follows (dollars in thousands):

                                        2000         1999        1998
                                      -------      -------      -------
Allocated                              28,967       25,278       21,680
Committed-to-be released               20,014        3,690        3,597
Unallocated                            35,358       20,492
                                      -------      -------      -------
Total ESOP shares                      84,339       49,460       25,277
                                      =======      =======      =======
Fair value of unallocated shares      $   362      $   265           --
                                      =======      =======      =======

        Salary Continuation Plan

        Under the salary continuation plan, the Company is obligated to provide eight key executives, or their designated beneficiaries, with annual benefits for fifteen years after retirement or death. These benefits are substantially equivalent to those available under insurance policies purchased by the Company on the lives of the executives. The estimated present value of these future benefits are accrued over the period from the effective date of the plan until the executives' expected retirement dates. The expense recognized under this plan totaled $186,000, $206,000 and $257,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

        Under this plan, the Company invested in single premium life insurance policies with cash surrender values totaling $2,839,000 and $2,613,000 at December 31, 2000 and 1999, respectively. On the consolidated balance sheet, the cash surrender value of life insurance polices is included in accrued interest receivable and other assets. Income on these policies, net of expense, totaled $66,000, $193,000 and $208,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

15.     COMPREHENSIVE INCOME

        Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Company"s available-for-sale investment securities are included in other comprehensive income (loss). Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Statement of Changes in Shareholders" Equity.

        At December 31, 2000, 1999 and 1998, the Company held securities classified as available-for-sale which had unrealized gains (losses) as follows (dollars in thousands):

                                                                                         Tax
                                                                          Before      (Expense)        After
                                                                            Tax        Benefit          Tax
                                                                          -------     ---------       -------
For the Year Ended December 31, 2000

Other comprehensive income:
 Unrealized holding gains                                                 $ 2,479       $  (866)      $ 1,613
 Less: reclassification adjustment for gains included in net income            10            (4)            6
                                                                          -------       -------       -------
     Net unrealized holding gains                                         $ 2,469       $  (862)      $ 1,607
                                                                          =======       =======       =======

For the Year Ended December 31, 1999

Other comprehensive loss:
 Unrealized holding losses                                                $(3,306)      $ 1,186       $(2,120)
 Less: reclassification adjustment for losses included in net income          (66)           27           (39)
                                                                          -------       -------       -------
     Net unrealized holding losses                                        $(3,240)      $ 1,159       $(2,081)
                                                                          =======       =======       =======

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



15.     COMPREHENSIVE INCOME (Continued)

                                                                                    Tax
                                                                        Before    Benefit    After
                                                                         Tax     (Expense)    Tax
                                                                        ------   ---------   ------
For the Year Ended December 31, 1998

Other comprehensive income:
 Unrealized holding gains                                                $ 46      $(18)      $ 28
 Less: reclassification adjustment for gains included in net income        42       (17)        25
                                                                         ----      ----       ----
     Net unrealized holding gains                                        $  4      $ (1)      $  3
                                                                         ====      ====       ====

16.     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

        Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Company's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

        Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

        The following methods and assumptions were used by the Company to estimate the fair value of its financial instruments at December 31, 2000 and 1999:

        Cash, cash equivalents and short-term borrowings: For cash, cash equivalents and short-term borrowings, the carrying amount is estimated to be fair value.

        Interest-bearing deposits in banks: The fair values of interest-bearing deposits in banks are estimated by discounting their future cash flow using rates at each reporting date for instruments with similar remaining maturities offered by comparable financial institutions.

        Trading and investment securities: For trading and investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

        Loans and leases: For variable-rate loans and leases that reprice frequently with no significant change in credit risk, fair values are based on carrying values. Fair values of loans held for sale are estimated using quoted market prices for similar loans. The fair values for other loans and leases are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans and leases with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

        Cash surrender value of life insurance policies: The fair value of life insurance policies are based on cash surrender values at each reporting date as provided by the insurers.

        Deposits: The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow analysis using interest rates offered by the Company at each reporting date for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

        Long-term debt: The fair value of long-term debt is estimated using a discounted cash flow analysis using interest rates currently available for similar debt instruments.

        Commitments to extend credit: Commitments to extend credit are primarily for variable rate loans and letters of credit. For these commitments, there is no difference between the commitment amounts and their fair values. Commitments to fund fixed rate loans are at rates which approximate fair value at each reporting date.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


16.     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

        The estimated fair value of the Company's financial instruments are as follows (dollars in thousands):

                                                         December 31, 2000         December 31, 1999
                                                      ----------------------     -----------------------
                                                      Carrying       Fair         Carrying        Fair
                                                       Amount        Value         Amount         Value
                                                      --------      --------      --------      --------
Financial assets:
 Cash and due from banks                              $ 24,382      $ 24,382      $ 20,400      $ 20,400
 Federal funds sold                                     27,570        27,570         6,675         6,675
 Interest-bearing deposits in banks                        495           495           891           891
 Loans held for sale                                     3,349         3,385           964           967
 Trading and investment securities                      70,785        70,781        70,324        70,133
 Loans and leases                                      324,856       332,483       270,562       272,717
 Accrued interest receivable                             3,360         3,360         3,311         3,311
 Cash surrender value of life insurance policies         2,839         2,839         2,613         2,613
                                                      --------      --------      --------      --------
                                                      $457,636      $465,295      $375,740      $377,707
                                                      ========      ========      ========      ========

Financial liabilities:
 Deposits                                             $433,771      $434,200      $343,184      $344,106
 Short-term borrowings                                     950           950        15,300        15,300
 Long-term debt                                            200           200
 Accrued interest payable                                1,496         1,496           707           707
                                                      --------      --------      --------      --------
                                                      $436,417      $436,846      $359,191      $360,113
                                                      ========      ========      ========      ========

Off-balance-sheet financial
 instruments:
   Commitments to extend credit                       $ 98,579      $ 98,579      $ 70,224      $ 70,224
   Letters of credit                                     2,574         2,574           428           576
                                                      --------      --------      --------      --------
                                                      $101,153      $101,153      $ 70,652      $ 70,800
                                                      ========      ========      ========      ========

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


17.     PARENT ONLY CONDENSED FINANCIAL STATEMENTS

                                  BALANCE SHEET

                           DECEMBER 31, 2000 AND 1999
                             (DOLLARS IN THOUSANDS)

                                                     2000           1999
                                                   --------       --------
                                     ASSETS

Cash and due from banks                            $    170       $    940
Investment in subsidiaries                           33,982         28,148
Trading securities                                       15            175
Available-for-sale investment securities                 21            170
Premises and equipment                                1,919            651
Other assets                                          1,599          1,534
                                                   --------       --------
   Total assets                                    $ 37,706       $ 31,618
                                                   ========       ========

                         LIABILITIES AND
                      SHAREHOLDERS' EQUITY

Liabilities:
 Short-term borrowings                             $    950       $    300
 Long-term debt                                         200
 Accrued expenses and other liabilities                 419            403
                                                   --------       --------
   Total liabilities                                  1,569            703
                                                   --------       --------

Shareholders' equity:
 Common stock                                        20,553         18,812
 Retained earnings                                   16,415         14,341
 Unearned ESOP shares                                  (500)          (300)
 Accumulated other comprehensive loss                  (331)        (1,938)
                                                   --------       --------
   Total shareholders' equity                        36,137         30,915
                                                   --------       --------
   Total liabilities and shareholders' equity      $ 37,706       $ 31,618
                                                   ========       ========

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


17.     PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                               STATEMENT OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                                         2000          1999        1998
                                                                       -------       -------      -------
Income:
 Dividends declared by subsidiaries - eliminated in consolidation      $ 1,000       $ 1,850      $   456

 Other income from subsidiaries - eliminated in consolidation            2,729         1,079
 Interest income                                                             1                         11
 Trading securities income                                                  30            42
                                                                       -------       -------      -------
   Total income                                                          3,760         2,971          467
                                                                       -------       -------      -------

Expenses:
 Salaries and benefits                                                   2,884         1,521
 Occupancy and equipment                                                   357            69
 Data processing fees                                                      427           364
 Postage expense                                                           124             3            1
 Interest expense                                                           69            12            1
 Professional fees                                                          89           138            7
 Director fees                                                              64            55           41
 Merger costs                                                              498           194          456
 Other expenses                                                            403           119           90
                                                                       -------       -------      -------
   Total expenses                                                        4,915         2,475          596
                                                                       -------       -------      -------

   (Loss) income before equity in undistributed income of
     subsidiaries                                                       (1,155)          496         (129)

Equity in undistributed income of subsidiaries                           4,271         2,262        1,593
                                                                       -------       -------      -------
   Income before income tax benefit                                      3,116         2,758        1,464

Income tax benefit                                                         768           550          238
                                                                       -------       -------      -------
   Net income                                                          $ 3,884       $ 3,308      $ 1,702
                                                                       =======       =======      =======

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

17.     PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                             STATEMENT OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                                              2000         1999          1998
                                                                            -------       -------       -------
Cash flows from operating activities:
 Net income                                                                 $ 3,884       $ 3,308       $ 1,702
 Adjustments to reconcile net income to net cash provided by (used in)
   operating activities:
     Undistributed earnings of subsidiaries                                  (4,271)       (2,262)       (1,593)
     Decrease (increase) in trading securities                                  160          (170)
     Depreciation                                                               296            12
     Increase in other assets                                                  (243)         (659)         (179)
     Increase in other liabilities                                               16           232           170
     Deferred taxes                                                             235           (72)         (167)
                                                                            -------       -------       -------
       Net cash provided by (used in) operating activities                       77           389           (67)
                                                                            -------       -------       -------

Cash flows from investing activities:
 Purchase of available-for-sale investment securities                                        (172)
 Proceeds from the sale of available-for-sale investment securities             149
 Proceeds from called available-for-sale investment securities                                  2
 Increase in construction in progress                                          (142)           (6)
 Purchases of premises and equipment                                         (1,422)          (54)         (603)
 Proceeds from the sale of assets to subsidiary                                                              80
 Purchase of common stock from subsidiary                                      (120)
                                                                            -------       -------       -------
       Net cash used in investing activities                                 (1,535)         (230)         (523)
                                                                            -------       -------       -------

Cash flows from financing activities:
 Proceeds from (repayment of) short-term borrowings                             650          (150)          150
 Repurchase of common stock                                                    (400)          (26)
 Proceeds from ESOP borrowings                                                  200           300
 Purchase of unearned ESOP shares                                              (200)         (300)
 Payments for fractional shares                                                 (12)          (21)
 Proceeds from exercise of stock options                                        450           515           697
                                                                            -------       -------       -------
       Net cash provided by financing activities                                688           318           847
                                                                            -------       -------       -------

Net (decrease) increase in cash and cash equivalents                           (770)          477           257

Cash and cash equivalents at beginning of year                                  940           463           206
                                                                            -------       -------       -------
Cash and cash equivalents at end of year                                    $   170       $   940       $   463
                                                                            =======       =======       =======

Supplemental disclosures of cash flow information:

 Cash paid during the year for interest expense                             $    32       $    12       $     1

Non-cash investing activities:
 Net change in unrealized gain on available-for-sale investment
   securities                                                               $ 2,469       $(3,240)      $     4

Proceeds and tax benefit from stock issuance from Lake Community
 Bank prior to merger                                                                     $   159

Repurchase of common stock from Lake Community Bank prior to
 merger                                                                                   $   (27)

Payment of cash dividend by Sentinel Community Bank prior to merger         $   164

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)


                                                                             September 30,    December 31,
(Dollars in Thousands)                                                            2001            2000
                                                                             -------------    ------------
Assets:
Cash and due from banks                                                        $  23,142       $  24,382
Federal funds sold                                                                39,590          27,570
                                                                               ---------       ---------
         Cash and cash equivalents                                                62,732          51,952
                                                                               ---------       ---------

Interest-bearing deposits in banks                                                   396             495
Loans held for sale                                                                4,428           3,349

Investment securities:
  Trading                                                                             15              15
  Available-for-sale (amortized cost $50,893 in 2001 and $59,712 in 2000)         51,192          59,166
  Held-to-maturity (market value of $7,872 in 2001 and $11,600 in 2000)            7,719          11,604
                                                                               ---------       ---------
       Total investment securities                                                58,926          70,785
                                                                               ---------       ---------

Portfolio loans and leases:
  Real estate - mortgage                                                         226,221         217,095
  Real estate - construction                                                      73,400          59,106
  Commercial                                                                      57,174          38,854
  Agricultural                                                                    12,583           5,025
  Installment                                                                      4,631           6,051
  Lease financing                                                                  3,542           3,982
                                                                               ---------       ---------
           Total gross loans and leases                                          377,551         330,113
                                                                               ---------       ---------

Deferred loan and lease fees, net                                                 (1,079)           (862)
Allowance for loan and lease losses                                               (4,938)         (4,395)
                                                                               ---------       ---------
           Net loans and leases                                                  371,534         324,856
                                                                               ---------       ---------

Premises and equipment                                                            12,018          11,678
Other assets                                                                      12,087          11,488
                                                                               ---------       ---------
           Total assets                                                        $ 522,121       $ 474,603
                                                                               =========       =========

Liabilities:
Non-interest bearing                                                           $ 107,148       $  81,281
Interest bearing:
  NOW, money market and savings                                                  150,740         126,335
  Time, $100 thousand or more                                                     87,005          86,363
  Other time                                                                     126,282         139,792
                                                                               ---------       ---------
           Total deposits                                                        471,175         433,771

Borrowed funds                                                                     2,400           1,150
Other liabilities                                                                  3,529           3,545
                                                                               ---------       ---------
           Total liabilities                                                     477,104         438,466
                                                                               ---------       ---------

Guaranteed preferred beneficial interests in Western Sierra's
  junior subordinated deferrable interest debentures (Note 5)                      6,000

Shareholders' equity:
  Preferred stock - no par value; 10,000,000 shares
    authorized; none issued                                                           --              --


  Common stock - no par value; 10,000,000 shares authorized;
   issued 3,542,274 shares in 2001 and 3,448,782 in 2000                          18,943          20,553
  Retained earnings                                                               20,282          16,415
  Unearned ESOP shares                                                              (400)           (500)
  Accumulated other comprehensive income (loss)                                      192            (331)
                                                                               ---------       ---------
           Total shareholders' equity                                             39,017          36,137
                                                                               ---------       ---------
           Total liabilities and shareholders' equity                          $ 522,121       $ 474,603
                                                                               =========       =========



                 See notes to consolidated financial statements.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                                                                            Nine Months Ended
                                                                         ----------------------
(Dollars in thousands, except for per share data)                        Sept. 30,     Sept. 30,
                                                                           2001          2000
                                                                         --------      --------
Interest Income:
  Interest and fees on loans                                             $ 22,991      $ 20,389
  Interest on investment securities:
    Taxable                                                                 2,239         2,727
    Exempt from federal taxes                                                 740           645
  Interest on Federal funds sold                                            1,043         1,178
                                                                         --------      --------
         Total interest income                                             27,013        24,939
                                                                         --------      --------

Interest expense:
  Interest on deposits                                                     10,896        10,181
  Interest on borrowed funds                                                  143           359
                                                                         --------      --------
         Total interest expense                                            11,039        10,540
                                                                         --------      --------
         Net interest income                                               15,974        14,399

Provision for loan and lease losses                                           625           480
                                                                         --------      --------
Net interest income after provision for loan and lease losses              15,349        13,919
                                                                         --------      --------

Non-interest income:
  Service charges and fees                                                  1,406         1,364
  Net gain (loss) on sale and packaging of residential mortgage and
    government-guaranteed commercial loans                                  1,857           751
  Gain (loss) on sale of investment securities, net                           147           (43)
  Other income                                                                557           501
                                                                         --------      --------
         Total non-interest income                                          3,967         2,573
                                                                         --------      --------

Other expenses:
  Salaries and benefits                                                     7,172         5,941
  Occupancy and equipment                                                   1,737         1,657
  Data Processing                                                             794           622
  Merger and acquisition expenses                                               0           899
  Other expenses                                                            3,508         3,089
                                                                         --------      --------
         Total other expenses                                              13,211        12,208
                                                                         --------      --------

Income before income taxes                                                  6,105         4,284

Income taxes                                                                2,238         1,459
                                                                         --------      --------
         Net income                                                      $  3,867      $  2,825
                                                                         ========      ========

Basic earnings per share                                                 $   1.07      $    .75
                                                                         ========      ========

Diluted earnings per share                                               $   1.05      $    .73
                                                                         ========      ========




                 See notes to consolidated financial statements.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                                          Nine Months Ended
                                                                                       -----------------------
(Dollars in thousands)                                                                 Sept. 30,     Sept. 30,
                                                                                         2001           2000
                                                                                       --------       --------
Cash flows from operating activities:
         Net income                                                                    $  3,867       $  2,825

Adjustments to reconcile net income to net cash provided by operating activities:
  Provision for loan and lease losses                                                       625            480
  Depreciation and amortization                                                           1,079          1,152
  Provision for loss on other real estate                                                                   19
  Decrease in trading securities                                                                           (81)
  Loss on sale of other real estate                                                                         58
  Amortization of investment security premiums, net of accretion                             57             31
  (Gain) Loss from sale of securities                                                      (147)            43
  Increase in loans held for sale                                                        (1,079)        (2,455)
  Deferred loan and lease origination fees, net                                             217             (1)
  Increase in other assets                                                                 (949)        (1,658)
  Increase in other liabilities                                                             (15)           362
                                                                                       --------       --------
         Net cash provided by operating activities                                        3,655            775
                                                                                       --------       --------

Cash flows from investing activities:
  Decrease in interest-bearing deposits in banks                                             99            198
  Proceeds from the sale and call of available-for-sale investment securities            21,526          2,800
  Proceeds from the maturity of available-for-sale investment securities                  1,590            130
  Proceeds from the call of held-to-maturity investment securities                        1,365
  Proceeds from the maturity of held-to-maturity investment securities                      189            150
  Proceeds from the principal payments on available-for-sale  mortgage-backed
    and SBA securities                                                                    2,378          3,499
  Proceeds from principal payments on held-to-maturity mortgage-backed securities         2,281          2,194
  Purchase of available-for-sale investment securities                                  (16,551)       (13,238)
  Net increase in loans and leases                                                      (47,520)       (29,550)
  Purchases of premises and equipment                                                    (1,376)        (2,208)
  Proceeds from sale of other real estate                                                                  637
                                                                                       --------       --------
         Net cash used in investing activities                                          (36,019)       (35,388)
                                                                                       --------       --------

Cash flows from financing activities:
  Net increase in demand, interest-bearing and savings deposits                          50,272         37,660
  Net (decrease) increase in time deposits                                              (12,868)        30,376
  Net increase in Trust preferred                                                         6,000
  Net increase (decrease) in short-term borrowings                                        1,250        (13,400)
  Allocation of (Purchase) of unearned ESOP shares                                          100           (200)
  Repurchase of common stock                                                             (2,077)          (401)
  Proceeds from exercised stock options                                                     467            369
  Cash dividends paid                                                                        --           (164)
  Payment for fractional shares                                                                             (5)
                                                                                       --------       --------
         Net cash provided by financing activities                                       43,144         54,235
                                                                                       --------       --------
Net increase in cash and cash equivalents                                                10,780         19,622
Cash and cash equivalents at beginning of year                                           51,952         27,075
                                                                                       --------       --------
Cash and cash equivalents at end of period                                             $ 62,732       $ 46,697
                                                                                       ========       ========



                 See notes to consolidated financial statements.

                             WESTERN SIERRA BANCORP
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.      BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Western Sierra Bancorp and subsidiaries (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions of Regulation S-X. In the opinion of management, all adjustments (which consist solely of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods presented have been included. These interim condensed consolidated financial statements should be read in conjunction with the financial statements and related notes contained in the Company's 2000 Annual Report to Shareholders.

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Western Sierra National Bank (WSNB) and Lake Community Bank (LCB). All significant inter-company balances and transactions have been eliminated. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. Certain amounts in the consolidated financial statements for the year ended December 31, 2000 have been reclassified to conform to the presentation of the consolidated interim financial statements in 2001.

2.      EARNINGS PER SHARE

Basic earnings per share (EPS), which excludes dilution, is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company.

On October 26, 2001, the Board of Directors declared a 5% stock dividend payable November 26, 2001 to shareholders of record on November 15, 2001. The dividend resulted in a charge to retained earnings of $2,242,139, which was based on the estimated fair value of the Company's common stock. The weighted average number of shares outstanding, the dilutive effect of stock options and earnings per share have been retroactively adjusted for stock dividends for all periods presented.

A reconciliation of the numerators and denominators of the basic and diluted EPS computations is as follows (dollars in thousands, except for per share data).

                                                          Nine Months Ended
                                                     --------------------------
                                                      Sept. 30,      Sept. 30,
                                                        2001           2000
                                                     ----------      ----------
Basic EPS Computation:
Numerator - net income                               $    3,867      $    2,825
Denominator -
  weighted average number of shares outstanding       3,618,112       3,756,560
                                                     ----------      ----------
Basic earnings per share                             $     1.07      $      .75
                                                     ==========      ==========

Diluted EPS Computation:

Numerator - net income                               $    3,867      $    2,825
Denominator -
  Weighted average number of shares outstanding       3,618,112       3,756,560
Effect of dilutive stock options                         80,829         106,689
                                                     ----------      ----------
                                                      3,698,941       3,863,249
                                                     ----------      ----------
Diluted earnings per share                           $     1.05      $      .73
                                                     ==========      ==========

3.      STOCK REPURCHASE PLAN

On June 21, 2001, the Company announced that its Board of Directors approved a plan to repurchase up to 5% (or 160,000 shares) of the Company's common stock. During the third quarter of 2001, the Company repurchased 111,500 shares at an average price of $14.95 per share. Year-to-date purchases total 140,000 shares at an average price of $14.83 per share. The repurchase is in contemplation of reissuing such shares as part of the Company's recurring declaration of annual stock dividends.

                             WESTERN SIERRA BANCORP
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4.      RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, Business Combinations. This Statement addresses financial accounting and reporting for business combinations, which are to be accounted for using a single method - the purchase method. In addition, this Statement requires that intangible assets be recognized as assets apart from goodwill if they meet one of two criteria - the contractual-legal criterion or the separability criterion. The provisions of this Statement apply to all business combinations initiated after June 30, 2001. This Statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. The Company has no transactions that meet this criteria.

In June 2001, the FASB issued SFAS 142, Goodwill and Other Intangible Assets. This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and intangible assets that have indefinite useful lives will not be amortized but rather will be tested annually for impairment. Intangible assets that have finite useful lives continue to be amortized over their useful lives, but without the constraint of an arbitrary ceiling. Because goodwill will no longer be amortized, the reported amounts of goodwill will not decrease during the same time periods and in the same manner as under previous standards. The provisions of this Statement are required to be applied starting with the years beginning after December 15, 2001. However, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the provisions of this Statement.

In October 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, that replaces FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of APB Opinion No. 30, Reporting Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, for the disposal of segments of a business. Statement 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred.

Statement 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the on-going operations of the entity in a disposal transaction. The provisions of Statement 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. In management's opinion, the adoption of this statement will not have a material impact on the Company's current financial position or results of operations.

5. GUARANTEED PREFERRED BENEFICIAL INTERESTS IN JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

On July 10, 2001, the Company formed a wholly owned Connecticut statutory business trust, Western Sierra Statutory Trust I (Western Trust I) as amended and restated on July 31, 2001. On July 31, 2001, the Company issued to Western Trust I Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2031 (Debentures) in the aggregate principal amount of $6,000,000. These debentures qualify as Tier I capital under Federal Reserve Board guidelines. In exchange for these debentures, Western Trust I paid the Company $6,000,000. Western Trust I funded its purchase of the debentures by issuing $6,000,000 in floating rate capital securities (capital securities), which were then pooled and sold. Western Trust I secured capital securities with the Debentures issued by the Company. The Debentures are the only asset of Western Trust I. The interest rate on both instruments is the same and is computed on actual days divided by 360 times the rate. The rate is the three-month LIBOR (London Interbank Offered Rate) plus 3.58%, not to exceed 12.5% adjustable quarterly. The proceeds from the issuance of the Debentures were used to retire short term debt and the related accrued interest ($3,522,000), repurchase stock ($2,076,000) (see note 3), and to partially fund the construction of the new corporate headquarters ($122,000).

The Debentures and capital securities accrue and pay distributions quarterly based on the floating rate described above on the stated liquidation value of $1,000 per security. Bancorp has entered into contractual agreements which, taken collectively, fully and unconditionally guarantee payment of: (1) accrued and unpaid distributions required to be paid on the capital securities; (2) the redemption price with respect to any capital securities called for redemption by Western Trust I, and (3) payments due upon voluntary or involuntary dissolution, winding up, or liquidation of Western Trust I.

The capital securities are mandatorily redeemable upon maturity of the Debentures on July 31, 2031, or upon earlier redemption as provided in the indenture.

                          INDEPENDENT AUDITOR'S REPORT

The Shareholders and
   Board of Directors
Central California Bank

        We have audited the accompanying balance sheet of Central California Bank as of December 31, 2000 and 1999 and the related statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2000 and 1999 and the period from April 24, 1998 (date operations commenced) to December 31, 1998. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Central California Bank as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and the period from April 24, 1998 (date operations commenced) to December 31, 1998, in conformity with generally accepted accounting principles.

                                        /s/ PERRY-SMITH LLP

Sacramento, California
January 31, 2001

                             CENTRAL CALIFORNIA BANK

                                  BALANCE SHEET

                           DECEMBER 31, 2000 AND 1999

                                                               2000               1999
                                                           ------------       ------------
                   ASSETS

Cash and due from banks                                    $  2,945,105       $  2,091,139
Federal funds sold                                            7,335,000          6,050,000
Interest-bearing deposits in banks                            3,073,000          3,370,000
Held-to-maturity investment securities (market value
  of $2,033,000 in 2000) (Note 2)                             1,995,585
Loans, less allowance for loan losses of $418,481
  in 2000 and $296,104 in 1999 (Notes 3, 8 and 10)           33,721,272         26,044,140
Bank premises and equipment, net (Note 4)                       495,793            274,601
Accrued interest receivable and other assets                    355,133            266,038
                                                           ------------       ------------
                                                           $ 49,920,888       $ 38,095,918
                                                           ============       ============
               LIABILITIES AND
            SHAREHOLDERS' EQUITY

Deposits:
  Non-interest bearing                                     $ 11,697,135       $ 10,562,986
  Interest bearing (Note 5)                                  33,228,517         22,860,126
                                                           ------------       ------------
      Total deposits                                         44,925,652         33,423,112

Accrued interest payable and other liabilities                  426,501            213,842
                                                           ------------       ------------
      Total liabilities                                      45,352,153         33,636,954
                                                           ------------       ------------

Commitments and contingencies (Note 8)

Shareholders' equity (Note 9):
  Common stock - no par value; 10,000,000 shares
    authorized; 610,338 shares issued and outstanding         6,009,991          6,009,991
  Accumulated deficit                                        (1,441,256)        (1,551,027)
                                                           ------------       ------------
      Total shareholders' equity                              4,568,735          4,458,964
                                                           ------------       ------------
                                                           $ 49,920,888       $ 38,095,918
                                                           ============       ============

              The accompanying notes are an integral part of these
                              financial statements.

                             CENTRAL CALIFORNIA BANK

                             STATEMENT OF OPERATIONS

               FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 AND
           THE PERIOD FROM APRIL 24, 1998 (DATE OPERATIONS COMMENCED)
                              TO DECEMBER 31, 1998


                                                  2000              1999             1998
                                               -----------      -----------       -----------
Interest income:
  Interest and fees on loans                   $ 3,169,882      $ 1,738,092       $   202,857
  Interest on investment securities                 71,501
  Interest on Federal funds sold                   374,567          134,083           202,025
  Interest on deposits in banks                    208,437          268,798           128,284
                                               -----------      -----------       -----------
      Total interest income                      3,824,387        2,140,973           533,166

Interest expense on deposits (Note 5)            1,495,041          776,949           182,426
                                               -----------      -----------       -----------
      Net interest income                        2,329,346        1,364,024           350,740
                                               -----------      -----------       -----------
Provision for loan losses (Note 3)                 289,500          138,000           160,000
                                               -----------      -----------       -----------
      Net interest income after provision
        for loan losses                          2,039,846        1,226,024           190,740
                                               -----------      -----------       -----------
Non-interest income:
  Service charges                                   78,832           33,665             5,393
  Loan placement fees                              122,331           24,194
  Other income                                      26,960           36,531            13,150
                                               -----------      -----------       -----------
      Total non-interest income                    228,123           94,390            18,543
                                               -----------      -----------       -----------
Other expenses:
  Salaries and employee benefits (Note 3)        1,037,062          733,393           443,126
  Occupancy and equipment (Notes 4, 8
    and 10)                                        339,290          213,998           135,727
  Other (Note 11)                                  781,046          624,107           288,443
                                               -----------      -----------       -----------
      Total other expenses                       2,157,398        1,571,498           867,296
                                               -----------      -----------       -----------
      Income (loss) before income taxes            110,571         (251,084)         (658,013)

Income taxes (Note 7)                                  800              800               800
                                               -----------      -----------       -----------
      Net income (loss)                        $   109,771      $  (251,884)      $  (658,813)
                                               ===========      ===========       ===========
Basic income (loss) per share (Note 9)         $       .18      $      (.41)      $     (1.08)
                                               ===========      ===========       ===========

              The accompanying notes are an integral part of these
                              financial statements.

                             CENTRAL CALIFORNIA BANK

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

          FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 AND THE PERIOD
               FROM APRIL 24, 1998 (DATE OPERATIONS COMMENCED) TO
                                DECEMBER 31, 1998

                                                 COMMON STOCK
                                           --------------------------    ACCUMULATED   SHAREHOLDERS'
                                              SHARES        AMOUNT         DEFICIT         EQUITY
                                           -----------    -----------    -----------   -------------
Sale of common stock, net of stock
  offering costs of $93,389                    610,338    $ 6,009,991                   $ 6,009,991
Pre-opening expenses, net of interest
  income of $126,072                                                     $  (640,330)      (640,330)
Net loss                                                                    (658,813)      (658,813)
                                           -----------    -----------    -----------    -----------
Balance, December 31, 1998                     610,338      6,009,991     (1,299,143)     4,710,848
Net loss                                                                    (251,884)      (251,884)
                                           -----------    -----------    -----------    -----------
Balance, December 31, 1999                     610,338      6,009,991     (1,551,027)     4,458,964
Net income                                                                   109,771        109,771
                                           -----------    -----------    -----------    -----------
Balance, December 31, 2000                     610,338    $ 6,009,991    $(1,441,256)   $ 4,568,735
                                           ===========    ===========    ===========    ===========

              The accompanying notes are an integral part of these
                              financial statements.

                             CENTRAL CALIFORNIA BANK

                             STATEMENT OF CASH FLOWS

               FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 AND
           THE PERIOD FROM APRIL 24, 1998 (DATE OPERATIONS COMMENCED)
                              TO DECEMBER 31, 1998

                                                       2000              1999               1998
                                                   ------------       ------------       ------------
Cash flows from operating activities:
  Net income (loss)                                $    109,771       $   (251,884)      $   (658,813)
  Adjustments to reconcile net income
    (loss) to cash provided by (used in)
    operating activities:
      Provision for loan losses                         289,500            138,000            160,000
      Depreciation, amortization and
        accretion                                       134,248             79,698             34,987
      Deferred loan origination fees and
        costs, net                                        2,211             59,903             17,646
      Gain on sale of premises and
        equipment                                        (4,719)
      Increase in accrued interest receivable
        and other assets                                (89,095)          (113,820)          (151,120)
      Increase in accrued interest payable
        and other liabilities                           212,659            139,053             74,789
                                                   ------------       ------------       ------------
        Net cash provided by (used in)
         operating activities                           654,575             50,950           (522,511)
                                                   ------------       ------------       ------------
Cash flows from investing activities:
  Net decrease (increase) in interest-
    bearing deposits in banks                           297,000          3,964,000         (7,334,000)
  Purchase of held-to-maturity investment
    securities                                       (1,990,954)
  Net increase in loans                              (7,968,843)       (18,947,435)        (7,472,254)
  Purchase of premises and equipment                   (374,605)           (57,080)          (200,497)
  Proceeds from sale of premises and
    equipment                                            19,253
                                                   ------------       ------------       ------------
        Net cash used in investing activities       (10,018,149)       (15,040,515)       (15,006,751)
                                                   ------------       ------------       ------------

                                   (Continued)

                             CENTRAL CALIFORNIA BANK

                             STATEMENT OF CASH FLOWS

                                   (Continued)

               FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 AND
           THE PERIOD FROM APRIL 24, 1998 (DATE OPERATIONS COMMENCED)
                              TO DECEMBER 31, 1998

                                                           2000              1999              1998
                                                       ------------       ------------      ------------
Cash flows from financing activities:
  Net increase in demand, interest bearing
    and savings deposits                               $  4,245,293       $ 11,254,865      $ 10,676,571
  Net increase in time deposits                           7,257,247          6,917,526         4,574,150
                                                       ------------       ------------      ------------
        Net cash provided by financing
         activities                                      11,502,540         18,172,391        15,250,721
                                                       ------------       ------------      ------------
        Increase (decrease) in cash and
         cash equivalents                                 2,138,966          3,182,826          (278,541)

Cash and cash equivalents at beginning
  of period                                               8,141,139          4,958,313         5,236,854
                                                       ------------       ------------      ------------
Cash and cash equivalents at end of year               $ 10,280,105       $  8,141,139      $  4,958,313
                                                       ============       ============      ============

Supplemental disclosure of cash flow information:

  Cash paid during the year for:
    Interest expense                                   $  1,290,652       $    645,556      $    113,808
                                                       ============       ============      ============

    Income taxes                                       $        800       $        800      $        800
                                                       ============       ============      ============

Cash flows from pre-opening activities:
  Pre-opening expenses, net of interest
    income totaling $126,072                                                                $  (640,330)
  Additions to other assets                                                                      (1,098)
  Proceeds from short-term borrowings                                                           771,242
  Repayments of short-term borrowings                                                          (771,242)
  Purchases of bank premises and
    equipment                                                                                  (131,709)
  Proceeds from sale of stock                                                                 6,103,380
  Stock offering costs                                                                          (93,389)
                                                                                            ------------
      Cash and cash equivalents at date
        operations commenced                                                                $  5,236,854
                                                                                            ============

              The accompanying notes are an integral part of these
                              financial statements.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        General

        Central California Bank (the "Bank") was organized as a California state banking corporation on January 13, 1997 and commenced operations on April 24, 1998. The Bank is locally owned and operated and services the California communities of Tuolumne County and Turlock through its two branch offices. The Bank's primary source of revenue is providing loans to individuals and small and medium-sized business enterprises.

        The accounting and reporting policies of the Bank conform with generally accepted accounting principles and prevailing practices within the banking industry.

        Reclassifications

        Certain reclassifications have been made to prior years' balances to conform to classifications used in 2000.

        Held-to-Maturity Investment Securities

        Investments are classified as available-for-sale or held-to-maturity securities. Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

        At December 31, 2000, all investment securities have been classified as held-to-maturity. Management has the positive intent and the ability to hold these securities to their maturity. Accordingly, they are reported at amortized cost.

        Gains or losses on the sale of investment securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

        Loans

        Loans are stated at principal balances outstanding. Interest is accrued daily based upon outstanding loan balances. However, when, in the opinion of management, loans are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Loans (Continued)

        An impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan agreement.

        Substantially all loan origination fees, commitment fees, direct loan origination costs and purchase premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan. The unamortized balance of deferred fees and costs is reported as a component of net loans.

        Allowance for Loan Losses

        The allowance for loan losses is maintained to provide for losses related to impaired loans and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area.

        Loans determined to be impaired or classified are individually evaluated by management for specific risk of loss. In addition, a reserve factor is assigned to currently performing loans based on industry standards and the Bank's historical loss experience. Management also computes specific and expected loss reserves for loan commitments. These estimates are particularly susceptible to changes in the economic environment and market conditions.

        The Bank's Loan and Audit Committees review the adequacy of the allowance for loan losses at least quarterly, to include consideration of the relative risks in the portfolio and current economic conditions. The allowance is adjusted based on that review if, in the judgment of the Loan and Audit Committees and management, changes are warranted.

        This allowance is established through a provision for loan losses which is charged to expense. Additions to the allowance are expected to maintain the adequacy of the total allowance after loan losses and loan growth. The allowance for loan losses at December 31, 2000 and 1999, respectively, reflects management's estimate of losses in the portfolio.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Bank Premises and Equipment

        Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of furniture, fixtures and equipment are estimated to be one to seven years. Leasehold improvements are amortized over the life of the asset or the term of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

        Income Taxes

        Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

        Cash Equivalents

        For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

        Earnings (Loss) Per Share

        Basic earnings (loss) per share (EPS), which excludes dilution, is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Bank. The treasury stock method is applied to determine the dilutive effect of stock options in computing EPS. Using this method, the dilutive effect of stock options was not material at December 31, 2000. Additionally, diluted EPS are not presented when a net loss occurs because the conversion of potential common stock is antidilutive.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Stock-Based Compensation

        Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is material to the financial statements, pro forma net income (loss) and earnings
        (loss) per share are disclosed as if the fair value method had been applied.

        New Financial Accounting Standards

        In June 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivative Instruments and Hedging Activity, which was subsequently amended by SFAS 137 to delay the effective date to all fiscal quarters of fiscal years beginning after June 15, 2000. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Bank will adopt SFAS 133 effective as of January 1, 2001. However, management does not believe the adoption of this statement will have a significant impact on its financial statements.

        In September 2000, the Financial Accounting Standards Board issued SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to replace SFAS 125 which was issued in June 1996. The original statement addressed issues related to transfers of financial assets in which the transferor has some continuing involvement with the transferred assets or with the transferee. SFAS 140 resolves implementation issues which arose as a result of SFAS 125, but carries forward most of the provisions of the original statement. SFAS 140 is effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Management does not believe the adoption of this statement will have a significant impact on its financial statements.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.      HELD-TO-MATURITY INVESTMENT SECURITIES

        The amortized cost and estimated market value of investment securities at December 31, 2000 consisted of the following:

                                            Gross         Gross       Estimated
                          Amortized       Unrealized    Unrealized      Market
                             Cost            Gains        Losses        Value
                          ----------      ----------    ----------    ----------
U.S. Government
   agencies               $1,995,585      $   37,415      $   --      $2,033,000
                          ==========      ==========      ======      ==========

        The amortized cost and estimated market value of investment securities at December 31, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 Estimated
                                                    Amortized     Market
                                                       Cost       Value
                                                   ----------    ----------
Within one year                                    $  490,864    $  495,000
After one year through five years                   1,504,721     1,538,000
                                                   ----------    ----------
                                                   $1,995,585    $2,033,000
                                                   ==========    ==========

        Investment securities with amortized costs totaling $505,000 and market values totaling $519,000 were pledged to secure public deposits at December 31, 2000.

3.      LOANS

        Outstanding loans are summarized below:

                                                     December 31,
                                              ----------------------------
                                                  2000            1999
                                              ------------    ------------
Real estate - mortgage                        $ 16,623,453    $ 11,055,252
Real estate - construction                       7,797,021       6,301,927
Commercial                                       3,579,299       3,804,489
Agricultural                                     4,262,314       3,378,252
Consumer                                         1,957,426       1,877,873
                                              ------------    ------------
                                                34,219,513      26,417,793

Deferred loan fees and costs, net                  (79,760)        (77,549)
Allowance for loan losses                         (418,481)       (296,104)
                                              ------------    ------------
                                              $ 33,721,272    $ 26,044,140
                                              ============    ============

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

3.      LOANS (Continued)

        Changes in the allowance for loan losses were as follows:

                                                      December 31,
                                       -----------------------------------------
                                          2000            1999           1998
                                       ---------       ---------       ---------
Balance, beginning of period           $ 296,104       $ 160,000
Provision for loan losses                289,500         138,000       $ 160,000
Losses charged to allowance             (167,123)         (3,896)
Recoveries                                                 2,000
                                       ---------       ---------       ---------
                                       $ 418,481       $ 296,104       $ 160,000
                                       =========       =========       =========

        The recorded investment in loans that were considered to be impaired at December 31, 2000 totaled $25,000. The average recorded investment in impaired loans was $53,000 for the year ended December 31, 2000. Interest income recognized on impaired loans was $2,239 during the year ended December 31, 2000. The related allowance for loan losses for impaired loans at December 31, 2000 was $12,500. There were no significant loans that were considered to be impaired during the years ended December 31, 1999 and 1998.

        At December 31, 2000, nonaccrual loans totaled $25,000. Interest foregone on nonaccrual loans totaled $29,224 for the year ended December 31, 2000. There were no significant nonaccrual loans during the years ended December 31, 1999 and 1998.

        Salaries and employee benefits totaling $134,877, $130,314 and $48,819 have been deferred as loan origination costs for the years ending December 31, 2000 and 1999 and the period from April 24, 1998 (date operations commenced) to December 31, 1998, respectively.

4.      BANK PREMISES AND EQUIPMENT

        Bank premises and equipment consisted of the following:

                                                             December 31,
                                                        -----------------------
                                                           2000         1999
                                                        ---------     ---------
Furniture and equipment                                 $ 672,923     $ 376,785
Leasehold improvements                                     57,506        12,469
                                                        ---------     ---------
                                                          730,429       389,254
  Less accumulated depreciation
     and amortization                                    (234,636)     (114,653)
                                                        ---------     ---------
                                                        $ 495,793     $ 274,601
                                                        =========     =========

        Depreciation and amortization included in occupancy and equipment expense totaled $138,979, $79,698 and $34,987 for the years ended December 31, 2000 and 1999 and the period from April 24, 1998 (date operations commenced) to December 31, 1998, respectively.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

5.      INTEREST-BEARING DEPOSITS

        Interest-bearing deposits consisted of the following:

                                                    December 31,
                                            ----------------------------
                                                2000             1999
                                            -----------      -----------
        Savings                             $ 4,623,785      $ 3,583,350
        Money market                          7,637,220        6,455,277
        NOW accounts                          2,218,589        1,329,823
        Time, $100,000 or more                6,230,142        4,917,257
        Other time                           12,518,781        6,574,419
                                            -----------      -----------
                                            $33,228,517      $22,860,126
                                            ===========      ===========

        Aggregate annual maturities of time deposits are as follows:

                    Year Ending
                    December 31,
                    ------------
                        2001                            $16,742,724
                        2002                              1,423,042
                        2003                                 44,099
                        2004                                539,058
                                                        -----------
                                                        $18,748,923
                                                        ===========

        Interest expense recognized on interest-bearing deposits for the years ended December 31, 2000 and 1999 and the period from April 24, 1998 (date operations commenced) to December 31, 1998 consisted of the following:

                                     2000          1999          1998
                                  ----------    ----------    ----------
        Savings                   $   73,668    $   46,950    $    5,661
        Money market                 461,108       275,881        71,477
        NOW accounts                  17,521        10,649         3,300
        Time, $100,000 or more       343,195       178,266        44,042
        Other time                   599,549       265,203        57,946
                                  ----------    ----------    ----------
                                  $1,495,041    $  776,949    $  182,426
                                  ==========    ==========    ==========

6.      SHORT-TERM BORROWING ARRANGEMENTS

        The Bank may borrow up to $3,000,000 under unsecured borrowing arrangements with two of its correspondent banks. There were no short-term borrowings outstanding at December 31, 2000 and 1999.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

7.      INCOME TAXES

        Income tax expense (benefit) for the years ended December 31, 2000 and 1999 and for the period from April 24, 1998 (date operations commenced) to December 31, 1998 consisted of the following:

                                            Federal       State          Total
                                           ---------     ---------     ---------
        2000

        Current                                          $     800     $     800
        Deferred                           $  30,000        13,000        43,000
        Decrease in valuation allowance      (30,000)      (13,000)      (43,000)
                                           ---------     ---------     ---------
             Income tax expense            $      --     $     800     $     800
                                           =========     =========     =========
        1999

        Current                                          $     800     $     800
        Deferred                           $ (21,000)      (12,000)      (33,000)
        Benefit from net operating loss      (59,000)      (16,000)      (75,000)
        Increase in valuation allowance       80,000        28,000       108,000
                                           ---------     ---------     ---------
             Income tax expense            $      --     $     800     $     800
                                           =========     =========     =========
        1998

        Current                                          $     800     $     800
        Deferred                           $(245,000)      (25,000)     (270,000)
        Benefit from net operating loss     (238,000)      (24,000)     (262,000)
        Increase in valuation allowance      483,000        49,000       532,000
                                           ---------     ---------     ---------
             Income tax expense            $      --     $     800     $     800
                                           =========     =========     =========

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

7.      INCOME TAXES (Continued)

        Deferred tax assets (liabilities) at December 31, 2000 and 1999 consisted of the following:

                                                                          2000          1999
                                                                       ---------     ---------
        Deferred tax assets:
          Allowance for loan losses                                    $ 156,000     $ 113,000
          Net operating loss carryforward                                255,000       337,000
          Organizational costs                                           155,000       223,000
          Accrued interest payable and other assets, net of accrued
             interest receivable and other liabilities                    93,000        30,000
                                                                       ---------     ---------
                Deferred tax assets before valuation allowance           659,000       703,000
          Valuation allowance                                           (597,000)     (640,000)
                                                                       ---------     ---------
                Total deferred tax assets                                 62,000        63,000
                                                                       ---------     ---------
        Deferred tax liabilities:
          Bank premises and equipment                                     10,000         5,000
          Future liability of State deferred tax asset                    52,000        58,000
                                                                       ---------     ---------
                Total deferred tax liability                              62,000        63,000
                                                                       ---------     ---------
                Net deferred tax assets                                $      --     $      --
                                                                       =========     =========

        A valuation allowance is provided to reduce deferred tax assets to a level which, more likely than not, will be realized. The need for this valuation allowance will be periodically reviewed and benefits will be recognized when they are determined to be realizable.

        At December 31, 2000, the Bank had federal and state net operating losses (NOLS) of $612,000 and $427,000, respectively. The federal NOLS expire beginning in 2018. The state NOLS expire beginning in 2006.

8.      COMMITMENTS AND CONTINGENCIES

        Operating Leases

        The Bank rents its Sonora branch and administrative office from a member of the Board of Directors. Total rent paid for this facility was $49,092, $49,092 and $32,728 for the years ended December 31, 2000 and 1999 and the period from April 24, 1998 (date operations commenced) to December 31, 1998, respectively.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

8.      COMMITMENTS AND CONTINGENCIES (Continued)

        Operating Leases (Continued)

        Additionally, the Bank leases its Turlock and downtown Sonora branch offices under noncancelable operating leases. Future minimum lease payments are as follows:

               Year Ending
               December 31,
               ------------
                   2001                                $ 73,713
                   2002                                  38,828
                                                       --------
                                                       $112,541
                                                       ========

        The Bank has options to renew its Turlock branch office lease for two one-year terms after the initial lease ends on April 30, 2001. The Bank also has options to renew its downtown Sonora branch office lease for three three-year terms after the initial lease ends on December 31, 2002.

        Rental expense included in occupancy and equipment expense under these leases totaled $31,008, $20,208 and $13,742 for the years ended December 31, 2000 and 1999 and the period from April 24, 1998 (date operations commenced) to December 31, 1998, respectively.

        Financial Instruments With Off-Balance-Sheet Risk

        The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments consist of commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

        The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans included on the balance sheet.

        The following financial instruments represent off-balance-sheet credit risk at December 31, 2000 and 1999:

                                                    2000          1999
                                                 ----------    ----------
        Commitments to extend credit             $8,630,000    $6,362,000
        Letters of credit                        $  338,000    $  246,000

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

8.      COMMITMENTS AND CONTINGENCIES (Continued)

        Financial Instruments With Off-Balance-Sheet Risk (Continued)

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, and deeds of trust on residential real estate and income-producing commercial properties.

        Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

        Real estate loan commitments represent approximately 85% of total commitments and are generally secured by property with a loan-to-value ratio not to exceed 80%. Commercial loan commitments represent approximately 15% of total commitments and are generally unsecured or secured by collateral other than real estate. Consumer loan commitments represent less than 1% of total commitments and are generally unsecured. In addition, the majority of the Bank's loan commitments have variable interest rates.

        Concentrations of Credit Risk

        In management's judgment, a concentration exists in real estate-related loans which represented approximately 71% and 66% of the Bank's loan portfolio at December 31, 2000 and 1999, respectively.

        Although management believes such concentrations to have no more than the normal risk of collectibility, a substantial decline in the economy in general, or a decline in real estate values in the Bank's primary market areas in particular, could have an adverse impact on collectibility of these loans.

        Correspondent Banking Agreements

        The Bank maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. There were no uninsured deposits at December 31, 2000.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.      SHAREHOLDERS' EQUITY

        Dividends

        Upon declaration by the Board of Directors, all shareholders of record will be entitled to receive dividends. The California Financial Code restricts the total dividend payment of any state chartered bank in any calendar year to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. Under these restrictions, the Bank is not able to pay dividends for the year ended December 31, 2000 without prior approval from the California Department of Financial Institutions.

        Earnings (Loss) Per Share

        The numerators and denominators of the basic earnings (loss) per share computations are as follows:

                                                                   Weighted
                                                                    Average
                                                     Net          Number of
                                                  Earnings          Shares        Per Share
                                                   (Loss)         Outstanding      Amount
                                                  ---------       -----------     ---------
        December 31, 2000

        Basic earnings per share                  $ 109,771         610,338        $ .18
                                                  =========         =======        =====
        December 31, 1999

        Basic loss per share                      $(251,884)        610,338        $(.41)
                                                  =========         =======        =====
        For the period from April 24, 1998
          (date operations commenced)
           to December 31, 1998

        Basic loss per share                      $(658,813)        610,338        $(1.08)
                                                  =========         =======        ======

        Stock Options

        On May 20, 1999, the shareholders approved the adoption of the Central California Bank 1998 Stock Option Plan. The plan includes both incentive and nonstatutory options for which 183,101 shares of common stock are reserved. The plan requires that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid for in full at the time the option is exercised. All options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant.

        The Bank has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. No compensation expense has been recognized in connection with the stock option plan.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.      SHAREHOLDERS' EQUITY (Continued)

        Stock Options (Continued)

        Had compensation cost for options been determined based on the fair value at grant date for awards in 1999 and 2000, the Bank's net earnings and earnings per share for the year ended December 31, 2000 would have been reduced to the pro forma amounts indicated below. Pro forma compensation expense is recognized during the year in which the options vest.

                                                                   2000
                                                                 --------
        Net earnings - as reported                               $109,771
        Net earnings - pro forma                                 $ 61,771

        Basic earnings per share - as reported                   $    .18
        Basic earnings per share - pro forma                     $    .10

        The fair value of each option is estimated on the date of grant using an option-pricing model with the following assumptions:

                                                    Year Ended December 31,
                                                 -------------------------------
                                                     2000              1999
                                                 ------------      -------------
        Dividend yield (not applicable)
        Expected volatility                      28.00%-37.08%             20.0%
        Risk-free interest rate                   5.68%- 6.19%       4.86%-5.03%
        Expected option life                         10 years          10 years

        A summary of the activity within the plan follows:

                                                         2000                  1999
                                                    -----------------    -----------------
                                                             Exercise             Exercise
                                                    Shares    Price      Shares    Price
                                                   -------   --------    ------   --------
        Options outstanding, beginning of year      70,000    $10.00
          Options granted                           16,000    $ 9.53     70,000    $10.00
          Options canceled                         (21,000)   $10.00
                                                   -------               ------
        Options outstanding, end of year            65,000    $ 9.88     70,000    $10.00
                                                    ======               ======
        Options exercisable, end of the year        19,850    $ 9.75
                                                    ======
        Weighted average fair value of options
          granted during the year                             $ 4.39               $ 4.03

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.      SHAREHOLDERS' EQUITY (Continued)

        Stock Options (Continued)

                                                             Outstanding Options
                                                 --------------------------------------------
                                                  Number of       Weighted        Number of
                                                   Options         Average         Options
                                                 Outstanding      Remaining      Exercisable
                                                 December 31,    Contractual     December 31,
        Range of Exercise Prices                     2000            Life            2000
        ------------------------                 ------------    -----------     ------------
                 $ 9.50                             15,000        9.5 years         10,050
                 $10.00                             50,000        8.1 years          9,800

        Regulatory Capital

        The Bank is subject to certain regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank meets all its capital adequacy requirements as of December 31, 2000 and 1999.

        In addition, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                          2000                  1999
                                                                  -------------------   -------------------
        Leverage Ratio                                              Amount      Ratio     Amount      Ratio
        --------------                                            ----------    -----   ----------    -----

        Central California Bank                                   $4,568,735     9.4%   $4,458,964    13.1%
        Minimum requirement for "Well-Capitalized" institution    $2,441,000     5.0%   $1,697,000     5.0%
        Minimum regulatory requirement                            $1,953,000     4.0%   $1,358,000     4.0%

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.      SHAREHOLDERS' EQUITY (Continued)

        Regulatory Capital (Continued)

                                                                          2000                   1999
                                                                  ------------------     ------------------
                                                                    Amount     Ratio       Amount     Ratio
                                                                  ----------   -----     ----------   -----
        Tier 1 Risk-Based Capital Ratio

        Central California Bank                                   $4,568,735    12.7%    $4,458,964    16.0%

        Minimum requirement for "Well-Capitalized" institution    $2,165,000     6.0%    $1,672,000     6.0%
        Minimum regulatory requirement                            $1,443,000     4.0%    $1,115,000     4.0%

        Total Risk-Based Capital Ratio

        Central California Bank                                   $4,987,216    13.8%    $4,755,068    17.1%

        Minimum requirement for "Well-Capitalized" institution    $3,609,000    10.0%    $2,786,000    10.0%
        Minimum regulatory requirement                            $2,887,000     8.0%    $2,229,000     8.0%

10.     RELATED PARTY TRANSACTIONS

        During the normal course of business, the Bank enters into transactions with related parties, including Directors and officers. These transactions include borrowings from the Bank with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers during 2000:

        Balance, January 1, 2000                                              $   707,212
           Disbursements                                                        1,356,566
           Amounts repaid                                                        (837,670)
                                                                              -----------
        Balance, December 31, 2000                                            $ 1,226,108
                                                                              ===========
        Undisbursed commitments to related parties, December 31, 2000         $    45,747
                                                                              ===========

        In addition, the Bank rents its Sonora branch and administrative office from a member of the Board of Directors (see Note 8).

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

11.     OTHER EXPENSES

        Other expenses for the years ended December 31, 2000 and 1999 and the period from April 24, 1998 (date operations commenced) to December 31, 1998 consisted of the following:

                                              2000        1999        1998
                                            --------    --------    --------
        Data processing                     $163,227    $128,355    $ 62,343
        Professional fees                    130,069     117,702      17,451
        Advertising and promotion             68,070      59,008      51,593
        Stationery and supplies               69,640      55,060      41,699
        Outside services                      59,795      50,160      43,249
        Other operating expenses             290,245     213,822      72,108
                                            --------    --------    --------
                                            $781,046    $624,107    $288,443
                                            ========    ========    ========

        Other operating expenses and occupancy and equipment expenses include costs incurred and amounts paid to provide computer equipment to a customer maintaining large non-interest bearing deposits with the Bank. Total costs incurred are dependent upon the volume of deposits and totaled $35,820 for the year ended December 31, 2000. During the same period the customer maintained average non-interest bearing deposits of $3,347,000.

12.     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

        Disclosures include estimated fair values for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Bank's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

        Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

        The following methods and assumptions were used by management to estimate the fair value of its financial instruments at December 31, 2000:

        Cash, cash equivalents and interest-bearing deposits in banks: For cash, cash equivalents and interest-bearing deposits in banks, the carrying amount is estimated to be fair value due to near-term maturities.

        Investment securities: For investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

12.     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

        Loans: For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

        Deposits: The fair values for demand deposits are, by definition, equal to the amount payable on demand at each reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow analyses using interest rates being offered at each reporting date by the Bank for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

        Commitments to extend credit: Commitments to extend credit are primarily for adjustable rate loans and letters of credit. For these commitments, there are no differences between the committed amounts and fair values. Commitments to fund fixed rate loans are at rates which approximate fair value at each reporting date.

        The carrying amounts and estimated fair values of the Bank's financial instruments are as follows:

                                                           December 31, 2000          December 31, 1999
                                                       -------------------------   --------------------------
                                                        Carrying        Fair         Carrying        Fair
                                                          Amount        Value         Amount         Value
                                                       -----------   -----------   -----------    -----------
        Financial assets:
         Cash and due from banks                       $ 2,945,105   $ 2,945,105   $ 2,091,139    $ 2,091,139
         Federal funds sold                              7,335,000     7,335,000     6,050,000      6,050,000
         Interest-bearing deposits in banks              3,073,000     3,073,000     3,370,000      3,370,000
         Held-to-maturity investment securities          1,995,585     2,033,000
         Loans                                          33,721,272    33,858,000    26,044,140     26,171,000
         Accrued interest receivable                       249,530       249,530       169,162        169,162
                                                       -----------   -----------   -----------    -----------
                                                       $49,319,492   $49,493,635   $37,724,441    $37,785,301
                                                       ===========   ===========   ===========    ===========

        Financial liabilities:
         Deposits                                      $44,925,625   $45,044,000   $33,423,112    $33,403,000

         Accrued interest payable                          404,400       404,400       200,011        200,011
                                                       -----------   -----------   -----------    -----------
                                                       $45,330,025   $45,448,400   $33,623,123    $33,603,011
                                                       ===========   ===========   ===========    ===========

        Off-balance-sheet financial instruments:
           Commitments to extend credit                $ 8,630,000   $ 8,630,000   $ 6,362,000    $ 6,362,000
           Letters of credit                               338,000       338,000       246,000        246,000
                                                       -----------   -----------   -----------    -----------
                                                       $ 8,968,000   $ 8,968,000   $ 6,608,000    $ 6,608,000
                                                       ===========   ===========   ===========    ===========

                             CENTRAL CALIFORNIA BANK

                                  BALANCE SHEET
                                   (Unaudited)


                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             2001              2000
                                                         -------------    ------------
                     ASSETS

Cash and due from banks                                  $  5,985,317     $  2,945,105
Federal funds sold                                         11,670,000        7,335,000
Interest-bearing deposits in banks                          2,576,985        3,073,000
Held-to-maturity investment securities,
     U.S. Government agencies-market
     value of $2,568,404 in 2001 and
     $2,033,000 in 2000                                     2,502,854        1,995,585
Loans, less allowance for loan
     losses of $580,757 in 2001 and $418,481
     in 2000 (Notes 1 and 3)                               44,042,770       33,721,272
Bank premises and equipment, net                              444,504          495,793
Accrued interest receivable and other assets                  651,012          355,133
                                                         ------------     ------------
                                                         $ 67,873,442     $ 49,920,888
                                                         ============     ============
       LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
     Non-interest bearing                                $ 15,878,348     $ 11,697,135
     Interest bearing (Note 2)                             46,523,005       33,228,517
                                                         ------------     ------------
                 Total deposits                            62,401,353       44,925,652
Accrued interest payable and other liabilities                499,721          426,501
                                                         ------------     ------------
                 Total liabilities                         62,901,074       45,352,153
                                                         ------------     ------------
Shareholders' equity:
     Common stock - no par value; 10,000,000
       shares authorized; issued and outstanding -
       611,538 shares in 2001 and  610,338 in 2000          6,022,728        6,009,991
     Accumulated deficit                                   (1,050,360)      (1,441,256)
                                                         ------------     ------------
                 Total shareholders' equity                 4,972,368        4,568,735
                                                         ------------     ------------
                                                         $ 67,873,442     $ 49,920,888
                                                         ============     ============

                       See notes to financial statements.

                             CENTRAL CALIFORNIA BANK

                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)

          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2001 AND 2000

                                                                NINE MONTHS
                                                             ENDED SEPTEMBER 30,
                                                        -----------------------------
                                                            2001              2000
                                                        -----------       -----------
Interest income:
    Interest and fees on loans                          $ 2,930,646       $ 2,292,091
    Interest on investment securities                       125,568            36,729
    Interest on federal funds sold                          342,743           270,576
    Interest on interest-bearing deposits in banks          123,428           157,717
                                                        -----------       -----------

          Total interest income                           3,522,385         2,757,113

Interest on deposits                                      1,502,576         1,070,557
                                                        -----------       -----------


          Net interest income                             2,019,809         1,686,556

Provision for loan losses (Note 1)                          131,336           157,500
                                                        -----------       -----------

          Net interest income after
            provision for loan losses                     1,888,473         1,529,056

Non-interest income:
    Service charges and fees                                 98,712            54,530
    Gain on sale and packaging of loans (Note 3)            295,728            97,048
    Other income                                             15,792            14,652
                                                        -----------       -----------

          Total non-interest income                         410,232           166,230
                                                        -----------       -----------

Other expenses:
    Salaries and employee benefits                        1,063,846           753,159
    Occupancy                                               176,549           145,575
    Equipment                                                97,125            82,015
    Other expenses                                          666,355           609,724
                                                        -----------       -----------

          Total other expenses                            2,003,875         1,590,473
                                                        -----------       -----------

          Income before income taxes (Note 4)               294,830           104,812

Income tax (benefit) expense                                (96,066)              800
                                                        -----------       -----------

          Net income after taxes                        $   390,896       $   104,012
                                                        ===========       ===========

Basic and diluted earnings per share (Note 5)           $      0.64       $      0.17
                                                        ===========       ===========


                       See notes to financial statements.

                             CENTRAL CALIFORNIA BANK

                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2001 AND 2000

                                                                                        2001               2000
                                                                                    ------------       ------------
Cash flows from operating activities:
     Net income                                                                     $    390,896       $    104,012
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          Provision for loan losses                                                      131,336            157,500
          Depreciation and amortization                                                   97,125             38,991
          Increase (decrease) in deferred loan origination costs and fees, net            11,326               (695)
          Increase in accrued interest receivable and other assets                       (81,879)          (185,150)
          Increase in accrued interest payable and other
            liabilities                                                                   73,220             72,116
          Decrease in deferred tax asset                                                (214,000)
                                                                                    ------------       ------------

          Net cash provided by operating activities                                      408,024            186,774
                                                                                    ------------       ------------

Cash flows from investing activities:

     Net increase in loans                                                           (10,464,160)        (6,514,205)
     Additions to Bank premises and equipment                                            (45,838)          (190,965)
     Net decrease in interest-bearing deposits in banks                                  496,015            296,000
     Purchase of held-to-maturity investment securities                                 (507,269)        (1,993,345)
                                                                                    ------------       ------------

          Net cash used in investing activities                                      (10,521,251)        (8,402,518)
                                                                                    ------------       ------------

Cash flows from financing activities:

     Net increase in demand, interest-bearing and savings deposits                     3,320,183          3,295,289
     Net increase in certificates of deposit                                          14,155,519          5,622,540
     Proceeds from exercised options                                                      12,738
                                                                                    ------------       ------------

          Net cash provided by financing activities                                   17,488,439          8,917,829
                                                                                    ------------       ------------

          Increase in cash and cash equivalents                                        7,375,212            702,083

Cash and cash equivalents at beginning of year                                        10,280,105          8,141,139
                                                                                    ------------       ------------

Cash and cash equivalents at end of period                                          $ 17,655,317       $  8,843,224
                                                                                    ============       ============

Supplemental disclosure of cash flow information:

     Cash paid during the period for:

          Interest expense                                                          $  1,483,622       $    999,231
          Income taxes                                                              $        800       $        800


                       See notes to financial statements.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

1.    LOANS

      Outstanding loans are summarized below:

                                                   September 30,      December 31,
                                                       2001               2000
                                                   ------------       ------------
      Commercial                                   $  6,213,593       $  3,579,299
      Real estate-mortgage                           22,297,968         16,623,453
      Real estate-construction                        9,982,420          7,797,021
      Agriculture                                     3,686,999          4,262,314
      Consumer                                        2,533,633          1,957,426
                                                   ------------       ------------
                                                     44,714,613         34,219,513

      Deferred loan fees, net                           (91,086)           (79,760)
      Allowance for loan losses                        (580,757)          (418,481)
                                                   ------------       ------------

                                                   $ 44,042,770       $ 33,721,272
                                                   ============       ============

      Changes in the allowance for loan losses were as follows:

                                                            Nine Month       Nine Month          For The
                                                           Period Ended     Period Ended        Year Ended
                                                           September 30,     September 30,      December 31,
                                                               2001             2000               2000
                                                           -------------    -------------       -----------
      Balance, beginning of period                             $ 418,481        $ 296,104         $ 296,104
      Provision charged to operations                            131,336          157,500           289,500
      Losses charged to allowance                                 (2,060)                          (167,123)
      Recoveries                                                  33,000
                                                           -------------    -------------       -----------

                                                               $ 580,757        $ 453,604         $ 418,481
                                                           =============    =============       ===========

      No loans were considered to be impaired at September 30, 2001, compared to $25,000 considered impaired at December 31, 2000 and the related allowance for credit loss on this impaired loan was $12,500.

      The Bank assesses and manages credit risk on an ongoing basis through stringent credit review and approval policies, extensive internal monitoring and established formal lending policies. Additionally, the Bank contracts with an outside loan review consultant to periodically grade new loans and to review the existing loan portfolio. Management believes its ability to identify and assess risk and return characteristics of the Bank's loan portfolio is critical for profitability and growth. Management strives to continue the historically low level of credit losses experienced by continuing its emphasis on credit quality in the loan approval process, active credit administration and regular monitoring. With this in mind, management has designed and implemented a comprehensive loan review and grading system that functions to continually assess the credit risk inherent in the loan portfolio.

      Ultimately, credit quality may be influenced by underlying trends in economic and business cycles. The Bank's business is concentrated in Tuolumne, Calaveras and Stanislaus counties in California. The Bank has significant extensions of credit and commitments to extend credit which are secured by real estate. At September 30, 2001, the Bank had outstanding real estate and real estate construction loans totaling $32,280,388, which represent 72.2% of the loan portfolio. Although management believes the concentration does not have more than the normal risk of collectibility, a substantial decline in the national or local economy in general, or a decline in real estate values in the Bank's primary market areas in particular, could have an adverse impact on the collectibility of these loans. Adverse economic conditions could require an increase in the provision for loan and lease losses, which in turn could adversely affect the Bank's future prospects, results of operations, profitability and stock price.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

2.    INTEREST-BEARING DEPOSITS

      Interest-bearing deposits consisted of the following:

                                        September 30,     December 31,
                                             2001             2000
                                         -----------      -----------
       Savings                           $ 1,978,926      $ 4,623,785
       NOW accounts                        2,827,868        2,218,589
       Money market                        8,800,054        7,637,220
       Public Funds                        1,712,995
       Time, $100,000 or more              9,980,590        6,230,142
       Other time                         21,222,572       12,518,781
                                         -----------      -----------

                                         $46,523,005      $33,228,517
                                         ===========      ===========

      Public funds as of September 30, 2001, consisted of interest-bearings deposits totaling $11,715 and certificates of deposit totaling $1,701,280.

3.    LOAN PRODUCTION OFFICE

      The Bank established a Government Guaranteed Lending Program during the first quarter of 2001. On May 1, 2001, the Bank opened its new loan production office at 3400 Tully Road in Modesto. This office houses the Government Guaranteed Lending Department as well as the Bank's Mortgage Loan Department.

4.    INCOME TAXES

      During the quarter ending September 30, 2001, the Bank undertook a periodic review of the need for a valuation allowance to reduce its deferred tax assets to a level that will more likely than not be realized. Based upon this review, the valuation allowance was reduced to $383,000. The $214,000 benefit related to this reduction was partially offset by taxes on current earnings. The resulting net tax benefit of $96,066 is reflected in the Bank's income statement for the nine month period ended September 30, 2001.

                             CENTRAL CALIFORNIA BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

5.   EARNINGS PER SHARE

     The numerator and denominator of the basic earnings per share computation is as follows:

                                                                   Weighted
                                                                   Average
            For the Nine Month                                    Number of
              Period Ended                            Net           Shares          Per Share
           September 30, 2001                       Income        Outstanding        Amount
     ------------------------------------          ---------      -----------       ----------
     Basic and diluted earnings per share          $ 390,896          611,538           $ 0.64
                                                   =========      ===========       ==========
          For the Nine Month
            Period Ended
          September 30, 2000
     ------------------------------------
     Basic and diluted earnings per share          $ 104,012          610,338           $ 0.17
                                                   =========      ===========       ==========

      At September 30, 2001 and 2000, the dilutive effect on earnings per share, if any, due to the potential issuance of common stock upon the exercise of outstanding stock options is not material.

                                   APPENDIX A

                                MERGER AGREEMENT

                                   APPENDIX A


                                  AGREEMENT AND

                             PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                             WESTERN SIERRA BANCORP

                                       AND

                             CENTRAL CALIFORNIA BANK

                             DATED NOVEMBER 15, 2001

                                TABLE OF CONTENTS

                      AGREEMENT AND PLAN OF REORGANIZATION

                                                                                                PAGE
                                                                                                ----
ARTICLE I - THE MERGER AND RELATED TRANSACTIONS..................................................2
        1.1    Creation of New CCB Bank..........................................................2
        1.2    Merger............................................................................2
               (a)     Merger of New CCB and CCB.................................................2
               (b)     Effect on New CCB Shares..................................................2
               (c)     Effect on CCB Shares......................................................2
               (d)     Effect on WSB Shares......................................................3
               (e)     Alternative Method........................................................3
        1.3    Dissenting Shares of CCB Stock....................................................3
        1.4    Fractional Shares.................................................................3
        1.5    Delivery of Certificates and Cash.................................................4
               (a)     Transfer Agent............................................................4
               (b)     Exchange Procedures.......................................................4
               (c)     Transfers.................................................................5
               (d)     Termination of Exchange Fund..............................................5
               (e)     Lost, Stolen or Destroyed CCB Stock Certificates..........................5
        1.6    CCB Stock Options.................................................................5
        1.7    Effect of the Merger..............................................................5
        1.8    Name of Merged Bank...............................................................6
        1.9    Charter, Articles and Bylaws of Merged Bank.......................................6
        1.10   Directors and Officers of Merged Bank.............................................6
        1.11   Articles of Incorporation, Bylaws and Directors of WSB............................6
        1.12   Director's Agreement..............................................................6
        1.13   Affiliate's Letter................................................................6
        1.14   Cooperation; Best Efforts.........................................................6
        1.15   Director and Officer Liability Insurance..........................................7

ARTICLE II - THE CLOSING.........................................................................7
        2.1    Closing Date......................................................................7
        2.2    Execution of Merger Agreement.....................................................8
        2.3    Documents to be Delivered.........................................................8

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF CCB..............................................8
        3.1    Organization, Standing and Power..................................................8
        3.2    Capitalization....................................................................8
        3.3    Subsidiaries......................................................................9
        3.4    Authority.........................................................................9
        3.5    Branches..........................................................................9
        3.6    Financial Statements.............................................................10
        3.7    Undisclosed Liabilities..........................................................10
        3.8    Title to Assets..................................................................10
        3.9    Real Estate......................................................................10
        3.10   Environmental Liabilities........................................................11

        3.11   Loans and Investments............................................................12
        3.12   Extensions of Credit.............................................................12
        3.13   Deposits.........................................................................12
        3.14   Litigation and Governmental Proceedings..........................................12
        3.15   Contracts and Agreements.........................................................13
        3.16   Performance of Obligations.......................................................14
        3.17   Insurance........................................................................14
        3.18   Taxes............................................................................14
        3.19   Absence of Certain Changes.......................................................15
        3.20   Brokers' and Finders' Fees.......................................................15
        3.21   Employees........................................................................16
        3.22   Regulatory Reports...............................................................16
        3.23   CCB Employee Benefit Plans and Employment and Labor Contracts....................16
        3.24   Stock Option Plans...............................................................18
        3.25   Absence of Certain Practices.....................................................19
        3.26   No Violation of Law..............................................................19
        3.27   Certain Interests................................................................19
        3.28   Minute Books.....................................................................19
        3.29   Accounting Records; Data Processing..............................................19
        3.30   Operating Losses.................................................................19
        3.31   CRA Standing.....................................................................20
        3.32   Accuracy and Currentness of Information Furnished................................20
        3.33   Effective Date of Representations, Warranties, Covenants
                       and Agreements...........................................................20

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF WSB..............................................20
        4.1    Organization, Standing and Power.................................................20
        4.2    Capitalization...................................................................20
        4.3    Subsidiaries.....................................................................21
        4.4    Authority........................................................................21
        4.5    Financial Statements.............................................................22
        4.6    Undisclosed Liabilities..........................................................22
        4.7    Title to Assets..................................................................22
        4.8    Environmental Liabilities........................................................22
        4.9    Loans and Investments............................................................23
        4.10   Litigation and Governmental Proceedings..........................................23
        4.11   Performance of Obligations.......................................................23
        4.12   Insurance........................................................................24
        4.13   Absence of Certain Changes.......................................................24
        4.14   Brokers' and Finders' Fees.......................................................24
        4.15   Employees........................................................................25
        4.16   Regulatory Reports...............................................................25
        4.17   WSB Employee Benefit Plans and Employment and Labor Contracts....................25
        4.18   Absence of Certain Practices.....................................................27
        4.19   No Violation of Law..............................................................28
        4.20   Certain Interests................................................................28
        4.21   Minute Books.....................................................................28
        4.22   Accounting Records; Data Processing..............................................28

        4.23   Operating Losses.................................................................28
        4.24   CRA Standing.....................................................................28
        4.25   Accuracy and Currentness of Information Furnished................................29
        4.26   Effective Date of Representations, Warranties, Covenants
                       and Agreements...........................................................29

ARTICLE V - COVENANTS OF CCB PRIOR TO CLOSING...................................................29
        5.1    Business Records and Information.................................................29
        5.2    Limitations Upon CCB Prior to Closing............................................30
        5.3    Affirmative Conduct of CCB Prior to Closing......................................32
        5.4    Indemnification..................................................................34
        5.5    Execute Merger Agreement.........................................................34
        5.6    Discussion With Third Parties....................................................34
               (a)     Strategic Transactions...................................................34
               (b)     Qualifying Proposal......................................................35
               (c)     Disclosure and Trading...................................................35
        5.7    CCB Stock Options................................................................36
        5.8    CCB Proxy Materials..............................................................36

ARTICLE VI - COVENANTS OF WSB PRIOR TO CLOSING..................................................36
        6.1    Business Records and Information.................................................36
        6.2    Limitations Upon WSB Prior to Closing............................................37
        6.3    Affirmative Conduct of WSB Prior to Closing......................................37
        6.4    Indemnification..................................................................38
        6.5    Execute Merger Agreement.........................................................39
        6.6    Discussion With Third Parties....................................................39
               (a)     Strategic Transactions...................................................39
               (b)     Qualifying Proposal......................................................39
               (c)     WSB Acquisition Transaction..............................................40
               (d)     Disclosure and Trading...................................................40
        6.7    Preparation of WSB Registration Statement and the CCB
                       Proxy Materials..........................................................41
        6.8    WSB Registration Statement.......................................................41
        6.9    Covenant Regarding Board of Directors of Merged Bank.............................41
        6.10   Covenant Regarding Board of Directors of WSB.....................................42

ARTICLE VII - MEETING OF SHAREHOLDERS AND FEDERAL SECURITIES LAWS...............................42
        7.1    Shareholders' Meeting............................................................42
        7.2    Federal Securities Laws..........................................................42

ARTICLE VIII - CONDITIONS PRECEDENT TO OBLIGATIONS OF CCB.......................................43
        8.1    Continued Accuracy of Representations and Warranties.............................43
        8.2    Performance of Obligations.......................................................43
        8.3    Absence of Material Changes......................................................43
        8.4    Officers' Certificate............................................................43
        8.5    Fairness Opinion.................................................................43
        8.6    Appointment of WSB Directors.....................................................44
        8.7    Appointment of New CCB Directors and Officers....................................44

        8.8    Closing Documents................................................................44

ARTICLE IX - CONDITIONS PRECEDENT TO OBLIGATIONS OF WSB.........................................44
        9.1    Continued Accuracy of Representations and Warranties.............................44
        9.2    Performance of Obligations.......................................................44
        9.3    Absence of Material Changes......................................................44
        9.4    Affiliate's Letters..............................................................45
        9.5    Officers' Certificate............................................................45
        9.6    Director's Agreements............................................................45
        9.7    Closing Documents................................................................45

ARTICLE X - CONDITIONS PRECEDENT TO THE MERGER..................................................45
        10.1   Permits and Approvals............................................................45
        10.2   Tax Ruling or Opinion............................................................46
        10.3   Absence of Litigation............................................................47
        10.4   Shareholder Approvals............................................................47
               (a)     Approval of Merger.......................................................47
               (b)     Other Actions............................................................47

ARTICLE XI - TERMINATION........................................................................47
        11.1   Termination of This Agreement....................................................47
        11.2   Immaterial Breach................................................................49
        11.3   Effect of Termination............................................................49
        11.4   Termination Fee and Liquidated Damages...........................................49
               (a)     Termination Fee..........................................................49
               (b)     Liquidated Damages.......................................................50
               (c)     Exclusive Remedy.........................................................50

ARTICLE XII - GENERAL PROVISIONS................................................................50
        12.1   Expenses.........................................................................50
        12.2   Notices..........................................................................50
        12.3   Successors and Assigns...........................................................51
        12.4   Third Party Beneficiaries........................................................51
        12.5   Counterparts.....................................................................51
        12.6   Governing Law....................................................................51
        12.7   Captions.........................................................................51
        12.8   Exhibits and Schedules...........................................................52
        12.9   Representations and Warranties...................................................52
        12.10  Waiver and Modification..........................................................52
        12.11  Attorneys' Fees..................................................................52
        12.12  Knowledge........................................................................52
        12.13  Entire Agreement.................................................................52
        12.14  Consents.........................................................................52
        12.15  Severability.....................................................................52
        12.16  Press Release....................................................................52
        12.17  Arbitration......................................................................53

                                LIST OF EXHIBITS

EXHIBITS

Merger Agreement.....................................................  Exhibit A
Director's Agreement (CCB)...........................................  Exhibit B
Affiliate's Letter...................................................  Exhibit C
Closing Schedule.....................................................  Exhibit D

                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of November 15, 2001, by and between Western Sierra Bancorp, a California corporation ("WSB"), 3350 Country Club Drive, Suite 202, Cameron Park, California 95682, and Central California Bank, a California banking corporation ("CCB"), 14685 Mono Way, Sonora, California 95370, pursuant to which CCB will become a separate, wholly-owned subsidiary of WSB, with reference to the following:

                                 R E C I T A L S

                WHEREAS, CCB is a California banking corporation with its principal office in the City of Sonora, State of California, and WSB is a California corporation with its principal office in the City of Cameron Park, State of California;

                WHEREAS, Lake Community Bank ("LCB") is a California banking corporation with its principal office in the City of Lakeport, State of California, and Western Sierra National Bank ("WSNB") is a national banking association with its principal office in the City of Cameron Park, State of California, and both are wholly-owned subsidiaries of WSB;

                WHEREAS, CCB and WSB desire to enter into this Agreement which contemplates the acquisition of CCB by WSB, pursuant to which CCB will become a separate, wholly-owned subsidiary of WSB;

                WHEREAS, this Agreement provides for the completion of the acquisition of CCB by WSB through the merger (the "Merger") of CCB with a newly formed California banking corporation which shall be a wholly-owned subsidiary of WSB ("New CCB Bank") under the applicable laws of the State of California and in accordance with the separate agreement of merger (the "Merger Agreement") to be entered into by and between New CCB Bank and CCB substantially in the form of Exhibit "A" hereto;

                WHEREAS, to consummate the Merger the parties hereto will have to take various steps and actions in furtherance of the transaction contemplated by this Agreement (collectively, with the Merger, the "Transactions");

                WHEREAS, the Boards of Directors of WSB and CCB have determined that this Agreement and the Transactions are in the best interests of their respective shareholders and have approved this Agreement and authorized its execution; and

                WHEREAS, WSNB proposes to sell and transfer to CCB its Sonora Main, Sonora Junction, Twain Harte and Colombia branches (the "Branches") as soon as possible after the consummation of the Transactions and CCB proposes to acquire the Branches, subject to completion of a separate definitive branch acquisition agreement and regulatory approvals;

                NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound, the parties hereto agree as follows:

                                A G R E E M E N T

                                    ARTICLE I

                       THE MERGER AND RELATED TRANSACTIONS

        1.1 CREATION OF NEW CCB BANK. As soon as practicable, WSB shall: (i) organize New CCB Bank ("New CCB") pursuant to Section 350 et seq. of the California Financial Code as a new California banking corporation, wholly-owned by WSB; and (ii) cause New CCB to file an application for deposit insurance with the Federal Deposit Insurance Corporation (the "FDIC"). The Articles of Incorporation and Bylaws of New CCB shall be identical to CCB's Articles of Incorporation and Bylaws except for the corporate name.

        1.2 MERGER. The Merger shall become effective (the "Effective Time of the Merger") on the date that the Merger Agreement is filed with the Commissioner of the California Department of Financial Institutions (the "Commissioner"), after having been filed with the California Secretary of State and previously approved by the Commissioner as provided in Section 2.2 hereof. At the Effective Time of the Merger, and pursuant to the terms of this Agreement and the Merger Agreement, the following transactions will be deemed to have occurred simultaneously:

                (a) MERGER OF NEW CCB AND CCB. New CCB and CCB will merge, and the separate corporate existence of CCB shall cease. New CCB as the corporation surviving the Merger is sometimes referred to herein as the "Merged Bank."

                (b) EFFECT ON NEW CCB SHARES. Each share of the common stock of New CCB (the "New CCB Stock") issued and outstanding immediately prior to the Effective Time of the Merger, on and after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of WSB or New CCB, shall be converted into one share of common stock of the Merged Bank (the "Merged Bank Stock"). Each outstanding stock certificate which prior to the Effective Time of the Merger represented shares of New CCB Stock automatically and for all purposes shall be deemed to represent the number of shares of Merged Bank Stock into which the shares of New CCB Stock represented by such certificate have been converted as provided in this Section 1.2(b); provided, however, at the request of WSB, the Merged Bank shall exchange WSB's certificate or certificates formerly representing shares of New CCB Stock for a certificate or certificates of Merged Bank Stock.

                (c) EFFECT ON CCB SHARES. Each share of the common stock, no par value, of CCB (the "CCB Stock") issued and outstanding immediately prior to the Effective Time of the Merger, except for Dissenting CCB Shares (as defined in Section 1.3 hereof), on and after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of CCB or the holders of CCB Stock, automatically shall be canceled and cease to be an issued and outstanding share of CCB Stock, and shall be converted into the right to elect to receive newly issued shares of common stock, no par value, of WSB ("WSB Stock"), valued at the WSB Stock Market Value (as that term is defined below), cash or a combination thereof equal to $14.10; provided, however, that the aggregate total WSB Stock Market Value for the shares of WSB Stock payable in the Merger shall be equal to or as nearly equal to (taking into consideration that cash will be paid in lieu of fractional shares) $4,998,000; and provided further that the aggregate total amount of cash payable in the Merger shall be equal to or as nearly equal to (taking into consideration that cash will be paid in lieu of fractional shares) $4,175,070, less the aggregate total of the Per Option Merger Consideration (as that term is defined in Section 1.6 hereof) payable by CCB pursuant to Section 1.6, plus the aggregate total of the per share exercise prices for all CCB Stock Options (as that term is defined in Section 1.6 hereof) exercised after the date hereof and not subject to purchase pursuant to Section
        1.6 hereof. Holders of CCB Stock shall be entitled to elect whether to receive WSB Stock, cash, or any combination thereof in accordance with the procedures established in Section 1.5(b) hereof. For purposes of this Agreement, "WSB Stock Market Value" shall be determined by taking the higher of: (i) the average of the closing prices of the WSB Stock on the Nasdaq National Market for the 20 trading days immediately preceding the fifth business day prior to the Closing Date (the "WSB Average Price"); or (ii) $11.90.

        Certificates formerly evidencing shares of CCB Stock shall be surrendered for payment and exchange to the Transfer Agent (as defined in Section 1.5 hereof) in accordance with Section 1.5.

                (d) EFFECT ON WSB SHARES. Each share of WSB Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, remain issued and outstanding and shall automatically and for all purposes be deemed to represent one share of common stock of WSB.

                (e) ALTERNATIVE METHOD. Anything herein to the contrary notwithstanding, upon written notice to CCB, WSB may at any time prior to the Effective Time of the Merger change the method of effecting the acquisition of CCB (including, without limitation, the provisions of this Article I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall: (i) alter or change the amount or kind of consideration to be issued to holders of CCB Stock as provided for in this Agreement;
        (ii) cause the transaction to be treated as anything other than a tax-free reorganization to WSB, CCB and, except to the extent cash is received, the holders of CCB Stock; or (iii) materially impede or delay the receipt of any approvals referred to in Section 10.1 or the consummation of the Transactions contemplated by this Agreement.

        1.3 DISSENTING SHARES OF CCB STOCK. Subject to the limitations of California Corporations Code Section 1300(b), any shareholder of CCB who shall have lawfully dissented from the Transactions in accordance with the applicable statutes of the State of California, and who shall have timely demanded payment of the value of such shareholder's CCB Stock and submitted such shares for endorsement as provided in California Corporations Code Section 1300(b) ("Dissenting CCB Shares"), shall thereafter have only such rights as are provided a dissenting shareholder in accordance with said statutes and shall have no other rights under this Agreement or as shareholders of WSB.

        1.4 FRACTIONAL SHARES. No fractional shares of WSB Stock shall be issued in the Merger. In lieu thereof, each holder of CCB Stock who would otherwise be entitled to receive fractional shares of WSB Stock shall receive an amount in cash equal to the WSB Average Price multiplied by the fraction of a share of WSB Stock to which such holder would otherwise be entitled.

        1.5 DELIVERY OF CERTIFICATES AND CASH.

                (a) TRANSFER AGENT. Prior to the Effective Time of the Merger, WSB shall deliver or cause to be delivered to Computershare Investor Services, LLC, its transfer agent (the "Transfer Agent"): (i) an amount of cash equal to $3,700,000; and (ii) a sufficient number of certificates representing the shares of WSB Stock to be issued to CCB's shareholders. Delivery to the holders of CCB Stock of the certificates for WSB Stock and cash to which they are entitled will subsequently be made by the Transfer Agent against delivery of share certificates formerly evidencing CCB Stock (duly executed and in proper form for transfer) to the Transfer Agent in accordance with this Section 1.5 and the terms and conditions of an agreement to be entered into by and between WSB and the Transfer Agent (the "Transfer Agent Agreement"). A copy of the Transfer Agent Agreement will be provided to CCB and its counsel for approval prior to consummation of the Merger, which approval shall not be unreasonably withheld.

                (b) EXCHANGE PROCEDURES. As soon as practicable, but not more than 30 days after the Effective Time of the Merger, the Transfer Agent will send a notice and transmittal form to each holder of a certificate previously representing shares of CCB Stock advising such holders of the applicable terms of the conversion effected by the Merger and the procedure for surrendering to the Transfer Agent such certificate for payment and conversion. Each holder of such certificates, upon surrender of the same to the Transfer Agent in accordance with such transmittal form, shall be entitled to elect to receive the consideration provided for in Section 1.2(c) hereof. Those holders of such certificates who surrender their certificates to the Transfer Agent in accordance with such transmittal form within 30 days after the date the transmittal forms are first mailed to such holders shall have the opportunity to elect payment of $14.10 in the form of WSB Stock, cash or any combination thereof for each share of CCB Stock represented by such surrendered certificates. In the event that such holders of CCB Stock have requested more shares of WSB Stock or more cash than available pursuant to Section 1.2(c) hereof, the Transfer Agent shall adjust all such requests, on a pro rata basis, such that the aggregate number of shares of WSB Stock issued shall not exceed the number of shares available and the aggregate amount of cash issued shall not exceed the amount of cash available pursuant to Section 1.2(c) hereof. Those holders of such certificates who surrender their certificates to the Transfer Agent in accordance with such transmittal form after 30 days from the Effective Time of the Merger shall not be entitled to elect the form of payment of $14.10 but instead shall be paid WSB Stock, cash or any combination thereof, on a pro rata basis out of the then remaining shares of WSB Stock and cash available pursuant to Section 1.2(c) hereof. If the consideration for shares of CCB Stock provided for in
        Section 1.2(c) is to be delivered to any person other than the registered holder of said shares surrendered for exchange, the amount of any stock transfer tax or similar taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person shall be paid to the Transfer Agent by such person, or the Transfer Agent may refuse to make such exchange unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. The certificates so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

                (c) TRANSFERS. After the Effective Time of the Merger, there shall be no transfers on the stock transfer books of CCB of the CCB Stock that was outstanding immediately prior to the Effective Time of the Merger.

                (d) TERMINATION OF EXCHANGE FUND. Any portion of the cash delivered to the Transfer Agent (including the proceeds of any investments thereof) that remains unclaimed by the holders of CCB Stock for six months after the Effective Time of the Merger shall be returned to WSB. Any holders of CCB Stock who have not theretofore complied with this Section 1.5 shall thereafter look only to WSB for exchange of their CCB Stock upon due surrender of their certificates (or affidavits of loss in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of WSB, CCB, the Transfer Agent or any other person shall be liable to any former holder of CCB Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                (e) LOST, STOLEN OR DESTROYED CCB STOCK CERTIFICATES. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by WSB, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Transfer Agent shall exchange such lost, stolen or destroyed certificate, upon due surrender thereof, in accordance with the provisions of this Section 1.5.

        1.6 CCB STOCK OPTIONS. Prior to the Effective Time of the Merger, CCB shall purchase each outstanding option theretofore granted by CCB to its employees and directors to purchase shares of CCB Stock ("CCB Stock Option") that has not theretofore been exercised or terminated at a price per CCB Stock Option (the "Per Option Merger Consideration") equal to: (i) the difference between (A) $14.10 and (B) the per share exercise price applicable to each such CCB Stock Option; (ii) multiplied by the total number of shares of CCB Stock subject to each such CCB Stock Option. CCB shall pay the holders of CCB Stock Options pursuant to this Section 1.6 immediately prior to the Effective Time of the Merger. Any such CCB Stock Options not purchased by CCB pursuant to such offer and not exercised prior to the Effective Time of the Merger shall expire at the Effective Time of the Merger.

        1.7 EFFECT OF THE MERGER. By virtue of the Merger and at the Effective Time of the Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of New CCB and CCB shall be vested in and be held and enjoyed by the Merged Bank, without further act or deed, and all the estates and interests of every kind of New CCB and CCB, including all debts due to either of them, shall be as effectively the property of the Merged Bank as they were the property of New CCB and CCB, and the title to any real estate vested by deed or otherwise in either New CCB or CCB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of New CCB and CCB shall be preserved unimpaired, and all debts, liabilities and duties of New CCB and CCB shall be debts, liabilities and duties of the Merged Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

        1.8 NAME OF MERGED BANK. Prior to the Effective Time of the Merger, New CCB shall file a Certificate of Amendment of its Articles of Incorporation changing its corporate name to "Central California Bank" with the Commissioner and thereafter shall file the Certificate of Amendment with the California Secretary of State as of the Closing Date. Immediately thereafter, a certified copy of the Certificate of Amendment shall be submitted to the Commissioner.

        1.9 CHARTER, ARTICLES AND BYLAWS OF MERGED BANK. The Charter, Insurance of Accounts, Articles of Incorporation and Bylaws of New CCB as in effect immediately prior to the Effective Time of the Merger shall be the Charter, Insurance of Accounts, Articles of Incorporation and Bylaws of the Merged Bank, except as provided in Section 1.8 hereof.

        1.10 DIRECTORS AND OFFICERS OF MERGED BANK. The directors of New CCB immediately prior to the Effective Time of the Merger shall be the directors of the Merged Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Merged Bank; provided, however, that prior to the Effective Time of the Merger New CCB shall:
(i) appoint either nine or ten directors from CCB's existing Board of Directors to the Board of Directors of New CCB effective as of the Closing Date; and (ii) cause all incumbent directors of New CCB, except for Charles Bacchi, Lary Davis and Gary D. Gall, to resign from the Board of Directors of New CCB effective as of the Closing Date. The officers of New CCB immediately prior to the Effective Time of the Merger shall be the officers of the Merged Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Merged Bank; provided, however, that prior to the Effective Time of the Merger New CCB shall: (i) cause all incumbent officers of New CCB to resign as officers of New CCB effective as of the Closing Date; and (ii) appoint all incumbent officers of CCB as officers of New CCB effective as of the Closing Date.

        1.11 ARTICLES OF INCORPORATION, BYLAWS AND DIRECTORS OF WSB. At the Closing, WSB's Articles of Incorporation and Bylaws as in effect immediately prior to the Closing shall remain the Articles of Incorporation and Bylaws of WSB. At the Effective Time of the Merger, two members of CCB's Board of Directors designated by WSB, in its sole and absolute discretion, shall be appointed to the Board of Directors of WSB.

        1.12 DIRECTOR'S AGREEMENT. Concurrently with the execution of this Agreement, CCB shall cause its directors to enter into an agreement in the form of Exhibit "B" hereto, pursuant to which each director shall agree to vote or cause to be voted all shares of his or her CCB Stock with respect to which such director has voting power on the date hereof or hereafter acquired to approve the Transactions contemplated hereby and all requisite matters related thereto.

        1.13 AFFILIATE'S LETTER. Concurrently with the execution of this Agreement, CCB shall use its best efforts to cause each of its "affiliates" for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), to sign an Affiliates' Letter substantially in the form of Exhibit "C" hereto. At the Closing, CCB shall use its best efforts to cause any affiliates who had not previously signed an Affiliates' Letter to do so. Each share of WSB Stock issued in respect of CCB Stock pursuant to the Merger to each of CCB's affiliates shall bear the restrictive legend specified in Exhibit "C".

        1.14 COOPERATION; BEST EFFORTS. Each of the parties, consistent with the fiduciary duties of the directors of each party, will use its best efforts to consummate the Transactions contemplated by this Agreement and cooperate in any action necessary or advisable to facilitate such consummation including, without limitation, making all filings required in order to obtain any necessary consents or to comply with any law and providing any information required in connection therewith.

        1.15 DIRECTOR AND OFFICER LIABILITY INSURANCE. WSB, from and after the Effective Time of the Merger, will directly or indirectly cause the persons who served as directors or officers of CCB on or before the Effective Time of the Merger to be covered by WSB's existing directors' and officers' liability insurance policy (provided that WSB may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) or so-called tail coverage obtained in connection with CCB's directors' and officers' liability insurance policies in effect as of the Effective Time of the Merger; provided that WSB shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date hereof by CCB for such insurance. Subject to the preceding sentence, such insurance coverage shall commence on the Effective Time of the Merger and will be provided for a period of no less than three (3) years after the Effective Time of the Merger. From the date hereof through the Effective Time of the Merger and subject to the foregoing, CCB shall use its best efforts to arrange for tail coverage related to its then current policies of directors' and officers' liability insurance and, following the Effective Time of the Merger, WSB shall exercise those rights which it may have in order to commence such coverage. In connection with any active, pending claim which may arise after the date hereof through the Effective Time of the Merger under an existing CCB directors' and officers' liability insurance policy, WSB will take no action that would have the effect of waiving any such claim and will not omit to take any action that is necessary to preserve such claim.

        In the event WSB or any of its successors or assigns (A) consolidates with or merges into any third person, group or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any third person, group or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of WSB assume the obligations set forth in this Section 1.15. The provisions of this Section 1.15 are intended to be for the benefit of, and shall be enforceable by, each of CCB's directors and officers as of the Effective Time of the Merger and his or her heirs and representatives.

                                   ARTICLE II

                                   THE CLOSING

        2.1 CLOSING DATE. The consummation of the Transactions contemplated by this Agreement (the "Closing"), unless another date or place is agreed in writing by the parties hereto, shall take place at the main office of WSB in Cameron Park at a time and on a date mutually agreeable to CCB and WSB within fifteen days after the last of the following shall have occurred: (i) the receipt of all approvals and consents specified in Article X hereof; (ii) the expiration of the applicable waiting period under the Bank Merger Act and the Bank Holding Company Act of 1956, as amended (the "BHCA"); and (iii) all conditions specified in Articles VIII, IX and X hereof shall have been satisfied (the "Closing Date"); provided, however, that if the parties cannot agree on the Closing Date, the Closing Date shall be the last business day in such fifteen day period.

        2.2 EXECUTION OF MERGER AGREEMENT. Prior to the Closing Date and as soon as practicable after the organization of New CCB, the approval of this Agreement and the Transactions contemplated hereby by the shareholder of New CCB and the shareholders of CCB, and the satisfaction of the conditions precedent to the consummation of the Merger, the Merger Agreement in the form attached as Exhibit "A" (as amended, if necessary, to conform to the requirements of law or a governmental authority or agency having authority over the Merger, which requirements are not materially in contravention of any of the substantive terms hereof) shall be executed by CCB and New CCB. As soon as possible thereafter, the Merger Agreement, along with the requisite Officers' Certificates, shall be submitted to the Commissioner for approval and endorsement pursuant to Section 4887(a) of the California Financial Code and, thereafter, shall be filed with the California Secretary of State. Prior to the close of business on the Closing Date, an executed copy of the Merger Agreement with the approval of the Commissioner endorsed therein and certified by the California Secretary of State shall be filed with the Commissioner as provided in Section 4887(b) of the California Financial Code effective as of the close of business on the Closing Date. The Merger shall become effective in accordance with the provisions of
Section 1.2 of this Agreement.

        2.3 DOCUMENTS TO BE DELIVERED. The parties shall deliver, or cause to be delivered, the documents called for by the Closing Schedule attached hereto as Exhibit "D," along with such other documents or certificates as may be necessary, in the reasonable opinion of counsel for each of the parties, to effectuate the Transactions called for hereunder. In the event that counsel for any of the parties believes that documents necessary for the Closing have not been set forth on the Closing Schedule, counsel shall advise the other party in writing, no less than five business days prior to the Closing Date, setting forth a brief description of the additional documents desired and such documents shall also be provided at the Closing. If, at any time after the Effective Time of the Merger, the Merged Bank or WSB or their successors or assigns shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to further effectuate the Transactions set forth herein or contemplated hereby, the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such Transactions, whether at the Closing or thereafter.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF CCB

        CCB hereby represents and warrants to WSB as follows:

        3.1 ORGANIZATION, STANDING AND POWER. CCB is a California state banking corporation, duly organized, validly existing and in good standing under the laws of the State of California, and is authorized by the Commissioner to conduct a commercial banking business. CCB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of CCB nor the location of any of its properties requires that it be licensed or qualified to do business in any jurisdiction other than the State of California. Attached hereto as Schedule 3.1 are true and correct copies of its Articles of Incorporation and Bylaws, as amended to the date hereof.

        3.2 CAPITALIZATION. The authorized capitalization of CCB consists of 10,000,000 shares of common stock, no par value, of which 612,738 shares are issued and outstanding as of the date of this Agreement. As of the date of this Agreement, the CCB Stock was held by approximately 536 shareholders of record and the CCB Stock was registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of the outstanding shares of the CCB Stock are validly issued, fully paid and nonassessable. Except as contemplated herein and except for stock options covering 138,000 shares of the CCB Stock under the CCB 1998 Stock Option Plan there are presently, and on the Closing Date there will be, no outstanding options, warrants or other rights in or with respect to the unissued shares of the CCB Stock or any securities convertible into such CCB Stock, and CCB is not obligated to issue any additional shares of its CCB Stock or any other security convertible into its CCB Stock.

        3.3 SUBSIDIARIES. Except as set forth on Schedule 3.3, CCB does not own, directly or indirectly (except as pledged pursuant to loans which are not in default or for shares held by CCB as the result of any foreclosure by CCB on any loan, which shares do not exceed 4.9% of the outstanding common stock of any such company), any outstanding stock or other voting interests in any corporation, partnership, joint venture or other entity. Each such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction.

        3.4 AUTHORITY. The execution and delivery by CCB of this Agreement and the Merger Agreement and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of CCB. The Agreement is, and the Merger Agreement will be, binding and enforceable obligations of CCB, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or federally insured banks, or by general equitable principles, or by 12 U.S.C. 1818(b)(6)(D). Neither the execution and delivery by CCB of this Agreement or the Merger Agreement, nor the consummation of the Transactions contemplated herein or therein, nor compliance by CCB with any of the provisions hereof or thereof will: (i) conflict with, or result in a breach of, any provision of its Articles of Incorporation or Bylaws; or (ii) except as set forth in Schedule 3.4, constitute a material breach of, or result in a material default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which CCB or any of its properties or assets are subject. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of CCB, and no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by CCB of this Agreement or the Merger Agreement or the consummation by CCB of the Transactions contemplated hereby or thereby, except: (i) approval of this Agreement and the Merger Agreement by the shareholders of CCB; (b) such approvals of this Agreement, the Merger Agreement, and the Transactions contemplated herein as may be required by the Federal Reserve Board (the "FRB") pursuant to the BHCA, the Federal Deposit Insurance Corporation (the "FDIC") pursuant to the Bank Merger Act, and the Commissioner pursuant to Section 700 et seq. and Section 4880 et seq. of the California Financial Code; and (iii) as set forth on Schedule 3.4.

        3.5 BRANCHES. Except for its main office located at 14685 Mono Way, Sonora, California 95370, and its branch offices located at 181 South Washington Street, Sonora, California 95370, and 400 East Olive Avenue, Turlock, California 95380, a loan production office located at 3400 Tully Road, Suite B, Modesto, California 95350, and an approved but unopened branch to be located in Antioch, California, CCB does not operate or conduct business out of any other location and has not applied for or received permission to open any other branch or to operate out of any other location.

        3.6 FINANCIAL STATEMENTS. Except as disclosed in the notes relating thereto, or otherwise on Schedule 3.6, the audited financial statements of CCB as of and for the periods ended December 31, 1999 and 2000, as well as the unaudited financial statements of CCB as of and for the periods ended September 30, 2000 and 2001, attached hereto as Schedule 3.6 (all of these statements are collectively referred to herein as the "CCB Financial Statements"): (i) fairly and accurately present the financial condition of CCB as of the dates thereof and the results of operations and its cash flows for the periods therein set forth; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and (iii) are based on the books and records of CCB. Except to the extent that WSB and CCB have agreed that, following regulatory approval being obtained and the satisfaction of all other conditions to the Closing and immediately prior to the Effective Time of the Merger, CCB shall, if permissible under and subject to compliance with generally accepted accounting principles and the rules and regulations of the applicable regulatory authorities, taking into account the consummation of the Merger, increase its reserve for possible loan losses by $100,000, CCB's reserves for possible loan losses as disclosed in the CCB Financial Statements dated September 30, 2001 were adequate as of such date to absorb reasonably anticipated losses in the loan portfolio of CCB in view of the size and character of such portfolio, then current economic conditions, and other pertinent factors; and no facts have subsequently come to the attention of management of CCB which would cause management to restate as of such date in any material way the level of such reserves for possible loan losses. The CCB Financial Statements have properly accrued for all known and reasonably anticipated liabilities and contingencies, including any liabilities providing for severance and other compensation resulting from a change in control pursuant to employment agreements. With respect to other real estate owned by CCB, the value attributed thereto for purposes of preparing the CCB Financial Statements does not exceed the aggregate fair market value of such real estate as of the date of acquisition of such real estate or as subsequently reduced, all in accordance with generally accepted accounting principles. With regard to investments owned by CCB, the value attributed thereto for purposes of preparing the CCB Financial Statements is in accordance with generally accepted accounting principles.

        3.7 UNDISCLOSED LIABILITIES. Except for the disclosures contained in
Schedule 3.7, CCB does not have any liabilities or obligations, either accrued or contingent, which are material to CCB and which have not been reflected or disclosed in the CCB Financial Statements. CCB does not know of any basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is reasonably likely to result in or cause any material adverse change in the business or financial condition of CCB, which is not fairly reflected in the CCB Financial Statements or otherwise disclosed in Schedule 3.7 hereto.

        3.8 TITLE TO ASSETS. Except for liens for current taxes not yet due and payable and except as disclosed in the CCB Financial Statements or in Schedule
3.8 hereto, CCB has good, valid and marketable title to all material properties and assets, other than real property and securities pledged to secure public deposits or retail repurchase agreements, owned or stated to be owned by CCB and reflected on the CCB Financial Statements, or acquired after December 31, 2000 (except properties sold or otherwise transferred in the ordinary course of business since December 31, 2000), free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature.

        3.9 REAL ESTATE. Except for the information disclosed in Schedule 3.9 hereto, there is no other real property, including leaseholds (copies of all leases to which CCB is a party are attached to Schedule 3.9 hereto) and "other real estate owned," owned by CCB. Schedule 3.9 contains, among other things, an accurate summary of all material commitments which CCB has to improve real estate owned or leased by it. CCB has good and marketable title to all the real property, and valid leasehold interests in the leaseholds, described in Schedule 3.9, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims and encumbrances, except for: (i) rights of lessors, co-lessees or sublessees in such matters which are reflected in the leases; (ii) current taxes not yet due and payable; (iii) as described in any title policies (included in Schedule 3.9); (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; or (v) except as described in Schedule 3.9 hereto. Copies of title policies for properties described in Schedule 3.9 as owned by CCB have been delivered or made available to WSB. The activities of CCB with respect to its real property owned and their leaseholds for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any governmental department or agency relative to environmental matters affecting such property, except as otherwise disclosed in Schedule 3.9. CCB enjoys quiet and peaceful possession of all such property. All tangible properties of CCB that are material to the business, financial condition, results of operations or prospects of CCB are in a good state of maintenance and repair, except for ordinary wear and tear, and are adequate for the conduct of the business of CCB as presently conducted. Except as set forth in Schedule 3.9: (i) the execution of this Agreement and the Merger Agreement, the performance of the obligations of CCB hereunder and thereunder and the consummation of the Transactions contemplated hereby and thereby do not conflict in any material way with and will not result in a material breach or material default under any lease, agreement or contract described in Schedule 3.9, or give any other party thereto a right to terminate or modify any term thereof; (ii) each lease and agreement under which CCB is a lessee or holds or operates any property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of CCB, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability; (iii) CCB and each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement and there is no pending or, to the best of CCB's knowledge, threatened proceeding that would interfere with the quiet enjoyment of such leasehold or such material property by CCB; (iv) to the best of CCB's knowledge, no underground storage tanks or surface impoundments are on or in the real property; and (v) to the best of CCB's knowledge, no asbestos is contained or located on any of the real property.

        3.10 ENVIRONMENTAL LIABILITIES. To the best of CCB's knowledge, except as set forth on Schedule 3.10, no properties of CCB or properties in which CCB holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of CCB's knowledge, CCB does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property now owned or leased by CCB and held as security for a loan or in which CCB otherwise has an interest, to the best of CCB's knowledge, CCB has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

        3.11 LOANS AND INVESTMENTS. Except as disclosed in Schedule 3.11 hereto:
(i) all the loans and investments of CCB are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption; and (ii) CCB is not subject to any liability or claim for violation of any state or federal law or regulation concerning extensions of credit, including, without limitation, those relating to discriminatory lending practices and truth-in- lending. Except for investments that have matured or been sold, Schedule 3.11 sets forth all of the investments reflected in the balance sheets of CCB dated December 31, 2000 and September 30, 2001. Except as set forth in Schedule 3.11, none of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of CCB to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act or state securities laws. Except as set forth in Schedule 3.11, as of December 31, 2000 and September 30, 2001, CCB had no holdings of positions in forwards, futures, options, swaps, interest rate caps, collars and floors, or any other similar instruments ("Derivative Instruments"). Except as set forth in Schedule 3.11, since January 1, 1999, CCB has not engaged in any transactions in or involving Derivative Instruments except as agent on the order and for the account of others. Schedule 3.11 sets forth for each Derivative Instrument held by CCB since January 1, 1999, the present book value and market value, if applicable, the open exposure of CCB, if any, and whether any counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement.

        3.12 EXTENSIONS OF CREDIT. Schedule 3.12 sets forth a description of:
(a) by type and classification, if any, all loans, leases or other extensions of credit by CCB on nonaccrual; (b) by type and classification, if any, all loans, leases, or other extensions of credit or other real estate owned that have been classified by the Commissioner, FDIC, external or internal auditors, directors, management or other examiners as "Watch List," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all loans, leases or other extensions of credit of CCB as to which any payment of principal, interest or other amount is 90 days or more past due. With respect to loan delinquencies, Schedule 3.12 contains the monthly loan delinquency report dated on or about September 30, 2001, in the form customarily prepared for and delivered to the Board of Directors of CCB.

        3.13 DEPOSITS. Except as set forth on Schedule 3.13, there are no deposit accounts outstanding at CCB with an outstanding balance as of September 30, 2001, in excess of $100,000.

        3.14 LITIGATION AND GOVERNMENTAL PROCEEDINGS. Except as otherwise expressly disclosed in Schedule 3.14, CCB: (i) is not engaged in, or, to the best of CCB's knowledge, threatened with, any legal action or other proceeding before any court or administrative agency which might be material to its business or in which the amount claimed against it is $25,000 or more; (ii) is not in material default of any of its duties or obligations under, or with respect to, any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or other instrumentality having jurisdiction over CCB or its business; (iii) has not been served with written notice of and is not, to the best knowledge of CCB, under investigation with respect to, any material violation of any provision of federal, state or local laws, rules, or regulations; and (iv) is not subject to any order, letter agreement or written direction of any governmental agency with respect to its financial or operating ratios, or with respect to any other standards or tests imposed by state and federal laws and regulations, including, without limitation, those relating to net worth, liquidity and the maintenance of reserves, nor, to the best of CCB's knowledge, has any such order, letter agreement or written direction been proposed to CCB. Schedule 3.14 contains a list identifying any claims pending on behalf of CCB against the Small Business Administration (the "SBA"), any other governmental agencies, or any third parties for reimbursement for loan defaults, indicating the date of the claim, the name of the borrower, and the amount of the claim.

        3.15 CONTRACTS AND AGREEMENTS. Except as provided by this Agreement and except as set forth in Schedule 3.15, CCB is not a party to any material contract, agreement, commitment or offer which may become a binding obligation if accepted by another person or entity, whether written or oral (collectively referred to herein as an "Understanding") which individually, or with all other similar Understandings relating to the same or similar subject matter, falls within any of the following classifications:

                (a) Any loan commitment, agreement, pledge, conditional sale contract, security agreement, lease (excluding leases of real property listed in Schedule 3.9), guarantee, subordination agreement or other similar or related type of Understanding (but not including any deposit agreements as to which CCB is the debtor), involving the expenditure of $10,000 or more as to which CCB is a debtor, pledgor, lessee or obligor;

                (b) Any Understanding for the employment of any officer or employee which is not terminable by CCB without liability, except as may be provided by law, on not more than 30 days' notice;

                (c) Any Understanding with any labor organization;

                (d) Any Understanding which obligates CCB for a period in excess of one year to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment;

                (e) Any Understanding for the sale of any of its assets in excess of $25,000 in amount, or for the grant of any preferential right to purchase any of its assets, properties or rights in excess of $25,000 in amount, or which requires the consent of any third party to the transfer and assignment of any of its assets, properties or rights in excess of $25,000 in amount, other than in the ordinary course of business;

                (f) Any Understanding for the borrowing of any money by CCB or for a line of credit to CCB, except borrowings from the Federal Reserve Bank of San Francisco or the Federal Home Loan Bank of San Francisco in the ordinary course of business;

                (g) Any Understanding for any one capital expenditure or series of related capital expenditures in excess of $10,000;

                (h) Any Understanding to make, renew or extend the term of a loan to any affiliate (as that term is defined for purposes of Rule 144 under the Securities Act) or group of persons related to any affiliate, which, including any undisbursed or unfunded amount, when aggregated with all outstanding indebtedness of such affiliate or group of related persons to CCB, would exceed $250,000;

                (i) Any Understanding of any kind (other than contracts relating to demand, savings or time deposits) with any director or officer of CCB or with any affiliate or member of the immediate family (defined to include a person's spouse, parents, in laws, descendants or siblings) of any such director, officer or affiliate;

                (j) Any Understanding for the sale of loans with recourse; or

                (k) Any Understanding not otherwise disclosed pursuant to this
        Section 3.15 which is material to the financial condition, results of operations, assets or business of CCB.

        True and correct copies of all contracts, including amendments thereto, setting forth the foregoing Understandings, are attached as a part of Schedule 3.15.

        3.16 PERFORMANCE OF OBLIGATIONS. Except as has been disclosed in
Schedule 3.16, CCB has performed in all material respects all of the material obligations required to be performed by it to date and CCB is not in default in any material respect under any agreement, contract or lease to which it is a party or subject or is otherwise bound and which are material to the financial condition of CCB; and no party with whom CCB has an agreement which is of material importance to the business of CCB is in material default thereunder.

        3.17 INSURANCE. Except as set forth in Schedule 3.17, CCB has in full force and effect policies of insurance, including, without limitation, a banker's blanket bond, with respect to its assets and business and against such casualties and contingencies and of such amounts, types and forms as are appropriate for its business, operations, properties and assets and as are usual and customary in the banking industry. Set forth in Schedule 3.17 hereto is a schedule of all policies of insurance (other than title insurance) carried and owned by CCB; showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to or made available to WSB a copy of each such policy of insurance. Since commencing its business, CCB has continually maintained a fidelity bond insuring it against acts of dishonesty by its employees in such amounts as are disclosed in Schedule 3.17. Except as disclosed in Schedule 3.17, no claims have been made under such bond. CCB is not aware of any facts which would form the basis of a claim under any such bond; nor does CCB have any reason to believe that any insurance coverage will not be renewed by the existing carrier on substantially the same terms as existing coverage.

        3.18 TAXES. Except as set forth in Schedule 3.18 hereto, CCB has timely filed all federal, state and local tax returns required to be filed by it or on its behalf. Except as set forth in Schedule 3.18, all taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the CCB Financial Statements. None of the federal, state and local tax returns of CCB have been audited by the Internal Revenue Service or other governmental authorities having jurisdiction over the examination of such returns except for the years or periods indicated in Schedule 3.18. All material deficiencies (including interest and penalties, if any, thereon), if any, imposed as a result of such examinations have been either paid, or have been accrued as a liability on the CCB Financial Statements, or are being contested in good faith and are disclosed in Schedule 3.18. No material tax deficiency has been or to the knowledge of CCB is proposed to be assessed against CCB by any federal, state or local authority or agency. CCB has not agreed to any extension of time for the assessment of any taxes of whatsoever kind or nature payable by it, nor has CCB waived or been requested to waive any applicable statute of limitations with relation to the payment of any federal, state or local taxes. The accruals for taxes reflected on the CCB Financial Statements are adequate for all unpaid federal, state or local taxes (including interest and penalties, if any, thereon) due, or which became due for any period commencing prior to December 31, 2000.

        3.19 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 3.19 or as permitted by this Agreement, since December 31, 2000, the business of CCB has been conducted diligently and only in the ordinary course, in the same manner as heretofore conducted and there has not been:

                (a) Any change (other than changes affecting financial institutions generally, including changes in interest rates, laws or regulations) in the financial condition of CCB which has been materially adverse;

                (b) Any declaration, setting aside, or the payment of any dividend or other distribution with respect to CCB Stock or the issuance of any additional shares of, or options to purchase, CCB Stock or any other security of CCB;

                (c) Any damage, destruction or loss (whether or not covered by insurance) which individually or taken as a whole materially adversely affects the property, business or prospects of CCB;

                (d) Any change in accounting methods or practices of CCB other than required by generally accepted accounting principles;

                (e) Any revaluation by CCB of any of CCB's assets except as may be applicable to available-for-sale securities;

                (f) Any increase in the salary schedule or compensation rate, or the declaration, payment or commitment or obligation of any kind for the payment by CCB of a bonus or other additional salary or compensation, other than in accordance with past practice;

                (g) Any sale, assignment or transfer of any material assets of CCB except in the ordinary course of business;

                (h) Any waiver or release of any material right or claim of CCB, except in the ordinary course of business; or

                (i) Any agreement to take any action specified in Sections 3.19(a) through (h) hereof.

        3.20 BROKERS' AND FINDERS' FEES. Neither CCB nor any of its officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement or the Transactions contemplated herein, or which has resulted in, or may give rise to, any obligation on the part of CCB or WSB therefor, except that CCB has engaged the firm of Alex Sheshunoff and Co. to act as its financial adviser and to render an opinion regarding the fairness of the consideration in the form of WSB Stock and cash or a combination thereof in the Merger, from a financial point of view, to CCB shareholders. CCB has provided WSB with a true and accurate copy of its agreement with Alex Sheshunoff and Co. CCB agrees to indemnify and hold WSB harmless from and against any and all claims, liabilities, or obligations with respect to any other brokers' or finders' fees, commissions, or expenses asserted by any other person on the basis of any act or statement alleged to have been made by CCB or its affiliates.

        3.21 EMPLOYEES. Except as disclosed in Schedule 3.21, there are no material controversies pending or, to the best of CCB's knowledge, threatened between CCB and any of its employees. Except as disclosed in the CCB Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on the books of CCB.

        3.22 REGULATORY REPORTS. Except as disclosed in Schedule 3.22, since January 1, 1999, CCB has filed all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto (such reports, filings and amendments referred to hereinafter as "CCB Filings"), that were required to be filed with: (i) the Commissioner; (ii) FDIC; and (iii) any other applicable regulatory agency, except where the failure to file such reports, returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of CCB. Except as otherwise set forth in Schedule 3.22, no administrative actions have been taken or orders issued in connection with such CCB Filings and as of their respective dates, each of such CCB Filings: (i) complied in all material respects with all rules and regulations promulgated by the regulatory agency with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such CCB Filings that was intended to present the financial position of CCB fairly presented the financial position of CCB and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. CCB has furnished WSB with true and correct copies of all CCB Filings filed by CCB since January 1, 1999.

        3.23 CCB EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AND LABOR CONTRACTS.

                (a) Except as disclosed in Schedule 3.23, there are no director and/or employee benefit plans or any collective bargaining agreements, labor contracts and employment agreements in which CCB participates, or by which it is bound, including, without limitation: (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, ESOP, retainer consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) any written employment agreement and any other employment agreement whether written or oral; (iii) any other "employee benefit plan" [within the meaning of
        Section 3(3) of the Employee Retirement Income Security Act of 1975 ("ERISA")] (collectively, the "CCB Employment Agreements"); or (iv) any salary continuation or change in control agreements. Except as disclosed in Schedule 3.23: (i) there are no negotiations, demands or proposals that are pending or, to the best knowledge of CCB, threatened that concern matters now covered, or that would be covered, by any employment agreements or employee benefit plans other than amendments to plans qualified under

        Section 401 of the Internal Revenue Code (the "Code") that are required by the Tax Reform Act of 1986 and later legislation; (ii) CCB is in material compliance with the requirements prescribed by any and all rules and regulations currently in effect including but not limited to ERISA and the Code applicable to all such employee benefit plans; (iii) CCB is in compliance in all material respects with all other rules and regulations applicable to employee benefit plans and employment agreements; (iv) CCB has performed all of its obligations under all such employee benefit plans and employment agreements; and (v) there are no actions, suits or claims pending or, to the best knowledge of CCB, threatened against any such employee benefit plans, or the assets of such plans, or with respect to any CCB Employment Agreements, and, to the best knowledge of CCB, no facts exist which are reasonably likely to give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans or CCB on account of any such employment agreements, whether written or oral.

                (b) Except as disclosed in Schedule 3.23, the "employee pension benefit plans" (within the meaning of Section 312 of ERISA) described on
        Schedule 3.23 have been duly authorized by the Board of Directors of CCB. Except as set forth in Schedule 3.23, each such plan and associated trust is qualified in form and operation under Section 401(a) and exempt from tax under Section 501(a) of the Code, respectively, and, to the best knowledge of CCB, no event has occurred that will or is reasonably likely to give rise to disqualification of any such plan or loss of the exemption from tax of any such trust under said sections. To the best knowledge of CCB, no event has occurred that will or is reasonably likely to subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. To the best knowledge of CCB, no prohibited transaction (within the meaning of Section 409 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans. To the best knowledge of CCB, no employee of CCB has engaged in any transactions which could subject CCB to indemnify such person against liability. To the best knowledge of CCB, all costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. To the best knowledge of CCB, no employee benefit plan has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor, to the best knowledge of CCB, are there any unfunded amounts under any employee benefit plan; nor, to the best knowledge of CCB, has CCB failed to make any contributions or pay any amount due and owing as required by law or the terms of any employee benefit plan or employment agreement. Subject to amendments that are required by the Tax Reform Act of 1986 as amended and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that to the best knowledge of CCB, would increase the amount of benefits thereunder.

                (c) CCB does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan to which
        Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

                (d) There have been no acts or omissions by CCB that have given rise to or, to the best knowledge of CCB, may give rise to fines, penalties, taxes, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code.

                (e) Except as disclosed in Section 3.23(h), CCB does not maintain any employee benefit plan or employment agreement pursuant to which any benefit plan or other payment will be required to be made by CCB or pursuant to which any other benefit will accrue or vest in any director, officer or employee of CCB, in either case as a result of the consummation of the transactions contemplated by the Agreement.

                (f) To the best knowledge of CCB, no "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.

                (g) To the best knowledge of CCB, all amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made.

                (h) Except for the persons named in Schedule 3.23, no director, officer or employee of CCB is entitled to receive any benefit or any payment of any amount under any existing employment agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated in this Agreement, and with respect to each such person, CCB has included in Schedule 3.23 the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan. CCB has furnished WSB with true and correct copies of all documents with respect to the plans and agreements referred to in Schedule 3.23 delivered as of the date of this Agreement, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the employee pension benefit plans of CCB referred to in Schedule 3.23 delivered as of the date of this Agreement, if any, or except as noted therein, CCB has furnished WSB with true and accurate copies of: (i) the Form 5500 which was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (ii) the most recent determination letter from the Internal Revenue Service; (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. To the best knowledge of CCB, the documents referred to in subdivisions
        (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with generally accepted accounting principles applied on a consistent basis.

        3.24 STOCK OPTION PLANS. Schedule 3.24 sets forth a true and correct copy of CCB's 1998 Stock Option Plan and a schedule showing the names, dates of grant, vesting schedules, termination dates, and option prices for each option outstanding as of the date of this Agreement. The 1998 Stock Option Plan has been duly approved by the Board of Directors and shareholders of CCB. Schedule
3.24 sets forth a copy of the Order of Exemption issued by the Commissioner. Each stock option has been approved by the Board of Directors of CCB, and, upon exercise of the options in accordance with their terms, the shares of CCB Stock issued have been and will be validly issued, fully paid and nonassessable.

        3.25 ABSENCE OF CERTAIN PRACTICES. Except as disclosed on Schedule 3.25, neither CCB, nor to the best knowledge of CCB any officer, director, employee or agent of CCB, directly or indirectly, within the past three years, gave or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person in order to obtain business for or further the business of CCB.

        3.26 NO VIOLATION OF LAW. CCB is in substantial compliance with all material laws relating to its business or employment practices or the ownership of its properties, and is in substantial compliance with each material law, ordinance, order, decree or regulation of any governmental entity applicable to the conduct thereof or the ownership of the properties related thereto, except in each case for violations which either individually or in the aggregate do not and will not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of CCB.

        3.27 CERTAIN INTERESTS. Except as disclosed on Schedule 3.27, except in arm's-length transactions pursuant to normal commercial terms and conditions:
(i) no officer or director of CCB has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of CCB except for the normal rights of a shareholder of CCB; (ii) no such person is indebted to CCB except for normal business expense advances or lending transactions in the ordinary course of business on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others; and (iii) CCB is not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. Except as disclosed on Schedule 3.23, the consummation of the Transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from CCB to any employee of CCB.

        3.28 MINUTE BOOKS. The minute books of CCB accurately reflect all material actions duly taken by the shareholders, Board of Directors and committees of CCB and contain true and complete copies of CCB's Articles of Incorporation and Bylaws and all amendments thereto.

        3.29 ACCOUNTING RECORDS; DATA PROCESSING. CCB has records that, in all material respects, fairly reflect its transactions, and accounting controls sufficient to ensure that such transactions are in all material respects: (i) executed in accordance with management's general or specific authorization; and
(ii) recorded in conformity with generally accepted accounting principles. Except as set forth in Schedule 3.29, the procedures and equipment, including, without limitation, the data processing equipment, data transmission equipment, and related peripheral equipment and software, used by CCB in the operation of its business (including any disaster recovery facility) to generate and retrieve such records are adequate in relation to the size and complexity of the business of CCB.

        3.30 OPERATING LOSSES. Except as disclosed on Schedule 3.30, there is no individual Operating Loss (as defined below) in excess of $5,000 that has occurred at CCB during the period after December 31, 2000. Except as disclosed on Schedule 3.30, since December 31, 2000, no event

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

has occurred, and no action has been taken or omitted to be taken by any employee of CCB that has resulted in the incurrence by CCB of an Operating Loss or that might reasonably be expected to result in the incurrence by CCB of an Operating Loss after December 31, 2000, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $5,000 by itself or $10,000 when aggregated with all other Operating Losses during such period. For purposes of this Agreement, "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, employee dishonesty, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines, civil money penalties, fines, litigation, claims, arbitration awards or other similar acts or occurrences.

        3.31 CRA STANDING. CCB's compliance under the Community Reinvestment Act (the "CRA") should not constitute grounds for either the denial by any regulatory agency of any application to consummate the Transactions contemplated by this Agreement or the imposition of a materially burdensome condition in connection with the approval of any such application. CCB has not been advised of any concerns regarding compliance with the CRA by any regulatory agency or any other person.

        3.32 ACCURACY AND CURRENTNESS OF INFORMATION FURNISHED. The representations and warranties made by CCB hereby and in the schedules hereto contain no statements of fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such schedules from being misleading. CCB hereby covenants that it shall, as of the Effective Time of the Merger, amend and/or supplement the schedules prepared and delivered pursuant to this Article III to ensure that the information set forth in such schedules accurately reflects the then-current status of CCB.

        3.33 EFFECTIVE DATE OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of CCB set forth in this Agreement shall be deemed to be made on and as of the date hereof and, as subsequently amended and/or supplemented as provided in Section 3.32, as of the Effective Time of the Merger.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF WSB

        WSB hereby represents and warrants to CCB as follows:

        4.1 ORGANIZATION, STANDING AND POWER. WSB is a California corporation, duly organized, validly existing and in good standing under the laws of the State of California and WSB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of WSB nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of California.

        4.2 CAPITALIZATION. The authorized capitalization of WSB consists of 10,000,000 shares of Preferred Stock, no par value, of which no shares are issued and outstanding, and 10,000,000 shares of Common Stock, no par value, of which 3,354,824 shares are issued and outstanding as of the date of this Agreement. As of the date of this Agreement, WSB Stock was held by

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

approximately 1,600 shareholders of record and the WSB Stock was registered under the Exchange Act. All of the outstanding shares of the WSB Stock are, and when issued in exchange for the CCB Stock will be, validly issued, fully paid and nonassessable.

        4.3 SUBSIDIARIES. Except for LCB, WSNB, and Sentinel Associates, Inc. (collectively, the "WSB Subsidiaries"), WSB does not own, directly or indirectly (except as pledged pursuant to loans which are not in default or for shares held by the WSB Subsidiaries as the result of any foreclosure by the WSB Subsidiaries on any loan, which shares do not exceed 4.9% of the outstanding common stock of any such company), any outstanding stock or other voting interests in any corporation, partnership, joint venture or other entity. LCB is a California state banking corporation, duly organized, validly existing and in good standing under the laws of the State of California. WSNB is national banking association, duly authorized, validly existing and in good standing under the laws of the United States. Sentinel Associates, Inc. is a California corporation, duly organized, validly existing and in good standing under the laws of the State of California. LCB and WSNB are "insured banks" as defined in Section 3(h) of the FDI Act; and the WSB Subsidiaries have all requisite corporate power and authority to own, lease and operate their properties and assets and carry on their businesses as presently conducted. Neither the scope of the business of the WSB Subsidiaries nor the location of any of their properties require that they be licensed or qualified to do business in any jurisdiction other than the State of California. The shares of the WSB Subsidiaries' common stock held by WSB are free and clear of all security interests, encumbrances, restrictions, claims or other defects in title.

        4.4 AUTHORITY. The execution and delivery by WSB of this Agreement and the consummation of the Transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of WSB. The Agreement is, and the Merger Agreement will be, binding and enforceable obligations of WSB and New CCB, respectively, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or California corporations, or by general equitable principles, or by 12 U.S.C. Section 1818(b)(6)(D). Neither the execution and delivery by WSB of this Agreement, nor the consummation of the Transactions contemplated herein, nor compliance by WSB with any of the provisions hereof will: (i) conflict with, or result in a breach of, any provision of its Articles of Incorporation or Bylaws; or (ii) except as set forth in Schedule 4.4, constitute a material breach of, or result in a material default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which WSB and the WSB Subsidiaries or any of their properties or assets are subject. No consent or approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of WSB and the WSB Subsidiaries, and no consent or approval of, or notice to any other person or entity, is required in connection with the execution and delivery by WSB of this Agreement or by New CCB of the Merger Agreement or the consummation by WSB of the Transactions contemplated hereby or thereby, except: (i) approval of this Agreement and the Merger Agreement by the sole shareholder of New CCB; (ii) such approvals of this Agreement, the Merger Agreement, and the Transactions contemplated herein and therein as may be required by the FRB pursuant to the BHCA, the FDIC pursuant to the Bank Merger Act and the Commissioner pursuant to
Section 700 et seq. and Section 4880 et seq. of the California Financial Code; and (iii) as set forth on Schedule 4.4.

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

        4.5 FINANCIAL STATEMENTS. Except as disclosed in the notes relating thereto, or otherwise on Schedule 4.5, the audited consolidated financial statements of WSB as of and for the periods ended December 31, 1999 and 2000, as well as the unaudited consolidated financial statements of WSB as of and for the periods ended September 30, 2000 and 2001, attached hereto as Schedule 4.5 (all of these statements are collectively referred to herein as the "WSB Financial Statements"): (i) fairly and accurately present the financial condition of WSB as of the dates thereof and the results of operations and its cash flows for the periods therein set forth; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and (iii) are based on the books and records of WSB. WSB's reserves for possible loan losses as disclosed in the WSB Financial Statements dated September 30, 2001 were adequate as of such dates to absorb reasonably anticipated losses in the loan portfolio of WSB in view of the size and character of such portfolio, then current economic conditions, and other pertinent factors; and no facts have subsequently come to the attention of management of WSB which would cause management to restate as of such date in any material way the level of such reserves for possible loan losses. With respect to other real estate owned by WSB, the value attributed thereto for purposes of preparing the WSB Financial Statements does not exceed the aggregate fair market value of such real estate as of the date of acquisition of such real estate or as subsequently reduced, all in accordance with generally accepted accounting principles. With regard to investments owned by WSB, the value attributed thereto for purposes of preparing the WSB Financial Statements is in accordance with generally accepted accounting principles.

        4.6 UNDISCLOSED LIABILITIES. Except for the disclosures contained in
Schedule 4.6, neither WSB nor the WSB Subsidiaries have any liabilities or obligations, either accrued or contingent, which are material to WSB and which have not been reflected or disclosed in the WSB Financial Statements. Neither WSB nor the WSB Subsidiaries know of any basis for the assertion against them of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is reasonably likely to result in or cause any material adverse change in the business or financial condition of WSB which is not fairly reflected in the WSB Financial Statements or otherwise disclosed in
Schedule 4.6 hereto.

        4.7 TITLE TO ASSETS. Except for liens for current taxes not yet due and payable and except as disclosed in the WSB Financial Statements or in Schedule
4.7 hereto, WSB and the WSB Subsidiaries have good, valid and marketable title to all material properties and assets, other than real property and securities pledged to secure public deposits or retail repurchase agreements, owned or stated to be owned by WSB or any of the WSB Subsidiaries and reflected on the WSB Financial Statements, or acquired after December 31, 2000 (except properties sold or otherwise transferred in the ordinary course of business since December 31, 2000), free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature.

        4.8 ENVIRONMENTAL LIABILITIES. To the best of WSB's knowledge, except as set forth on Schedule 4.8, no properties of WSB or the WSB Subsidiaries or properties in which WSB or the WSB Subsidiaries hold a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of WSB's knowledge, WSB or the WSB Subsidiaries do not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other

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                                       22
provisions regulating the discharge of materials into the environment. As to any real property now owned or leased by WSB or the WSB Subsidiaries and held as security for a loan or in which WSB or the WSB Subsidiaries otherwise have an interest, to the best of WSB's knowledge, WSB or the WSB Subsidiaries have not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that or they have become an owner or operator of such real property under applicable environmental laws.

        4.9 LOANS AND INVESTMENTS. Except as disclosed in Schedule 4.9 hereto:
(i) all the loans and investments of WSB and the WSB Subsidiaries are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption; and (ii) WSB and the WSB Subsidiaries are not subject to any liability or claim for violation of any state or federal law or regulation concerning extensions of credit, including, without limitation, those relating to discriminatory lending practices and truth-in-lending. Except as set forth in Schedule 4.9, none of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of WSB and the WSB Subsidiaries to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act or state securities laws. Except as set forth in Schedule 4.9, as of December 31, 2000 and September 30, 2001, neither WSB nor the WSB Subsidiaries had holdings of positions in Derivative Instruments. Except as set forth in Schedule 4.9, since January 1, 1999, neither WSB nor the WSB Subsidiaries have engaged in any transactions in or involving Derivative Instruments except as agent on the order and for the account of others. Schedule 4.9 sets forth for each Derivative Instrument held by WSB or the WSB Subsidiaries since January 1, 1999, the present book value and market value, if applicable, the open exposure of the WSB Subsidiaries, if any, and whether any counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement.

        4.10 LITIGATION AND GOVERNMENTAL PROCEEDINGS. Except as otherwise expressly disclosed in Schedule 4.10, neither WSB nor the WSB Subsidiaries: (i) are engaged in, or, to the best of WSB's knowledge, threatened with, any legal action or other proceeding before any court or administrative agency which might be material to its business or in which the amount claimed against it is $100,000 or more; (ii) are in material default of any of its duties or obligations under, or with respect to, any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or other instrumentality having jurisdiction over WSB or its business;
(iii) have been served with written notice of and is not, to the best knowledge of WSB, under investigation with respect to, any material violation of any provision of federal, state or local laws, rules, or regulations; or (iv) are subject to any order, letter agreement or written direction of any governmental agency with respect to its financial or operating ratios, or with respect to any other standards or tests imposed by state and federal laws and regulations, including, without limitation, those relating to net worth, liquidity and the maintenance of reserves, nor, to the best of WSB's knowledge, has any such order, letter agreement or written direction been proposed to WSB or any of the WSB Subsidiaries. Schedule 4.10 contains a list identifying any claims pending on behalf of WSB or any of the WSB Subsidiaries against the Small Business Administration (the "SBA"), any other governmental agencies, or any third parties for reimbursement for loan defaults, indicating the date of the claim, the name of the borrower, and the amount of the claim.

        4.11 PERFORMANCE OF OBLIGATIONS. Except as disclosed in Schedule 4.11, WSB and the WSB Subsidiaries have performed in all material respects all of the material obligations required to be performed by them to date and WSB or the WSB Subsidiaries are not in default in any material

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                                       23
respect under any agreement, contract or lease to which they are a party or subject or are otherwise bound and which are material to the financial condition of WSB and the WSB Subsidiaries; and no party with whom WSB or the WSB Subsidiaries have an agreement which is of material importance to the business of WSB is in material default thereunder.

        4.12 INSURANCE. Except as set forth in Schedule 4.12, WSB and the WSB Subsidiaries have in full force and effect policies of insurance, including, without limitation, a banker's blanket bond, with respect to its assets and business and against such casualties and contingencies and of such amounts, types and forms as are appropriate for its business, operations, properties and assets and as are usual and customary in the banking industry. Set forth in
Schedule 4.12 hereto is a schedule of all policies of insurance (other than title insurance) carried and owned by WSB and the WSB Subsidiaries; showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. Since commencing business, WSB and the WSB Subsidiaries have continually maintained a fidelity bond insuring them against acts of dishonesty by their respective employees in such amounts as are disclosed in Schedule 4.12.

        4.13 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 4.13 or as permitted by this Agreement, since December 31, 2000, the business of WSB and the WSB Subsidiaries have been conducted diligently and only in the ordinary course, in the same manner as heretofore conducted and there has not been:

                (a) Any change (other than changes affecting financial institutions generally, including changes in interest rates, laws or regulations) in the financial condition of WSB and the WSB Subsidiaries which has been materially adverse;

                (b) Any damage, destruction or loss (whether or not covered by insurance) which individually or taken as a whole materially adversely affects the property, business or prospects of WSB or the WSB Subsidiaries;

                (c) Any change in accounting methods or practices of WSB or the WSB Subsidiaries other than required by generally accepted accounting principles;

                (d) Any revaluation by WSB of any of WSB's or any WSB Subsidiary's assets except as may be applicable to available-for-sale securities;

                (e) Any sale, assignment or transfer of any material assets of WSB or any WSB Subsidiary except in the ordinary course of business;

                (f) Any waiver or release of any material right or claim of WSB or any WSB Subsidiary, except in the ordinary course of business; or

                (g) Any agreement to take any action specified in Sections 4.13(a) through (f) hereof.

        4.14 BROKERS' AND FINDERS' FEES. Neither WSB, nor any WSB Subsidiary, nor any of their officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement or the

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

Transactions, or which has resulted in, or may give rise to, any obligation on the part of WSB, any WSB Subsidiary or CCB therefor. WSB agrees to indemnify and hold CCB harmless from and against any and all claims, liabilities, or obligations with respect to any brokers' or finders' fees, commissions, or expenses asserted by any person on the basis of any act or statement alleged to have been made by WSB or its affiliates.

        4.15 EMPLOYEES. Except as disclosed in Schedule 4.15, there are no material controversies pending or, to the best of WSB's knowledge, threatened between WSB, the WSB Subsidiaries and any of their employees. Except as disclosed in the consolidated WSB Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on the books of WSB.

        4.16 REGULATORY REPORTS. Except as disclosed in Schedule 4.16, since January 1, 1999, WSB and the WSB Subsidiaries have filed all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto (such reports, filings and amendments referred to hereinafter as "WSB Filings"), that were required to be filed with: (i) the Commissioner; (ii) the FDIC; (iii) the Federal Reserve; (iv) the Securities and Exchange Commission (the "SEC"); (v) the Office of the Comptroller of the Currency (the "OCC"); and (vi) any other applicable regulatory agency, except where the failure to file such reports, returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of WSB. Except as otherwise set forth in Schedule 4.16, no administrative actions have been taken or orders issued in connection with such WSB Filings and as of their respective dates, each of such WSB Filings: (i) complied in all material respects with all rules and regulations promulgated by the regulatory agency with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such WSB Filings that was intended to present the financial position of each WSB Subsidiary or WSB fairly presented the financial position of the WSB Subsidiary or WSB and was prepared in accordance with generally accepted accounting principles or banking regulations and/or securities rules and regulations, as applicable, consistently applied, except as stated therein, during the periods involved. WSB has furnished CCB with true and correct copies of all WSB Filings filed by the WSB Subsidiaries or WSB since January 1, 1999.

        4.17 WSB EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AND LABOR CONTRACTS.

                (a) Except as disclosed in Schedule 4.17 there are no employee benefit plans or any collective bargaining agreements, labor contracts and employment agreements in which WSB or the WSB Subsidiaries participate, or by which they are bound, including, without limitation:
        (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, ESOP, retainer consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) any written employment agreement and any other employment agreement whether written or oral; or (iii) any other "employee benefit plan" [within the meaning of Section 3(3) of "ERISA"] (collectively, the "WSB Employment Agreements"). Except as set forth in Schedule 4.17: (i) there are no negotiations, demands or proposals that are pending or, to the best of WSB's knowledge, threatened that concern matters now covered, or that would be covered, by any employment agreements or employee

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                                       25
        benefit plans other than amendments to plans qualified under Section 401 of the Code that are required by the Tax Reform Act of 1986 and later legislation; (ii) WSB and the WSB Subsidiaries are in material compliance with the requirements prescribed by any and all rules and regulations currently in effect including but not limited to ERISA and the Code applicable to all such employee benefit plans; (iii) WSB and the WSB Subsidiaries are in compliance in all material respects with all other rules and regulations applicable to employee benefit plans and employment agreements; (iv) WSB and the WSB Subsidiaries have performed all of their obligations under all such employee benefit plans and employment agreements; and (v) there are no actions, suits or claims pending or, to the best of WSB's knowledge, threatened against any such employee benefit plans, the assets of such plans, or with respect to any employment agreements, and, to the best knowledge of WSB, no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans or WSB or any WSB Subsidiary on account of any such employment agreements, whether written or oral.

                (b) Except as disclosed in Schedule 4.17, the "employee pension benefit plans" (within the meaning of Section 312 of ERISA) described in
        Schedule 4.17 of WSB and the WSB Subsidiaries have been duly authorized by the Board of Directors of WSB or of the applicable WSB Subsidiary. Except as disclosed in Schedule 4.17, each such plan and associated trust is qualified in form and operation under Section 401(a) and exempt from tax under Section 501(a) of the Code, respectively, and, to the best knowledge of WSB, no event has occurred that will or is reasonably likely to give rise to disqualification of any such plan or loss of the exemption from tax of any such trust under said sections. To the best knowledge of WSB, no event has occurred that will or is reasonably likely to subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. To the best knowledge of WSB, no prohibited transaction (within the meaning of Section 409 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans. To the best knowledge of WSB, no employee of WSB or any WSB Subsidiary has engaged in any transactions which could subject WSB or any WSB Subsidiary to indemnify such person against liability. All costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. To the best knowledge of WSB, no employee benefit plan has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor, to the best knowledge of WSB, are there any unfunded amounts under any employee benefit plan; nor, to the best knowledge of WSB, has WSB or any WSB Subsidiary failed to make any contributions or pay any amount due and owing as required by law or the terms of any employee benefit plan or employment agreement. Subject to amendments that are required by the Tax Reform Act of 1986 as amended and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that, to the best knowledge of WSB, would increase the amount of benefits thereunder.

                (c) WSB and WSB Subsidiaries do not sponsor or participate in, and have not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

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

                (d) WSB and the WSB Subsidiaries do not sponsor or participate in, and have not sponsored or participated in, any employee benefit pension plan that is a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) that would subject WSB or the WSB Subsidiaries to any liability with respect to any such plan.

                (e) All group health plans of WSB and the WSB Subsidiaries (including any plans of affiliates of WSB or the WSB Subsidiaries that must be taken into account under Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

                (f) There have been no acts or omissions by WSB or the WSB Subsidiaries that have given rise to or, to the best knowledge of WSB or the WSB Subsidiaries, may give rise to fines, penalties, taxes, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code.

                (g) Except as disclosed in Section 4.12(j), WSB and the WSB Subsidiaries do not maintain any employee benefit plan or employment agreement pursuant to which any benefit plan or other payment will be required to be made by WSB or the WSB Subsidiaries or pursuant to which any other benefit will accrue or vest in any director, officer or employee of WSB or any WSB Subsidiary, in either case as a result of the consummation of the transactions contemplated by the Agreement.

                (h) To the best knowledge of WSB, no "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.

                (i) To the best knowledge of WSB, all amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made.

                (j) Except for the persons named in Schedule 4.17, no director, officer or employee of WSB or of any WSB Subsidiary is entitled to receive any benefit or any payment of any amount under any existing employment agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated in this Agreement, and with respect to each such person, WSB has included in Schedule 4.17 the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan.

        4.18 ABSENCE OF CERTAIN PRACTICES. Except as disclosed in Schedule 4.18, to the best knowledge of WSB, neither WSB nor the WSB Subsidiaries, nor any officer, director, employee or agent of WSB or of the WSB Subsidiaries has, directly or indirectly, within the past three years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person in order to obtain business for or further the business of WSB or of the WSB Subsidiaries.

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        4.19 NO VIOLATION OF LAW. WSB and the WSB Subsidiaries are in
substantial compliance with all material laws relating to their business or employment practices or the ownership of their properties, and are in substantial compliance with each material law, ordinance, order, decree or regulation of any governmental entity applicable to the conduct thereof or the ownership of the properties related thereto, except in each case for violations which either individually or in the aggregate do not and will not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of WSB and the WSB Subsidiaries.

        4.20 CERTAIN INTERESTS. Except as disclosed in Schedule 4.20, except in arm's-length transactions pursuant to normal commercial terms and conditions:
(i) no officer or director of WSB or any WSB Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of WSB or any of the WSB Subsidiaries except for the normal rights of a shareholder of WSB; (ii) no such person is indebted to WSB or to any WSB Subsidiary except for normal business expense advances or lending transactions in the ordinary course of business on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others; and (iii) WSB and the WSB Subsidiaries are not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. Except as disclosed in Schedule 4.20, the consummation of the Transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from WSB or from the WSB Subsidiaries to any employee of WSB or the WSB Subsidiaries.

        4.21 MINUTE BOOKS. The minute books of WSB and the WSB Subsidiaries accurately reflect all material actions duly taken by the shareholders, Boards of Directors and committees of WSB or of the WSB Subsidiaries, as applicable, and contain true and complete copies of Articles of Incorporation and Bylaws and all amendments thereto of WSB and the WSB Subsidiaries.

        4.22 ACCOUNTING RECORDS; DATA PROCESSING. WSB and the WSB Subsidiaries have records that, in all material respects, fairly reflect their transactions and accounting controls sufficient to ensure that such transactions are in all material respects: (i) executed in accordance with management's general or specific authorization; and (ii) recorded in conformity with generally accepted accounting principles.

        4.23 OPERATING LOSSES. Except as disclosed in Schedule 4.23, there is no individual Operating Loss (as defined below) in excess of $50,000 that has occurred at WSB or at any of the WSB Subsidiaries during the period after December 31, 2000. Except as disclosed on Schedule 4.23, since December 31, 2000, no event has occurred, and no action has been taken or omitted to be taken by any employee of WSB or any WSB Subsidiary that has resulted in the incurrence by WSB or by any of the WSB Subsidiaries of an Operating Loss or that might reasonably be expected to result in the incurrence by WSB or by any WSB Subsidiary of an Operating Loss after December 31, 2000, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $50,000 by itself or $100,000 when aggregated with all other Operating Losses during such period.

        4.24 CRA STANDING. The WSB Subsidiaries' compliance under the CRA should not constitute grounds for either the denial by any regulatory agency of any application to consummate the Transactions contemplated by this Agreement or the imposition of a materially burdensome condition in connection with the approval of any such application. The WSB Subsidiaries have not

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been advised of any concerns regarding compliance with the CRA by any regulatory agency or any other person.

        4.25 ACCURACY AND CURRENTNESS OF INFORMATION FURNISHED. The representations and warranties made by WSB hereby and in the schedules hereto contain no statements of fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such schedules from being misleading. WSB hereby covenants that it shall, as of the Effective Time of the Merger, amend and/or supplement the schedules prepared and delivered pursuant to this Article IV to ensure that the information set forth in such schedules accurately reflects the then-current status of WSB and the WSB Subsidiaries.

        4.26 EFFECTIVE DATE OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of WSB set forth in this Agreement shall be deemed to be made on and as of the date hereof and, as subsequently amended and/or supplemented as provided in Section 4.20, as of the Effective Time of the Merger.

                                    ARTICLE V

                        COVENANTS OF CCB PRIOR TO CLOSING

        CCB hereby covenants and agrees with WSB as follows:

        5.1 BUSINESS RECORDS AND INFORMATION. During the period commencing on the date hereof, and ending on the Closing Date, CCB will afford WSB, its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable WSB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, operations, assets and properties of CCB and the conditions thereof, and to update such examination at such reasonable intervals as WSB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of CCB in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of or interference with the normal business operations of CCB. No such examination or WSB's examination prior to the date of this Agreement, however, shall constitute a waiver or relinquishment on the part of WSB of its right to rely upon the representations, warranties or covenants made by CCB herein or pursuant hereto. CCB will permit an authorized representative or representatives of WSB, designated as such from time to time by WSB's President (the "WSB Representative") access during normal business hours to all of its business, operations, properties, books, files and records for the additional purpose of rendering any approvals required of WSB by CCB pursuant to Section 5.2. In addition, CCB shall provide WSB and the WSB Representative with three days' notice of all regular meetings of its Board of Directors and notice, at the same time notice is given to members, of any committee meeting, and the earliest possible notice of all special meetings of its Board of Directors. CCB will permit the WSB Representative to attend and observe all Board and committee meetings (except during confidential discussions regarding the Merger), and CCB shall indemnify and hold harmless WSB, New CCB and the WSB Representative in connection with actions taken by CCB: (i) pursuant to any approvals obtained pursuant to Section 5.2; or (ii) during any Board or committee meetings attended and observed by the WSB Representative. It is agreed and acknowledged by CCB that any such indemnification may be deemed a material adverse change pursuant to Section 8.3 hereof. CCB will

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hold in strict confidence all documents and information concerning WSB or the
WSB Subsidiaries obtained pursuant to the disclosure Schedules of Article IV hereof or pursuant to Section 6.1 and will not use such documents or information for its own benefit (except to the extent that such documents or information are a matter of public record or require disclosure in any application necessary to obtain regulatory approval of the Transactions contemplated by this Agreement) and, if the Transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents and any documents provided pursuant to Section 6.3(c) shall be returned to WSB, without any copies being retained by CCB and CCB shall destroy any document, memoranda, notes and other writings whatsoever prepared by CCB or any of its agents relating to or containing the confidential information promptly upon notice by WSB. Upon request by WSB, such destruction shall be certified in writing to WSB by an authorized officer of CCB supervising such destruction.

        5.2 LIMITATIONS UPON CCB PRIOR TO CLOSING. Except as required by this Agreement, between the date hereof and the Closing Date, without the prior written consent of WSB, which shall not be unreasonably withheld and which shall be deemed granted if within five days after receipt of written request refusal of such written consent is not received from WSB by CCB, CCB shall not do any of the following:

                (a) Create or take action to incur any liabilities in excess of $10,000 or having a term in excess of one year, other than liabilities incurred in the usual and ordinary course of business or in connection with the creation or performance of this Agreement;

                (b) Except in the usual and ordinary course of business, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of CCB securing an obligation in excess of $10,000 or having a term in excess of one year, and except for a pledge of security interests given in connection with the acceptance of repurchase agreements or government deposits;

                (c) Make or become a party to any contract or commitment in excess of $10,000 or having a term in excess of one year, or renew, extend, amend or modify any contract or commitment in excess of $10,000, except in the usual and ordinary course of business or except in connection with the Transactions contemplated in this Agreement or the Merger Agreement;

                (d) Make any loan, loan commitment, or renewal or extension thereof ("Loan") to any person or entity, which, individually or when aggregated with all other outstanding Loans made by CCB to such person or entity, exceeds $250,000 if the Loan is unsecured or is secured but is an exception to CCB's Loan Policy, or exceeds $500,000 if the Loan is secured and in conformity to CCB's Loan Policy, or make any Loan to any of its directors or executive officers;

                (e) Purchase any loan participation interest in excess of $250,000;

                (f) File a notice of default on any delinquent real estate secured loan with a principal balance of $250,000 or more;


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

                (g) Make any capital expenditures in excess of $10,000, except for ordinary and necessary repairs and replacements;

                (h) Sell or otherwise dispose of any of its assets or properties in excess of $10,000 in value, except in the usual and ordinary course of its business, or charge off any of its assets or properties in excess of $10,000 in value;

                (i) Declare or pay any dividend (cash, in kind, or stock) or make any other distribution upon, or purchase or redeem, any shares of CCB Stock;

                (j) Except as contemplated herein, issue or sell or obligate itself to issue or sell any shares of CCB Stock or any other securities including, without limitation, any capital notes, or any warrants, rights or options to acquire any shares of CCB Stock or other securities otherwise than pursuant to this Agreement; except pursuant to the exercise of the stock options set forth in Schedule 3.24;

                (k) Acquire capital stock of any corporation or any interest in any person except in the usual and ordinary course of its business;

                (l) Amend its Articles of Incorporation or Bylaws, except for such amendments as contemplated by this Agreement;

                (m) Grant any salary increase over 5% or enter into or amend, except as may be required by applicable law, any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, group insurance or other benefit plan or any employment agreement or consulting agreement or amend its Personnel Policy where the individual or aggregate cost to CCB is increased, except as approved by WSB, which approval shall not be unreasonably withheld;

                (n) Pay any obligation or liability, absolute or contingent, in excess of $25,000 except liabilities shown on the CCB Financial Statements, or except in the usual and ordinary course of business or in connection with the Transactions contemplated herein;

                (o) Institute, settle or agree to settle any claim, action or proceeding involving an expenditure by CCB or waiver of its claims in excess of $25,000 before any court or governmental agency, except in the usual and ordinary course of its business;

                (p) Invest in any real estate except upon the foreclosure of loans in the ordinary course of business, or acceptance of a deed in lieu of foreclosure, in the ordinary course of business;

                (q) Except in the usual and ordinary course of its business, enter into any continuing contract or series of related contracts in excess of $10,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause and without payment of any amount as a penalty, bonus, premium or other compensation for such termination;

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

                (r) Except as contemplated in Section 5.8 hereof, enter into or amend any contract or agreement (other than loans or bank accounts) with any officer, director or any affiliate of such person on terms that are less favorable to CCB than could be obtained from an unrelated third party on an arm's-length basis;

                (s) File any applications for additional branches or to relocate operations from any existing location, except as contemplated herein;

                (t) Change any of CCB's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except such change as may be required in the opinion of CCB's management to respond to economic or market conditions or as may be required by the rules of the AICPA or FASB, by applicable law, or by bank regulatory authorities;

                (u) Introduce any material new products or services, or commence any material new marketing campaigns or any material new sales compensation or incentive programs or arrangements, except as approved by WSB, which approval shall not be unreasonably withheld;

                (v) Knowingly default in any material respect under any Understanding to which CCB is a party, and which, individually or together with other Understandings with respect to which a default by CCB exists, would materially adversely affect the business, properties, financial condition, results of operations or prospects of CCB;

                (w) Conduct its business in a manner that would violate its Articles of Incorporation or Bylaws or would materially violate or be in material conflict with any law, ordinance, rule or regulation of any applicable federal or state authority; provided, however, that no exception to this Section 5.2(w) shall constitute a waiver of any rights of WSB under any other provision of this Agreement; or

                (x) Take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time of the Merger, or in any of the conditions to the Merger set forth in Articles IX or X not being satisfied, or in a material violation of any provision of this Agreement, except, in every case, as may be required by applicable law.

        5.3 AFFIRMATIVE CONDUCT OF CCB PRIOR TO CLOSING. Between the date hereof and the Closing Date, CCB shall:

                (a) Use its best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles VII, VIII, IX and X hereof and advise WSB promptly in writing of any matter which would make the representations and warranties set forth in Article III hereof not true and correct in all material respects at the Closing;

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                                       32

                (b) Use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with it;

                (c) Carefully prepare or review and make available to WSB prior to filing, all federal, state and local tax returns and reports to government authorities regarding CCB required to be filed by it between the date hereof and the Closing;

                (d) Furnish WSB with such financial and other information with respect to CCB and its properties, business and operations as in the reasonable opinion of WSB, counsel for WSB and counsel for CCB shall be necessary in order to prepare applications for and obtain the permits, approvals, nondisapprovals, consents and authorizations referred to in
        Article X hereof; such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the information contained therein not misleading;

                (e) Provide WSB and the WSB Representative with CCB's monthly Board package and all committee meeting packages at the time provided to CCB's directors (excluding any confidential information regarding the Transactions contemplated hereby);

                (f) Provide WSB all monthly new loan reports, all monthly past due loan reports, all listings of any new loans placed on non-accrual, all monthly watchlist reports, and all listings of loans greater than $50,000 that have been downgraded within two days of when such reports are prepared;

                (g) Provide WSB with five days' notice and, subject to any limitation or prohibition of any so-called "right to privacy" law, a copy of the applicable credit report prior to making any Loan to any person or entity which, individually or when aggregated with all other outstanding Loans made by CCB to such person or entity, exceeds $250,000;

                (h) Provide WSB with five days' notice prior to purchasing or selling any loan participation interest;

                (i) Provide WSB with five days' notice prior to initiating any action to foreclose on real estate or personal property collateral and provide WSB with monthly status reports on all foreclosed properties;

                (j) Provide WSB with qualified appraisals on all newly acquired foreclosed properties and on all existing foreclosed properties where appraisals are or become more than 12 months old;

                (k) Maintain insurance coverage at least equal to that now in effect on all of its properties and on all properties for which it is responsible, and carry not less than the same coverage for fidelity, directors and officers, public liability, personal injury and property damage that is presently in effect;

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

                (l) Duly observe and conform to lawful requirements applicable to its business in all material respects;

                (m) Maintain its books of account and records in the regular manner consistent with past practices and, where applicable, in all material respects in accordance with generally accepted accounting principles and applicable statutory and regulatory requirements applied on a consistent basis;

                (n) Following receipt of regulatory approval and the satisfaction of all other conditions precedent to the Closing and immediately prior to the Effective Time of the Merger, CCB shall, if permissible under and subject to compliance with generally accepted accounting principles and the rules and regulations of applicable regulatory authorities, taking into account the consummation of the Merger, increase its reserves for possible loan losses by $100,000;

                (o) Notify WSB by telephone, confirmed promptly in writing, of any breach or violation on CCB's part of any covenant contained herein, or of the occurrence of an event which would cause any warranties or representations made by CCB herein to be or become false or misleading, or if CCB becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation, or upon the occurrence of any event which would result in a material change in the circumstances of CCB described in the representations and warranties contained herein; and

                (p) Take all actions reasonably necessary, including seeking regulatory approvals, to consummate the acquisition of the Branches as soon as possible, but not more than 45 days, after the Closing.

        5.4 INDEMNIFICATION. CCB hereby agrees to indemnify and hold harmless WSB against, and with respect to, any liability, damages, losses, expenses or costs arising from or by virtue of any misstatement or omission to state any fact which is required to be disclosed by CCB for purposes of the inclusion of such information in any regulatory filing made on behalf of the parties hereto for the purpose of effecting the terms of this Agreement and consummating the Transactions contemplated herein and for any material breach of any representation, warranty, covenant or agreement of CCB under this Agreement.

        5.5 EXECUTE MERGER AGREEMENT. As soon as possible after receipt of shareholder and regulatory approvals, CCB shall execute the Merger Agreement.

        5.6 DISCUSSION WITH THIRD PARTIES.

                (a) STRATEGIC TRANSACTIONS. CCB: (i) shall not, and shall instruct and cause each of its directors, officers, employees, agents, representatives and advisors ("Representatives") not to, solicit or encourage, directly or indirectly, inquires or proposals with respect to any CCB Strategic Transaction Proposal (as hereinafter defined); and
        (ii) except as expressly permitted by Section 5.6(b), shall not, and shall instruct and cause each of its Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any CCB Strategic Transaction Proposal with any party other than WSB. CCB shall notify WSB promptly after any CCB Strategic Transaction

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

        Proposal is received by, or any negotiations or discussions regarding a CCB Strategic Transaction Proposal are sought to be initiated, directly or indirectly, with CCB or any of its Representatives, and shall disclose to WSB the identity of the third party making or seeking to make such CCB Strategic Transaction Proposal, the terms and conditions thereof and such other information as WSB reasonably may request; provided, however, that if CCB receives a CCB Strategic Transaction Proposal and the foregoing disclosure of such CCB Strategic Transaction Proposal to WSB would violate a confidentiality agreement by which CCB is bound, CCB: (i) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement; (ii) shall return such CCB Strategic Transaction Proposal to the initiating party without substantive response; and (iii) to the extent such disclosure has not been made under clause (i) of this sentence, shall notify WSB that a CCB Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response. For purposes of this Section 5.6, a "CCB Strategic Transaction Proposal" means any proposal regarding an acquisition or purchase of all or a significant (i.e., more than 5%) portion of the assets of or a significant equity interest in, CCB or any merger or other business combination involving CCB or any recapitalization involving CCB resulting in an extraordinary dividend or distribution to CCB's shareholders or a self-tender for or redemption of some or all of the outstanding shares of CCB Stock.

                (b) QUALIFYING PROPOSAL. Notwithstanding Section 5.6(a), following receipt of a CCB Qualifying Strategic Transaction Proposal (as hereinafter defined), neither CCB nor any of its Representatives shall be prohibited from: (i) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a CCB Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to WSB, provided the third party shall have entered into a confidentiality agreement; (ii) taking and disclosing to CCB's shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure of the CCB Qualifying Strategic Transaction Proposal to CCB's shareholders; or (iii) subject to the terms of Section 11.1(d), terminating this Agreement. For purposes of this Section 5.6, a "CCB Qualifying Strategic Transaction Proposal" shall mean a bona fide written CCB Strategic Transaction Proposal with respect to which CCB's Board of Directors shall have determined, after consultation with CCB's counsel, that the action by CCB contemplated under either clause (i),
        (ii) or (iii), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the holders of CCB Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by CCB to the effect that the financial terms of such CCB Strategic Transaction Proposal are, from CCB's shareholders' perspective, superior to the Merger.

                (c) DISCLOSURE AND TRADING. Upon receipt of the disclosure by WSB of a WSB Strategic Transaction Proposal (as that term is defined in Section 6.6(a) hereof) involving WSB or any subsidiary thereof or a WSB Acquisition Transaction (as that term is defined in Section 6.6(c) hereof), CCB, its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the WSB Strategic Transaction Proposal involving WSB or any subsidiary thereof or the WSB Acquisition Transaction to the same extent as required of WSB and/or any subsidiary thereof under the terms of any confidentiality agreement to which WSB and/or any subsidiary is a party or is bound and to refrain from trading in WSB Stock, CCB Stock and the securities

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

        of the party or parties to the WSB Strategic Transaction Proposal or the WSB Acquisition Transaction until the earlier of: (i) full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of applicable securities laws; or (ii) the WSB Strategic Transaction Proposal or the WSB Acquisition Transaction has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

        5.7 CCB STOCK OPTIONS. CCB shall make payments required to be made to holders of CCB Stock Options pursuant to Section 1.6 immediately prior to the Effective Time of the Merger. CCB shall take all steps necessary and appropriate such that any CCB Stock Options not purchased by CCB and not exercised prior to the Effective Time of the Merger shall be terminated by CCB or expire as of the Effective Time of the Merger.

        5.8 CCB PROXY MATERIALS. The proxy statement, notice of meeting, form of proxy and/or any other materials or documents (collectively, the "CCB Proxy Materials") to be used in connection with the CCB shareholders' meeting (the "CCB Meeting") required pursuant to Section 7.1 hereof, with respect to all information set forth therein relating to CCB, the Agreement, the Merger Agreement and the Transactions, at the time of mailing to shareholders and at the time of the CCB Meeting, shall:

                (a) Comply in all material respects with the provisions of all applicable laws and regulations; and

                (b) Except with respect to any information regarding WSB or the WSB Subsidiaries supplied to CCB by WSB for inclusion in the CCB Proxy Materials, not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the CCB Meeting or subject matter that has become false or misleading.

                                   ARTICLE VI

                        COVENANTS OF WSB PRIOR TO CLOSING

        WSB hereby covenants and agrees with CCB as follows:

        6.1 BUSINESS RECORDS AND INFORMATION. During the period commencing on the date hereof, and ending on the Closing Date, WSB will afford CCB, its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable CCB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, operations, assets and properties of WSB and the WSB Subsidiaries and the conditions thereof, and to update such examination at such intervals as CCB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of WSB or the WSB Subsidiaries in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of or interference

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

with the normal business operations of WSB or the WSB Subsidiaries. No such examination or CCB's examination prior to the date of this Agreement, however, shall constitute a waiver or relinquishment on the part of CCB of its right to rely upon the representations, warranties or covenants made by WSB herein or pursuant hereto. WSB shall use its best efforts to have the WSB Representative or another authorized representative available during CCB's normal business hours to render approvals required pursuant to Section 5.2. WSB will hold in strict confidence all documents and information concerning CCB obtained pursuant to the disclosure Schedules of Article III hereof or pursuant to Section 5.1 and will not use such documents or information for its own benefit (except to the extent that such documents or information are a matter of public record or require disclosure in any application necessary to obtain regulatory approval of the Transactions contemplated by this Agreement) and, if the Transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents and any documents provided pursuant to Section 5.3(d) shall be returned to CCB, without any copies being retained by WSB and WSB shall destroy any document, memoranda, notes and other writings whatsoever prepared by WSB or any of its agents relating to or containing the confidential information promptly upon notice by CCB. Upon request by CCB, such destruction shall be certified in writing to CCB by an authorized officer of WSB supervising such destruction.

        6.2 LIMITATIONS UPON WSB PRIOR TO CLOSING. Except as required by this Agreement, between the date hereof and the Closing Date, without the prior written consent of CCB, which shall not be unreasonably withheld and which shall be deemed granted if within five days after receipt of written request refusal of such written consent is not received from CCB by WSB, WSB and, as applicable, the WSB Subsidiaries, shall not do any of the following:

                (a) Declare or pay a stock dividend of WSB Stock in excess of 5% (it being recognized and understood that WSB may declare a stock dividend of up to 5%, which dividend will not affect the number of shares of WSB Stock issuable pursuant to this Agreement);

                (b) Repurchase more than 10% of the outstanding shares of WSB Stock (it being recognized and understood that WSB may continue its practice of limited stock repurchases, which repurchases will not affect the number of shares WSB Stock issuable pursuant to this Agreement);

                (c) Knowingly default in any material respect under any Understanding to which WSB or a WSB Subsidiary is a party, and which, individually or together with other Understandings with respect to which a default by WSB or a WSB Subsidiary exists, would materially adversely affect the business, properties, prospects, financial condition, results of operations or prospects of WSB and the WSB Subsidiaries; or

                (d) Conduct their businesses in a manner that would violate their respective Articles of Incorporation, Articles of Association or Bylaws or would materially violate or be in material conflict with any law, ordinance, rule or regulation of any applicable federal or state authority; provided, however, that no exception to this Section 6.2(d) shall constitute a waiver of any rights of CCB under any other provision of this Agreement.

        6.3 AFFIRMATIVE CONDUCT OF WSB PRIOR TO CLOSING. Between the date hereof and the Closing Date, WSB shall:

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                (a) Use its best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles VII, VIII, IX and X hereof, including the organization of New CCB and approval of New CCB's sole shareholder, and advise CCB promptly in writing of any matter which would make the representations and warranties set forth in Article IV hereof not true and correct in all material respects at the Closing;

                (b) Use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with it;

                (c) Furnish CCB with such financial and other information with respect to WSB and its properties, business and operations as in the reasonable opinion of CCB, counsel for CCB and counsel for WSB shall be necessary in order to prepare applications for and obtain the permits, approvals, nondisapprovals, consents and authorizations referred to in
        Article X hereof; such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the information contained therein not misleading;

                (d) Maintain its and the WSB Subsidiaries' insurance coverage at least equal to that now in effect on all of their properties and on all properties for which they are responsible, and carry the same coverage for fidelity, directors and officers, public liability, personal injury and property damage that is presently in effect;

                (e) Duly observe and conform to lawful requirements applicable to its and the WSB Subsidiaries' business in all material respects;

                (f) Maintain its and the WSB Subsidiaries' books of account and records in the regular manner in accordance with generally accepted accounting principles, with all applicable statutory and regulatory requirements applied on a consistent basis;

                (g) Notify CCB by telephone, confirmed promptly in writing, of any breach or violation on WSB's part of any covenant contained herein, or of the occurrence of an event which would cause any warranties or representations made by WSB herein to be or become false or misleading, or if WSB becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation, or upon the occurrence of any event which would result in a change in the circumstances of WSB described in the representations and warranties contained herein; and

                (h) Take all actions reasonably necessary, including seeking regulatory approvals, to consummate the sale by WSNB of the Branches as soon as possible, but not more than 45 days, after the Closing.

        6.4 INDEMNIFICATION. WSB hereby agrees to indemnify and hold harmless CCB against, and with respect to, any liability, damages, losses, expenses or costs arising from or by virtue of any misstatement or omission to state any fact which is required to be disclosed by WSB for purposes of the inclusion of such information in any regulatory filing made on behalf of the parties hereto for

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the purpose of effecting the terms of this Agreement and consummating the
Transactions contemplated herein and for any material breach of any representation, warranty, covenant or agreement of WSB under this Agreement.

        6.5 EXECUTE MERGER AGREEMENT. As soon as possible after receipt of shareholder and regulatory approvals, WSB shall cause New CCB to execute the Merger Agreement.

        6.6 DISCUSSION WITH THIRD PARTIES.

                (a) STRATEGIC TRANSACTIONS. Except as provided in Section 6.6(c), WSB and the WSB Subsidiaries: (i) shall not, and shall instruct and cause each of their Representatives not to, solicit or encourage, directly or indirectly, inquires or proposals with respect to any WSB Strategic Transaction Proposal (as hereinafter defined); and (ii) except as expressly permitted by Section 6.6(b), shall not, and shall instruct and cause each of their Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any WSB Strategic Transaction Proposal with any party other than CCB. WSB and the WSB Subsidiaries shall notify CCB promptly after any WSB Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a WSB Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, WSB or the WSB Subsidiaries or any of their Representatives, and shall disclose to CCB the identity of the third party making or seeking to make such WSB Strategic Transaction Proposal, the terms and conditions thereof and such other information as CCB reasonably may request; provided, however, that if WSB or any of the WSB Subsidiaries receives a WSB Strategic Transaction Proposal and the foregoing disclosure of such WSB Strategic Transaction Proposal to CCB would violate a confidentiality agreement by which WSB or the WSB Subsidiaries are bound, WSB: (i) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement: (ii) shall return such WSB Strategic Transaction Proposal to the initiating party without substantive response: and (iii) to the extent such disclosure has not been made under clause (i) of this sentence, shall notify CCB that a WSB Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response. For purposes of this Section 6.6, a "WSB Strategic Transaction Proposal" means any proposal regarding an acquisition or purchase of all or a significant (i.e., more than 5%) portion of the assets of or a significant equity interest in, WSB or any of the WSB Subsidiaries, or any merger or other business combination involving WSB or any of the WSB Subsidiaries, or any recapitalization involving WSB or any of the WSB Subsidiaries resulting in an extraordinary dividend or distribution to WSB's shareholders or a self-tender for or redemption of more than 10% of the outstanding shares of WSB Stock.

                (b) QUALIFYING PROPOSAL. Notwithstanding Section 6.6(a), following receipt of a WSB Qualifying Strategic Transaction Proposal (as hereinafter defined), neither WSB, any of the WSB Subsidiaries, nor any of their Representatives shall be prohibited from: (i) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a WSB Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to CCB, provided the third party shall have entered into a confidentiality agreement; (ii) taking and disclosing to WSB's shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure of the WSB Qualifying Strategic Transaction

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

        Proposal to WSB's shareholders; or (iii) subject to the terms of Section 11.1(e) terminating this Agreement. For purposes of this Section 6.6, a "WSB Qualifying Strategic Transaction Proposal" shall mean a bona fide written WSB Strategic Transaction Proposal with respect to which WSB's Board of Directors shall have determined, after consultation with WSB's counsel, that the action by WSB contemplated under either clause (i),
        (ii) or (iii), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the holders of WSB Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by WSB to the effect that the financial terms of such WSB Strategic Transaction Proposal are, from WSB's shareholders' perspective, superior to the Merger.

                (c) WSB ACQUISITION TRANSACTION. Notwithstanding Sections 6.6(a) or (b) hereof, WSB or any of the WSB Subsidiaries shall be permitted to and may cause their Representatives to solicit, encourage, discuss, negotiate, enter into agreements, and carry out and complete transactions regarding a WSB Acquisition Transaction (as hereinafter defined), provided, however, that should WSB enter into or modify any agreement, or complete without any agreement, any WSB Acquisition Transaction which has a material adverse effect upon WSB or the Transactions contemplated by this Agreement and the Merger Agreement without written approval of CCB, then such action shall constitute a breach under this Agreement giving rise to a right of termination by CCB in accordance with Section 11.1(e) of this Agreement. For purposes of this Agreement, "WSB Acquisition Transaction" shall mean: (i) a merger or consolidation or any similar transaction where WSB or any of its subsidiaries will be the surviving or resulting corporation or where the holders of WSB Stock or any of WSB's subsidiaries immediately prior to the completion of the transaction will own 50% or more of the surviving or resulting corporation immediately after the completion of the transaction; (ii) a purchase, lease or other acquisition of all or substantially all of the assets of or assumption of all or substantially all the deposits of another corporation, partnership or limited liability company which business is permissible under the BHCA, and Regulation Y promulgated pursuant thereto; or (iii) the purchase or other acquisition of securities representing 10% or more of the voting power of another corporation, partnership or limited liability company which business is permissible under the BHCA and Regulation Y promulgated pursuant thereto. WSB shall promptly notify CCB of any WSB Acquisition Transaction and shall disclose to CCB the identity of the party or parties to the transaction, and the terms and conditions thereof. To the extent WSB makes a disclosure of any non-public information to CCB, its executive officers and/or directors, then CCB and its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the WSB Acquisition Transaction so disclosed and to refrain from trading in WSB Stock, CCB Stock and the securities of the party or parties to the WSB Acquisition Transaction so disclosed in accordance with the provisions of Section 5.6(c) hereof.

                (d) DISCLOSURE AND TRADING. Upon receipt of the disclosure by CCB of a CCB Strategic Transaction Proposal involving CCB, WSB, its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the CCB Strategic Transaction Proposal involving CCB to the same extent as required of CCB under the terms of any confidentiality agreement to which CCB is a party or is bound and to refrain from trading in WSB Stock, CCB Stock and the securities of the party or parties to the CCB Strategic Transaction Proposal until the earlier of: (i) full public

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

        disclosure of such non-public information has been made and trading in the subject securities would not be a violation of all applicable securities laws; or (ii) the CCB Strategic Transaction Proposal has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

        6.7 PREPARATION OF WSB REGISTRATION STATEMENT AND THE CCB PROXY MATERIALS. WSB shall promptly prepare and file with the SEC a Registration Statement on Form S-4 (the "WSB Registration Statement"), in which the CCB Proxy Materials will be included. Each of WSB and CCB shall use its best efforts to have the WSB Registration Statement and any amendments or supplements thereto declared effective under the Securities Act as promptly as practicable after such filing. WSB shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of WSB Common Stock in the Merger, and CCB shall furnish all information concerning CCB and the holders of CCB Common Stock as may be reasonably requested in connection with any such action.

        6.8 WSB REGISTRATION STATEMENT. The WSB Registration Statement, with respect to all information set forth therein relating to WSB, the Agreement, the Merger Agreement and the Transactions, at the time of mailing to CCB's shareholders and at the time of the CCB Meeting, shall:

                (a) Comply in all material respects with the provisions of all applicable laws and regulations; and

                (b) Except with respect to any information regarding CCB supplied to WSB by CCB for inclusion in the CCB Proxy Materials, not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter that has become false or misleading.

        6.9 COVENANT REGARDING BOARD OF DIRECTORS OF MERGED BANK. At the Closing, WSB shall cause New CCB to deliver to CCB: (i) the written resignations as directors of New CCB of all incumbent directors, except for Charles Bacchi, Lary Davis and Gary D. Gall and a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of either nine or ten directors of CCB to the Board of Directors of New CCB effective as of the Closing Date; and (ii) the written resignations as officers of New CCB of all incumbent officers and a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of all officers of CCB as officers of New CCB effective as of the Closing Date. For a period of 2 years from the Effective Time of the Merger, WSB shall: (i) cause to be elected to the Board of Directors of the Merged Bank, all incumbent directors of Merged Bank as of the day after the Closing Date who so choose to be elected; and (ii) not increase the total number of directors of the Merged Bank as of the day after the Closing Date by more than five.

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

        6.10 COVENANT REGARDING BOARD OF DIRECTORS OF WSB. WSB, through its Board of Directors, shall nominate, recommend the election of, and include as nominees for election along with other WSB director nominees in any management proxy statement or other document which solicits WSB shareholder votes or consents to elect WSB directors and otherwise use its best efforts to cause to be elected to its Board of Directors for at least two years after the Effective Time of the Merger the two members of CCB's Board of Directors designated pursuant to Section 1.11 hereof.

                                   ARTICLE VII

              MEETING OF SHAREHOLDERS AND FEDERAL SECURITIES LAWS

        CCB hereby covenants and agrees with WSB as follows:

        7.1 SHAREHOLDERS' MEETING. CCB will, promptly after execution of this Agreement, cause the CCB Meeting to be duly called and held upon requisite notice and shall obtain shareholder approval:

                (a) Authorizing and approving this Agreement and the Transactions contemplated herein; and

                (b) For such other business as its Board of Directors deems advisable and proper in connection therewith.

        CCB, through its Board of Directors, will, subject to the exercise of its fiduciary duties, recommend that its shareholders approve the Transactions contemplated hereby, and will use its best efforts to obtain the affirmative votes of the holders of the largest possible percentage of its outstanding shares of common stock.

        7.2 FEDERAL SECURITIES LAWS. In obtaining the consent of its shareholders to the matters described in Section 7.1 hereof, CCB and its officers, directors, controlling shareholders, and representatives, will, in all respects, comply with Sections 10 and 14 of the Exchange Act, the rules and regulations of the SEC promulgated thereunder, the rules and regulations of the Commissioner, and the securities laws of all states in which shareholders of CCB reside, if required. Without in any way limiting the generality of the forgoing, CCB agrees that the CCB Proxy Materials:

                (a) Will be filed with, and not be used before the same are cleared for use by the SEC and the Commissioner and CCB will cooperate with WSB in connection with WSB's filings, if any, of applications for approvals and the issuance of permits and orders for the distribution of WSB Stock to CCB shareholders by the securities administrators of all states in which CCB shareholders reside;

                (b) Will contain all of the material information required by the Exchange Act and the rules and regulations of the SEC and Commissioner thereunder; and

                (c) Will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that neither party warrants the accuracy or completeness of any information contained therein which is furnished to it by the other relating to the business,

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

        assets, properties, financial condition or management of the other or any corporation or person affiliated therewith.

        WSB and CCB will use their respective best efforts to obtain clearance by all appropriate regulatory authorities for the use of the CCB Proxy Materials. WSB and CCB will consult and cooperate with the other in the preparation of the WSB Registration Statement and the CCB Proxy Materials for the CCB Meeting.

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF CCB

        All obligations of CCB to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by CCB:

        8.1 CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of WSB contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

        8.2 PERFORMANCE OF OBLIGATIONS. WSB shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by WSB at or prior to the Closing Date.

        8.3 ABSENCE OF MATERIAL CHANGES. Between the date of this Agreement and the Closing Date there shall have been: (i) no damage, destruction, whether or not covered by insurance (except damage, destruction or loss for which, prior to the Closing Date, WSB has been compensated by insurance in such measure as to fully cover the replacement or repair of all damage, destruction or loss) or Operating Loss, materially and adversely affecting the business or prospects of WSB; (ii) no material adverse change in the business, properties, financial condition, results of operations or prospects of WSB; and (iii) an absence of the institution of litigation involving WSB or any of its assets (including the WSB Subsidiaries) which, if determined adverse to WSB or the WSB Subsidiaries, would have a material adverse effect upon WSB taken as a whole, unless CCB shall have received an opinion satisfactory to it of counsel handling such matter stating that such action or proceeding will not, in all likelihood, have a material adverse effect upon WSB.

        8.4 OFFICERS' CERTIFICATE. There shall have been delivered to CCB at the Closing a certificate executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of WSB certifying, to the best of their knowledge, compliance by WSB with all of the provisions of Sections 8.1, 8.2, 8.3, 8.6 and 8.7 of this Agreement.

        8.5 FAIRNESS OPINION. The Board of Directors of CCB shall have received an opinion of Alex Sheshunoff & Co., dated as of the date of this Agreement and as of a date within three days prior to the mailing date of the CCB Proxy Materials to the effect that the consideration in the form of WSB Stock and cash or a combination thereof in the Merger is fair, from a financial point of view,

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to CCB and its shareholders and such opinion shall not have been withdrawn prior to the Closing Date.

        8.6 APPOINTMENT OF WSB DIRECTORS. WSB shall have delivered to CCB at the Closing a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of two of CCB's directors by WSB to the WSB Board of Directors, as required by
Section 1.11 hereof, effective as of the Closing Date.

        8.7 APPOINTMENT OF NEW CCB DIRECTORS AND OFFICERS. New CCB shall have delivered to CCB at the Closing: (i) the written resignations as directors of New CCB of all incumbent directors, except for Charles Bacchi, Lary Davis and Gary D. Gall; (ii) the written resignations as officers of New CCB of all incumbent officers; (iii) a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of either nine or ten directors of CCB to the Board of Directors of New CCB effective as of the Closing Date; and (iv) a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of all officers of CCB as officers of New CCB effective as of the Closing Date.

        8.8 CLOSING DOCUMENTS. WSB shall have delivered to CCB the Closing documents required pursuant to the Closing Schedule, Exhibit "D," and Section
2.3 of this Agreement.

                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF WSB

        All obligations of WSB to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by WSB:

        9.1 CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of CCB contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

        9.2 PERFORMANCE OF OBLIGATIONS. CCB shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by CCB at or prior to the Closing Date.

        9.3 ABSENCE OF MATERIAL CHANGES. Between the date of this Agreement and the Closing Date there shall have been: (i) no damage, destruction, whether or not covered by insurance (except damage, destruction or loss for which, prior to the Closing Date, CCB has been compensated by insurance in such measure as to fully cover the replacement or repair of all damage, destruction or loss) or Operating Loss, materially and adversely affecting the business or prospects of CCB; (ii) no material adverse change in the business, properties, financial condition, results of operations or prospects of CCB, including, but not limited to, reduction in CCB's shareholders' equity below $4,700,000; and (iii) an absence of the institution of litigation involving CCB or any of its assets which, if determined adverse to CCB, would have a material adverse effect upon CCB, unless WSB

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

shall have received an opinion satisfactory to it of counsel handling such matter stating that such action or proceeding will not, in all likelihood, have a material adverse effect upon CCB. For purposes of this Section 9.3, CCB's shareholders' equity shall be measured as of the last month end preceding the Closing Date, adjusted for any known material changes not yet reflected; provided, however, any changes to shareholders' equity from the exercise of CCB Stock Options or CCB's cash payments for the purchase of CCB Stock Options pursuant to the provisions of Section 1.6 hereof after the date hereof shall be ignored.

        9.4 AFFILIATE'S LETTERS. CCB shall have delivered to WSB Affiliate's Letters, substantially in the form of Exhibit "C" hereto, signed by each of its affiliates, in accordance with Section 1.13 hereof.

        9.5 OFFICERS' CERTIFICATE. There shall have been delivered to WSB at the Closing a certificate executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of CCB certifying, to the best of their knowledge, compliance by CCB with all of the provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.6 of this Agreement.

        9.6 DIRECTOR'S AGREEMENTS. CCB shall have delivered to WSB, Director's Agreements, substantially in the form of Exhibit "B" hereto, signed by each of its directors, in accordance with Section 1.12 hereof.

        9.7 CLOSING DOCUMENTS. CCB shall have delivered to WSB the Closing documents required pursuant to the Closing Schedule, Exhibit "D," and Section
2.3 of this Agreement.

                                    ARTICLE X

                       CONDITIONS PRECEDENT TO THE MERGER

        The obligations of WSB and CCB to proceed with the Merger and the Transactions provided for herein are subject to the fulfillment, at or prior to the Effective Time of Merger, of the following conditions:

        10.1 PERMITS AND APPROVALS. Appropriate permits or approvals from the Commissioner, the FRB, the FDIC, and any other governmental agencies having jurisdiction which are necessary to carry out the Transactions contemplated in this Agreement, shall have been received without the imposition of any conditions or requirements which, in the reasonable opinion of the affected party, are materially burdensome or undesirable, and the United States Department of Justice shall not have taken any adverse action within the period allowed under 12 U.S.C. Section 1828(c)(6). Said permits and approvals shall be on terms and conditions acceptable to WSB and CCB and shall include, but shall not be limited to, the following:

                (a) Issuance of a charter for New CCB by the Commissioner and approval for federal deposit insurance by the FDIC;

                (b) Prior written approval from the FRB for WSB to acquire control of CCB pursuant to the BHCA;


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

                (c) Prior written approval from the Commissioner for: (i) WSB to acquire control of CCB pursuant to Financial Code Sections 700 et seq. and (ii) New CCB to merge with CCB pursuant to Financial Code Sections 4880 et seq.;

                (d) Prior written approval from the FDIC pursuant to 12 U.S.C. 1828(c)(2)(C);

                (e) The declaration as effective by the SEC of the WSB Registration Statement with respect to the shares of WSB Stock to be issued upon consummation of the Merger;

                (f) Prior written approval of and the issuance of any required permits or orders related to any application or notification filing required with any state securities administrator or the confirmation of an exemption from a notification filing in connection with the distribution of WSB Stock to CCB shareholders; and

                (g) Any and all other actions required by the shareholders of CCB and New CCB to authorize or effect the Transactions called for herein shall have been duly and validly taken.

        10.2 TAX RULING OR OPINION. Receipt by the parties of the opinion of Perry-Smith, LLP to the effect that:

                (a) The Merger constitutes a "reorganization" within the meaning of IRC Section 368(a)(1)(A) by reason of the application of IRC Section 368(a)(2)(D);

                (b) WSB, CCB and New CCB are each a "party" to a reorganization within the meaning of IRC Section 368(b);

                (c) Neither WSB, New CCB nor CCB will recognize federal taxable gain or loss as a result of the Merger;

                (d) The federal income tax basis and holding periods of the assets exchanged between the parties to the Merger will be the same as the federal income tax basis and holding periods of those assets prior to the Merger;

                (e) To the extent that CCB stockholders exchange CCB Stock in the Merger solely for WSB Stock, (i) no gain or loss will be recognized on the exchange, (ii) the federal income tax basis of the shares of WSB Stock received by former holders of CCB Stock will equal the federal income tax basis of such stockholders' shares of CCB Stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged, and (iii) the holding period for the shares of WSB Stock received will include the holding period for the shares of CCB Stock exchanged, provided that the CCB Stock exchanged was held as a "capital asset" as such term is defined in IRC Section 1221;

                (f) To the extent that holders of CCB Stock exchange CCB Stock in the Merger solely for cash, (i) gain or loss will be recognized equal to the difference between the amount of cash received and the federal income tax basis in their shares of CCB Stock exchanged, and (ii) the nature of the gain or loss recognized will be capital gain or loss if the shares of CCB Stock exchanged were held as a capital asset;

                (g) To the extent that holders of CCB Stock receive a combination of cash and WSB Stock (other than cash in lieu of fractional shares), (i) loss, if any, will not be recognized, (ii) gain, if any, will be recognized in an amount equal to the lesser of (1) the difference between the fair market value of all consideration received in the exchange (WSB Stock plus cash) and the basis in the CCB Stock surrendered or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the WSB Stock received by holders of CCB Stock in the Merger will be equal to the total federal income tax basis of the CCB Stock exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any, and (iv) the holding period of the WSB Stock received in the Merger will include the holding period for which holders of CCB Stock held their CCB Stock provided, that such CCB Stock was held as a capital asset; and

                (h) To the extent that cash is received by holders of CCB Stock in lieu of fractional share interests in WSB Stock, the cash will be treated as being received by the holders of CCB Stock as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of IRC Section 302.

        10.3 ABSENCE OF LITIGATION. On the Closing Date and at the Effective Time of the Merger:

                (a) There shall be no action pending before any court of competent jurisdiction in which any injunction is sought by any governmental authority against the Transactions contemplated hereby, unless WSB shall have received an opinion satisfactory to it of counsel handling such matter for WSB or CCB stating that such action or proceeding will not, in all likelihood, result in a restraint or prohibition; and

                (b) There shall be in effect no order, writ, injunction or decree of any court or governmental authority prohibiting the consummation of any of the Transactions contemplated hereby.

        10.4 SHAREHOLDER APPROVALS.

                (a) APPROVAL OF MERGER. This Agreement shall have been approved by the holders of at least a majority of the issued and outstanding shares of CCB Stock entitled to vote, and by at least a majority of the issued and outstanding shares of New CCB Stock entitled to vote.

                (b) OTHER ACTIONS. Any and all other actions required by the shareholders of CCB and New CCB to authorize or effect the Transactions called for herein shall have been duly and validly taken.

                                   ARTICLE XI

                                   TERMINATION

        11.1 TERMINATION OF THIS AGREEMENT. This Agreement shall terminate and be of no further force and effect as between the parties hereto, except as to liability for a material breach of any representation, warranty or covenant occurring or arising prior to the date of termination, upon the occurrence of any of the following:

                (a) Immediately upon the expiration of 30 days from the date that WSB has given notice to CCB of breach or default by CCB in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder, including, but not limited to, the occurrence of any material changes as set forth in Section 9.3 hereof; provided, however, that no such termination shall be effective if, within said 30-day period, CCB shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

                (b) Immediately upon the expiration of 30 days from the date that CCB has given notice to WSB of breach or default by WSB in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder, including, but not limited to, the occurrence of any material changes as set forth in Section 8.3 hereof; provided, however, that no such termination shall be effective if, within said 30-day period WSB shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

                (c) Upon the expiration of 30 days after the Commissioner, the FDIC, the FRB or any other applicable regulatory agency denies or refuses in writing to grant the approvals, nondisapprovals, consents, or authorizations required to be obtained in order to consummate the Transactions contemplated by this Agreement, unless within said 30-day period the parties hereto agree to appeal or resubmit the application to the regulatory authority which has denied or refused to grant such approval, nondisapproval, consent, authorization or ruling, as the case may be;

                (d) Immediately after: (i) WSB is notified by CCB or WSB otherwise becomes aware that, pursuant to Section 5.6, CCB has received a CCB Qualifying Strategic Transaction Proposal; and (ii) payment by CCB to WSB of the Termination Fee pursuant to Section 11.4(a) hereof;

                (e) Immediately after: (i) CCB is notified by WSB or CCB otherwise becomes aware that, pursuant to Section 6.6, WSB has received a WSB Qualifying Strategic Transaction Proposal that is not a WSB Acquisition Transaction; and (ii) WSB has provided CCB with evidence showing that WSB has used its best efforts by taking all reasonable measures necessary to provide for the inclusion of CCB in the WSB Qualifying Strategic Transaction; and (iii) payment by WSB of the Termination Fee pursuant to Section 11.4(a) hereof; provided, however, in the event WSB has received a WSB Qualifying Strategic Transaction Proposal that is not a WSB Acquisition Transaction and that does not require WSB to abandon the Merger as a condition to the consummation of the transaction contemplated by the WSB Qualifying Strategic Transaction Proposal, then this Agreement will not be terminated and WSB shall not be obligated to pay CCB the Termination Fee pursuant to Section 11.4(a) hereof; or (iv) WSB is notified by CCB that WSB has breached this Agreement as set forth in Section 6.6(c) and payment by WSB of the Termination Fee pursuant to Section 11.4(a) hereof;

                (f) By notice by WSB to CCB or by CCB to WSB, if the Closing has not occurred on or before June 30, 2002, but subject to the expiration of any statutory waiting periods following receipt of any required regulatory approvals received prior to June 30, 2002, unless said date shall be extended by the mutual agreement of the parties hereto and unless such failure results primarily from any material breach pursuant to Sections 11.1(a) or (b) or by virtue of the events described in Sections 11.1(c), (d) or (e);

                (g) Upon the mutual agreement of the parties hereto; or

                (h) By CCB, in CCB's discretion, should the WSB Average Price be less than $11.40.

        11.2 IMMATERIAL BREACH. Notwithstanding anything to the contrary contained herein, no party hereto shall have the right to terminate this Agreement on account of its own breach or due to any immaterial breach by any other party hereto of any covenant, agreement, representation, warranty, duty or obligation hereunder.

        11.3 EFFECT OF TERMINATION. If this Agreement shall be terminated as provided herein, each party shall redeliver all documents, work papers and other material of the other party relating to the Transactions contemplated herein to the party furnishing the same, except that the foregoing shall not apply to any documents, work papers, material or information which is a matter of public knowledge. No termination of this Agreement under this Article XI for any reason or in any manner, except as permitted by Sections 11.1(f) and (g), shall release, or be construed as so releasing, any party hereto from any liability or damage to any other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, said party's material and bad faith breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein; provided, however, neither party shall be liable to the other for termination pursuant to Section 11.1(c) for the failure of the Commissioner, the FDIC, the FRB, or any other applicable regulatory agency to grant the approvals, nondisapprovals, consents, or authorizations required if the failure is not the result of a material breach by that party of a representation, warranty or covenant set forth in this Agreement. If, however, such termination shall result from an election to terminate by WSB pursuant to Section 11.1(a), then CCB shall pay to WSB, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the Liquidated Damages as set forth in Section 11.4(b). If, however, such termination shall result from an election to terminate by CCB pursuant to
Section 11.1(b), then WSB shall pay to CCB, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty for forfeiture, the Liquidated Damages as set forth in Section 11.4(b). If, however, such termination shall result from an election to terminate by WSB or CCB pursuant to Section 11.1(d), then CCB shall pay to WSB the Termination Fee pursuant to Section 11.4(a). If, however, such termination shall result from an election to terminate by CCB or WSB pursuant to Section 11.1(e), then WSB shall pay to CCB the Termination Fee pursuant to Section 11.4(a).

        11.4 TERMINATION FEE AND LIQUIDATED DAMAGES.

                (a) TERMINATION FEE. The Termination Fee shall be the amount of $500,000 (the "Termination Fee") in the event this Agreement is terminated pursuant to Section 11.1(d) or Section 11.1(e).

                (b) LIQUIDATED DAMAGES. As reasonable and full liquidated damages and reasonable compensation for the loss sustained and not as a penalty or forfeiture in the event that this Agreement is terminated pursuant to Section 11.1(a) or Section 11.1(b), the liquidated damages shall be the amount of $500,000 (the "Liquidated Damages").

                (c) EXCLUSIVE REMEDY. Except in the event the responsible party fails to pay the Termination Fee or the Liquidated Damages, as applicable, within ten business days after receipt of an invoice therefor, which period shall be extended by an additional reasonable time if the responsible party has reasonably disputed the existence or amount of such obligations, timely receipt of such payment shall constitute an exclusive remedy, and following such receipt and acceptance, the receiving party shall be barred from recovering damages for any breach of any term of this Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS

        12.1 EXPENSES. WSB and CCB agree that WSB and CCB shall each bear their own expenses incurred in connection with the negotiation, preparation, and performance of this Agreement, including legal and accounting fees, printing costs, filing fees, and other necessary expenses regardless of whether the Merger or any of the Transactions contemplated under this Agreement are consummated. By way of example, the parties agree that: (A) WSB shall bear the expense of: (i) the preparation and delivery of the tax opinion; (ii) the preparation of the WSB Registration Statement (except the CCB Proxy Materials), including filing fees and fees related to conversion of the WSB Registration Statement into electronic format for filing with the SEC; (iii) filing fees and related costs of regulatory applications including approvals and permits or orders of state securities administrators; (iv) organization expenses, filing and other fees related to New CCB; (v) payments to any CCB dissenters who perfect dissenters' rights in connection with the Transactions; and (vi) any notifications and press releases to WSB shareholders including printing expenses; and (B) CCB shall bear the expenses of: (i) the preparation and delivery of the CCB Proxy Materials, including printing and mailing expenses;
(ii) the fairness opinion from Alex Sheshunoff & Co.; and (iii) any notifications and press releases to CCB shareholders including printing and mailing expenses.

        12.2 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or if sent by Federal Express, overnight delivery United States mail, or other overnight delivery service, or sent by facsimile transmission (with confirmation) addressed as follows:

        (i)    If to WSB, to:
               Western Sierra Bancorp
               3350 Country Club Drive, Suite 202
               Cameron Park, California 95682
               Attention: Mr. Gary D. Gall, President and CEO
                       Fax: (530) 676-2817

               With a copy to:
               Horgan, Rosen, Beckham & Coren, L.L.P.
               23975 Park Sorrento, Suite 200
               Calabasas, California  91302-4001
               Attention: S. Alan Rosen, Esq.
                       Fax: (818) 591-3838

        (ii)   If to CCB, to:
               Central California Bank
               14685 Mono Way
               Sonora, California 95370
               Attention: Mr. C. Frederick Rowden, President and CEO
                       Fax: (209) 536-0488

               With a copy to:
               Coudert Brothers LLP
               303 Almaden Boulevard, 5th Floor
               San Jose, California 95110
               Attention: Mr. Glenn T. Dodd, Esq.
                       Fax: (408) 297-3191

        The persons or addresses to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this
Section 12.2. Any notice, demand or other communications given pursuant to the provisions of this Section 12.2 shall be deemed to have been given on the date actually delivered or the business day following the date sent by overnight delivery, as the case may be.

        12.3 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that except as otherwise contemplated hereby, this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other parties to this Agreement.

        12.4 THIRD PARTY BENEFICIARIES. CCB and WSB intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than CCB or WSB.

        12.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

        12.6 GOVERNING LAW. This Agreement is made and entered into in the State of California and the internal laws (without regard to the conflict of law provisions thereof) of that state shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder, except as required by applicable provisions of Title 12 of the United States Code.

        12.7 CAPTIONS. The captions contained in this Agreement and the Exhibits and Schedules hereto are for convenience of reference only and do not form a part of or affect the interpretation of this Agreement.

        12.8 EXHIBITS AND SCHEDULES. The Exhibits and confidential disclosure Schedules attached hereto are an integral part of this Agreement and each Exhibit and confidential disclosure Schedule shall be applicable as if set forth in full in the text hereof only with respect to the sections of this Agreement to which it is cross-referenced. In the event there is any absolute unconditional representation contained in this Agreement, said representation shall be modified by any contrary information set forth on a confidential disclosure Schedule which expressly cross-references to the section where the absolute or unconditional representation is contained.

        12.9 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto contained in this Agreement or any Exhibit or Schedule hereto shall terminate after the Effective Time of the Merger and shall be of no further force and effect. Nothing in this Article XII shall be construed as limiting the applicable statute of limitations in the event the Transactions are not consummated.

        12.10 WAIVER AND MODIFICATION. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

        12.11 ATTORNEYS' FEES. In the event any of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, the substantially prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the other party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs.

        12.12 KNOWLEDGE. In all representations and warranties concerning the best knowledge of CCB, WSB or the WSB Subsidiaries, wherever included herein, there shall be imputed to CCB, WSB or WSB Subsidiaries the actual knowledge after due inquiry and notice of their respective current directors, executive officers and officers holding the titles or positions of Chief Financial Officer or Senior Accounting Officer, Chief or Senior Credit Officer, or Loan Officer or positions with substantially equivalent responsibilities.

        12.13 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

        12.14 CONSENTS. Any and all consents required to be obtained from any of the parties hereto under this Agreement shall not be unreasonably withheld and shall be deemed given unless the requesting party receives written notice to the contrary from the party to whom such request is made within ten business days after request therefor.

        12.15 SEVERABILITY. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining terms hereof shall provide for the consummation of the Transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

        12.16 PRESS RELEASE. No press release or other public disclosure of matters related to this Agreement of any of the Transactions contemplated hereby shall be made by WSB, New CCB, or CCB unless the other parties shall have provided their prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

        12.17 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, and which arises after the effective date of this Agreement, shall be settled by arbitration to take place in Sacramento, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

        CENTRAL CALIFORNIA BANK                          WESTERN SIERRA BANCORP

        By:    /s/ C. Frederick Rowden                   By:    /s/ Gary D. Gall
            ---------------------------------------         ---------------------------------------
              C. Frederick Rowden                              Gary D. Gall
        Its:  President and Chief Executive Officer      Its: President and Chief Executive Officer

        By:    /s/ Lloyd Overholtzer                     By:    /s/ Philip S. Wood
            ---------------------------------------         ---------------------------------------
               Lloyd Overholtzer                                  Philip S. Wood
        Its: Corporate Secretary                         Its: Corporate Secretary

[6232.sl]

                                   EXHIBIT "A"

                                MERGER AGREEMENT

        THIS MERGER AGREEMENT (this "Agreement") is made this ___ day of ___________, 200__, by and between NEW CCB BANK, a California banking corporation located at 14685 Mono Way, Sonora, California 95370 (hereinafter referred to as "New CCB"), and CENTRAL CALIFORNIA BANK, a California banking corporation, located at 14685 Mono Way, Sonora, California 95370 (hereinafter referred to as "CCB"), with reference to the following:

                                 R E C I T A L S

        WHEREAS, CCB is a California banking corporation duly organized, validly existing and in good standing under the laws of the State of California with an authorized capitalization of 10,000,000 shares of common stock, no par value per share, of which 612,738 shares are issued and outstanding;

        WHEREAS, New CCB is a newly formed California banking corporation established as a wholly-owned subsidiary of Western Sierra Bancorp, a California corporation ("WSB") and is duly organized, validly existing and in good standing under the laws of the State of California with ____ shares of its no par value common stock outstanding;

        WHEREAS, WSB and CCB have entered into that certain Agreement and Plan of Reorganization dated _______________ ___, 2001 (the "Acquisition Agreement") providing for the acquisition of CCB by WSB (the "Acquisition") through the Merger of CCB with and into New CCB, under the Articles of Incorporation and Bylaws of New CCB (the "Merger");

        WHEREAS, both New CCB and CCB wish to complete the Acquisition by consummating the Merger; and

        WHEREAS, the Boards of Directors of each of WSB, CCB and New CCB have approved this Agreement and have authorized its execution and delivery and the sole shareholder of New CCB and the shareholders of CCB have approved this Agreement and the transactions contemplated hereby;

        NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the parties hereto hereby agree as follows:

                                A G R E E M E N T

        SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings specified in the Acquisition Agreement.

        SECTION 2. MERGED BANK. At the Effective Time of the Merger, New CCB and CCB shall be merged under the Articles of Incorporation and Bylaws of New CCB (the "Merged Bank").

        SECTION 3. CLOSING. The closing of the transactions contemplated hereby (the "Closing"), unless another place is agreed in writing by the parties hereto, shall take place at the main office of WSB in

Cameron Park, at the time and on the date fixed therefor pursuant to Section 2.1 of the Acquisition Agreement.

        SECTION 4. NAME. Prior to the Effective Time of the Merger, New CCB shall file with the Commissioner a Certificate of Amendment (the "Certificate") of its Articles of Incorporation changing its corporate name to "Central California Bank," and thereafter file the Certificate with the California Secretary of State effective as of the Closing Date. Immediately thereafter, a certified copy of the Certificate shall be submitted to the Commissioner.

        SECTION 5. BUSINESS; OFFICES. The business of the Merged Bank shall be that of a California banking corporation. This business shall be conducted by the Merged Bank at its main office located at 14685 Mono Way, Sonora, California 95370, and at its legally established branches and loan production offices.

        SECTION 6. CAPITAL. The capital accounts of the Merged Bank at the Effective Time of the Merger shall be equal to the combined capital accounts of CCB and New CCB, adjusted, however, for normal earnings, expenses and purchase accounting adjustments up to the Effective Time of the Merger. The authorized capitalization of the Merged Bank shall be 10,000,000 shares of common stock, no par value per share.

        SECTION 7. ASSETS; LIABILITIES. All assets of each of CCB and New CCB, as they exist immediately prior to the Effective Time of the Merger, shall pass to and vest in the Merged Bank without any conveyance or other transfer. The Merged Bank shall be responsible for all of the liabilities of every kind and description of each of CCB and New CCB existing as of the Effective Time of the Merger.

        SECTION 8. OUTSTANDING STOCK. Each share of CCB Stock issued and outstanding immediately prior to the Effective Time of the Merger, on and after the Effective Time of the Merger, without any further action on the apart of CCB or the holders of CCB Stock, automatically shall be cancelled and cease to be an issued and outstanding share of CCB Stock, and shall be converted into the right to elect to receive newly issued shares of WSB Stock, cash or a combination thereof equal to the Net Merger Consideration Price, subject to all terms and conditions set forth in the Acquisition Agreement. Each share of the common stock of New CCB shall be automatically converted into one share of the common stock of the Merged Bank.

        SECTION 9. DIVIDENDS. Neither New CCB nor CCB shall declare or pay any dividend to its shareholders between the date of this Agreement and the Effective Time of the Merger, or dispose of any of their assets in any other manner except in the normal course of business and for adequate value.

        SECTION 10. BOARD OF DIRECTORS; OFFICERS. The directors of New CCB at the Effective Time of the Merger shall be the directors of the Merged Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Merged Bank. The officers of New CCB at the Effective Time of the Merger shall be the officers of the Merged Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Merged Bank.

        SECTION 11. CHARTER, ARTICLES OF INCORPORATION AND BYLAWS OF MERGED BANK. The Charter, Articles of Incorporation and Bylaws of New CCB as in effect immediately prior to the Effective Time of the Merger shall be the Charter, Articles of Incorporation and Bylaws of the Merged Bank, subject to the requirement of amending New CCB's Articles of Incorporation to effectuate a name change effective as of the Closing Date pursuant to Section 4 of this Agreement and Section 1.8 of the Acquisition Agreement.

        SECTION 12. CONDITIONS. The obligations of the parties to proceed with the Closing are subject to the satisfaction or waiver at or prior to the Closing of all of the conditions to the Merger set forth herein and in the Acquisition Agreement.

        SECTION 13. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                (a) by the written agreement of New CCB, WSB and CCB;

                (b) by New CCB or CCB if the Closing shall not have been consummated on or before June 30, 2002, subject to the expiration of any statutory waiting periods following receipt of any required regulatory approvals received prior to June 30, 2002, or such other date, if any, upon which New CCB, WSB and CCB may agree in writing; or

                (c) automatically in the event the Acquisition Agreement is terminated in accordance with its terms.

        SECTION 14. APPROVALS. This Agreement has been approved and/or ratified and confirmed by the affirmative vote of the holders a majority of CCB Stock outstanding and, by the sole shareholder of New CCB, by unanimous written consent or at a meeting held on the call of the Board of Directors; and the Merger shall become effective when this Agreement and other required certificates have been filed with the Commissioner, after having been filed with the California Secretary of State and previously approved by the Commissioner as provided in Section 2.2 of the Acquisition Agreement.

        SECTION 15. MISCELLANEOUS.

                (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (professional courier acceptable) or mailed by registered or certified mail, return receipt requested, or transmitted by facsimile transmission to the parties at the following addresses:

        If to New CCB:

                New CCB
                c/o Western Sierra Bancorp
                3350 Country Club Drive, Suite 202
                Cameron Park, California 95682
                Attention: Mr. Gary D. Gall, President and CEO
                       Fax: (530) 676-2817

        If to CCB:

                Central California Bank
                14685 Mono Way
                Sonora, California 95370
                Attention: Mr. C. Frederick Rowden, President and CEO
                       Fax: (209) 536-0488

                (b) AGREEMENT AND PLAN OF REORGANIZATION UNAFFECTED. WSB and CCB agree that nothing in this Agreement shall be deemed to change or modify in any manner the provisions of the Acquisition Agreement.

                (c) SUCCESSION. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any right hereunder may be assigned by any party without the consent of the other party hereto.

                (d) ENTIRE AGREEMENT; AMENDMENTS; ETC. This Agreement and the Acquisition Agreement embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced. Except as otherwise expressly provided herein, no person other than the parties hereto shall have any right hereunder or be entitled to the benefit of any provision hereof.

                (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument and shall become effective when one or more counterparts hereof have been signed by CCB and delivered to WSB, and one or more counterparts hereof have been signed by WSB and delivered to CCB.

                (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        WITNESS, the signatures of said merging companies this _____ day of ______________, 200__, each set by its President and Secretary, pursuant to a resolution of its respective Board of Directors, acting by a majority and verified by its Secretary.

                                             NEW CCB BANK

                                             By:
                                                 -------------------------------
                                                 Gary D. Gall,
                                                 President and Chief Executive
                                                 Officer

                                             By:
                                                 -------------------------------
                                                 Philip S. Wood,
                                                 Corporate Secretary

        I further declare under penalty of perjury that the matters set forth in this document are true and correct of my own knowledge.

                                                 -------------------------------
                                                 Philip S. Wood,
                                                 Corporate Secretary

                                             CENTRAL CALIFORNIA BANK

                                             By:
                                                 -------------------------------
                                                 C. Frederick Rowden,
                                                 President and Chief Executive
                                                 Officer

                                             By:
                                                 -------------------------------
                                                 Lloyd Overholtzer,
                                                 Corporate Secretary

        I further declare under penalty of perjury that the matters set forth in this document are true and correct of my own knowledge.

                                                 -------------------------------
                                                 Lloyd Overholtzer,
                                                 Corporate Secretary
[6232.sl]

                                   EXHIBIT "B"

                              DIRECTOR'S AGREEMENT

        THIS DIRECTOR'S AGREEMENT (this "Director's Agreement"), is made as of this ___ day of _______________, 2001, by and between Western Sierra Bancorp, a California corporation ("WSB"), and the director of Central California Bank, a California banking corporation ("CCB"), whose name is set forth under "Director" on the signature page hereof (the "Director"). WSB is contemporaneously herewith entering into agreements with other directors of CCB, which agreements are identical in all respects hereto, except as to (a) the number of shares of CCB's common stock, no par value (the "CCB Stock") owned by such other directors, and
(b) the name and address of the other directors. The Director and such other persons shall hereinafter be referred to as to the "Directors" and this Agreement and such other agreements as the "Director's Agreements." This Director's Agreement is made with reference to the following:

                                 R E C I T A L S

        WHEREAS, that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of ________________ ___, 2001, entered into by and between WSB and CCB, provides for the acquisition by WSB of one hundred percent (100%) of the CCB Stock, through the merger (the "Merger") of CCB with a wholly-owned subsidiary of WSB ("New CCB Bank"); and

        WHEREAS, as a condition precedent to the obligations of WSB and CCB under Section 1.12 of the Agreement, the Director and all the Directors shall have entered into Director's Agreements concurrent with the execution of the Agreement in accordance with the terms, conditions, and provisions thereof;

        NOW, THEREFORE, in order to effectuate the transactions set forth above and in consideration of the mutual covenants, conditions, agreements, representations and warranties contained herein and in the Agreement, and intending to be legally bound, the parties hereto agree as follows:

                                A G R E E M E N T

                                    ARTICLE I

                              COVENANTS OF DIRECTOR

        1.1 Vote of Shareholders. At the meeting of shareholders of CCB referred to in Section 7.1 of the Agreement (the "Meeting"), the Director shall vote or cause to be voted the shares of CCB Stock indicated as owned or controlled by such Director in Schedule I attached hereto, and any other shares of CCB Stock now owned or hereafter acquired or controlled by such Director, in favor of, and to approve the principal terms of, the Merger, and any other matter contemplated by the Agreement which requires the approval of the shareholders of CCB.

        1.2 Other Contracts. From and after the date of this Director's Agreement, the Director shall not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the Director to comply with all the terms of this Director's

Agreement, including, without limitation, any other agreement to sell, transfer or otherwise dispose of the Director's shares of CCB Stock.

        1.3 Updating Information. In the event that the Director shall discover that any representation or warranty made herein by such Director was false or misleading in any material respect when made or that any event has occurred such that any representation or warranty of the Director made herein would, if made at and as of the time of the occurrence of such event, or thereafter, be incorrect in any material respect, the Director shall deliver to WSB a statement specifying that it is delivered pursuant to this Section 1.3 and stating in reasonable detail the facts with respect thereto. Delivery of any such statement shall not limit any rights which WSB may otherwise have under this Director's Agreement.

        1.4 Agreement to Recommend. The Director agrees that, upon the execution of this Director's Agreement, Director shall at all times use his or her best efforts in order to obtain the approval of the shareholders of CCB of the principal terms of the Merger, and any other matter contemplated by the Agreement which requires approval of the shareholders of CCB and shall recommend the approval of such matters by the shareholders of CCB at the Meeting; provided, however, that the terms of this Section 1.4 shall not apply in the event CCB receives a CCB Qualifying Strategic Transaction Proposal (as defined in the Agreement) with respect to which CCB's Board of Directors shall have determined, after consultation with CCB's counsel, that the action by CCB contemplated under either clause (i), (ii) or (iii) of Section 5.6(b) of the Agreement is required under the fiduciary duties owed by the Board of Directors to the holders of CCB Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by CCB to the effect that the financial terms of such CCB Qualifying Strategic Transaction Proposal (as defined in the Agreement) are, from CCB's shareholders' perspective, superior to the Merger.

        1.5 CCB Stock Options. The Director agrees: (i) not to exercise any outstanding CCB Stock Options granted to and held by the Director (the "Director's Options") as of the date hereof and as set forth in Schedule II attached hereto; and (ii) to sell the Director's Options to CCB at the Per Option Merger Consideration (as defined in the Agreement) in accordance with the terms and conditions of Section 1.6 of the Agreement. The Director further agrees that any of the Director's Options not sold to CCB pursuant to Section
1.6 of the Agreement prior to the Effective Time of the Merger shall expire at the Effective Time of the Merger.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                   OF DIRECTOR

        2.1 Representations and Warranties of Director. The Director represents and warrants to, and agrees with, WSB as follows:

                (a) Capacity. The Director has all requisite capacity to enter into and to perform the Director's obligations under this Director's Agreement.

                (b) Agreement. The Director has received a copy of the Agreement and has had the opportunity to review and to consider the terms and conditions contained in this Director's

Agreement and in the Agreement and to confer with his or her counsel concerning said terms and conditions.

                (c) Binding Agreement. This Director's Agreement has been duly executed and delivered by such Director and constitutes a valid and legally binding agreement of such Director.

                (d) Ownership of Shares. Schedule I hereto correctly sets forth the number of shares of CCB Stock owned by the Director or with respect to which such Director has sole or shared voting power, and the Director has good and marketable title to all such shares of CCB Stock free and clear of any liens, security interests, charges or other encumbrances of any kind of nature, except as set forth on Schedule I.

                (e) Relationship with CCB. The Director is a director of CCB.

                (f) Non-Contravention. The execution and delivery of this Agreement by the Director does not, and the performance by the Director of the Director's obligations hereunder and the consummation by the Director of the transactions contemplated hereby will not, in any material respect, violate or conflict with, or constitute a material default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Director is a party or by which the Director is bound, or any statute, rule or regulation to which the Director or any of the Director's property is subject.

                                   ARTICLE III

                                   TERMINATION

                3.1 Automatic Termination. This Director's Agreement shall automatically terminate and be of no further force or effect if the Agreement is terminated in accordance with the terms thereof, except as to any breach occurring prior to the date of such termination.

                                   ARTICLE IV

                                  MISCELLANEOUS

                4.1 Expenses. Each party hereto shall pay its own costs and expenses in connection with this Director's Agreement and the transactions covered and contemplated hereby; provided, however, that nothing contained herein shall preclude the payment of the Director's expenses in connection with the negotiation and documentation of this Director's Agreement by CCB.

                4.2 Notices, Etc. All communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given to the appropriate parties if delivered in person, or if sent by Federal Express, overnight delivery United States mail, or other overnight delivery service, or sent by facsimile transmission (with confirmation) addressed as follows:

                (a) If to the Director, to the address set forth in Schedule I attached hereto.

                        With a copy to:

                        Central California Bank
                        14685 Mono Way
                        Sonora, California 95370
                        Attention: Mr. C. Frederick Rowden, President and CEO
                               Fax: (209) 536-0488

                               With an additional copy to:

                        Coudert Brothers LLP
                        303 Almaden Boulevard, 5th Floor
                        San Jose, California 95110
                        Attention: Mr. Glenn T. Dodd, Esq.
                        Fax: (408) 297-3191

                (b)     If to WSB, to:

                        Western Sierra Bancorp
                        3350 Country Club Drive, Suite 202
                        Cameron Park, California 95682
                        Attention: Mr. Gary D. Gall, President and CEO
                               Fax: (530) 676-2817

                        With a copy to:

                        Horgan, Rosen, Beckham & Coren, L.L.P.
                        23975 Park Sorrento, Suite 200
                        Calabasas, California  91302-4001
                        Attention: S. Alan Rosen, Esq.
                               Fax: (818) 591-3838

or such other address as any party may have furnished in writing to the other parties.

        4.3 Entire and Sole Agreement. The making, execution and delivery of this Director's Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those expressed herein and in the Agreement. This Director's Agreement embodies the entire understanding of the parties, and there are no further or other agreements or understandings, whether written or oral, in effect among the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

        4.4 Successors and Assigns. Except as otherwise provided in this Director's Agreement, all covenants and agreements of the parties contained in this Director's Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        4.5 Governing Law. This Director's Agreement shall construed and enforced in accordance with and governed by the laws of the State of California.

        4.6 Counterparts. This Director's Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        4.7 Amendment, Supplement and Waiver. This Director's Agreement may be amended or supplemented, and compliance with the provisions hereof may be waived only by an instrument in writing signed by the party against which enforcement of such amendment, supplement or waiver of compliance is sought.

        4.8 Headings. The headings in this Director's Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        4.9 Specific Performance. It is recognized and agreed that monetary damages will not compensate the parties hereto for nonperformance by any party. Accordingly, each party agrees that his, her or its obligation shall be enforceable by a court order requiring specific performance.

        4.10 Several Obligations. All duties and obligations of the Director executing this Director's Agreement shall be several and not joint with the duties and obligations of other Directors executing similar Directors' Agreements with WSB.

                IN WITNESS WHEREOF, the parties hereto have caused this Director's Agreement to be duly executed as of the date first above written.

DIRECTOR                                     WESTERN SIERRA BANCORP

                                             By:
------------------------------                  --------------------------------
        (Name)                                   Gary D. Gall
                                             Its: President and Chief Executive
                                                  Officer

-----------------------------
        (Signature)


[6232.sl]

                                   SCHEDULE I

NAME OF DIRECTOR:
                                            ------------------------------------
ADDRESS OF DIRECTOR:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------



CERTIFICATE NUMBER             NUMBER OF SHARES              REGISTERED OWNER(S)
------------------             ----------------              -------------------




DESCRIBE ANY LIENS, SECURITY INTERESTS, CHARGES OR OTHER ENCUMBRANCES:

                                   SCHEDULE II

NAME OF DIRECTOR:
                                            ------------------------------------
ADDRESS OF DIRECTOR:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------


NUMBER OF CCB STOCK OPTIONS                           EXERCISE PRICE
---------------------------                           --------------




[6232.sl]

                                   EXHIBIT "C"

                               AFFILIATE'S LETTER

                               ____________, 2001

Western Sierra Bancorp
3350 Country Club Drive, Suite 202
Cameron Park, California 95682

Attention: Mr. Gary D. Gall, President and CEO


Dear Mr. Gall:

        I have been advised that I may be an "affiliate," as defined in Rule 145 under the Securities Act of 1933, as amended (the "Act"), of Central California Bank ("CCB") at the time of the merger (the "Merger") of CCB and New CCB Bank pursuant to which CCB will become a wholly-owned subsidiary of Western Sierra Bancorp ("WSB"). In the Merger, I may acquire shares of the common stock of WSB ("WSB Shares") in exchange for my shares of the common stock of CCB ("CCB Stock").

        To the extent that I do acquire WSB Shares in connection with the Merger, I represent and agree as follows:

                1. I have carefully read this letter and, to the extent I felt necessary, I have discussed it with legal counsel.

                2. The WSB Shares are being acquired by me in good faith for investment, for my own account, and not with a view to distributing the WSB Shares to others or otherwise reselling the WSB Shares.

                3. I will not make any sale or other disposition of the WSB Shares in violation of the Act or related rules and regulations. In this connection, I understand that the issuance of the WSB Shares to me has been or will be registered under the Act, but that such registration will not cover resales by affiliates. Accordingly, the WSB Shares must be held by me for at least one year unless: (i) the WSB Shares have been registered under the Act for sale by me; (ii) a sale of the WSB Shares is made in conformity with the volume and other applicable limitations of paragraph (d) of Rule 145; or (iii) another exemption from registration is available.

                4. I understand that WSB is under no obligation to register the sale or other disposition of the WSB Shares by me or on my behalf or to take any other action to qualify the sale of the WSB Shares for any exemption from registration.

                5. I also understand that stop transfer instructions will be given to WSB's transfer agent with respect to the WSB Shares and that there will be placed on the certificates for the WSB Shares a legend stating in substance:

                        THE SECURITIES REPRESENTED BY THIS CERTIFICATE
                HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION.

                6. I know of no plan (written or oral) pursuant to which holders of shares of the outstanding CCB Stock intend to sell or otherwise dispose of more than 50%, in the aggregate, of their interest in such shares, either by a sale or other disposition of CCB Stock before the Merger, by the exercise of dissenters' rights in the Merger, or by a sale or other disposition of the WSB Shares to be received by them as a result of the Merger.

                7. I understand and agree that WSB will rely upon the foregoing representations and warranties in issuing the WSB Shares to me and I hereby agree to indemnify WSB and hold it and its officers, directors, employees, agents and representatives harmless from and against all liabilities, costs, or expenses (including reasonable attorneys' fees) arising as a result of a sale or disposition by me of any of the WSB Shares in violation of paragraph 3 above.

                9. I understand that so long as I am an "affiliate" of WSB within the meaning of the Act, any shares of WSB's common stock I may acquire in the future, separate and apart from the WSB Shares described above, whether or not such shares have been previously registered with the Securities and Exchange Commission, will also be subject to restriction on resale. Moreover, I understand that under various circumstances, including the case where I acquire shares of WSB's common stock which have not previously been registered with the Securities and Exchange Commission, I will be required to hold such shares for a minimum of one year before I can sell the shares in the trading market unless otherwise allowed by law, rule or regulation. I also understand that legends reflecting the restrictions on WSB's common stock which I may acquire will be placed on all certificates representing such shares, and that stop transfer orders will be placed with WSB's transfer agent prohibiting transfers by me in violation of such restrictions.

                                                 Very truly yours,


Dated:
      ----------------                      ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Type or Print Name


[6232.sl]

                                   EXHIBIT "D"

                                CLOSING SCHEDULE

        The terms used herein shall have the same meaning as ascribed to them in the Agreement and Plan of Reorganization (the "Agreement") or the Merger Agreement referred to therein. Section references in parentheticals are to sections in the Agreement and are provided for reference only.

        I. Documents Completed Prior to and to be Provided at the Closing:

                A.      General:

                        1.1     The Agreement dated ________________, 2001,
                                executed by WSB and CCB.

                        1.2     CCB's executed Director's Agreements (Section
                                1.12).

                        1.3 The Registration Statement/Proxy Materials (Sections 5.9 and 6.7).

                        1.4     The CCB Fairness Opinion (Section 8.5).

                        1.5     The Transfer Agent Agreement (Section 1.5(a)).

                        1.6 Receipt for delivery of $3,700,000 cash to Transfer Agent (Section 1.5(a)).

                        1.7 The draft form of Transmittal Letter for CCB shareholders (Section 1.5(b)).

                B.      The Merger:

                        1.8 Charter and FDIC Deposit Insurance for New CCB Bank (Section 10.1(a)).

                        1.9     The executed Merger Agreement (Section 2.2).

                        1.10 Affidavit of Publication of Notice of the proposed Merger, as required by the FDIC.

                        1.11 Notice of Approvals from the Commissioner and FDIC (Sections 10.1(c) and (d)).

                        1.12 Opinion of Perry-Smith re: tax aspects of the transaction (Section 10.2).

                C.      The Acquisition:

                        1.13 Affidavit of Publication of Notice of the proposed acquisition, as required by the FRB.

                        1.14    Notice of Approvals from the FRB and
                                Commissioner for WSB to acquire control of CCB (Section 10.1(b) and (c)).

        II.     CCB Closing Documents:

                        2.1 Certified copy of the resolutions of the Board of Directors of CCB authorizing the execution, delivery and performance of the terms of the Agreement and the Merger Agreement (Section 3.4).

                        2.2 Certified copy of the resolutions of the shareholders of CCB authorizing the execution, delivery and performance of the terms of the Agreement and the Merger Agreement (Section 10.4).

                        2.3 Officers' Certificate, signed by the President and Chief Executive Officer, the Corporate Secretary, and the Chief Financial Officer of CCB certifying the fulfillment of the conditions precedent to the Merger (Section 9.5).

                        2.4 Incumbency Certificate for CCB, setting forth the names of the directors and corporate officers of CCB, together with specimen signatures thereof, certified by the Corporate Secretary of CCB and issued under the corporate seal of CCB.

                        2.5 The executed Affiliate's Letters (Sections 1.13 and 9.4).

                        2.6 A Certificate of the President and Chief Executive Officer and the Chief Financial Officer of CCB as to the fulfillment of the conditions set forth in Section 10.4 and listing the name, number of shares and, if available, the amount demanded by each dissenting shareholder (Section 10.4).

                        2.7 A Certificate of the President and Chief Executive Officer and the Chief Financial Officer of CCB as to the fulfillment of the conditions set forth in Sections 1.6 and 5.7.

                        2.8     Landlord consents regarding leases.

                        2.9     The executed Director's Agreements (Sections
                                1.12 and 9.6).

                        2.10 The executed Affiliate's Letters (Sections 1.13 and 9.4).

        III.    WSB Closing Documents:

                        3.1 Certified copy of the resolutions of the Board of Directors of WSB authorizing the execution, delivery and performance of the terms of the Agreement and the Merger Agreement (Section 4.4).

                        3.2 Certified copy of the resolutions of the Board of Directors of New CCB, authorizing the execution, delivery and performance of the Agreement and the Merger Agreement.

                        3.3 Certified copy of the resolutions of the sole shareholder of New CCB, authorizing the execution, delivery and performance of the Agreement and the Merger Agreement (Section 10.4).

                        3.4 Officers' Certificate, signed by the President and Chief Executive Officer, Corporate Secretary and Chief Financial Officer of WSB, certifying the fulfillment of the conditions precedent to the Merger (Section 8.4).

                        3.5 Incumbency Certificate for WSB, setting forth the names of the directors and executive officers of WSB, together with specimen signatures thereof, certified by the Corporate Secretary of WSB and issued under the corporate seal of WSB.

                        3.6 Certified copy of the resolutions of the Board of Directors of WSB adding Mr. ________________ and Mr. ________________ to the WSB Board of Directors (Sections 1.11 and 8.6).

                        3.7 Certified copy of the resolutions of the Board of Directors of New CCB adding CCB's directors and officers to New CCB's Board and management team (Sections 1.10 and 8.7).

                        3.8 Resignations of New CCB's directors and officers (Sections 1.10 and 6.9).

                        3.9 SEC Order declaring the WSB Registration Statement effective and any required approvals, permits or orders from state securities administrators or confirmation of exemptions (Section 7.2).

[6232.sl]

                                   APPENDIX B

                          CALIFORNIA CORPORATIONS CODE
                              TITLE 1. CORPORATIONS
                       DIVISION 1. GENERAL CORPORATION LAW
                         CHAPTER 13. Dissenters' Rights

SECTION 1300. REORGANIZATION OR SHORT FORM MERGER; DISSENTING SHARES; CORPORATE
              PURCHASE AT THE FAIR MARKET VALUE; DEFINITIONS

        (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e)or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

        (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND
              FOR PURCHASE; TIME CONTENTS

        (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

        (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED
              SECURITIES

        Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR
              MARKET VALUE; FILING TIME OF PAYMENT

        (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
              MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

        (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

        (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT;
              JUDGMENT; PAYMENT; APPEAL; COSTS

        (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

        (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

        (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

        (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

        To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS ON DISSENTING SHARES

        Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL
              AND DEMAND FOR PAYMENT

        Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS

        Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

        (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS;
              LITIGATION OF SHAREHOLDERS' APPROVAL

        If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES

        This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND
              MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

        (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

        (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

        (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                   APPENDIX C

                                FAIRNESS OPINION

                                [TO BE PROVIDED]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Bylaws of Western Sierra Bancorp ("Western") provide that Western shall, to the maximum extent and in the manner permitted by the California Corporations Code (the "Code"), indemnify each of its directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director of Western. Furthermore, pursuant to Western's Articles of Incorporation and Bylaws, Western has power, to the maximum extent and in the manner permitted by the Code, to indemnify its employees, officers and agents (other than directors) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an employee, officer or agent of Western.

     Under Section 317 of the Code, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made: (1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, (2) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Western's Bylaws also provide that Western shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of hem, whether or not Western would have the power to indemnify them against such liability under provisions of applicable law or the provisions of Western's Bylaws. Each of the directors and executive officers of Western has an indemnification agreement with Western that provides that Western shall indemnify such person to the full extent authorized by the applicable provisions of the Code and further provide advances to pay for any expenses which would be subject to reimbursement. Western is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Bylaws.

     The foregoing summaries are necessarily subject to the complete text of the statute, Articles of Incorporation, Bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

     EXHIBIT NO.   DESCRIPTION OF EXHIBIT
     -----------   ----------------------
     2.1           Agreement and Plan of Reorganization by and between the
                   Western and Central California Bank ("Central") dated as of
                   November 15, 2001

     3.1           Registrant's Articles of Incorporation

     3.2           Amendments to Bylaws of Registrant

     5.1           Opinion re: legality

     8.1           Opinion re: tax matters as to the merger of Central with New
                   CCB Bank, a subsidiary of Registrant, by Perry-Smith LLP

     EXHIBIT NO.   DESCRIPTION OF EXHIBIT
     -----------   ----------------------
     10.1          Severance Compensation Agreement dated December 4, 1997
                   between Mr. Kirk Dowdell and Western Sierra National Bank

     10.2          Stock Option Agreement dated September 22, 1997 between Mr.
                   Kirk Dowdell and Western

     10.3          Stock Option Agreement dated May 19, 1999 between Mr. Kirk
                   Dowdell and Western

     10.4          Stock Option Agreement dated May 19, 1999 between Mr. Gary D.
                   Gall and Western

     10.5          Executive Salary Continuation Agreement dated January 9,
                   1995, as amended, between Mr. Gary D. Gall and Western Sierra
                   National Bank

     10.6          Stock Option Agreement dated April 11, 1995 between Mr. Gary
                   D. Gall and Western Sierra National Bank

     10.7          Stock Option Agreement dated November 14, 1996 between Mr.
                   Gary D. Gall and Western Sierra National Bank

     10.8          Stock Option Agreement dated May 20, 1997 between Mr. Gary D.
                   Gall and Western

     10.9 Western Sierra Bancorp 1999 Stock Option Plan and form of stock option agreements

     10.10 Western Sierra National Bank 1989 Stock Option Plan, form of incentive stock option and form of nonqualified stock option agreements

     10.11 Western Sierra Bancorp 1997 Stock Option Plan, form of incentive stock option and form of nonqualified stock option agreements

     10.12         Indemnification Agreement between Mr. Gary D. Gall and
                   Western Sierra National Bank

     10.13         Indemnification Agreement between Mr. Kirk Dowdell and
                   Western dated May 1, 1999

     10.14 Form of Indemnification Agreement for the directors of Western Sierra National Bank

     10.15         Placerville Branch lease

     10.16         Form of Director's Agreement by and among Western and Central
                   California Bank's directors

     10.17         Severance Benefits Agreement dated December 4, 1997 between
                   Mr. Gary D. Gall and Western Sierra National Bank

     10.18         Western Sierra National Bank Incentive Compensation Plan for
                   Senior Management

     10.19         Stock Option Agreement dated April 11, 2000 between Mr. Kirk
                   Dowdell and Western

     10.20         Stock Option Agreement dated April 11, 2000 between Mr. Gary
                   D. Gall and Western

     10.21         Stock Option Agreement dated April 10, 2001 between Mr. Kirk
                   Dowdell and Western

     10.22         Stock Option Agreement dated April 10, 2001 between Mr. Gary
                   D. Gall and Western

     10.23         Stock Option Agreement dated December 11, 2001 between Mr.
                   Kirk Dowdell and Western

     21.1          Subsidiaries of the Registrant

     EXHIBIT NO.   DESCRIPTION OF EXHIBIT
     -----------   ----------------------
     23.1          Consent of Counsel

     23.2          Consent of Perry-Smith LLP as accountants for the Registrant and Central California Bank

     23.3          Consent of Moss Adams LLP as accountants for Sentinel Community Bank

     23.4          Consent of Grant Thornton LLP as accountants for Sentinel Community Bank

     23.5          Consent of Alex Sheshunoff & Co. Investment Banking, L.P. as financial advisor to Central

     99.1          Form of Central California Bank Proxy

     (b)  Financial Statement Schedules

     None

     (c)  Opinions

     Opinion of Alex Sheshunoff & Co. Investment Banking, L.P. as financial advisor to Central is incorporated by reference to Appendix C to the Proxy Statement-Prospectus included in Part 1 of this Registration Statement on Form S-4.

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus with is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cameron Park, State of California, on December 31, 2001.

                                        WESTERN SIERRA BANCORP


                                        By:   /s/ Gary D. Gall
                                           -------------------------------------
                                           Gary D. Gall
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary D. Gall and S. Alan Rosen, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                 Date
---------                                 -----                                 ----
   /s/ Charles W. Bacchi                  Chairman of the Board                 December 31, 2001
---------------------------------         of Directors
Charles W. Bacchi


   /s/ Barbara L. Cook                    Director                              December 31, 2001
---------------------------------
Barbara L. Cook


   /s/ Lary A. Davis                      Director                              December 31, 2001
---------------------------------
Lary A. Davis


   /s/ William J. Fisher                  Director                              December 31, 2001
---------------------------------
William J. Fisher


   /s/ Gary D. Gall                       Director, President and               December 31, 2001
---------------------------------         Chief Executive Officer
Gary D. Gall


   /s/ Howard A. Jahn                     Director                              December 31, 2001
---------------------------------
Howard A. Jahn


   /s/ Alan J. Kleinert                   Director                              December 31, 2001
---------------------------------
Alan J. Kleinert


   /s/ Thomas Manz                        Director                              December 31, 2001
---------------------------------
Thomas Manz


   /s/ David A. Merck                     Senior Vice President,                December 31, 2001
---------------------------------         and Chief Financial Officer
David A. Merck                            (Principal Accounting Officer)


   /s/ Douglas A. Nordell                 Director                              December 31, 2001
---------------------------------
Douglas A. Nordell


   /s/ Harold S. Prescott, Jr.            Director                              December 31, 2001
---------------------------------
Harold S. Prescott, Jr.


   /s/ Osvaldo I. Scariot                 Director                              December 31, 2001
---------------------------------
Osvaldo I. Scariot

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION OF EXHIBIT                                                                     PAGE
-----------    ----------------------                                                                     ----
   2.1         Agreement and Plan of Reorganization by and between the Western and Central                 N/A
               California Bank ("Central") dated as of November 15, 2001 is attached as Appendix A to the Proxy Statement-Prospectus
               contained in Part I of this Registration Statement.

   3.1 Registrant's Articles of Incorporation are contained in the Registrant's Registration N/A Statement on Form S-4, file
               #333-66675, as Exhibit 3.1 and is incorporated herein by this reference.

   3.2         Amendments to Bylaws of Registrant                                                         ______

   5.1         Opinion re: legality [Draft]                                                               ______

   8.1         Opinion re: tax matters as to the merger of Central with New CCB Bank, a subsidiary of     ______
               Registrant, by Perry-Smith LLP

  10.1         Severance Compensation Agreement dated December 4, 1997 between Mr. Kirk                     N/A
               Dowdell and Western Sierra National Bank is contained in the Registrant's Registration
               Statement on Form S-4, file #333-33256, as Exhibit 10.1 and is incorporated herein by this reference.

  10.2         Stock Option Agreement dated September 22, 1997 between Mr. Kirk Dowdell and                 N/A
               Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-
               33256, as Exhibit 10.2 and is incorporated herein by this reference.

  10.3         Stock Option Agreement dated May 19, 1999 between Mr. Kirk Dowdell and Western is            N/A
               contained in the Registrant's Registration Statement on Form S-4, file # 333-33256, as
               Exhibit 10.3 and is incorporated herein by this reference.

  10.4         Stock Option Agreement dated May 19, 1999 between Mr. Gary D. Gall and Western is            N/A
               contained in the Registrant's Registration Statement on Form S-4 file, # 333-33256, as
               Exhibit 10.3 and is incorporated herein by this reference.

  10.5         Executive Salary Continuation Agreement dated January 9, 1995, as amended, between           N/A
               Mr. Gary D. Gall and Western Sierra National Bank is contained in the Registrant's
               Registration Statement on Form S-4, file #333-66675, as Exhibit 10.4 and is incorporated herein by this reference.

  10.6         Stock Option Agreement dated April 11, 1995 between Mr. Gary D. Gall and Western             N/A
               Sierra National Bank is contained in the Registrant's Registration Statement on Form S-
               4, file #333-66675, as Exhibit 10.5 and is incorporated herein by this reference.

  10.7         Stock Option Agreement dated November 14, 1996 between Mr. Gary D. Gall and                  N/A
               Western Sierra National Bank is contained in the Registrant's Registration Statement on
               Form S-4, file #333-66675, as Exhibit 10.6 and is incorporated herein by this reference.

  10.8         Stock Option Agreement dated May 20, 1997 between Mr. Gary D. Gall and Western is            N/A
               contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as
               Exhibit 10.7 and is incorporated herein by this reference.

  10.9         Western Sierra Bancorp 1999 Stock Option Plan and form of stock option agreements            N/A
               are contained in the Registrant's Registration Statement on Form S-8, file #333-86653, as Exhibit 99.3 and are incorporated herein by this reference.

  10.10        Western Sierra National Bank 1989 Stock Option Plan, form of incentive stock option          N/A
               and form of nonqualified stock option agreements are contained in the Registrant's
               Registration Statement on Form S-4, file #333-66675, as Exhibit 10.10 and are incorporated herein by this reference.

  10.11        Western Sierra Bancorp 1997 Stock Option Plan, form of incentive stock option and            N/A
               form of nonqualified stock option agreements are contained in the Registrant's
               Registration Statement on Form S-4 ,file #333-66675, as Exhibit 10.11 and are incorporated herein by this reference.

  10.12        Indemnification Agreement between Mr. Gary D. Gall and Western Sierra National               N/A
               Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-
               66675, as Exhibit 10.13 and is incorporated herein by this reference.

  10.14        Form of Indemnification Agreement for the directors of Western Sierra National Bank is       N/A
               contained in the Registrant's Registration Statement on Form S-4 file, #333-66675, as
               Exhibit 10.15 and is incorporated herein by this reference.

  10.15        Placerville Branch lease is contained in the Registrant's Registration Statement on Form     N/A
               S-4, file #333-66675, as Exhibit 10.1 and is incorporated herein by this reference.

EXHIBIT NO.    DESCRIPTION OF EXHIBIT                                                                      PAGE
-----------    ----------------------                                                                      ----
 10.16         Form of Director's Agreement by and among Western and Central California Bank's              N/A
               directors is incorporated by reference to Exhibit B to Appendix A to the Proxy
               Statement-Prospectus included in Part 1 of this Registration Statement on Form S-4.

 10.17         Severance Benefits Agreement dated December 4, 1997 between Mr. Gary D. Gall and             N/A
               Western Sierra National Bank is contained in the Registrant's Registration
               Statement on Form S-4, file #333-66675, as Exhibit 10.2 and is incorporated herein by this reference.

 10.18         Western Sierra National Bank Incentive Compensation Plan for Senior Management is            N/A
               contained in the Registrant's Registration Statement on Form S-4, file
               # 333-66675, as Exhibit 10.12 and is incorporated herein by this reference.

 10.19         Stock Option Agreement dated April 11, 2000 between Mr. Kirk Dowdell and Western           ______

 10.20         Stock Option Agreement dated April 11, 2000 between Mr. Gary D. Gall and Western           ______

 10.21         Stock Option Agreement dated April 10, 2001 between Mr. Kirk Dowdell and Western           ______

 10.22         Stock Option Agreement dated April 10, 2001 between Mr. Gary D. Gall and Western           ______

 10.23         Stock Option Agreement dated December 11, 2001 between Mr. Kirk Dowdell and                ______
               Western

 21.1          Subsidiaries of the Registrant                                                             ______

 23.1          Consent of Counsel is included with the opinion re: legality as Exhibit 5.1 to this          N/A
               Registration Statement.

 23.2          Consent of Perry-Smith LLP as accountants for the Registrant and Central                   _____

 23.3          Consent of Moss Adams LLP as accountants for Sentinel Community Bank                         *

 23.4          Consent of Grant Thornton LLP as accountants for Sentinel Community Bank                     *

 23.5          Consent of Alex Sheshunoff & Co. Investment Banking, L.P. as financial advisor to            *
               Central

 99.1          Form of Central California Bank Proxy                                                      _____

-----------------------------
*  To be filed by amendment.